     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 25, 2002



                                                      REGISTRATION NO. 333-75984

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                AMENDMENT NO. 1


                                       TO


                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------
                         INSIGHT HEALTH SERVICES CORP.*
             (Exact name of registrant as specified in its charter)

             DELAWARE                            621510                           33-0702770
 (State or other jurisdiction of      (Primary Standard Industrial             (I.R.S. Employer
  incorporation or organization)      Classification Code Number)            Identification No.)

                             ---------------------
                      *SEE TABLE OF ADDITIONAL REGISTRANTS
                             ---------------------
                      4400 MACARTHUR BOULEVARD, SUITE 800
                            NEWPORT BEACH, CA 92660
                                 (949) 476-0733
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                             ---------------------
                        MARILYN U. MACNIVEN-YOUNG, ESQ.
                  EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL
                            4400 MACARTHUR BOULEVARD
                            NEWPORT BEACH, CA 92660
                                 (949) 476-0733
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   COPIES TO:
                             STEPHEN C. KOVAL, ESQ.
                                KAYE SCHOLER LLP
                                425 PARK AVENUE
                            NEW YORK, NEW YORK 10022
                                 (212) 836-8000

                             ---------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: The exchange will occur as soon as practicable after this Registration Statement becomes effective.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement under the earlier effective registration statement for the same offering. [ ]

     THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                        TABLE OF ADDITIONAL REGISTRANTS


                                                                                          I.R.S. EMPLOYER
                                                         STATE OR OTHER JURISDICTION OF   IDENTIFICATION
EXACT NAME OF ADDITIONAL REGISTRANTS*                            INCORPORATION                NUMBER
-------------------------------------                    ------------------------------   ---------------
InSight Health Services Holdings Corp..................        Delaware                     04-3570028
InSight Health Corp....................................        Delaware                     52-1278857
Signal Medical Services, Inc...........................        Delaware                     33-0802413
Open MRI, Inc..........................................        Delaware                     94-3251529
Maxum Health Corp......................................        Delaware                     75-2287276
Radiosurgery Centers, Inc..............................        Delaware                     33-0522445
Maxum Health Services Corp.............................        Delaware                     75-2135957
MRI Associates, L.P....................................         Indiana                     35-1881106
Maxum Health Services of North Texas, Inc..............          Texas                      75-2435797
Maxum Health Services of Dallas, Inc...................          Texas                      75-2615132
NDDC, Inc..............................................          Texas                      75-2407830
Diagnostic Solutions Corp..............................        Delaware                     75-2565249
Wilkes-Barre Imaging, L.L.C. ..........................      Pennsylvania                   52-2238781


---------------


* The address of each additional registrant is c/o InSight Health Services Corp., 4400 MacArthur Boulevard, Newport Beach, CA 92660, telephone (949) 476-0733. The primary standard industrial classification number for InSight Health Services Holdings Corp. is 6719. The primary standard industrial classification number for each of the other additional registrants is 621510.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL NOR IS IT SEEKING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                  SUBJECT TO COMPLETION, DATED MARCH 25, 2002


                         INSIGHT HEALTH SERVICES CORP.

                               OFFER TO EXCHANGE
             $225,000,000 9 7/8% SENIOR SUBORDINATED NOTES DUE 2011

       FOR REGISTERED 9 7/8% SERIES B SENIOR SUBORDINATED NOTES DUE 2011



     We are offering to exchange all of our $225,000,000 9 7/8% senior subordinated notes, which we refer to as the outstanding notes, for $225,000,000 in registered 9 7/8% Series B senior subordinated notes, which we refer to as the exchange notes. The outstanding notes and the exchange notes are collectively referred to as the notes. The outstanding notes were issued on October 30, 2001. The exchange notes represent the same indebtedness as the outstanding notes. The terms of the exchange notes are identical to the terms of the outstanding notes except that the exchange notes are registered under the Securities Act of 1933 and therefore are freely transferable, subject to certain conditions.


You should consider the following:

     - PARTICIPATING IN THE EXCHANGE OFFER INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 13 OF THIS PROSPECTUS.

     - Our offer to exchange the outstanding notes for exchange notes will
       expire at 5:00 p.m. New York City time on           , 2002 unless we
       extend the time of expiration. You may withdraw your tender of outstanding notes at any time before the expiration of this exchange offer.

     - No public market currently exists for the notes. We do not intend to list the exchange notes on any securities exchange or seek approval for quotation through any automated trading system and, therefore, no active public market is anticipated.

     - We have been advised by counsel that the exchange of outstanding notes for exchange notes will not be a taxable event for U.S. federal income tax purposes.

     - The exchange offer is subject to customary conditions, including that it does not violate applicable law or any applicable interpretation of the staff of the SEC.

     - We will not receive any proceeds from the exchange offer.

     - Each broker-dealer that receives exchange notes pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. If the holder of the notes is a broker-dealer that will receive exchange notes for its own account in exchange for outstanding notes that were acquired as a result of market-making activities or other trading activities, it will be required to acknowledge that it will deliver this prospectus, as it may be amended or supplemented, in connection with any resale of the exchange notes.

     NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                The date of this prospectus is           , 2002

     WE HAVE NOT AUTHORIZED ANYONE TO GIVE ANY INFORMATION OR REPRESENT ANYTHING TO YOU OTHER THAN THE INFORMATION CONTAINED IN THIS PROSPECTUS. YOU MUST NOT RELY ON ANY UNAUTHORIZED INFORMATION OR REPRESENTATIONS.

                               TABLE OF CONTENTS


                                                              PAGE
                                                              ----
Prospectus Summary..........................................    1
Risk Factors................................................   13
The Acquisition and Related Financing Transactions..........   26
Exchange Offer..............................................   27
Use of Proceeds.............................................   34
Capitalization..............................................   35
Ratio of Earnings to Fixed Charges..........................   35
Unaudited Pro Forma Condensed Consolidated Financial
  Statements................................................   36
Selected Historical Financial and Operating Data............   41
Management's Discussion and Analysis of Financial Condition
  and Results of Operations.................................   43
The Diagnostic Imaging Industry.............................   56
Business....................................................   59
Management..................................................   75
Security Ownership of Certain Beneficial Owners and
  Management................................................   84
Certain Relationships and Related Transactions..............   87
Description of New Senior Credit Facilities.................   88
Description of Notes........................................   90
Certain Federal Income Tax Considerations...................  125
Plan of Distribution........................................  129
Legal Matters...............................................  129
Experts.....................................................  130
Available Information.......................................  130
Index to Consolidated Financial Statements..................  F-1

                         MARKET, RANKING AND OTHER DATA

     The data included in this prospectus regarding markets and ranking, including the size of certain markets and our position and the position of our competitors within these markets, are based on independent industry publications, reports of government agencies or other published industry sources and our estimates based on our management's knowledge and experience in the markets in which we operate. Our estimates have been based on information obtained from our customers, suppliers, trade and business organizations and other contacts in the markets in which we operate. We believe these estimates to be accurate as of the date of this prospectus. However, this information may prove to be inaccurate because of the method by which we obtained some of the data for our estimates or because this information cannot always be verified with complete certainty due to the limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties inherent in a survey of market size. As a result, you should be aware that market, ranking and other similar data included in this prospectus, and estimates and beliefs based on that data, may not be reliable.

              CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus includes "forward-looking statements." Forward-looking statements include statements concerning our plans, objectives, goals, strategies, future events, future revenues or performance, capital expenditures, financing needs, plans or intentions relating to acquisitions, our competitive strengths and weaknesses, our business strategy and the trends we anticipate in the industry and economies in which we operate and other information that is not historical information and, in particular, appear under the heading "Prospectus Summary," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "The Diagnostic Imaging Industry" and "Business." When used in this prospectus, the words "estimates," "expects," "anticipates," "projects," "plans," "intends," "believes" and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements, including, without limitation, our examination of historical operating trends, are based upon our current expectations and various assumptions. Our expectations, beliefs and projections are expressed in good faith, and we believe there is a reasonable basis for them, but we cannot assure you that our expectations, beliefs and projections will be realized.

     There are a number of risks and uncertainties that could cause our actual results to differ materially from the forward-looking statements contained in this prospectus. Important factors that could cause our actual results to differ materially from the forward-looking statements we make in this prospectus are set forth in this prospectus, including the factors described in the section entitled "Risk Factors," and the following:

     - limitations and delays in reimbursement by third-party payors;

     - contract renewals and financial stability of customers;

     - conditions within the healthcare environment;

     - adverse utilization trends for certain diagnostic imaging procedures;

     - our ability to successfully integrate acquisitions;

     - competition in our markets;

     - the potential for rapid and significant changes in technology and their effect on our operations;

     - operating, legal, governmental and regulatory risks; and

     - economic, political and competitive forces affecting our business.

     If any of these risks or uncertainties materialize, or if any of our underlying assumptions are incorrect, our actual results may differ significantly from the results that we express in or imply by any of our forward-looking statements. We do not undertake any obligation to revise these forward-looking statements to reflect future events or circumstances.

                               PROSPECTUS SUMMARY

     In this prospectus, the words "InSight," "our company," "we," "us" or "our" refer to the combined business of InSight Health Services Corp. and all of its subsidiaries, "the issuer" refers to InSight Health Services Corp., exclusive of its subsidiaries, "InSight Holdings" refers to InSight Health Services Holdings Corp., the parent company of InSight and "EBITDA" refers to operating income plus depreciation and amortization. This summary highlights the information contained elsewhere in this prospectus. Because this is only a summary, it does not contain all of the information that may be important to you. For a more complete understanding of this offering, we encourage you to read this entire prospectus and documents to which we refer you. You should read the following summary together with the more detailed information and consolidated financial statements and the notes to those statements included elsewhere in this prospectus. We report our financial results on a fiscal year rather than a calendar year basis. When we refer to a particular fiscal year in this prospectus, we mean the twelve months ended June 30 of that year. When we refer to contract services, we are generally referring to our mobile business. When we refer to patient services, we are generally referring to our fixed-site business.


     When we refer to our results of operations for the six months ended December 31, 2001, these results have been derived by combining the results of InSight Holdings for the six months ended December 31, 2001 and the results of InSight from July 1, 2001 to October 17, 2001 when the acquisition was consummated. The results of InSight for the period prior to the acquisition do not reflect any purchase accounting adjustments and thus are not directly comparable to the results of InSight Holdings for the period after the acquisition. We nonetheless believe that a discussion of the combined operating results is more meaningful than splitting up the results between pre- and post-acquisition periods because operating revenues and expenses were not affected by the acquisition and splitting up the results would make period-to-period comparisons very different. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."


                                    GENERAL


     On October 30, 2001, we issued an aggregate principal amount of $225 million of 9 7/8% senior subordinated notes due 2011 in an offering exempt from registration under the Securities Act. We refer to the notes issued in October 2001 as the "outstanding notes." The term "exchange notes" refers to the 9 7/8% Series B senior subordinated notes due 2011 newly offered under this prospectus.


     In connection with the private offering of the outstanding notes, we entered into a registration rights agreement. Under the registration rights agreement, we are obligated, among other things, to deliver to you this prospectus and complete the exchange offer. This exchange offer allows you to exchange your outstanding notes for newly registered exchange notes with substantially similar terms. If the exchange offer is not completed as contemplated in the registration rights agreement, we will be required to pay liquidated damages to holders of the outstanding notes, and to holders of the exchange notes under limited circumstances. You should read the registration rights agreement in its entirety for more information. Refer to the section in this prospectus entitled "Available Information" for information on how to obtain a copy of the registration rights agreement.

                                  OUR COMPANY

     We are a leading nationwide provider of outsourced diagnostic imaging services, serving a diverse portfolio of customers, including healthcare providers, such as hospitals and physicians, and payors, such as managed care organizations and insurance companies. As the largest integrated network of mobile facilities and fixed-site imaging centers in the United States, we believe we are unique in our ability to offer healthcare providers a broad range of comprehensive imaging solutions, from mobile magnetic resonance imaging, or MRI, services to MRI-only and multi-modality fixed-site centers, many of which we jointly own with hospitals, physician groups or other healthcare providers.

     We deliver our services through regional networks of diagnostic imaging facilities, comprised of:


     - 95 mobile, including 84 MRI and seven positron emission tomography, or PET, facilities. The revenues generated primarily from our mobile facilities, which we refer to as our contract services revenues, represent approximately 48% of our total revenues; and



     - 69 fixed-site centers operating 73 MRI systems. Approximately 38% of these are multi-modality centers, which typically include MRI and one or more of computed tomography, or CT, x-ray, mammography, ultrasound, nuclear medicine and bone densitometry services. The revenues generated primarily from our fixed-site centers, which we refer to as our patient services revenues, represent approximately 52% of our total revenues.


     Healthcare providers contract with us for our outsourced imaging services because they may lack:

     - the financial resources to make the significant capital investments associated with the purchase of an imaging system;

     - the patient volume to utilize their own imaging system in a cost-effective manner;

     - the management and marketing expertise or the billing and collections capabilities to operate an imaging facility or center efficiently and profitably; or

     - the ability to add capacity independently to meet local demand.

     In addition, hospitals may use our outsourced imaging services to take advantage of recent federal healthcare regulatory changes that favor the outsourcing of radiology services to facilities managed by and jointly owned with a third party.


     We have contracts with approximately 240 hospitals and have over 850 contracts with managed care organizations across 28 states. In the six months ended December 31, 2001, we completed over 371,000 procedures, and MRI services accounted for approximately 77% of our total revenues. For the year ended June 30, 2001, we had revenues of $211.5 million and EBITDA of $81.0 million. For the six months ended December 31, 2001, we had revenues of $106.8 million and EBITDA of $40.7 million.


                      DIAGNOSTIC IMAGING INDUSTRY OVERVIEW

     Diagnostic imaging involves the use of non-invasive techniques to generate representations of internal anatomy on film or video. Based on government and industry sources, in calendar year 2000, the diagnostic imaging industry generated revenues in excess of $70 billion in the United States, or approximately 6% of total healthcare spending. MRI and CT services constituted approximately $10 billion or approximately 13% of the diagnostic imaging industry in 2000. MRI services have experienced substantial scan volume growth, which increased at a compounded annual growth rate, or CAGR, of 10.7% from 9.8 million in 1996 to 13.3 million in 1999 and is projected to grow at a CAGR of approximately 10.4% to 26.6 million in 2006. We believe that growth in the diagnostic imaging industry as a whole, and MRI in particular, is attributable to:

     - strong demand for healthcare services due to an aging population;

     - wider physician and payor acceptance of MRI as a cost-effective, non-invasive diagnostic tool, with superior image quality;

     - expanding applications for MRI technology;

     - a currently relatively stable reimbursement environment with respect to non-governmental payors; and

     - the increased role of preventive medicine.

                             COMPETITIVE STRENGTHS

     We believe we are well-positioned to capitalize on the favorable trends in the diagnostic imaging industry. We attribute our leading market position to the following strengths:

     COMPREHENSIVE OUTSOURCED IMAGING SOLUTIONS. Unlike most of our competitors, we operate integrated, regional networks comprised of both mobile facilities and fixed-site imaging centers. Through these networks, we believe we have a unique ability to offer healthcare providers a broad range of outsourcing solutions to meet their diverse and developing imaging needs, whether through mobile MRI, MRI-only or multi-modality fixed-site centers or joint venture facilities. In addition to providing these customers with imaging equipment and technical expertise, we can tailor solutions, based on customers' needs, to include day-to-day management, marketing support, billing and collection assistance, as well as site design and development.

     STRONG REGIONAL NETWORKS WITH SIGNIFICANT MARKET PRESENCE. We have developed a substantial presence in our targeted markets by forming regional networks of imaging facilities that emphasize quality of care, produce cost-effective diagnostic information and provide superior service to our customers. Clustering our facilities in regional networks enables us to:

     - offer a broad range of imaging services;

     - provide access to convenient locations and greater scheduling flexibility;

     - maximize our equipment utilization;

     - leverage our marketing efforts; and

     - benefit from economies of scale in purchasing, negotiating payor contracts and reducing overhead through the centralization of certain administrative functions.

     WELL ESTABLISHED RELATIONSHIPS WITH HOSPITAL AND MANAGED CARE
CUSTOMERS. Our hospital and managed care customers accounted for approximately 50% and 33%, respectively, of total revenues for the fiscal year ended June 30, 2001. Our 60-member sales force focuses its marketing efforts on maintaining and expanding our relationships with hospital and managed care customers.

     Hospitals. We have approximately 240 exclusive contracts with hospitals, including 200 for mobile facility services and 40 for fixed-site services.

     - Our mobile facilities typically operate under contracts with average terms of three to five years with an overall renewal rate of approximately 85% since July 2000. Our mobile facilities operate under a wholesale model in which we provide a specified schedule of services and bill the hospital directly, typically on a fee-per-scan basis. Our mobile facilities are rotated among multiple hospitals in a manner intended to optimize equipment utilization.

     - Our contracts with hospitals for fixed-site services generally have terms of five to 15 years. We primarily operate our fixed-site centers under a retail model in which we bill our payor customers and patients directly on a fee-for-service basis.

     As one of the largest networks of hospital outsourced radiology services, we believe we are a preferred joint venture partner for hospitals and are uniquely positioned to convert mobile customers into long-term fixed-site center relationships as these customers' scan volumes increase and it becomes more economical for them to establish a fixed-site center. These conversions also decrease the risk associated with mobile contract renewal. To date, we have completed 19 mobile to fixed-site conversions.

     Managed Care Organizations. Through our regional networks, we offer managed care organizations "one-stop shopping," which includes centralized scheduling, single invoices, multiple locations and quality assurance. Since the fiscal year ended June 30, 1997, we have more than doubled the number of our managed care contracts, and we currently have over 850 contracts at our fixed-site centers. Due to our extensive relationships with managed care payors, we are able to provide services for a large base of referring physicians and as a result, increase scan volumes at our centers.

     TECHNOLOGICALLY ADVANCED MRI SYSTEMS. We operate our mobile facilities and fixed-site centers with state-of-the-art equipment that allows us to perform the variety, quality and volume of scans required by our customers. Of our 130 conventional MRI systems, 72% have a magnet field strength of 1.5 Tesla, which is the industry's highest commercial standard, and 96% have a magnet field strength of 1.0 Tesla or greater. We maintain our imaging systems with software enhancements and upgrades to increase capacity and to perform new applications, such as stroke and cardiac evaluation and cancer detection. The average age of our MRI equipment is 3.1 years with an estimated useful life of 10 years.


     EXPERIENCED MANAGEMENT TEAM. We have a highly experienced senior management team with an average of 17 years of experience in the healthcare services industry. Management has demonstrated its ability to generate significant growth through a combination of same-store growth, developing new mobile customers and routes, establishing fixed-site centers and successfully integrating 12 acquisitions since the fiscal year ended June 30, 1996. From the fiscal year ended June 30, 1997 to the fiscal year ended June 30, 2001, revenues increased from $92.3 million to $211.5 million, reflecting a 23.0% CAGR, while EBITDA increased from $15.5 million to $81.0 million, a 51.1% CAGR.

                               BUSINESS STRATEGY

     Our objective is to be the leading provider of outsourced diagnostic imaging services in our target markets by further developing and expanding our regional networks. We plan to realize our objective by:

     MAXIMIZING UTILIZATION OF OUR EXISTING FACILITIES. We intend to expand in our regional markets by leveraging our existing facility network and customer relationships, while reducing costs through economies of scale and ongoing cost reduction measures. To this end, we intend to:

     - broaden our physician referral base and generate new sources of revenues through selective marketing activities, such as educating physicians on new applications for diagnostic imaging equipment, providing technology training for physicians and their staffs, and other customer service programs;

     - focus our marketing efforts on attracting additional managed care customers;

     - add new modalities such as CT, ultrasound and bone densitometry to increase scan volume and economies of scale by leveraging our existing fixed-site infrastructure;

     - expand MRI applications to increase scan volume;

     - continue to focus on our unique ability to convert developing mobile operations into fixed-site centers; and

     - maximize cost efficiencies through increased purchasing power and the continual reduction of overhead expenses.

     DEVELOPING DE NOVO OPPORTUNITIES. We will continue to pursue growth opportunities within our existing regional networks by opening new fixed-site centers and adding new mobile routes where attractive returns on investment can be achieved and sustained. We will also selectively implement additional mobile PET systems and routes. Mobile PET presents an attractive growth opportunity due to increased physician acceptance of PET as a diagnostic tool and recently expanded Medicare coverage of PET procedures. In addition, we will continue to pursue partnerships with hospitals because we believe that they have the potential to provide us with a steady source of scan volume. We believe this will be an area for additional growth for us because we expect that hospitals may respond to recent federal healthcare regulatory changes by outsourcing radiology services to facilities that are managed by and jointly owned with third parties.

     PURSUING STRATEGIC ACQUISITIONS. Acquisitions have been an integral part of our strategy. We expect to selectively acquire imaging centers to augment our penetration in existing regional markets and increase economies of scale. We may also enter new markets where we believe we can establish a strong regional network. Diagnostic imaging remains a highly fragmented industry as multi-facility chains account for less than half of the total imaging centers. We believe we are well positioned to capitalize on the ongoing consolidation of the imaging industry. Our management team is experienced at successfully identifying, negotiating, completing and integrating acquisitions. Since the fiscal year ended June 30, 1996, we have completed 12 acquisitions comprising over 45 imaging facilities.

                              THE EQUITY SPONSORS

     The acquisition and refinancing of InSight referred to below was sponsored by J.W. Childs Associates, L.P., The Halifax Group, L.L.C. and certain of their affiliates.

     J.W. Childs Associates, a Boston-based private investment firm, manages $1.5 billion of institutional private equity through J.W. Childs Equity Partners, L.P. and J.W. Childs Equity Partners II, L.P. J.W. Childs Associates' investment strategy is to invest, in partnership with management, in middle-market growth companies. J.W. Childs Associates' principal executive offices are located at 111 Huntington Avenue, Suite 2900, Boston, Massachusetts 02199. J.W. Childs Associates, J.W. Childs Equity Partners and J.W. Childs Equity Partners II are Delaware limited partnerships.

     The Halifax Group, L.L.C., a private equity firm with $200 million under management through Halifax Capital Partners, L.P., operates from offices in Washington, D.C., Fort Worth, Texas, Los Angeles, California, and Raleigh, North Carolina. Halifax was launched in January 1999 to capitalize on opportunities for equity investments in small and mid-cap companies. Halifax looks to partner with management teams to make investments that demonstrate sustainable long-term growth potential and compelling long-term value propositions. The Halifax Group's principal executive offices are located at 1133 Connecticut Avenue, N.W., Suite 700, Washington, D.C. 20036, and 201 Main Street, Suite 2420, Fort Worth, Texas 76102. The Halifax Group is a Delaware limited liability company and Halifax Capital Partners is a Delaware limited partnership.

     We refer to these entities and their affiliates as the equity sponsors.

               THE ACQUISITION AND RELATED FINANCING TRANSACTIONS

     On October 17, 2001, InSight was acquired by and became a wholly-owned subsidiary of InSight Holdings. Concurrently with the closing of the acquisition, J.W. Childs Equity Partners II, Halifax Capital Partners and certain of their affiliates made an equity contribution to InSight Holdings of approximately $98.1 million. J.W. Childs Equity Partners II and an affiliate own approximately 80% of the outstanding common stock of InSight Holdings and Halifax Capital Partners and an affiliate own approximately 20% of the outstanding common stock of InSight Holdings. In addition, concurrently with the closing of the acquisition, certain members of our senior management rolled over a portion of their InSight stock options into stock options of InSight Holdings. Also in connection with the acquisition, we incurred $200 million of indebtedness under a senior subordinated bridge financing, entered into a credit agreement providing up to a maximum of $275 million of new senior credit facilities, and repurchased by tender offer all of our 9 5/8% senior subordinated notes due 2008 in an aggregate principal amount of $100 million.

     The new senior credit facilities consist of:

     - a $50 million six-year revolving credit facility;

     - a $150 million seven-year term loan B (all of which was drawn in connection with the acquisition); and

     - a $75 million seven-year delayed-draw term loan facility (which is only available for draw for two years following the closing of the acquisition).

     The funds from the equity contribution, the senior subordinated bridge financing and the new senior credit facilities, along with a portion of our cash, were used to:

     - pay the merger consideration, the warrant consideration and the option consideration pursuant to the merger agreement;

     - complete a tender offer to purchase our existing 9 5/8% senior subordinated notes due in 2008 in the aggregate principal amount of $100 million and the related consent solicitation;

     - refinance most of our other indebtedness; and

     - pay related fees and expenses.

     We will use availability under our new senior credit facilities to fund our future working capital requirements, capital expenditures, acquisitions and for other general corporate purposes.

     We refer to these events as the acquisition and related financing transactions. For additional information, see "The Acquisition and Related Financing Transactions," "Capitalization" and "Description of New Senior Credit Facilities."


     Following the closing of the acquisition on October 17, 2001, our common stock ceased to be publicly traded, and we terminated the registration of our common stock under the Exchange Act effective January 15, 2002.


     InSight is a Delaware corporation. Our principal executive offices are located at 4400 MacArthur Boulevard, Suite 800, Newport Beach, California 92660 and our telephone number is (949) 476-0733.

                         SUMMARY OF THE EXCHANGE OFFER

The Initial Offering of
Outstanding Notes.............   We refinanced the senior subordinated bridge
                                 financing by issuing the outstanding notes on October 30, 2001 to Banc of America Securities
                                 LLC and First Union Securities, Inc. We
                                 collectively refer to those parties in this prospectus as the "initial purchasers." The initial purchasers subsequently resold the outstanding notes to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933 and to non-U.S. Persons within the meaning of Regulation S under the Securities Act.

Registration Rights
Agreement.....................   Simultaneously with the issuance of the
                                 outstanding notes, we entered into a
                                 registration rights agreement for the exchange offer. In the registration rights agreement, we agreed, among other things, to file a registration statement with the SEC within 120 days of the issue date of the outstanding notes and to use our reasonable best efforts to complete the exchange offer within 210 days of the issue date of the outstanding notes. The exchange offer is intended to satisfy our obligations under the registration rights agreement. After the exchange offer is complete, you will no longer be entitled to any exchange or registration rights with respect to your outstanding notes.

The Exchange Offer............   We are offering to exchange the exchange notes,
                                 which have been registered under the Securities
                                 Act, for your outstanding notes. In order to be exchanged, an outstanding note must be properly tendered and accepted. All outstanding notes that are validly tendered and not validly withdrawn will be exchanged.

                                 We will issue exchange notes promptly after the expiration of the exchange offer.

Resales.......................   We believe that the exchange notes issued in
                                 the exchange offer may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act provided that:

                                 - the exchange notes are being acquired in the
                                   ordinary course of your business;

                                 - you are not participating, do not intend to
                                   participate, and have no arrangement or
                                   understanding with any person to participate, in the distribution of the exchange notes issued to you in the exchange offer; and

                                 - you are not an affiliate of ours.

                                 If any of these conditions are not satisfied and you transfer any exchange notes issued to you in the exchange offer without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from registration of your exchange notes from these requirements, you may incur liability under the Securities Act. We will not assume, nor will we indemnify you against, any such liability.

                                 Each broker-dealer that is issued exchange notes in the exchange offer for its own account in exchange for outstanding notes that were acquired by that broker-dealer as a result of market-making or other trading activities, must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the exchange notes. A broker-dealer may use this prospectus for an offer to resell, resale or other transfer of the exchange notes issued to it in the exchange offer.

Record Date...................   We mailed this prospectus and the related
                                 exchange offer documents to registered holders
                                 of outstanding notes on           , 2002.

Expiration Date...............   The exchange offer will expire at 5:00 p.m.,
                                 New York City time,           , 2002, unless we
                                 decide to extend the expiration date.

Conditions to the Exchange
Offer.........................   The exchange offer is subject to customary
                                 conditions, including that it does not violate applicable law or any applicable interpretation of the staff of the SEC.

Procedures for Tendering
Outstanding Shares............   If you wish to tender your outstanding notes
                                 for exchange in this exchange offer, you must transmit to the exchange agent on or before the expiration date either:

                                 - an original or a facsimile of a properly
                                   completed and duly executed letter of
                                   transmittal, which accompanies this
                                   prospectus, together with your outstanding notes and any other documentation required by the letter of transmittal, at the address provided on the cover page of the letter of transmittal; or

                                 - if the notes you own are held of record by
                                   The Depositary Trust Company, or DTC, in book-entry form and you are making delivery by book-entry transfer, a computer-generated message transmitted by means of the Automated Tender Offer Program System of DTC, or ATOP, in which you acknowledge and agree to be bound by the terms of the letter of transmittal and which, when received by the exchange agent, forms a part of a confirmation of book-entry transfer. As part of the book-entry transfer, DTC will facilitate the exchange of your notes and update your account to reflect the issuance of the exchange notes to you. ATOP allows you to electronically transmit your acceptance of the exchange offer to DTC instead of physically completing and delivering a letter of transmittal to the notes exchange agent.

                                 In addition, you must deliver to the exchange agent on or before the expiration date:

                                 - if you are effecting delivery by book-entry
                                   transfer, a timely confirmation of book-entry transfer of your outstanding notes into the account of the notes exchange agent at DTC; or

                                 - if necessary, the documents required for
                                   compliance with the guaranteed delivery
                                   procedures.

Special Procedures for
Beneficial Owners.............   If you are the beneficial owner of book-entry
                                 interests and your name does not appear on a security position listing of DTC as the holder of the book-entry interests or if you are a beneficial owner of outstanding notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender the book-entry interest or outstanding notes in the exchange offer, you should contact the person in whose name your book-entry interests or outstanding notes are registered promptly and instruct that person to tender on your behalf.

Withdrawal Rights.............   You may withdraw the tender of your outstanding
                                 notes at any time prior to 5:00 p.m., New York
                                 City time on             , 2002.

Federal Income Tax
Considerations................   Based on the advice of counsel, the exchange of
                                 outstanding notes will not be a taxable event for U.S. federal income tax purposes.

Use of Proceeds...............   We will not receive any proceeds from the
                                 issuance of exchange notes pursuant to the exchange offer. We will pay all of our expenses incident to the exchange offer.


Exchange Agent................   State Street Bank and Trust Company, N.A. is
                                 serving as the exchange agent in connection with the exchange offer.

                     SUMMARY OF TERMS OF THE EXCHANGE NOTES

     The form and terms of the exchange notes are the same as the form and terms of the outstanding notes, except that the exchange notes will be registered under the Securities Act. As a result, the exchange notes will not bear legends restricting their transfer and will not contain the registration rights and liquidated damage provisions contained in the outstanding notes. The exchange notes represent the same debt as the outstanding notes. Both the outstanding notes and the exchange notes are governed by the same indenture. Unless otherwise required by the context, we use the term "notes" in this prospectus to collectively refer to the outstanding notes and the exchange notes.

Issuer........................   InSight Health Services Corp., a Delaware
                                 corporation.


Securities....................   $225.0 million in principal amount of 9 7/8%
                                 Series B Senior Subordinated Notes due 2011.


Maturity......................   November 1, 2011.

Interest......................   Annual rate: 9 7/8%.

                                 Payment frequency: every six months on May 1 and November 1. First payment: May 1, 2002.

Ranking.......................   The notes are senior subordinated debt.
                                 Accordingly, they will rank:

                                 - behind all of the issuer's and the
                                   guarantors' existing and future senior debt;

                                 - equally with all of the issuer's existing and
                                   future senior subordinated, unsecured debt that does not expressly provide that it is subordinated to the notes;

                                 - ahead of any of the issuer's future debt that
                                   expressly provides that it is subordinated to the notes; and

                                 - structurally behind the liabilities of any of
                                   the issuer's subsidiaries that do not
                                   guarantee the notes.


                                 At December 31, 2001, the notes were
                                 subordinated to approximately $149.6 million of senior debt of the issuer and the guarantees were subordinated to approximately $153.3 million of senior debt of the guarantors, $149.6 million of which represented guarantees of the issuer's senior debt.


Guarantees....................   The notes will be unconditionally guaranteed on
                                 a senior subordinated basis by InSight
                                 Holdings, our parent company, and each of our existing and future domestic wholly-owned subsidiaries. If we cannot make payments on the notes when they are due, the guarantors must make them instead.

Optional Redemption...........   On or after November 1, 2006, we may redeem
                                 some or all of the notes at any time at the redemption prices described in the section
                                 "Description of Notes -- Optional Redemption."

                                 Prior to November 1, 2004, we may redeem up to 35% of the notes with the proceeds of qualified sales of our equity at the price listed in the section "Description of Notes -- Optional Redemption."

Mandatory Offer to
Repurchase....................   If we sell certain assets or if we or InSight
                                 Holdings experience specific kinds of changes of control, we must offer to repurchase the notes at the prices listed in the section
                                 "Description of Notes--Repurchase at the Option of Holders."

Basic Covenants of the
Indenture.....................   The indenture under which the outstanding notes
                                 were issued will govern the exchange notes.
                                 This indenture contains certain covenants which will, among other things, restrict our ability and the ability of our restricted subsidiaries to:

                                 - borrow money;

                                 - pay dividends on or redeem or repurchase our
                                   stock;

                                 - make investments;

                                 - create liens;

                                 - use assets as security in other transactions;

                                 - sell certain assets or merge with or into
                                   other companies;

                                 - enter into certain transactions with
                                   affiliates;

                                 - sell stock in our subsidiaries; and

                                 - restrict dividends, distributions or other
                                   payments from our subsidiaries.

                                 For more details, see the section "Description of Notes -- Certain Covenants."

     YOU SHOULD REFER TO THE SECTION ENTITLED "RISK FACTORS" FOR AN EXPLANATION OF CERTAIN RISKS OF PARTICIPATING IN THE EXCHANGE OFFER.

   SUMMARY CONSOLIDATED HISTORICAL AND PRO FORMA FINANCIAL AND OPERATING DATA


     The following table contains summary historical financial information derived from our audited consolidated financial statements for the five fiscal years ended June 30, 1997, 1998, 1999, 2000 and 2001 and our unaudited consolidated financial statements for the six months ended December 31, 2000 and 2001. The table also contains summary unaudited pro forma financial information derived from the financial information set forth under "Unaudited Pro Forma Condensed Consolidated Financial Statements." This summary financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Selected Historical Financial and Operating Data" and our consolidated financial statements and related notes contained elsewhere in this prospectus.



     The data under the "Pro Forma Data" caption adjusts the historical information to give effect to (1) the acquisition and related financing transactions and (2) the issuance of the outstanding notes and extinguishment of the senior subordinated bridge financing. The pro forma income statement related data for the fiscal year ended June 30, 2001 and six months ended December 31, 2001 are presented as if these transactions had occurred on July 1, 2000. The pro forma information is presented for illustration purposes only and does not purport to represent what our results of operations would have been had these transactions actually been completed for the periods indicated and is not necessarily indicative of our future results of operations.



                                                                                                    SIX MONTHS ENDED
                                                         FISCAL YEAR ENDED JUNE 30,                   DECEMBER 31,
                                             ---------------------------------------------------   -------------------
                                              1997       1998       1999       2000       2001     2001(3)      2000
                                             -------   --------   --------   --------   --------   --------   --------
                                                                      (DOLLARS IN THOUSANDS)
INCOME STATEMENT DATA:
Revenues...................................  $92,273   $119,018   $161,992   $188,574   $211,503   $106,789   $104,014
Costs of operations........................   79,634     96,887    131,343    151,429    161,872     78,890     80,891
                                             -------   --------   --------   --------   --------   --------   --------
Gross profit...............................   12,639     22,131     30,649     37,145     49,631     27,899     23,123
Corporate operating expenses...............    7,431      8,759     10,475     10,946     10,783      5,313      5,277
Provision for reorganization and other
  costs....................................       --         --      3,300         --         --         --         --
Provision for supplemental service fee
  termination..............................       --      6,309         --         --         --         --         --
                                             -------   --------   --------   --------   --------   --------   --------
Income from company operations.............    5,208      7,063     16,874     26,199     38,848     22,586     17,846
Equity in earnings of unconsolidated
  partnerships.............................      566        707        548        817        971        492        425
Acquisition related compensation charge....       --         --         --         --         --    (15,616)        --
                                             -------   --------   --------   --------   --------   --------   --------
Operating income...........................    5,774      7,770     17,422     27,016     39,819      7,462     18,271
Interest expense, net......................    4,066      6,827     14,500     18,696     23,394     14,011     11,907
                                             -------   --------   --------   --------   --------   --------   --------
Income (loss) before income taxes..........    1,708        943      2,922      8,320     16,425     (6,549)     6,364
Provision (benefit) for income taxes.......      427        431     (3,190)     1,131      2,624     (2,100)       636
                                             -------   --------   --------   --------   --------   --------   --------
Income (loss) before extraordinary item....    1,281        512      6,112      7,189     13,801     (4,499)     5,728
Extraordinary item-loss on debt
  extinguishment...........................       --         --         --         --         --     (7,378)        --
                                             -------   --------   --------   --------   --------   --------   --------
Net income (loss)..........................  $ 1,281   $    512   $  6,112   $  7,189   $ 13,801   $(11,827)  $  5,728
                                             =======   ========   ========   ========   ========   ========   ========
BALANCE SHEET DATA:
Cash and cash equivalents..................  $ 6,884   $ 44,740   $ 14,294   $ 27,133   $ 23,254   $ 22,891   $ 15,147
Working capital (deficit)..................   (6,162)    36,109     24,651     20,814     16,791     43,902     14,037
Total assets...............................   97,271    231,592    238,304    328,872    321,056    490,563    327,106
Total debt (including current
  maturities)..............................   73,195    164,798    172,630    248,232    228,253    379,743    243,062
Stockholders' equity.......................    6,685     37,858     44,106     51,487     65,471     80,519     57,304

                                                                                                    SIX MONTHS ENDED
                                                         FISCAL YEAR ENDED JUNE 30,                   DECEMBER 31,
                                             ---------------------------------------------------   -------------------
                                              1997       1998       1999       2000       2001     2001(3)      2000
                                             -------   --------   --------   --------   --------   --------   --------
                                                                      (DOLLARS IN THOUSANDS)
OTHER FINANCIAL DATA:
EBITDA(2)..................................  $15,514   $ 29,694   $ 45,608   $ 60,646   $ 80,953   $ 40,724   $ 39,207
EBITDA margin..............................     16.8%      24.9%      28.2%      32.2%      38.3%     38.14%     37.69%
Depreciation and amortization..............    9,740     15,615     24,886     33,630     41,134     17,646     20,936
Capital expenditures.......................    6,868     23,644     18,440     23,170     22,911     32,288     18,642
Ratio of earnings to fixed charges.........     1.1x       1.0x       1.1x       1.3x       1.6x         --       1.4x
Fixed charge coverage deficiency...........       --         --         --         --         --   $ (6,590)        --
Number of mobile facilities................       40         67         86         82         88         93         87
Number of fixed-site centers...............       39         52         59         68         69         70         69
PRO FORMA DATA (UNAUDITED):
Interest expense, net......................                                             $ 36,678   $ 18,506
Ratio of EBITDA to interest expense,
  net(1)...................................                                                 2.2x       2.2x
Ratio of net debt to EBITDA(1)(2)..........                                                            4.4x


---------------


(1) EBITDA is defined as operating income plus depreciation and amortization. This measurement has been included because management believes that certain investors will find it to be a useful tool for measuring our ability to meet debt service, capital expenditure and working capital requirements. EBITDA should not be considered an alternative to, or more meaningful than, income from company operations or other traditional indicators of operating performance and cash flow from operating activities determined in accordance with accounting principles generally accepted in the United States. EBITDA excludes the provision for supplemental service fee termination in 1998, the provision for reorganization and other costs in 1999, and the acquisition related compensation charge in 2001.


(2) Net debt is total debt, including current maturities, less cash and cash equivalents.


(3)The results of operations for the six months ended December 31, 2001 have been derived by combining the results of operations of InSight Holdings for the six months ended December 31, 2001 with the results of operations of InSight from July 1, 2001 to October 17, 2001.

                                  RISK FACTORS

     You should read and carefully consider the following factors and other information in this prospectus before deciding to participate in the exchange offer.

RISKS RELATING TO THE EXCHANGE OFFER

BECAUSE THERE IS NO PUBLIC MARKET FOR THE NOTES, YOU MAY NOT BE ABLE TO RESELL YOUR NOTES.

     The exchange notes will be registered under the Securities Act, but will constitute a new issue of securities with no established trading market, and there can be no assurance as to:

     - the liquidity of any trading market that may develop;

     - the ability of holders to sell their exchange notes; or

     - the price at which the holders would be able to sell their exchange notes.

     If a trading market were to develop, the exchange notes might trade at higher or lower prices than their principal amount or purchase price, depending on many factors, including prevailing interest rates, the market for similar notes and our financial performance.

     We understand that the initial purchasers presently intend to make a market in the notes. However, the initial purchasers may stop their market-making activities at any time. Any market-making activity will be subject to the limits imposed by the Securities Act and the Exchange Act, and may be limited during the exchange offer or the pendency of an applicable shelf registration statement. In addition, the liquidity of the trading market in these notes, and the market price quoted for these notes, may be adversely affected by changes in the overall market for high-yield securities and by changes in our financial performance or prospects or in the prospects for companies in our industry generally. As a result, you cannot be sure that an active trading market will develop for these notes.

     In addition, any holder of outstanding notes who tenders in the exchange offer for the purpose of participating in a distribution of the exchange notes may be deemed to have received restricted securities, and if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. For a description of these requirements, see "Exchange Offer."

YOUR NOTES WILL NOT BE ACCEPTED FOR EXCHANGE IF YOU FAIL TO FOLLOW THE EXCHANGE OFFER PROCEDURES AND, AS A RESULT, YOUR NOTES WILL CONTINUE TO BE SUBJECT TO EXISTING TRANSFER RESTRICTIONS AND YOU MAY NOT BE ABLE TO SELL YOUR NOTES.

     We will not accept your notes for exchange if you do not follow the exchange offer procedures. We will issue exchange notes as part of this exchange offer only after a timely receipt of your outstanding notes, a properly completed and duly executed letter of transmittal and all other required documents. Therefore, if you want to tender your notes, please allow sufficient time to ensure timely delivery. If we do not receive your notes, letter of transmittal and other required documents by the expiration date of the exchange offer, we will not accept your notes for exchange. We are under no duty to give notification of defects or irregularities with respect to the tenders of outstanding notes for exchange. If there are defects or irregularities with respect to your tender of notes, we will not accept your notes for exchange.

IF YOU DO NOT EXCHANGE YOUR NOTES, YOUR NOTES WILL CONTINUE TO BE SUBJECT TO THE EXISTING TRANSFER RESTRICTIONS AND YOU MAY NOT BE ABLE TO SELL YOUR NOTES.

     We did not register the outstanding notes, nor do we intend to do so following the exchange offer. Outstanding notes that are not tendered will therefore continue to be subject to the existing transfer restrictions and may be transferred only in limited circumstances under the securities laws. If you do not exchange your notes, you will lose your right to have such notes registered under the federal securities laws. As a result, if you hold outstanding notes after the exchange offer, you may not be able to sell your outstanding notes.

RISKS RELATING TO THE NOTES

OUR SUBSTANTIAL INDEBTEDNESS COULD ADVERSELY AFFECT OUR FINANCIAL HEALTH AND PREVENT THE ISSUER FROM FULFILLING ITS OBLIGATIONS UNDER THESE NOTES.


     At December 31, 2001, we had total indebtedness of approximately $379.7 million. In addition, the following table sets forth our ratio of earnings to fixed charges, assuming we had completed the acquisition and the related financing transactions and applied the net proceeds as intended at July 1, 2001:



                                                                  PRO FORMA
                                                               SIX MONTHS ENDED
                                                              DECEMBER 31, 2001
                                                              ------------------
                                                                 (UNAUDITED)
Ratio of earnings to fixed charges..........................         1.2x


     Our substantial indebtedness could have important consequences to you. For example, it could:

     - make it more difficult for the issuer to satisfy its obligations with respect to these notes;

     - increase our vulnerability to general adverse economic and industry conditions;

     - require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing the availability of our cash flow to fund working capital, capital expenditures, acquisitions and investments and other general corporate purposes;

     - limit our flexibility in planning for, or reacting to, changes in our business and the markets in which we operate;

     - place us at a competitive disadvantage compared to our competitors that have less debt; and

     - limit, among other things, our ability to borrow additional funds.

     In addition, we may be able to incur substantial additional indebtedness in the future. The terms of the indenture governing the notes and the new senior credit facilities allow us to issue and incur additional debt upon satisfaction of certain conditions. If new debt is added to current debt levels, the related risks described above could intensify.

YOUR RIGHT TO RECEIVE PAYMENTS ON THESE NOTES IS JUNIOR TO THE ISSUER'S EXISTING SENIOR INDEBTEDNESS AND POSSIBLY ALL OF ITS FUTURE BORROWINGS. FURTHER, THE GUARANTEES OF THESE NOTES ARE JUNIOR TO ALL OF THE GUARANTORS' EXISTING SENIOR INDEBTEDNESS AND POSSIBLY TO ALL THEIR FUTURE BORROWINGS.


     These notes and the guarantees rank behind all of the issuer's and the guarantors' existing senior indebtedness and all of the issuer's and the guarantors' future senior indebtedness. At December 31, 2001, the notes were subordinated to approximately $149.6 million of senior debt of the issuer and the guarantees were subordinated to approximately $153.3 million of senior debt of the guarantors, $149.6 million of which represented guarantees of the issuer's senior debt. In addition, our new senior credit facilities permit additional borrowings up to approximately $125.0 million, subject to compliance with the covenants and conditions to borrowing under the new senior credit facilities, and all of these borrowings would be senior to the notes and the guarantees. We will be permitted to borrow substantial additional indebtedness, including senior debt, in the future.


     As a result of this subordination, upon any distribution to the issuer's creditors or the creditors of the guarantors in a bankruptcy, liquidation or reorganization or similar proceeding relating to the issuer or the guarantors or the issuer's or the guarantors' property, the holders of senior debt of the issuer and the guarantors will be entitled to be paid in full in cash before any payment may be made with respect to these notes or the guarantees.

     In addition, all payments on the notes and the guarantees will be blocked in the event of a payment default on senior debt and may be blocked for up to 179 consecutive days in the event of certain non-payment defaults on designated senior debt.

     In the event of a bankruptcy, liquidation or reorganization or similar proceeding relating to the issuer or the guarantors, holders of the notes will participate with trade creditors and all other holders of subordinated indebtedness of the issuer and the guarantors in the assets remaining after the issuer and the guarantors have paid all of the senior debt. However, because the indenture relating to the notes requires that amounts otherwise payable to holders of the notes in a bankruptcy or similar proceeding be paid to holders of senior debt instead, holders of the notes may receive less, ratably, than holders of trade payables in any such proceeding. In any of these cases, the issuer and the guarantors may not have sufficient funds to pay all of their creditors and holders of notes may receive less, ratably, than the holders of senior debt.

SINCE THE NOTES ARE UNSECURED, YOUR RIGHT TO ENFORCE REMEDIES IS LIMITED BY THE RIGHTS OF HOLDERS OF SECURED DEBT.

     In addition to being contractually subordinated to all existing and future senior indebtedness, the issuer's obligations under the notes will be unsecured while obligations under the new senior credit facilities are secured by substantially all of its assets and those of its parent and its subsidiaries. If the issuer becomes insolvent or is liquidated, or if payment under the new senior credit facilities is accelerated, the lenders under the new senior credit facilities are entitled to exercise the remedies available to a secured lender under applicable law. These lenders have a claim on all assets securing the new senior credit facilities before the holders of unsecured debt, including the notes. See "Description of New Senior Credit Facilities."

YOU SHOULD NOT RELY ON OUR PARENT COMPANY'S GUARANTEE IN EVALUATING AN INVESTMENT IN THE NOTES.

     InSight Holdings, our parent company, was formed as a holding company in connection with the acquisition. Its sole source of operating income and cash flow is derived from us and its only material asset is our capital stock. As a result, our parent company's guarantee provides little, if any, additional credit support for the notes. Furthermore, the indenture will not impose any restrictions on the business or operations of our parent company or on, among other things, the amount of indebtedness that our parent company may incur.

NOT ALL OF OUR SUBSIDIARIES GUARANTEE OUR OBLIGATIONS UNDER THE NOTES, AND THE ASSETS OF THE NON-GUARANTOR SUBSIDIARIES MAY NOT BE AVAILABLE TO MAKE PAYMENTS ON THE NOTES.


     Our subsidiaries that are not wholly-owned by us will not be guarantors of the notes. Our present and future wholly-owned domestic subsidiaries will guarantee the notes. Payments on the notes are only required to be made by us, our parent company and the subsidiary guarantors. As a result, no payments are required to be made from assets of subsidiaries that do not guarantee the notes, unless those assets are transferred by dividend or otherwise to us or a subsidiary guarantor. In addition, the historical consolidated financial statements included in this prospectus are represented on a consolidated basis, including all of our domestic subsidiaries. The aggregate revenues, EBITDA and total assets for the fiscal year ended June 30, 2001 of our subsidiaries which are not guarantors were $45.1 million, $16.8 million and $43.6 million, respectively, or 21.3%, 20.7% and 13.6%, respectively, of our total revenues, EBITDA and total assets for the fiscal year ended June 30, 2001. The aggregate revenues, EBITDA and total assets for the six months ended December 31, 2001 of our subsidiaries which are not guarantors were $22.8 million, $7.8 million and $44.8 million, respectively, or 21.3%, 19.2% and 9.1%, respectively, of our total revenues, EBITDA and total assets for the six months ended December 31, 2001. We expect that as a result of our strategy of entering into partnerships and joint ventures with hospitals, an increasing portion of our revenues, EBITDA and total assets will be attributable to the operations of subsidiaries that are not guarantors.


     In the event of a bankruptcy, liquidation or reorganization of any of the non-guarantor subsidiaries, holders of their liabilities, including their trade creditors, will generally be entitled to payment of their claims from the assets of those subsidiaries before any assets are made available for distribution to us. As a result, the notes are effectively subordinated to the indebtedness of the non-guarantor subsidiaries. As of December 31, 2001, the total liabilities of our non-guarantor subsidiaries, excluding intercompany liabilities, were $5.0 million.


WE WILL REQUIRE A SIGNIFICANT AMOUNT OF CASH TO SERVICE OUR INDEBTEDNESS. OUR ABILITY TO GENERATE CASH DEPENDS ON MANY FACTORS BEYOND OUR CONTROL.

     Our ability to make payments on and to refinance our indebtedness, including these notes and amounts borrowed under the new senior credit facilities, and to fund planned capital expenditures and expansion efforts and any strategic acquisitions we may make in the future, if any, will depend on our ability to generate cash in the future. This, to a certain extent, is subject to general economic, financial, competitive and other factors that are beyond our control.

     Based on our current level of operations, we believe our cash flow from operations, together with available cash and available borrowings under the new senior credit facilities, will be adequate to meet future liquidity needs for at least the next twelve months. However, we cannot assure you that our business will generate sufficient cash flow from operations in the future, that our currently anticipated growth in revenues and cash flow will be realized on schedule or that future borrowings will be available to us under the new senior credit facilities in an amount sufficient to enable the issuer to repay indebtedness, including these notes, or to fund other liquidity needs. We may need to refinance all or a portion of our indebtedness, including these notes, on or before maturity. We cannot assure you that we will be able to refinance any of our indebtedness, including the new senior credit facilities and these notes, on commercially reasonable terms or at all.

THE INDENTURE RELATED TO THE NOTES AND THE NEW SENIOR CREDIT FACILITIES CONTAIN VARIOUS COVENANTS WHICH LIMIT OUR MANAGEMENT'S DISCRETION IN THE OPERATION OF OUR BUSINESS.

     The indenture under which the outstanding notes were issued will govern the exchange notes. The new senior credit facilities, and the indenture related to the notes contain various provisions which limit our management's discretion by restricting our, our subsidiaries' and our parent's ability to:

     - borrow money;

     - pay dividends on stock or purchase stock;

     - make investments and other restricted payments;

     - use assets as security in other transactions;

     - sell certain assets or merge with or into other companies;

     - enter into certain transactions with affiliates;

     - sell stock in certain of our subsidiaries; and

     - restrict dividends or other payments to the issuer.

     In addition, the new senior credit facilities require us to meet certain financial ratios. Covenants in our new senior credit facilities also require us to use a portion of the proceeds we receive in specified debt or equity issuances to repay outstanding borrowings under our new senior credit facilities.

     Any failure to comply with the restrictions of the new senior credit facilities, the indenture related to the notes or any other subsequent financing agreements may result in an event of default. An event of default may allow the creditors, if the agreements so provide, to accelerate the related debt as well as any other debt to which a cross-acceleration or cross-default provision applies. In addition, the syndicate of lenders may be able to terminate any commitments they had made to supply us with further funds.

WE MAY NOT HAVE THE ABILITY TO RAISE THE FUNDS NECESSARY TO FINANCE THE CHANGE OF CONTROL OFFER REQUIRED BY THE INDENTURE.

     Upon the occurrence of certain specific kinds of change of control events, we will be required to offer to repurchase all notes. However, it is possible that we will not have sufficient funds at the time of the change of control to make the required repurchase of notes or that restrictions in the new senior credit facilities will not allow such repurchases. In addition, certain important corporate events, such as leveraged recapitalizations that would increase the level of our indebtedness, would not constitute a "change of control" under the indenture related to the notes. Our ability to repurchase these notes upon certain specific kinds of change of control events may be limited by the terms of our senior indebtedness and the subordination provisions of the indenture. For example, the new senior credit facilities prohibit us from repurchasing these notes after certain specific kinds of change of control events until we first repay debt under the new senior credit facilities in full or obtain a waiver from the syndicate of lenders under the new senior credit facilities. If we fail to repurchase these notes in that circumstance, we will go into default under the indenture related to these notes and the new senior credit facilities. Any future debt which we incur may also contain restrictions on repayment which come into effect upon certain specific kinds of change of control events. If a change of control occurs, we cannot assure you that we will have sufficient funds to repay other debt obligations which will be required to be repaid, in addition to these notes. See "Description of Notes -- Repurchase at the Option of Holders -- Change of Control" and "Description of New Senior Credit Facilities."

FEDERAL AND STATE STATUTES ALLOW COURTS, UNDER SPECIFIC CIRCUMSTANCES, TO VOID GUARANTEES AND REQUIRE NOTEHOLDERS TO RETURN PAYMENTS RECEIVED FROM GUARANTORS.

     If a bankruptcy case or lawsuit is initiated by unpaid creditors of any guarantor, the debt represented by the guarantees entered into by the guarantors may be reviewed under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws. Under these laws, a guarantee could be voided, or claims in respect of the guarantee could be subordinated to certain obligations of a guarantor if, among other things, the guarantor, at the time it entered into the guarantee:

     - received less than reasonably equivalent value or fair consideration for entering into the guarantee; and

     - either:

      - was insolvent or rendered insolvent by reason of entering into a guarantee; or

      - was engaged in a business or transaction for which the guarantor's remaining assets constituted unreasonably small capital; or

      - intended to incur, or believed that it would incur, debts or contingent liabilities beyond its ability to pay them as they become due.

     In addition, any payment by a guarantor could be voided and required to be returned to the guarantor or to a fund for the benefit of the guarantor's creditors under those circumstances.

     If a guarantee of a subsidiary were voided as a fraudulent conveyance or held unenforceable for any other reason, holders of the notes would be solely creditors of our company and creditors of our parent company and our other subsidiaries that have validly guaranteed the notes. These notes then would be effectively subordinated to all obligations of the subsidiary whose guarantee was voided.

     The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:

     - the sum of its debts, including contingent liabilities, were greater than the fair saleable value of all of its assets; or

     - the present fair saleable value of its assets were less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

     - it could not pay its debts or contingent liabilities as they become due.

     If the claims of the holders of the notes against any subsidiary were subordinated in favor of other creditors of the subsidiary, the other creditors would be entitled to be paid in full before any payment could be made on the notes. If one or more of the guarantees is voided or subordinated, we cannot assure you that after providing for all prior claims, there would be sufficient assets remaining to satisfy the claims of the holders of the notes.

     Based upon financial and other information, we believe that the guarantees are being incurred for proper purposes and in good faith and that we, our parent company and our subsidiaries that are guarantors, on a consolidated basis, are solvent and will continue to be solvent after this offering is completed, will have sufficient capital for carrying on our business after the issuance of the exchange notes and will be able to pay our debts as they mature. We cannot assure you, however, as to the standard a court would apply in making these determinations or that a court would agree with our conclusions in this regard.

RISKS RELATING TO OUR COMPANY AND OUR INDUSTRY

CHANGES IN THE RATES OR METHODS OF THIRD-PARTY REIMBURSEMENTS FOR DIAGNOSTIC IMAGING AND THERAPEUTIC SERVICES COULD RESULT IN REDUCED DEMAND FOR OUR SERVICES OR CREATE DOWNWARD PRICING PRESSURE, WHICH WOULD RESULT IN A DECLINE IN OUR REVENUES AND HARM OUR FINANCIAL POSITION.


     We derive approximately 52% of our revenues from direct billings to patients and third-party payors such as Medicare, Medicaid, managed care and private health insurance companies. Changes in the rates or methods of reimbursement for the services we provide could have a significant negative impact on those revenues. Moreover, our healthcare provider customers on whom we depend for approximately 48% of our revenues generally rely on reimbursement from third-party payors. In the past, initiatives have been proposed which, if implemented, would have the effect of substantially decreasing reimbursement rates for diagnostic imaging services provided at non-hospital facilities. Most recently, effective January 1, 2002, the Medicare Program adopted final regulations reducing Medicare payment across-the-board for all services provided under the Medicare Physician Fee Schedule (including MRI and other services we provide in non-hospital settings) by approximately 5.4%. In addition these regulations reduce Medicare payment for the technical component of virtually all services reimbursed under the Medicare Physician Fee Schedule (including those we provide in non-hospital settings) by approximately 2% to 3%. Thus, in the aggregate, Medicare payment for diagnostic imaging services covered by Medicare will be reduced by approximately 7% to 9%. Similar initiatives enacted in the future may have an adverse impact on our financial condition and our operations. In addition, effective August 2000, the Medicare program implemented a new prospective payment system for hospital outpatient services which establishes rates for hospital-based diagnostic imaging services that are unrelated to hospital costs. In the case of MRI services, these rates are lower than the amounts generally paid to non-hospital facilities. While Congress enacted additional legislation in 2000 intended to ease the effect of the new hospital outpatient prospective payment system (OPPS), the transitional provisions will phase out at the end of 2003. Moreover, rates have been modified significantly, effective January 1, 2002, to differentiate between contrast-enhanced and unenhanced procedures.


     Any change in the rates of or conditions for reimbursement could substantially reduce the number of procedures for which we or our customers can obtain reimbursement or the amounts reimbursed to us or our customers for services provided by us. If third-party payors reduce the amount of their payments to our customers, our customers may seek to reduce their payments to us or seek an alternate supplier of diagnostic imaging services. Because unfavorable reimbursement policies have constricted and may continue to constrict the profit margins of the hospitals and clinics we bill directly, we have lowered and may continue to need to lower our fees to retain existing customers and attract new ones. These reductions could have a significant adverse effect on our revenues and financial results by decreasing demand for our services or creating downward pricing pressure.

OUR REVENUES MAY FLUCTUATE OR BE UNPREDICTABLE AND THIS MAY HARM OUR FINANCIAL RESULTS.

     The amount and timing of revenues that we may derive from our business will fluctuate based on:

     - variations in the rate at which customers renew their contracts;

     - the extent to which our mobile customers convert into a fixed-site operation and choose not to continue using our services;

     - changes in the number of days of service we can offer with respect to a given diagnostic imaging or therapeutic system due to equipment malfunctions or seasonal factors; and

     - the mix of wholesale and retail billing for our services.

     We may not be able to reduce our expenses, including our debt service obligations, quickly enough to respond to these declines in revenues, which would make our business difficult to operate and would harm our financial results.

A FAILURE TO MEET OUR CAPITAL EXPENDITURE REQUIREMENTS CAN ADVERSELY AFFECT OUR BUSINESS.

     We operate in a capital intensive, high fixed-cost industry that requires significant amounts of capital to fund operations, particularly the initial start-up and development expenses of de novo centers, or new operations, and the acquisition of additional businesses and new imaging equipment. We incur capital expenditures to, among other things:

     - upgrade our imaging systems and software;

     - purchase systems upon termination of operating leases; and

     - purchase new systems.

     To the extent we are unable to generate sufficient cash from our operations or funds are no longer available under our senior credit facilities, we may be unable to meet our capital expenditure requirements and therefore unable to achieve our estimates of EBITDA growth. Furthermore, we cannot assure you that we will be able to raise any necessary additional funds through bank financing or the issuance of equity or debt securities on terms acceptable to us, if at all.

WE MAY EXPERIENCE COMPETITION FROM OTHER DIAGNOSTIC IMAGING COMPANIES AND THIS COMPETITION COULD ADVERSELY AFFECT OUR REVENUES AND OUR BUSINESS.

     The market for diagnostic imaging services and systems is competitive. We compete principally on the basis of our reputation for our productive and cost-effective superior services. We compete with groups of radiologists, established hospitals and certain other independent organizations, including equipment manufacturers and leasing companies, that own and operate imaging equipment. Our major competitors include Alliance Imaging, Inc., Shared Medical Services, Medical Resources, Inc., Radiologix, Inc., U.S. Diagnostic Inc. and Syncor International Corporation. Some of our direct competitors which provide diagnostic imaging services may now or in the future have access to greater financial resources than we do and may have access to newer, more advanced equipment. In addition, some customers have in the past elected to provide imaging services to their patients directly rather than renewing their contracts with us. Finally, we face competition from providers of competing technologies such as PET and ultrasound and may face competition from providers of new technologies in the future. If we are unable to successfully compete, our customer base would decline and our business, financial condition and results of operations would be harmed.

     Certain hospitals, particularly the larger hospitals, may directly acquire and operate imaging and treatment equipment on-site as part of their overall inpatient servicing capability, subject only to their decision to acquire a high-cost diagnostic imaging system, assume the associated financial risk, employ the necessary technologists and satisfy applicable licensure and certificate of need requirements, if any. Historically, smaller hospitals have often been reluctant to purchase imaging and treatment equipment. This reluctance, however, has in the past encouraged the entry of start-up ventures and more established business operations into the diagnostic and treatment services business. As a result, there have been periods in the recent past when there has been significant excess capacity in the diagnostic imaging business in the United States, which can negatively affect utilization and reimbursement.

     In addition, in the past some non-radiologist physician practices have refrained from establishing their own diagnostic imaging facilities because of the federal physician self-referral legislation. Final regulations issued in January 2001 clarify certain of the exceptions to the physician self-referral legislation, which may create opportunities for and encourage some physician practices to establish their own diagnostic imaging facilities which may compete with us.

MANAGED CARE ORGANIZATIONS MAY PREVENT HEALTHCARE PROVIDERS FROM USING OUR SERVICES, CAUSING US TO LOSE CURRENT AND PROSPECTIVE CUSTOMERS.

     Healthcare providers participating as providers under managed care plans may be required to refer diagnostic imaging tests to specific imaging service providers depending on the plan in which each covered patient is enrolled. These requirements currently inhibit healthcare providers from using our diagnostic imaging services in some cases. The proliferation of managed care may prevent an increasing number of healthcare providers from using our services in the future, which would cause our revenues to decline.

OUR FIXED-SITE CENTERS DEPEND ON PHYSICIAN REFERRALS AND CONTRACTUAL ARRANGEMENTS WITH INSURANCE CARRIERS FOR THEIR BUSINESS.

     Our fixed-site centers are principally dependent on our ability to attract referrals from physicians and other healthcare providers representing a variety of specialties. Our eligibility to provide service in response to a referral is often dependent on the existence of a contractual arrangement with the referred patient's health plan. We currently have in excess of 850 contracts with managed care organizations for diagnostic imaging services provided at our fixed-site centers, primarily on a discounted fee-for-service basis. A significant decline in referrals would have a material adverse effect on our business, financial condition and results of operations.

WE MAY BE UNABLE TO RENEW OR MAINTAIN OUR CUSTOMER CONTRACTS WHICH WOULD HARM OUR BUSINESS AND FINANCIAL RESULTS.

     Upon expiration of our customer contracts, we are subject to the risk that customers will cease using our imaging services and purchase or lease their own imaging systems or use our competitors' imaging systems. 29% of our MRI contracts will expire in the fiscal year ending June 30, 2002 and an additional 16% will expire in the fiscal year ending June 30, 2003. If these contracts are not renewed or are renewed at lower prices, we could experience a significant negative impact on our business. Our mobile contract renewal rate for the fiscal year ended June 30, 2001 was approximately 85%. It is not always possible to immediately obtain replacement customers, and historically many replacement customers have been smaller facilities which have a lower number of scans than lost customers. Although the non-renewal of a single customer contract would not have a material impact on our contract services revenues, non-renewal of several contracts could have a material impact on contract services revenues.

WE MAY BE SUBJECT TO PROFESSIONAL LIABILITY RISKS WHICH COULD BE COSTLY AND NEGATIVELY IMPACT OUR BUSINESS AND FINANCIAL RESULTS.

     We have not experienced any material losses due to claims for malpractice. However, claims for malpractice have been asserted against us in the past and any future claims, if successful, could entail significant defense costs and could result in substantial damage awards to the claimants, which may exceed the limits of any applicable insurance coverage. While we maintain professional liability insurance, there can be no assurance that any claim against us will not exceed the amount of our insurance. Successful malpractice claims asserted against us, to the extent not covered by our liability insurance, could have a material adverse effect on our business, financial condition and results of operations.

     In addition to being exposed to claims for malpractice, there are other professional liability risks to which we are exposed through our operation of diagnostic imaging systems. Equipment literature recommends that, until further information is available, pregnant women should be scanned only under limited circumstances. Furthermore, MRI magnets may disrupt the operation of cardiac pacemakers and may react with metal implants utilized in various surgical procedures. Additionally, some MRI examinations require injection of a paramagnetic contrast material and certain CT examinations require the injection of an iodine-based contrast material, allowing for better visualization of the anatomy. Although it is unusual, some patients may develop a significant adverse reaction to these contrast materials; however, chances of fatalities as a result of such reaction are remote. Patients are screened to safeguard against potential risks, but screening may nevertheless fail to identify the hazard.

     To protect against possible professional liability either from malpractice claims or the other risks described above, we maintain professional liability insurance. However, if we are unable to maintain insurance in the future at an acceptable cost or at all or if our insurance does not fully cover us, and a successful claim was made against us, we could incur substantial losses. Any successful malpractice or other professional liability claim made against us not fully covered by insurance could be costly to defend against, result in a substantial damage award against us and divert the attention of our management from our operations, which could have a material adverse effect on our business, financial condition and results of operations.

TECHNOLOGICAL CHANGE IN OUR INDUSTRY COULD REDUCE THE DEMAND FOR OUR SERVICES AND REQUIRE US TO INCUR SIGNIFICANT COSTS TO UPGRADE OUR EQUIPMENT.

     Technological change in the MRI industry has been gradual since the last technological advancements were made in 1994. Although we believe that substantially all of our MRI and other diagnostic imaging systems are upgradeable to maintain their state-of-the-art character, the development of new technologies or refinements of existing ones might make our existing systems technologically or economically obsolete, or cause a reduction in the value of, or reduce the need for, our systems. MRI and other diagnostic imaging systems are currently manufactured by numerous companies. Competition among manufacturers for a greater share of the MRI and other diagnostic imaging systems market may result in technological advances in the speed and imaging capacity of these new systems. Consequently, the obsolescence of our systems may be accelerated. Although we are aware of no imminent substantial technological changes, should such changes occur, we cannot assure you that we would be able to acquire the new or improved systems.

     The development of new scanning technology or new diagnostic applications for existing technology may require us to adapt our existing technology or acquire new or technologically improved systems in order to successfully compete. In the future, however, we may not have the financial resources to do so, particularly given our indebtedness. In addition, advancing technology may enable hospitals, physicians or other diagnostic service providers to perform tests without the assistance of diagnostic service providers such as ourselves.

OUR FAILURE TO EFFECTIVELY MAKE OR INTEGRATE ACQUISITIONS AND ESTABLISH CO-SOURCING ARRANGEMENTS THROUGH PARTNERSHIPS WITH HOSPITALS AND OTHER HEALTHCARE PROVIDERS COULD IMPAIR OUR BUSINESS.

     As part of our business strategy, we have pursued and intend to continue to pursue strategic acquisitions and establish co-sourcing arrangements through partnerships and joint ventures with hospitals and other healthcare providers. We are continuously evaluating acquisition opportunities and consolidation possibilities, and, at any given time, may be in various stages of due diligence or preliminary discussions with respect to a number of potential transactions. From time to time we may enter into non-binding letters of intent, but we are not currently subject to any definitive agreement with respect to any transaction or otherwise so far advanced in any discussions as to make a transaction material to our operations reasonably certain. Nevertheless, one of these potential transactions, a definitive agreement for which is currently under negotiation, if we were to complete our business and legal due diligence and enter into a definitive agreement, would, if consummated, be material to our operations and to our financial condition. We cannot assure you that we will succeed in identifying suitable acquisition or co-sourcing candidates or in consummating any such acquisitions or co-sourcing arrangements. Our acquisition and co-sourcing strategies require substantial capital which may exceed the funds available to us from internally generated funds and under the new senior credit facilities. We cannot assure you that we will be able to raise any necessary additional funds through bank financing or through the issuance of equity or debt securities on terms acceptable to us, if at all.


     Additionally, acquisitions involve the integration of acquired operations with our operations. Integration involves a number of risks, including:

     - demands on management related to the increase in our size after an acquisition;

     - the diversion of our management's attention from the management of daily operations to the integration of operations;

     - integration of information systems;

     - difficulties in the assimilation and retention of employees;

     - potential adverse effects on operating results; and

     - challenges in retaining customers and referral sources.

     Although we believe we have successfully integrated acquisitions in the past, we cannot assure you that we will be able to successfully integrate the operations of any future acquisitions. If we do not successfully integrate acquisitions, we may not realize anticipated operating advantages, economies of scale and cost savings. Also, we may not be able to maintain the levels of operating efficiency acquired companies will have achieved or might achieve separately. Successful integration of each of their operations will depend upon our ability to manage those operations and to eliminate redundant and excess costs.

LOSS OF KEY EXECUTIVES AND FAILURE TO ATTRACT QUALIFIED MANAGERS, TECHNOLOGISTS AND SALESPERSONS COULD LIMIT OUR GROWTH AND NEGATIVELY IMPACT OUR OPERATIONS.

     We depend upon our management team to a substantial extent. During the fiscal year ended June 30, 2001, we added approximately 80 employees. As we grow, we will increasingly require field managers and salespersons with experience in our industry and skilled technologists to operate our diagnostic equipment. It is impossible to predict the availability of qualified field managers, salespersons and technologists or the compensation levels that will be required to hire them. In particular, there is a very high demand for qualified technologists who are necessary to operate our systems. We may not be able to hire and retain a sufficient number of technologists, and we may be required to pay bonuses and higher salaries to our technologists, which would increase our expenses. The loss of the services of any member of our senior management or our inability to hire qualified field managers, salespersons and skilled technologists at economically reasonable compensation levels could adversely affect our ability to operate and grow our business.

OUR PET SERVICE AND SOME OF OUR OTHER IMAGING SERVICES REQUIRE THE USE OF RADIOACTIVE MATERIALS, WHICH COULD SUBJECT US TO REGULATION, RELATED COSTS AND DELAYS AND POTENTIAL LIABILITIES FOR INJURIES OR VIOLATIONS OF ENVIRONMENTAL, HEALTH AND SAFETY LAWS.

     Our PET service and some of our other imaging and therapeutic services require radioactive materials. While this radioactive material has a short half-life, meaning it quickly breaks down into inert, or non-radioactive substances, storage, use and disposal of these materials present the risk of accidental environmental contamination and physical injury. We are subject to federal, state and local regulations governing storage, handling and disposal of these materials and waste products. Although we believe that our safety procedures for storing, handling and disposing of these hazardous materials comply with the standards prescribed by law and regulation, we cannot completely eliminate the risk of accidental contamination or injury from those hazardous materials. In the event of an accident, we would be held liable for any resulting damages, and any liability could exceed the limits of or fall outside the coverage of our insurance. We may not be able to maintain insurance on acceptable terms, or at all. We could incur significant costs and the diversion of our management's attention in order to comply with current or future environmental, health and safety laws and regulations.

WE MAY BE UNABLE TO EFFECTIVELY MAINTAIN OUR IMAGING AND THERAPEUTIC SYSTEMS OR GENERATE REVENUES WHEN OUR SYSTEMS ARE NOT FULLY OPERATIONAL.

     Timely, effective service is essential to maintaining our reputation and high utilization rates on our imaging systems. Repairs to one of our systems can take up to two weeks and result in a loss of revenues. Our warranties and maintenance contracts do not compensate us for loss of revenues when our systems are not fully operational. The principal components of our operating costs include depreciation, salaries paid to technologists and drivers, annual system maintenance costs, insurance and transportation costs. Because the majority of these expenses are fixed, a reduction in the number of scans performed due to out-of-service equipment will result in lower revenues and margins. Repairs of our equipment are performed for us by the equipment manufacturers. These manufacturers may not be able to perform repairs or supply needed parts in a timely manner. Thus, if we experience more system malfunctions than anticipated or if we are unable to promptly obtain the service necessary to keep our systems functioning effectively, our revenues could decline and our ability to provide services would be harmed.

THE INTERESTS OF OUR CONTROLLING STOCKHOLDERS COULD CONFLICT WITH THOSE OF THE HOLDERS OF THE NOTES OFFERED HEREBY.

     We are a wholly-owned subsidiary of InSight Holdings which is a corporation controlled by J.W. Childs Equity Partners II and Halifax Capital Partners. As a result, J.W. Childs Equity Partners II and Halifax Capital Partners, through InSight Holdings, have the ability to elect all of the members of our board of directors, appoint new management and approve any action requiring the approval of our stockholders. The board of directors has the authority to make decisions affecting our capital structure, including the issuance of additional indebtedness and the declaration of dividends. In addition, transactions may be pursued that could enhance the equity sponsors' equity investment while involving risks to your interests. There can be no assurance that the interests of the equity sponsors will not conflict with your interests.

RISKS RELATING TO GOVERNMENT REGULATION OF OUR BUSINESS

COMPLYING WITH FEDERAL AND STATE REGULATIONS IS AN EXPENSIVE AND TIME-CONSUMING PROCESS, AND ANY FAILURE TO COMPLY COULD RESULT IN SUBSTANTIAL PENALTIES.

     We are directly or indirectly through our customers subject to extensive regulation by both the federal government and the states in which we conduct our business, including:

     - the federal False Claims Act;

     - the federal Medicare and Medicaid Anti-kickback Law, and state anti-kickback prohibitions;

     - federal and state billing and claims submission laws and regulations;

     - the federal Health Insurance Portability and Accountability Act of 1996;

     - the federal physician self-referral prohibition commonly known as the Stark Law and the state law equivalents of the Stark Law;

     - state laws that prohibit the practice of medicine by non-physicians, and prohibit fee-splitting arrangements involving physicians; and

     - federal and state laws governing the diagnostic imaging and therapeutic equipment we use in our business concerning patient safety, equipment operating specifications and radiation exposure levels.

     If our operations are found to be in violation of any of the laws and regulations to which we or our customers are subject, we may be subject to the applicable penalty associated with the violation, including civil and criminal penalties, damages, fines and the curtailment of our operations. Any penalties, damages, fines or curtailment of our operations, individually or in the aggregate, could adversely affect our ability to operate our business and our financial results. The risks of our being found in violation of these laws and regulations is increased by the fact that many of them have not been fully interpreted by the regulatory authorities or the courts, and their provisions are open to a variety of interpretations. Any action brought against us for violation of these laws or regulations, even if we successfully defend against it, could cause us to incur significant legal expenses and divert our management's attention from the operation of our business. For a more detailed discussion of the various state and federal regulations to which we are subject, see "Business -- Government Regulation."

FUTURE FEDERAL LEGISLATION COULD LIMIT THE PRICES WE CAN CHARGE FOR OUR SERVICES, WHICH WOULD REDUCE OUR REVENUES AND HARM OUR OPERATING RESULTS.


     In addition to extensive existing government healthcare regulation, there are numerous initiatives affecting the coverage of and payment for healthcare services, including proposals that would significantly limit reimbursement under the Medicare and Medicaid programs. Most recently, for example, the Medicare Program issued its Physician Fee Schedule for calendar year 2002, which reduces Medicare payment for MRI services by approximately 7% to 9%. In addition, also effective January 1, 2002, the Medicare Program announced new rates under the hospital outpatient prospective payment system that reduces Medicare payment for unenhanced MRI procedures and increases Medicare payment for certain contrast-enhanced procedures. Limitations on reimbursement amounts and other cost containment pressures have in the past resulted in a decrease in the revenues we receive for each scan we perform. It is not clear at this time what additional proposals, if any, will be made or adopted or, if adopted, what effect these proposals would have on our business.


THE APPLICATION OR REPEAL OF STATE CERTIFICATE OF NEED REGULATIONS COULD HARM OUR BUSINESS AND FINANCIAL RESULTS.

     Some states require a certificate of need or similar regulatory approval prior to the acquisition of high-cost capital items including diagnostic imaging systems or provisions of diagnostic imaging services by us or our customers. Twelve of the 28 states in which we operate mobile and fixed-site centers have some form of certificate of need regulation and more states may adopt similar licensure frameworks in the future. In many cases, a limited number of these certificates are available in a given state. If we are unable to obtain the applicable certificate or approval or additional certificates or approvals necessary to expand our operations, these regulations may limit or preclude our operations in the relevant jurisdictions.

     Conversely, states in which we have obtained a certificate of need may repeal existing certificate of need regulations or liberalize exemptions from the regulations. The repeal of certificate of need regulations in states in which we have obtained a certificate of need or a certificate of need exemption would lower barriers to entry for competition in those states and could adversely affect our business.

RECENTLY PROMULGATED FEDERAL REGULATIONS AND GUIDELINES MAY PREVENT OUR CUSTOMERS FROM QUALIFYING OUR SERVICES FOR PROVIDER-BASED STATUS, AND MAY IMPOSE PHYSICIAN SUPERVISION GUIDELINES WITH WHICH WE MAY HAVE DIFFICULTY COMPLYING.

     Recent regulations may affect the ability of a Medicare provider, such as a hospital, to include a service or facility as provider-based, as opposed to treating the service as if it were offered offsite from the hospital, for purposes of Medicare reimbursement. The application of these regulations to mobile facilities is uncertain. While the Medicare, Medicaid and SCHIP Benefits Improvement and Protection Act of 2000 (BIPA) offers some relief for facilities recognized as provider-based on October 1, 2000, under these new regulations some of our customers may have difficulty qualifying our services for provider-based status. If a hospital customer cannot obtain provider-based status for our services, then the hospital might decide not to contract with us, which could have a material adverse effect on our business, financial condition and results of operations.

     In addition, the Medicare program has recently implemented regulations and guidelines establishing the level of physician supervision required for various diagnostic services. It is unclear how these medical supervision requirements will be implemented, especially with regard to mobile facilities. Strict implementation of these guidelines may render it impracticable for some of our hospital customers to continue to contract with us or to otherwise provide diagnostic imaging services through an outside supplier, and this would have a material adverse effect on our business, financial condition and results of operations.

IF WE FAIL TO COMPLY WITH VARIOUS LICENSURE, CERTIFICATION AND ACCREDITATION STANDARDS, WE MAY BE SUBJECT TO LOSS OF LICENSURE, CERTIFICATION OR ACCREDITATION, WHICH WOULD ADVERSELY AFFECT OUR OPERATIONS.

     All of the states in which we operate require that the imaging technologists that operate our CT and PET systems be licensed or certified. Certain states in which we operate require that our centers be licensed or specifically exempt from licensure, and that the imaging technologists that operate our MRI and ultrasound systems be licensed or certified. Also, each of our fixed-site centers must continue to meet various requirements in order to receive payments from the Medicare program. All of our mammography units are required to be accredited under the Mammography Quality Standards Act of 1992
(MQSA). In addition, a number of our facilities are currently accredited by the Joint Commission on Accreditation of Healthcare Organizations, an independent, non-profit organization that accredits various types of healthcare providers such as hospitals, nursing homes and providers of diagnostic imaging services. In the healthcare industry, various types of organizations are accredited to meet certain Medicare certification requirements, expedite third-party payment, and fulfill state licensure requirements. Some managed care providers prefer to contract with accredited organizations. Any lapse in our licenses, certifications or accreditations, or those of our technologists or physicians, or the failure of any of our fixed-site centers to satisfy the necessary requirements under Medicare or MQSA, could have a material adverse effect on our business, financial condition and results of operations.

               THE ACQUISITION AND RELATED FINANCING TRANSACTIONS

     On October 17, 2001, a corporation organized by the equity sponsors and wholly-owned by InSight Health Services Holdings Corp., merged with and into InSight. InSight was the surviving corporation and became a wholly-owned subsidiary of InSight Holdings. J.W. Childs Equity Partners II and an affiliate own approximately 80% of the outstanding common stock of InSight Holdings and Halifax Capital Partners and an affiliate own approximately 20% of the outstanding common stock of InSight Holdings. In addition, certain members of our senior management rolled over a portion of their InSight stock options into stock options of InSight Holdings at the consummation of the acquisition. Upon consummation of the acquisition, each of our stockholders became entitled to receive $18.00 in cash for each share of our common stock that they owned prior to the acquisition. Holders of options and warrants, which prior to the acquisition were exercisable for our common stock, received the difference between $18.00 and the exercise price for each share of common stock the holder could have acquired pursuant to the terms of the options or warrants, and the options and warrants were terminated. Our stockholders, option holders and warrant holders immediately prior to the acquisition became entitled to receive aggregate cash consideration of approximately $187.7 million as a result of the acquisition.

     Concurrently with the acquisition, we repurchased by tender offer all of our 9 5/8% senior subordinated notes due 2008 in an aggregate principal amount of $100 million. Additionally, upon consummation of the acquisition, we repaid our then outstanding senior credit facilities and certain other indebtedness and paid fees and expenses relating to the acquisition and related financing transactions.

     These transactions were financed through:

     - borrowings of $150 million under the $275 million new senior credit facilities;

     - a $200 million senior subordinated bridge financing; and

     - the investment by the equity sponsors of $98.1 million; management options and common stock rollover with a total net value of approximately $1.9 million.

                                 EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

     The issuer, the guarantors and the initial purchasers entered into a registration rights agreement in connection with the issuance of the outstanding notes. The registration rights agreement provides that we will take the following actions, at our expense, for the benefit of the holders of the outstanding notes:

     - within 120 days after the date on which the outstanding notes were issued, file the exchange offer registration statement, of which this prospectus is a part, relating to the exchange offer;

     - cause the exchange offer registration statement to be declared effective under the Securities Act within 180 days after the date on which the outstanding notes were issued; and

     - keep the exchange offer open for at least 30 business days, or longer if required by applicable law, after the date notice of the exchange offer is mailed to the holders of the outstanding notes.

     For each of the outstanding notes surrendered in the exchange offer, the holder who surrendered the note will receive an exchange note having a principal amount equal to that of the surrendered note. Interest on each exchange note will accrue from the later of (1) the last interest payment date on which interest was paid on the outstanding note surrendered or (2) if no interest has been paid on the outstanding note, from the date on which the outstanding notes were issued. If the note is surrendered for exchange on a date after the record date for the payment of interest to occur on or after the date of exchange, interest on the exchange note will accrue from that interest payment date.

     We will be required to file a shelf registration statement covering resales of the outstanding notes if:

     - because of any change in law or in currently prevailing interpretations of the staff of the SEC, we are not permitted to effect an exchange offer,

     - in some circumstances, the holders of outstanding notes so request, or

     - in the case of any holder that participates in the exchange offer, the holder does not receive exchange notes on the date of the exchange that may be sold without restriction under state and federal securities laws.

     Following the consummation of the exchange offer, holders of the outstanding notes who were eligible to participate in the exchange offer, but who did not tender their outstanding notes, will not have any further registration rights and the outstanding notes will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for the outstanding notes could be adversely affected.

TERMS OF THE EXCHANGE OFFER

     Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, we will accept any and all outstanding notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer. We will issue $1,000 principal amount of exchange notes in exchange for each $1,000 principal amount of outstanding notes accepted in the exchange offer. Any holder may tender some or all of its outstanding notes pursuant to the exchange offer. However, outstanding notes may be tendered only in integral multiples of $1,000.

     The form and terms of the exchange notes are the same as the form and terms of the outstanding notes except that:

     (1) the exchange notes bear a Series B designation and a different CUSIP Number from the outstanding notes;

     (2) the exchange notes have been registered under the Securities Act and hence will not bear legends restricting their transfer; and

     (3) the holders of the exchange notes will not be entitled to certain rights under the registration rights agreement, including the provisions providing for an increase in the interest rate on the outstanding notes in certain circumstances relating to the timing of the exchange offer, all of which rights will terminate when the exchange offer is terminated.

     The exchange notes will evidence the same indebtedness as the outstanding notes and will be entitled to the benefits of the indenture.

     As of the date of this prospectus, $225,000,000 aggregate principal amount of the outstanding notes were outstanding. We have fixed the close of business
on           , 2002 as the record date for the exchange offer for purposes of determining the persons to whom this prospectus and the letter of transmittal will be mailed initially.

     Holders of outstanding notes do not have any appraisal or dissenters' rights under the Delaware General Corporation Law. We intend to conduct the exchange offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the SEC thereunder.

     We will be deemed to have accepted validly tendered outstanding notes when, as and if we have given oral or written notice thereof to the exchange agent. The exchange agent will act as agent for the tendering holders for the purpose of receiving the exchange notes from us.

     If any tendered outstanding notes are not accepted for exchange because of an invalid tender, the occurrence of specified other events set forth in this prospectus or otherwise, the certificates for any unaccepted outstanding notes will be returned, without expense, to the tendering holder thereof as promptly as practicable after the expiration date of the exchange offer.

     Holders who tender outstanding notes in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of outstanding notes pursuant to the exchange offer. We will pay all charges and expenses, other than transfer taxes in certain circumstances, in connection with the exchange offer. See "-- Fees and Expenses."

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

     The term "expiration date" will mean 5:00 p.m., New York City time, on
          , 2002, unless we, in our sole discretion, extend the exchange offer, in which case the term "expiration date" will mean the latest date and time to which the exchange offer is extended.

     In order to extend the exchange offer, we will notify the exchange agent of any extension by oral or written notice and will mail to the registered holders an announcement thereof, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

     We reserve the right, in our sole discretion, (1) to delay accepting any outstanding notes, to extend the exchange offer or to terminate the exchange offer if any of the conditions set forth below under "-- Conditions" have not been satisfied, by giving oral or written notice of any delay, extension or termination to the exchange agent or (2) to amend the terms of the exchange offer in any manner. Any delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the registered holders.

INTEREST ON THE EXCHANGE NOTES

     The exchange notes will bear interest from their date of issuance. Holders of outstanding notes that are accepted for exchange will receive, in cash, accrued interest thereon to, but not including, the date of issuance of the exchange notes. Such interest will be paid with the first interest payment on the exchange notes on May 1, 2002. Interest on the outstanding notes accepted for exchange will cease to accrue upon issuance of the exchange notes.

     Interest on the exchange notes is payable semi-annually on each May 1 and November 1, commencing on May 1, 2002.

PROCEDURES FOR TENDERING

     Only a holder of outstanding notes may tender outstanding notes in the exchange offer. To tender in the exchange offer, a holder must complete, sign and date the letter of transmittal, or a facsimile thereof, have the signatures thereon guaranteed if required by the letter of transmittal or transmit an agent's message in connection with a book-entry transfer, and mail or otherwise deliver the letter of transmittal or the facsimile, together with the outstanding notes and any other required documents, to the exchange agent prior to 5:00 p.m., New York City time, on the expiration date. To be tendered effectively, the outstanding notes, letter of transmittal or an agent's message and other required documents must be completed and received by the exchange agent at the address set forth below under "Exchange Agent" prior to 5:00 p.m., New York City time, on the expiration date. Delivery of the outstanding notes may be made by book-entry transfer in accordance with the procedures described below. Confirmation of the book-entry transfer must be received by the exchange agent prior to the expiration date.

     The term "agent's message" means a message, transmitted by a book-entry transfer facility to, and received by, the exchange agent forming a part of a confirmation of a book-entry, which states that the book-entry transfer facility has received an express acknowledgment from the participant in the book-entry transfer facility tendering the outstanding notes that the participant has received and agree:

     (1) to participate in ATOP;

     (2) to be bound by the terms of the letter of transmittal; and

     (3) that we may enforce the agreement against the participant.

     To participate in the exchange offer, each holder will be required to make the following representations to us:

     - Any exchange notes to be received by the holder will be acquired in the ordinary course of its business.

     - At the time of the commencement of the exchange offer, the holder has no arrangement or understanding with any person to participate in the distribution, within the meaning of Securities Act, of the exchange notes in violation of the Securities Act.

     - The holder is not our affiliate as defined in Rule 405 promulgated under the Securities Act.

     - If the holder is not a broker-dealer, it is not engaged in, and does not intend to engage in, the distribution of exchange notes.

     - If the holder is a broker-dealer that will receive exchange notes for its own account in exchange for outstanding notes that were acquired as a result of market-making or other trading activities, the holder will deliver a prospectus in connection with any resale of the exchange notes. We refer to these broker-dealers as participating broker-dealers.

     - The holder is not acting on behalf of any person or entity that could not truthfully make these representations.

     The tender by a holder and our acceptance thereof will constitute agreement between the holder and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal or agent's message.

     THE METHOD OF DELIVERY OF OUTSTANDING NOTES AND THE LETTER OF TRANSMITTAL OR AGENT'S MESSAGE AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND SOLE RISK OF THE HOLDER. AS AN ALTERNATIVE TO DELIVERY BY MAIL, HOLDERS MAY WISH TO CONSIDER OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. NO LETTER OF TRANSMITTAL OR OUTSTANDING NOTES SHOULD BE SENT TO US. HOLDERS MAY REQUEST THEIR

RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR NOMINEES TO EFFECT THE ABOVE TRANSACTIONS FOR THEM.

     Any beneficial owner whose outstanding notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct the registered holder to tender on the beneficial owner's behalf. See "Instructions to Registered Holder and/or Book-Entry Transfer Facility Participant from Beneficial Owner" included with the letter of transmittal. Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by a member of the Medallion System unless the outstanding notes tendered pursuant to the letter of transmittal are tendered (1) by a registered holder who has not completed the box entitled "Special Registration Instructions" or "Special Delivery Instructions" on the letter of transmittal or
(2) for the account of a member firm of the Medallion System. If signatures on a letter of transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, the guarantee must be by a member firm of the Medallion System.

     If the letter of transmittal is signed by a person other than the registered holder of any outstanding notes listed in this prospectus, the outstanding notes must be endorsed or accompanied by a properly completed bond power, signed by the registered holder as the registered holder's name appears on the outstanding notes with the signature thereon guaranteed by a member firm of the Medallion System.

     If the letter of transmittal or any outstanding notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, the person signing should so indicate when signing, and evidence satisfactory to us of its authority to so act must be submitted with the letter of transmittal.

     We understand that the exchange agent will make a request promptly after the date of this prospectus to establish accounts with respect to the outstanding notes at DTC for the purpose of facilitating the exchange offer, and subject to the establishment thereof, any financial institution that is a participant in DTC's system may make book-entry delivery of outstanding notes by causing DTC to transfer the outstanding notes into the exchange agent's account with respect to the outstanding notes in accordance with DTC's procedures for the transfer. Although delivery of the outstanding notes may be effected through book-entry transfer into the exchange agent's account at DTC, unless an agent's message is received by the exchange agent in compliance with ATOP, an appropriate letter of transmittal properly completed and duly executed with any required signature guarantee and all other required documents must in each case be transmitted to and received or confirmed by the exchange agent at its address set forth below on or prior to the expiration date, or, if the guaranteed delivery procedures described below are complied with, within the time period provided under the procedures. Delivery of documents to DTC does not constitute delivery to the exchange agent.

     All questions as to the validity, form, eligibility, including time of receipt, acceptance of tendered outstanding notes and withdrawal of tendered outstanding notes will be determined by us in our sole discretion, which determination will be final and binding. We reserve the absolute right to reject any and all outstanding notes not properly tendered or any outstanding notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right in our sole discretion to waive any defects, irregularities or conditions of tender as to particular outstanding notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of outstanding notes must be cured within the time we determine. Although we intend to notify holders of defects or irregularities with respect to tenders of outstanding notes, neither we, the exchange agent nor any other person will incur any liability for failure to give the notification. Tenders of outstanding notes will not be deemed to have been made until the defects or irregularities have been cured or waived. Any outstanding notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent to the tendering holders, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.

GUARANTEED DELIVERY PROCEDURES


     Holders who wish to tender their outstanding notes and (1) whose outstanding notes are not immediately available, (2) who cannot deliver their outstanding notes, the letter of transmittal or any other required documents to the exchange agent or (3) who cannot complete the procedures for book-entry transfer, on or prior to the expiration date, may effect a tender if:


     (A) the tender is made through a member firm of the Medallion System;

     (B) prior to the expiration date, the exchange agent receives from a member firm of the Medallion System a properly completed and duly executed Notice of Guaranteed Delivery by facsimile transmission, mail or hand delivery setting forth the name and address of the holder, the certificate number(s) of the outstanding notes and the principal amount of outstanding notes tendered, stating that the tender is being made thereby and guaranteeing that, within three New York Stock Exchange trading days after the expiration date, the letter of transmittal or facsimile thereof together with the certificate(s) representing the outstanding notes or a confirmation of book-entry transfer of the outstanding notes into the exchange agent's account at DTC, and any other documents required by the letter of transmittal will be deposited by the member firm of the Medallion System with the exchange agent; and

     (C) the properly completed and executed letter of transmittal or facsimile thereof, as well as the certificate(s) representing all tendered outstanding notes in proper form for transfer or a confirmation of book-entry transfer of the outstanding notes into the exchange agent's account at DTC, and all other documents required by the letter of transmittal are received by the exchange agent within five New York Stock Exchange trading days after the expiration date.

     Upon request to the exchange agent, a Notice of Guaranteed Delivery will be sent to holders who wish to tender their outstanding notes according to the guaranteed delivery procedures set forth above.

WITHDRAWAL OF TENDERS

     Except as otherwise provided in this prospectus, tenders of outstanding notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date.

     To withdraw a tender of outstanding notes in the exchange offer, a telegram, telex, letter or facsimile transmission notice of withdrawal must be received by the exchange agent at its address set forth in this prospectus prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer. Any notice of withdrawal must:

     (1) specify the name of the person having deposited the outstanding notes to be withdrawn;

     (2) identify the outstanding notes to be withdrawn, including the certificate number(s) and principal amount of the outstanding notes, or, in the case of outstanding notes transferred by book-entry transfer, the name and number of the account at DTC to be credited;

     (3) be signed by the holder in the same manner as the original signature on the letter of transmittal by which the outstanding notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer sufficient to have the trustee with respect to the outstanding notes register the transfer of the outstanding notes into the name of the person withdrawing the tender; and

     (4) specify the name in which any outstanding notes are to be registered, if different from that of the person depositing the outstanding notes to be withdrawn.

     All questions as to the validity, form and eligibility, including time of receipt, of the notices will be determined by us. Our determination will be final and binding on all parties. Any outstanding notes so withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer and no exchange notes will be issued with respect thereto unless the outstanding notes so withdrawn are validly retendered. Any outstanding notes which have been tendered but which are not accepted for exchange will be returned to the holder thereof without cost to the holder as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn outstanding notes may be retendered by following one of the procedures described above under "-- Procedures for Tendering" at any time prior to the expiration date.

CONDITIONS

     Notwithstanding any other term of the exchange offer, we will not be required to accept for exchange, or exchange notes for, any outstanding notes, and may terminate or amend the exchange offer as provided in this prospectus before the acceptance of the outstanding notes, if:

     (1) any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer which, in our sole judgment, might materially impair our ability to proceed with the exchange offer or any material adverse development has occurred in any existing action or proceeding with respect to us or any of our subsidiaries; or

     (2) any law, statute, rule, regulation or interpretation by the staff of the SEC is proposed, adopted or enacted, which, in our sole judgment, might materially impair our ability to proceed with the exchange offer or materially impair the contemplated benefits of the exchange offer to us; or

     (3) any governmental approval has not been obtained, which approval we will, in our sole discretion, deem necessary for the consummation of the exchange offer as contemplated by this prospectus.

     If we determine in our sole discretion that any of the conditions are not satisfied, we may (1) refuse to accept any outstanding notes and return all tendered outstanding notes to the tendering holders, (2) extend the exchange offer and retain all outstanding notes tendered prior to the expiration of the exchange offer, subject, however, to the rights of holders to withdraw the outstanding notes (See "-- Withdrawal of Tenders") or (3) waive the unsatisfied conditions with respect to the exchange offer and accept all properly tendered outstanding notes which have not been withdrawn.

EXCHANGE AGENT


     State Street Bank and Trust Company, N.A. has been appointed as exchange agent for the exchange offer. Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for Notice of Guaranteed Delivery should be directed to the exchange agent addressed as follows:



           By Hand, Overnight Delivery or Registered/Certified Mail:



                    c/o State Street Bank and Trust Company


                             2 Avenue de Lafayette


                                Boston, MA 02111


                             Attention: Ralph Jones



                                 By Facsimile:



                                 (617) 662-1452



                             Confirm by Telephone:



                                 (617) 662-1548



     DELIVERY TO AN ADDRESS OTHER THAN SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.


FEES AND EXPENSES

     We will bear the expenses of soliciting tenders. The principal solicitation is being made by mail; however, additional solicitation may be made by telegraph, telecopy, telephone or in person by our and our affiliates' officers and regular employees.

     We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to brokers, dealers or others soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses incurred in connection with these services.

     We will pay the cash expenses to be incurred in connection with the exchange offer. Such expenses include fees and expenses of the exchange agent and trustee, accounting and legal fees and printing costs, among others.

ACCOUNTING TREATMENT

     We will record the exchange notes at the same carrying value as the outstanding notes, which is face value, as reflected in our accounting records on the date of exchange. Accordingly, we will not recognize any gain or loss for accounting purposes as a result of the exchange offer. The expenses of the exchange offer will be deferred and charged to expense over the term of the exchange notes.

CONSEQUENCES OF FAILURE TO EXCHANGE

     The outstanding notes that are not exchanged for exchange notes pursuant to the exchange offer will remain restricted securities. Accordingly, the outstanding notes may be resold only:

     (1) to us upon redemption thereof or otherwise;

     (2) so long as the outstanding notes are eligible for resale pursuant to Rule 144A, to a person inside the United States whom the seller reasonably believes is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act in a transaction meeting the requirements of Rule 144A, in accordance with Rule 144 under the Securities Act, or pursuant to another exemption from the registration requirements of the Securities Act, which other exemption is based upon an opinion of counsel reasonably acceptable to us;

     (3) outside the United States to a foreign person in a transaction meeting the requirements of Rule 904 under the Securities Act; or

     (4) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States.

RESALE OF THE EXCHANGE NOTES

     With respect to resales of exchange notes, based on interpretations by the staff of the SEC set forth in no-action letters issued to third parties, we believe that a holder or other person who receives exchange notes, whether or not the person is the holder, other than a person that is our affiliate within the meaning of Rule 405 under the Securities Act, in exchange for outstanding notes in the ordinary course of business and who is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate, in the distribution of the exchange notes, will be allowed to resell the exchange notes to the public without further registration under the Securities Act and without delivering to the purchasers of the exchange notes a prospectus that satisfies the requirements of Section 10 of the Securities Act. However, if any holder acquires exchange notes in the exchange offer for the purpose of distributing or participating in a distribution of the exchange notes, the holder cannot rely on the position of the staff of the SEC expressed in the no-action letters or any similar interpretive letters, and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction, unless an exemption from registration is otherwise available. Further, each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where the outstanding notes were acquired by the broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes.

                                USE OF PROCEEDS

     This exchange offer is intended to satisfy some of our obligations under the registration rights agreement. We will not receive any cash proceeds from the issuance of the exchange notes. In consideration for issuing the exchange notes, we will receive outstanding notes in like principal amount, the form and terms of which are substantially identical to the form and terms of the exchange notes, except as otherwise described in this prospectus. We used the proceeds from the issuance of the outstanding notes to retire in full the $200 million of indebtedness under a senior subordinated bridge financing and for general corporate purposes. The senior subordinated bridge financing was used, together with the related financing transactions, to fund a portion of the cash required to consummate the acquisition, repay certain indebtedness outstanding prior to the acquisition and pay related fees and expenses.

                                 CAPITALIZATION


     The following table sets forth our cash and cash equivalents and capitalization derived from our unaudited consolidated financial statements as of December 31, 2001. This table should be read in conjunction with "Use of Proceeds," "Selected Historical Financial and Operating Data," our consolidated financial statements and related notes and other financial information appearing elsewhere in this prospectus.



                                                                  AS OF
                                                               DECEMBER 31,
                                                                   2001
                                                              --------------
                                                               (UNAUDITED)
                                                              (IN THOUSANDS)
Cash and cash equivalents...................................     $ 22,891
                                                                 ========
Long-term debt (including current maturities):
  New senior credit facilities(1)...........................     $149,625
  Capital leases............................................        5,118
                                                                 --------
     Total senior debt......................................      154,743
  9 7/8% senior subordinated notes due 2011.................      225,000
                                                                 --------
     Total long-term debt...................................      379,743
Total stockholders' equity..................................       80,519
                                                                 --------
     Total capitalization...................................     $460,262
                                                                 ========


---------------

(1) The new senior credit facilities consist of a $50.0 million revolving credit facility, a $150.0 million term loan B and a $75.0 million delayed-draw term loan facility.

                       RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth the historical consolidated ratio of earnings to fixed charges of our company for the periods indicated.


                                                                      SIX MONTHS ENDED
                                     FISCAL YEAR ENDED           ---------------------------
                              --------------------------------   DECEMBER 31,   DECEMBER 31,
                              1997   1998   1999   2000   2001       2001           2000
                              ----   ----   ----   ----   ----   ------------   ------------
                              1.1x   1.0x   1.1x   1.3x   1.6x          --          1.4x
Fixed charge coverage
  deficiency................    --     --     --     --     --     $(6,590)           --


     For the purpose of calculating the ratio of earnings to fixed charges, earnings are defined as (i) pre-tax income from continuing operations before adjustment for income or loss from equity investments, (ii) fixed charges and
(iii) distributed income of equity investments. Fixed charges are the sum of (i) interest expense, (ii) amortized premiums, discounts and capitalized expenses related to indebtedness and (iii) an estimate of the interest within rental expense.

        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


     The following unaudited pro forma condensed consolidated financial statements have been derived by the application of pro forma adjustments to our historical consolidated financial statements included elsewhere in this prospectus and reflect the unaudited pro forma consolidated financial statements of InSight Health Services Corp. The unaudited pro forma condensed consolidated statement of income data give effect to 1) the acquisition and related financing transactions, and the application of the net proceeds and 2) the issuance of the outstanding notes and extinguishment of the senior subordinated bridge financing, as if all such transactions had occurred on July 1, 2000. Assumptions underlying the pro forma adjustments are described in the accompanying notes which should be read in conjunction with these unaudited pro forma condensed consolidated financial statements. The pro forma adjustments reflect the adoption of Statement of Financial Accounting Standards (SFAS) No. 141, "Business Combinations" and SFAS No. 142, "Goodwill and Other Intangible Assets." Among other things, this requires the elimination of goodwill amortization in the unaudited pro forma condensed consolidated statement of income, however, amortization of other identifiable intangible assets is required. After an acquisition, the total consideration of such acquisition will be allocated to the tangible and intangible assets acquired and liabilities assumed. The actual purchase accounting and other adjustments described in the accompanying notes were made as of the closing date of the acquisition and may differ from the preliminary adjustments reflected in these unaudited pro forma condensed consolidated financial statements. For example, an increase in the allocation to identifiable intangible assets with a corresponding reduction in goodwill will result in an increase in related amortization expense.



     The unaudited pro forma condensed consolidated financial statements should not be considered indicative of actual results that would have been achieved had the acquisition, related financing transactions and notes offered hereby been consummated for the periods indicated and do not purport to indicate consolidated results of operations as of any future period.


     The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the information contained in "Selected Historical Financial and Operating Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and related notes appearing elsewhere in this prospectus.

            INSIGHT HEALTH SERVICES HOLDINGS CORP. AND SUBSIDIARIES


         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                               FOR THE YEAR ENDED
                                 JUNE 30, 2001
                                 (IN THOUSANDS)


                                                            HISTORICAL(1)   ADJUSTMENTS     PRO FORMA
                                                            -------------   -----------     ---------
Revenues..................................................    $211,503        $    --       $211,503
Costs of operations.......................................     161,872         (5,530)(2)    156,342
                                                              --------        -------       --------
  Gross profit............................................      49,631          5,530         55,161
Corporate operating expenses..............................      10,783             --         10,783
                                                              --------        -------       --------
  Income from company operations..........................      38,848          5,530         44,378
Equity in earnings of unconsolidated partnerships.........         971             --            971
                                                              --------        -------       --------
  Operating income........................................      39,819          5,530         45,349
Interest expense, net.....................................      23,394         13,284(3)      36,678
                                                              --------        -------       --------
  Income before income taxes..............................      16,425         (7,754)         8,671
Provision for income taxes................................       2,624            844(4)       3,468
                                                              --------        -------       --------
  Net income..............................................    $ 13,801        $(8,598)      $  5,203
                                                              ========        =======       ========
EBITDA....................................................    $ 80,953             --       $ 80,953
Pro forma ratio of earnings to fixed charges..............                                       1.1x

            INSIGHT HEALTH SERVICES HOLDINGS CORP. AND SUBSIDIARIES


                          NOTES TO UNAUDITED PRO FORMA
                  CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                 (IN THOUSANDS)

     The unaudited pro forma condensed consolidated income statement for the year ended June 30, 2001, reflects the following pro forma adjustments:


(1)To reflect the historical results of operations of InSight, as InSight Holdings did not have operations or significant assets (see audited financial statements of InSight Holdings included elsewhere herein.)



(2) To record the elimination of goodwill amortization of $5,530 in accordance with SFAS 142.



(3) To reflect adjustments to interest expense as follows:


Interest on the outstanding notes at 9 7/8%(a)..............  $ 22,219
Interest on term loan B facility at LIBOR plus 350 bps
  (estimated rate of 6.0%)..................................     9,000
Effect of interest rate swap on notional amount of $37,250
  of term loan B facility...................................     1,100
Commitment fee on revolving credit facility (0.5% of unused
  facility) and delayed-draw term loan facility (2.0% of
  unused facility)..........................................     1,750
Amortization of deferred loan fees on new senior credit
  facilities ($1,589) and the outstanding notes ($1,352)....     2,941
Elimination of historical interest expense..................   (23,726)
                                                              --------
                                                              $ 13,284
                                                              ========

     The actual interest on the term loan B facility could vary from that used to compute the above adjustment of interest expense. The effect on pre-tax income of a 0.125% variance in such rate would be approximately $188.

     (a) Incremental interest expense on the senior subordinated bridge financing is not material to the pro forma presentation due to the limited period outstanding.


(4) To record the tax effect on the above entries at estimated effective rates.

            INSIGHT HEALTH SERVICES HOLDINGS CORP. AND SUBSIDIARIES


         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

                            FOR THE SIX MONTHS ENDED


                               DECEMBER 31, 2001

                                 (IN THOUSANDS)


                                                              HISTORICAL   ADJUSTMENTS   PRO FORMA
                                                              ----------   -----------   ---------
Revenues....................................................   $43,111        63,678(1)   106,789
Costs of operations.........................................    33,203        45,687(1)    78,890
                                                               -------      --------     --------
  Gross profit..............................................     9,908        17,991       27,899
Corporate operating expenses................................     2,129         3,184(1)     5,313
                                                               -------      --------     --------
  Income from company operations............................     7,779        14,807       22,586
Equity in earnings of unconsolidated partnerships...........       110           382(1)       492
                                                               -------      --------     --------
  Operating income..........................................     7,889        15,189       23,078
Interest expense, net.......................................     7,690        10,816(2)    18,506
                                                               -------      --------     --------
  Income before income taxes................................       199         4,373        4,572
Provision for income taxes..................................         -         1,829(3)     1,829
                                                               -------      --------     --------
  Income before extraordinary item..........................   $   199      $  2,544        2,743
                                                               =======      ========     ========
EBITDA......................................................   $15,712      $ 25,012       40,724
Pro forma ratio of earnings to fixed charges................                                  1.4x

            INSIGHT HEALTH SERVICES HOLDINGS CORP. AND SUBSIDIARIES


                          NOTES TO UNAUDITED PRO FORMA
                  CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                 (IN THOUSANDS)


     The unaudited pro forma condensed consolidated income statement for the six months ended December 31, 2001, reflects the following pro forma adjustments:



(1)To add historical results of operations from the period July 1, 2001 to October 17, 2001 of InSight.



(2) To reflect interest expense for the period July 1, 2001 to October 17, 2001, as follows:



Interest on the outstanding notes at 9 7/8%.................  $ 6,481
Interest on term loan B facility at LIBOR plus 350 bps
  (estimated rate of 6.0%)..................................    2,625
Effect of interest rate swap on notional amount of $37,250
  of term loan B facility...................................      343
Commitment fee on revolving credit facility (0.5% of unused
  facility) and delayed-draw term loan facility (2.0% of
  unused facility)..........................................      510
Amortization of deferred loan fees on new senior credit
  facilities ($1,589) and the outstanding notes ($1,352)....      857
                                                              -------
                                                              $10,816
                                                              =======


     The actual interest on the term loan B facility could vary from that used to compute the above adjustment of interest expense. The effect on pre-tax income of a 0.125% variance in such rate would be approximately $47.


(3) To record the tax effect on the above entries at estimated effective rates.

                SELECTED HISTORICAL FINANCIAL AND OPERATING DATA


     The following table sets forth our selected historical financial and other data as of and for each of the five fiscal years ended June 30, 1997, 1998, 1999, 2000 and 2001 and the six months ended December 31, 2000 and 2001. The selected historical financial and other data as of and for the fiscal years ended June 30, 1999, 2000 and 2001 have been derived from our audited consolidated financial statements and the related notes, which are included elsewhere in this prospectus. The selected historical financial and other data as of and for the six months ended December 31, 2000 and 2001 have been derived from our unaudited consolidated financial statements and the related notes, which are included elsewhere in this prospectus. The selected historical financial and other data as of and for the fiscal years ended June 30, 1997 and 1998 have been derived from our audited consolidated financial statements for the fiscal years ended June 30, 1997 and 1998, which are not included in this prospectus.


     The selected historical financial data set forth below are not necessarily indicative of the results of future operations and should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and related notes and other financial information appearing elsewhere in this prospectus.


                                                                                        SIX MONTHS ENDED
                                             FISCAL YEAR ENDED JUNE 30,                   DECEMBER 31,
                                 ---------------------------------------------------   -------------------
                                  1997       1998       1999       2000       2001     2001(3)      2000
                                 -------   --------   --------   --------   --------   --------   --------
                                                          (DOLLARS IN THOUSANDS)
INCOME STATEMENT DATA:
Revenues.......................  $92,273   $119,018   $161,992   $188,574   $211,503   $106,789   $104,014
Costs of operations............   79,634     96,887    131,343    151,429    161,872     78,890     80,891
Gross profit...................   12,639     22,131     30,649     37,145     49,631     27,899     23,123
Corporate operating expenses...    7,431      8,759     10,475     10,946     10,783      5,313      5,277
Provision for reorganization
  and other costs(1)...........       --         --      3,300         --         --         --         --
Provision for supplemental
  service fee termination......       --      6,309         --         --         --         --         --
Income from company
  operations...................    5,208      7,063     16,874     26,199     38,848     22,586     17,846
Equity in earnings of
  unconsolidated
  partnerships.................      566        707        548        817        971        492        425
Acquisition related
  compensation charge..........       --         --         --         --         --    (15,616)        --
Operating income...............    5,774      7,770     17,422     27,016     39,819      7,462     18,271
Interest expense, net..........    4,066      6,827     14,500     18,696     23,394     14,011     11,907
Income (loss) before income
  taxes........................    1,708        943      2,922      8,320     16,425     (6,549)     6,364
Provision (benefit) for income
  taxes........................      427        431     (3,190)     1,131      2,624     (2,100)       636
Income (loss) before
  extraordinary item...........    1,281        512      6,112      7,189     13,801     (4,499)     5,728
Extraordinary item -- loss on
  debt extinguishment..........       --         --         --         --         --     (7,378)        --
Net income (loss)..............  $ 1,281   $    512   $  6,112   $  7,189   $ 13,801   $(11,827)  $  5,728
                                 =======   ========   ========   ========   ========   ========   ========
BALANCE SHEET DATA:
Cash and cash equivalents......  $ 6,884   $ 44,740   $ 14,294   $ 27,133   $ 23,254   $ 22,891   $ 15,147
Working capital (deficit)......   (6,162)    36,109     24,651     20,814     16,791     43,902     14,037
Total assets...................   97,271    231,592    238,304    328,872    321,056    490,563    327,106
Total debt (including current
  maturities)..................   73,195    164,798    172,630    248,232    228,253    379,743    243,062
Stockholders' equity...........    6,685     37,858     44,106     51,487     65,471     80,519     57,304

                                                                                        SIX MONTHS ENDED
                                             FISCAL YEAR ENDED JUNE 30,                   DECEMBER 31,
                                 ---------------------------------------------------   -------------------
                                  1997       1998       1999       2000       2001     2001(3)      2000
                                 -------   --------   --------   --------   --------   --------   --------
                                                          (DOLLARS IN THOUSANDS)
OTHER FINANCIAL DATA:
EBITDA(2)......................  $15,514   $ 29,694   $ 45,608   $ 60,646   $ 80,953   $ 40,724   $ 39,207
EBITDA margin..................     16.8%      24.9%      28.2%      32.2%      38.3%     38.14%     37.69%
Depreciation and
  amortization.................    9,740     15,615     24,886     33,630     41,134     17,646     20,936
Capital expenditures...........    6,868     23,644     18,440     23,170     22,911     32,288     18,642
Net cash provided by operating
  activities...................    7,478     18,216     10,892     40,524     50,682     26,137     18,993
Net cash used in investing
  activities...................  (30,377)   (78,168)   (47,201)   (49,070)   (23,442)  (212,955)   (18,915)
Net cash provided by (used in)
  financing activities.........   23,204     97,808      5,863     21,385    (31,119)   194,884    (12,064)
Ratio of earnings to fixed
  charges(3)...................     1.1x       1.0x       1.1x       1.3x       1.6x         --       1.4x
Fixed charge coverage
  deficiency...................       --         --         --         --         --   $ (6,590)        --
Number of mobile facilities....       40         67         86         82         88         95         87
Number of fixed-site centers...       39         52         59         68         69         70         69
PRO FORMA DATA (UNAUDITED):
Interest expense, net..........                                             $ 36,678   $ 18,506
Ratio of EBITDA to interest
  expense, net(1)..............                                                 2.2x       2.2x
Ratio of net debt to
  EBITDA(1)(2).................                                                            4.4x


---------------

(1) In connection with the recapitalization by The Carlyle Group and General Electric Company (GE) in October 1997, we recorded a one-time non-cash charge of $6,309 for the elimination of a supplemental service fee payment due to GE. In 1999, we recorded a one-time charge of $3,300 related to the realignment of our corporate and regional organization.


(2) EBITDA is defined as operating income plus depreciation and amortization. This measurement has been included because management believes that certain investors will find it to be a useful tool for measuring our ability to meet debt service, capital expenditure and working capital requirements. EBITDA should not be considered an alternative to, or more meaningful than, income from company operations or other traditional indicators of operating performance and cash flow from operating activities determined in accordance with accounting principles generally accepted in the United States. EBITDA excludes the provision for supplemental service fee termination in 1998, the provision for reorganization and other costs in 1999 and the acquisition related compensation charge in 2001.



(3)The results of operations for the six months ended December 31, 2001 have been derived by combining the results of operations of InSight Holdings for the six months ended December 31, 2001 with the results of operations of InSight from July 1, 2001 to October 17, 2001.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

     The following discussion should be read in conjunction with our consolidated financial statements and the related notes and other financial information appearing elsewhere in this prospectus. This prospectus contains forward-looking statements that involve risks and uncertainties. Our actual results may differ materially from those indicated in forward-looking statements. See "Cautionary Note Regarding Forward-Looking Statements."

OVERVIEW


     We are a leading nationwide provider of outsourced diagnostic imaging services, serving a diverse portfolio of customers, including healthcare providers, such as hospitals and physicians, and payors, such as managed care organizations and insurance companies, and are the largest integrated provider of fixed and mobile diagnostic imaging services in the United States. We have two reportable segments, the Eastern Division and the Western Division. Our operations are located throughout the United States, with a substantial presence in California, Texas, New England, North Carolina, South Carolina, Florida and the midwest (Indiana and Ohio). While we generated approximately 80% of our revenues from MRI services during the fiscal year ended June 30, 2001, we provide a comprehensive offering of diagnostic imaging and treatment services, including CT, PET, mammography, bone densitometry, diagnostic ultrasound, lithotripsy and x-ray. We have developed and continue to develop strong regional networks of diagnostic imaging services, enabling us to increase overall utilization of our imaging equipment and to benefit from enhanced economies of scale. We provide our services through 69 fixed-site centers, including 26 multi-modality centers and 95 mobile facilities. At our multi-modality imaging centers, we typically offer MRI and one or more of CT, x-ray, mammography, ultrasound, nuclear medicine and bone densitometry services.


     Our revenues are primarily generated from contract services and patient services. Contract services revenues are primarily earned through mobile facilities. Patient services revenues are primarily earned through fixed-site centers. Contract services revenues are generally earned from services billed to hospitals or other healthcare providers, which include: (1) fee-for-service arrangements in which revenues are based upon a contractual rate per procedure;
(2) management fees; and (3) equipment rental in which revenues are generally based upon a fixed monthly rental. Patient services revenues are earned from services billed directly to patients or third-party payors (generally managed care organizations, Medicare, Medicaid, commercial insurance carriers and workers' compensation funds). Contract and patient services revenues represented approximately 49% and 51%, respectively, of our total revenues for the fiscal year ended June 30, 2001.

     During the fiscal year ended June 30, 2001, compared to the fiscal year ended June 30, 2000, we increased scan volumes at our fixed-site centers by 9%. During the same period, the average fee-per-scan at our fixed-site centers remained relatively constant. The average fee-per-scan at our MRI-only fixed-site centers is higher than at our multi-modality centers, due to the range of procedures, many of which have a lower fee-per-scan than MRI, provided at our multi-modality centers.

     We maintain a high fixed cost structure, with fixed costs and variable costs representing 80.1% and 19.9% of total operating expenses, respectively, for the fiscal year ended June 30, 2001. Four categories of fixed expenses account for approximately 73.9% of our total operating expenses: (1) salaries and benefits expenses; (2) equipment lease expenses; (3) contractual maintenance expenses; and (4) depreciation and amortization, comprising 34.9%, 5.0%, 25.9% and 8.1%, respectively, of our total operating expenses for the fiscal year ended June 30, 2001. Due to this high degree of operating leverage with respect to our equipment, any increase in existing facility scan volumes disproportionately increases our operating cash flow. Service supplies, consisting mainly of film and contrast media used in our diagnostic imaging services, comprised 5.6% of our total operating expenses for the fiscal year ended June 30, 2001 and were our largest variable operating expense during this period.

     We believe that the expansion of our business through the addition of new facilities and acquisitions is a key factor in achieving our growth. Generally, acquisition opportunities are aimed at increasing revenues and profits and maximizing utilization of existing capacity and increasing economies of scale. Incremental operating profit resulting from future acquisitions will vary depending on geographic location, whether facilities are mobile or fixed, the range of services provided and our ability to integrate the acquired businesses into our existing infrastructure. Since 1996, we have completed 12 acquisitions. We are continuously evaluating acquisition opportunities and consolidation possibilities, and, at any given time, may be in various stages of due diligence or preliminary discussions with respect to a number of potential transactions. From time to time, we may enter into non-binding letters of intent, but we are not currently subject to any definitive agreement with respect to any transaction material to our operations or otherwise so far advanced in any discussions as to make a transaction material to our operations reasonably certain. Nevertheless, one of these potential transactions, a definitive agreement for which is currently under negotiation, if we were to complete our business and legal due diligence and enter into a definitive agreement, would, if consummated, be material to our operations and to our financial condition.



     Our results of operations for the six months ended December 31, 2001 have been derived by combining the results of operations of InSight Holdings for the six months ended December 31, 2001 with the results of operations of InSight from July 1, 2001 to October 17, 2001, the date of the acquisition and related financing transactions. Our results of operations for the three months ended December 31, 2001 have been derived by combining the results of operations of InSight Holdings from October 1, 2001 to December 31, 2001 with the results of operations of InSight from October 1, 2001 to October 17, 2001. The results of operations and cash flows of InSight prior to the acquisition and related financing transactions incorporated in the discussion of our operating results for the six and three months ended December 31, 2001 are the historical results and cash flows of InSight. InSight's results do not reflect any purchase accounting adjustments included in the results of InSight Holdings after the acquisition and related financing transactions, and thus are not directly comparable. Because of the effects of purchase accounting applied as a result of the acquisition and related financing transactions and the additional interest expense associated with the debt incurred to finance the acquisition, the results of InSight Holdings after the acquisition are not comparable in all respects to the results of operations prior to the acquisition and related financing transactions. However, management believes a discussion of the operations by combining the results of InSight Holdings and InSight is more meaningful as InSight Holdings' operating revenues and expenses have not been affected by the acquisition and related financing transactions and splitting up the results between pre- and post-acquisition and related financing transactions periods would make comparisons of the operating trends to the prior year very different.


ACQUISITIONS AND NEW FACILITIES

     In the fiscal year ended June 30, 2000, we completed two acquisitions in the Eastern Division: (1) two fixed-site centers in Indianapolis and Clarksville, Indiana, respectively and (2) a 90% interest in a partnership which owns a multi-modality fixed-site center in Wilkes-Barre, Pennsylvania. The aggregate purchase price for these two acquisitions was approximately $24.5 million, which was financed with our acquisition facility under our existing senior credit facilities.

     In the fiscal year ended June 30, 2000, we opened in the Western Division:
(1) a radiology co-source outpatient fixed-site center in Granada Hills, California, (2) a radiology co-source outpatient multi-modality fixed-site center in Henderson, Nevada and (3) an Open MRI fixed-site center in Pleasanton, California. These were financed through both capital leases with General Electric Company and internally generated funds. In the fiscal year ended June 30, 2000, we closed in the Eastern Division an Open MRI fixed-site center in Atlanta, Georgia.

     In the fiscal year ended June 30, 2001, we opened: (1) in the Western Division a radiology co-source outpatient fixed-site center in Marina del Rey, California, which was financed with a capital lease from General Electric Company and internally generated funds; and (2) in the Eastern Division a PET fixed-site center in Louisville, Kentucky, which was financed with outside financing.

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


     In the six months ended December 31, 2001, we opened in the Eastern Division a radiology co-source outpatient fixed-site center in Largo, Florida, which was financed with an operating lease from General Electric Company.


FINANCIAL CONDITION, LIQUIDITY AND CAPITAL RESOURCES

     We operate in a capital-intensive, high fixed-cost industry that requires significant amounts of working capital to fund operations, particularly the initial start-up and development expenses of new operations, but we are constantly under external pressure both from our customers and competitors to contain costs and reduce prices.

     On October 17, 2001 we entered into new senior credit facilities with Bank of America, N.A. and a syndicate of other lenders consisting of (1) a $150.0 million seven year term loan B (the entire amount of which was drawn down in connection with the acquisition), (2) a $75 million seven year delayed-draw term loan facility and (3) a $50.0 million revolving credit facility. Borrowings under the new senior credit facilities bear interest at LIBOR plus 3.5%. We are required to pay an annual unused facility fee of between 0.5% and 2.0%, payable quarterly, on unborrowed amounts under both facilities. For more information, see "Description of New Senior Credit Facilities." We expect to use our delayed-draw facility, which is available through the second anniversary of the acquisition, to fund future acquisitions and capital expenditures. We expect to use the revolving credit facility primarily to fund our future working capital needs.

     The new senior credit facilities contain various restrictive covenants. They prohibit us from prepaying other indebtedness, including the notes described below, and they require us to maintain specified financial ratios and satisfy financial condition tests. In addition, the new senior credit facilities prohibit us from declaring or paying any dividends and prohibit us from making any payments with respect to the new notes if we fail to perform our obligations under, or fail to meet the conditions of, the new senior credit facilities or if payment creates a default under the new senior credit facilities. For more information, see "Description of New Senior Credit Facilities," "Description of Notes" and "Risk Factors -- Risks Relating to the Notes."


     In addition to the indebtedness under the new senior credit facilities, we also issued the outstanding notes, consisting of $225 million aggregate principal amount, in a private placement exempt from registration under the Securities Act and used the proceeds thereof to retire $200 million of indebtedness under a senior subordinated bridge financing, which we incurred to finance the acquisition and related refinancing transactions, and for general corporate purposes. The indenture governing the outstanding notes, among other things, (1) restricts our and our restricted subsidiaries' ability, including the ability of the guarantors of the new notes, to incur additional indebtedness, issue shares of preferred stock, incur liens, pay dividends or make certain other restricted payments and enter into certain transactions with affiliates, (2) places certain restrictions on the ability of certain of our restricted subsidiaries, including the guarantors of the new notes, to pay dividends or make certain payments to us and (3) places restrictions on our restricted subsidiaries' ability, including the ability of the guarantors of the notes, to merge or consolidate with any other person or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of our assets.


     For details regarding the refinancing and the terms of the new indebtedness, see "Description of New Senior Credit Facilities" and "Description of Notes."


     Net cash provided by operating activities was approximately $26.1 million for the six months ended December 31, 2001. Cash provided by operating activities resulted primarily from net income before depreciation, amortization, the extraordinary loss on debt extinguishment and the acquisition related compensation charge (approximately $28.8 million), an increase in accounts payable and other accrued expenses (approximately $0.4 million) and a decrease in trade accounts receivables, net (approximately $1.7 million), partially offset by an increase in other current assets (approximately $4.7 million).

     Net cash used in investing activities was approximately $213.0 million for the six months ended December 31, 2001. Cash used in investing activities resulted primarily from the purchase of our common stock, net of cash acquired in the acquisition and related financing transactions (approximately $179.3 million) and our purchasing or upgrading diagnostic imaging equipment at our existing facilities (approximately $32.3 million).



     Net cash provided by financing activities was approximately $194.9 million for the six months ended December 31, 2001. Cash provided by financing activities resulted primarily from the proceeds from sale of InSight Holdings common stock, net of equity issuance costs (approximately $85.9 million) and borrowings of debt (approximately $575.0 million), partially offset by principal payments of debt and capital lease obligations (approximately $438.6 million), and payments of deferred loan fees (approximately $27.6 million).



     We have committed to purchase or lease in connection with the development of new fixed-site centers and mobile facilities and replacement or upgrades of diagnostic imaging equipment at fixed-site centers and mobile facilities, at an aggregate cost of approximately $18.5 million, 16 diagnostic imaging systems for delivery through June 2002. We expect to use either internally generated funds or leases from General Electric Company and others to finance the purchase of this equipment. We may purchase, lease or upgrade other diagnostic imaging systems as opportunities arise to place new equipment into service when new contract services agreements are signed, existing agreements are renewed, acquisitions are completed, or new fixed-site centers and mobile facilities are developed in accordance with our business strategy.


     Effective December 1, 1999, we purchased 38 pieces of diagnostic imaging equipment from General Electric Company by converting operating leases to capital leases. The capital leases bear interest at 9% per annum, have 48 to 72 month terms and contain a $1.00 buyout at the end of each lease. The total purchase price was approximately $45 million. In connection with the acquisition, we refinanced all but approximately $5.5 million of these capital leases through borrowings under the new senior credit facilities. In the future, we intend to finance purchases of diagnostic imaging equipment primarily with internally generated funds, capital leases or our new senior credit facilities rather than entering into operating leases; although we may choose to enter into operating leases for certain diagnostic imaging equipment.

     In addition, in connection with the implementation of the electronic transaction, security and privacy standards mandated by the Health Insurance Portability and Accountability Act, or HIPAA, we expect to spend approximately $1.5 million to make necessary software upgrades to our radiology information system to make it compliant with the HIPAA transaction standards by late 2002 and with the privacy standards by 2003.


     We believe that, based on current levels of operations and anticipated growth, our cash from operations, together with other available sources of liquidity, including borrowings available under our new senior credit facilities, will be sufficient through December 31, 2002 to fund anticipated capital expenditures and make required payments of principal and interest on our debt, including payments due on the notes and obligations under our new senior credit facilities. In addition, we continually evaluate potential acquisitions and expect to fund such acquisitions from our available sources of liquidity, as discussed above. Our acquisition strategy may require sources of capital in addition to those currently available to us. No assurance can be given that such necessary additional funds will be available on terms acceptable to us or at all.



RESULTS OF OPERATIONS



     For the six months ended December 31, 2001 and 2000, we focused on the results of operations through the division of our diagnostic imaging business into two geographical regions of the United States: Western and Eastern Divisions. We have divided our operations into two Divisions only for the purposes of the separation of internal management responsibilities and we do not focus on each of these Divisions as a separate business or make financial decisions as if they are separate businesses. Each Division provides diagnostic imaging services and generates both contract services and patient services revenues. In addition, we allocate resources on an overall basis to each Division to maximize returns on investment. Our results of operations for the six months ended December 31, 2001 have been derived by combining the results of operations of InSight Holdings for the six months ended December 31, 2001 with the results of operations of InSight from July 1, 2001 to October 17, 2001, the date of the acquisition and related financing transactions. The results of operations of InSight Holdings for the three months ended December 31, 2001 have been derived by combining the results of operations of InSight Holdings for the three months ended December 31, 2001 with the results of operations of InSight from October 1, 2001 to October 17, 2001.



RESULTS OF OPERATIONS FOR THE SIX MONTHS ENDED DECEMBER 31, 2001 AND 2000



     Revenues: Revenues increased approximately 2.7% from approximately $104.0 million for the six months ended December 31, 2000, to approximately $106.8 million for the six months ended December 31, 2001. This increase was due primarily to the opened fixed-site centers discussed above (approximately $0.5 million) and an increase in patient services revenues (approximately $3.6 million) at existing facilities, partially offset by a decrease in contract services and other revenues (approximately $1.3 million) at existing facilities. Revenues for the Eastern and Western Division represented approximately 60% and 36%, respectively, of total revenues for the six months ended December 31, 2001. However, the percentages will be affected by future acquisitions and the establishment of fixed-site centers and mobile facilities.



     Contract services revenues decreased approximately 2.7% from approximately $52.2 million for the six months ended December 31, 2000, to approximately $50.8 million for the six months ended December 31, 2001. This decrease was due to the loss of several high volume contracts which were replaced by contracts which initially have lower volumes. Contract services revenues for the Eastern and Western Division represented approximately 89% and 5%, respectively, of contract services revenues for the six months ended December 31, 2001. However, the percentages will be affected by future acquisitions and the establishment of fixed-site centers and mobile facilities.



     Contract services revenues, primarily earned by our mobile facilities, represented approximately 48% of total revenues for the six months ended December 31, 2001. Each year approximately one-quarter to one-third of the contract services agreements are subject to renewal. It is expected that some high volume customer accounts will elect not to renew their agreements and instead will purchase or lease their own diagnostic imaging equipment and some customers may choose an alternative services provider. In the past, where agreements have not been renewed, we have been able to obtain replacement contracts. While some replacement accounts have initially been smaller than the lost accounts, such replacement accounts revenues have generally increased over the term of the agreement. The non-renewal of a single customer agreement would not have a material impact on our contract services revenues, although non-renewal of several contracts could have a material impact on contract services revenues.



     As a result of the implementation of the OPPS for outpatient services, effective August 1, 2000 Medicare began paying hospitals for outpatient services based on ambulatory payment classification (APC) groups rather than on a hospital's costs. Each APC has been assigned a payment weight by the Centers for Medicare and Medicaid Services (CMS). Under the new OPPS, the payment due a hospital for performing an outpatient service will be an amount based on the APC weight, a dollar based conversion factor, a geographic adjustment factor to account for area labor cost differences and any other adjustments applicable to the hospital or case. Because the new OPPS appeared to have a severe adverse economic effect on hospitals, Congress enacted additional legislation in the Balanced Budget Refinement Act of 1999 (BBA) to ease such effect through 2003. Under the BBA, hospitals may receive additional payments for new technologies, transitional pass-through for innovative medical devices, drugs and biologics, outlier adjustments and transitional payment corridors. In addition, the BIPA included certain provisions requiring CMS to revise the APCs to separate contrast-enhanced diagnostic imaging procedures from those that are not contrast-enhanced. Payment for unenhanced diagnostic procedures was reduced as a result of implementation of these provisions effective January 1, 2002, but the APC rates for certain contrast-enhanced diagnostic procedures were increased. The APC rates which became effective on January 1, 2002, and revised effective April 1, 2002, also reduced Medicare payment for PET services provided to hospital outpatients.



     As a result of the implementation of the new OPPS, we believe that our hospital customers may seek reductions in contractual rates to the extent the hospital believes it will pay more to us than it will receive from Medicare and other third-party payors. The reduction of contractual rates for a single customer or loss of a single customer to a competitor prepared to reduce contractual rates would not have a material adverse impact on our contract services revenues; however, the reduction in contractual rates for several customers or loss of several contracts could have a material impact on our business, financial condition and results of operations.



     On the other hand, we believe that the impact of the new OPPS on hospital payments for diagnostic imaging services, especially for MRI and CT services, may cause hospitals to consider restructuring their diagnostic outpatient imaging services as freestanding centers which are unaffected by the new OPPS. This may provide us with additional opportunities for our radiology co-source product which involves the joint ownership and management of single and multi-modality imaging centers with hospitals. Given the infancy and complexity of the new OPPS, it is difficult to determine whether hospitals will be receiving less from Medicare (after they take advantage of the transitional payments that may be available under the BBA) and to what extent they will attempt to renegotiate existing contractual arrangements.



     Patient services revenues, primarily earned by our fixed-site centers, represented approximately 52% of total revenues for the six months ended December 31, 2001. Patient services revenues increased approximately 8.0% from approximately $51.5 million for the six months ended December 31, 2000, to approximately $55.6 million for the six months ended December 31, 2001. This increase was due primarily to the opened fixed-site centers discussed above (approximately $0.5 million) and an increase in revenues at existing facilities (approximately $3.6 million). The increase at existing facilities was due to higher utilization (approximately 6%), partially offset by nominal changes in reimbursement from third party payors. Patient services revenues for the Eastern and Western Division represented approximately 34% and 65%, respectively, of patient services revenues for the six months ended December 31, 2001. However, the percentages will be affected by future acquisitions and the establishment of fixed-site centers and mobile facilities. We believe our patient services revenues received from Medicare will not be materially impacted by the new OPPS because it primarily operates freestanding fixed-site centers which are unaffected thereby. However, regulations were recently adopted by the Medicare program which, effective January 1, 2002, reduced Medicare payment for diagnostic imaging services, including MRI and other services we provide in non-hospital settings, by approximately 7% to 9%. These regulations are expected to negatively impact patient services revenues in the annual amount of approximately $2 million based on current revenues.



     Management believes that any future increases in revenues at existing facilities can be achieved primarily by higher utilization and not by increases in procedure prices; however, slower start-ups of new operations, excess capacity of diagnostic imaging equipment, increased competition, and the expansion of managed care may impact utilization and make it difficult for us to achieve revenue increases in the future, absent the execution of provider agreements with managed care companies and other payors, and the execution of our business strategy, particularly acquisitions.



     Costs of Operations: Costs of operations decreased approximately 2.5% from approximately $80.9 million for the six months ended December 31, 2000, to approximately $78.9 million for the six months ended December 31, 2001. This decrease was due to the elimination of goodwill amortization as a result of the adoption of SFAS 142 discussed below, net of goodwill amortization as a result of the acquisition and related financing transactions (approximately $2.3 million), and reduced costs at existing facilities (approximately $0.1 million), partially offset by costs related to the opened fixed-site centers discussed above (approximately $0.4 million).



     Costs of operations, as a percentage of total revenues, decreased from approximately 77.8% for the six months ended December 31, 2000, to approximately 73.9% for the six months ended December 31, 2001. The percentage decrease is due to the elimination of goodwill amortization discussed below and reduced costs in equipment leases, equipment maintenance, occupancy, consulting and travel costs, partially offset by higher salary and benefits. We are continuing to improve operating efficiencies through cost reduction initiatives, which are focused primarily on costs for diagnostic imaging equipment, including lease, depreciation and maintenance and occupancy, marketing and salary and benefits.

     Corporate Operating Expenses: Corporate operating expenses increased approximately 0.6%, from approximately $5.28 million for the six months ended December 31, 2000, to approximately $5.31 million for the six months ended December 31, 2001. This increase was due primarily to increased occupancy and information systems costs, partially offset by reduced travel and consulting costs. Corporate operating expenses, as a percentage of total revenues, decreased from approximately 5.1% for the six months ended December 31, 2000, to approximately 5.0% for the six months ended December 31, 2001.



     Acquisition Related Compensation Charge: For the six months ended December 31, 2001, we recorded a charge of approximately $15.6 million related to the exercise of our common stock options and warrants as a result of the acquisition and related financing transactions.



     Interest Expense, Net: Interest expense, net increased approximately 17.6% from approximately $11.9 million for the six months ended December 31, 2000, to approximately $14.0 million for the six months ended December 31, 2001. This increase was due primarily to additional debt related to the acquisition and related financing transactions.



     Provision for Income Taxes: Provision for income taxes decreased from approximately $0.6 million for the six months ended December 31, 2000, to a benefit of approximately $2.1 million for the six months ended December 31, 2001. The decrease in provision is due to our recording a benefit of approximately $2.1 million to recognize anticipated utilization of certain net operating loss carrybacks.



     EBITDA: Earnings before interest, taxes, depreciation, amortization and the acquisition related compensation charge (EBITDA) increased approximately 3.8% from approximately $39.2 million for the six months ended December 31, 2000, to approximately $40.7 million for the six months ended December 31, 2001. This increase was primarily due to higher revenues at existing facilities and lower costs of services as a result of the cost reduction initiatives discussed above. EBITDA for the Western Division increased approximately 27.0% from approximately $12.6 million for the six months ended December 31, 2000 to approximately $16.0 million for the six months ended December 31, 2001. EBITDA for the Eastern Division decreased approximately 7.0% from approximately $32.7 million for the six months ended December 31, 2000 to approximately $30.4 million for the six months ended December 31, 2001. The reduction in EBITDA in the Eastern Division is due primarily to the reduction in contract services revenues and to the start-up costs relating to certain mobile PET facilities.



     Extraordinary Item: We recorded an extraordinary loss of approximately $7.4 million related to the write-off of associated debt issuance costs, as a result of the acquisition and related financing transactions.



RESULTS OF OPERATIONS FOR THE THREE MONTHS ENDED DECEMBER 31, 2001 AND 2000



     Revenues: Revenues increased approximately 3.7% from approximately $51.8 million for the three months ended December 31, 2000, to approximately $53.7 million for the three months ended December 31, 2001. This increase was due primarily to an increase in contract services, patient services and other revenues (approximately $1.7 million) at existing facilities, and to revenues generated at the opened fixed-site centers discussed above (approximately $0.3 million). Revenues for the Eastern and Western Division represented approximately 61% and 36%, respectively, of total revenues for the three months ended December 31, 2001.



     Contract services revenues increased approximately 0.4% from approximately $25.9 million for the three months ended December 31, 2000, to approximately $26.0 million for the three months ended December 31, 2001. This increase was due to higher utilization at our existing mobile customer base offset by the loss of certain high volume contracts which were replaced by contracts which initially have lower volumes. Contract services revenues for the Eastern and Western Division represented approximately 89% and 5%, respectively, of contract services revenues for the three months ended December 31, 2001.



     Patient services revenues increased approximately 6.6% from approximately $25.8 million for the three months ended December 31, 2000, to approximately $27.5 million for the three months ended December 31, 2001. This increase was due primarily to an increase in revenues at existing facilities (approximately $1.5 million) and the opened fixed-site centers discussed above (approximately $0.3 million). The increase at existing facilities was due to higher utilization (approximately 6%), partially offset by nominal changes in reimbursement from third party payors. Patient services revenues for the Eastern and Western Division represented approximately 33% and 66%, respectively, of patient services revenues for the three months ended December 31, 2001.



     Costs of Operations: Costs of operations increased approximately 1.2% from approximately $40.3 million for the three months ended December 31, 2000, to approximately $40.8 million for the three months ended December 31, 2001. This increase was due primarily to costs related to the opened fixed-site centers discussed above (approximately $0.2 million) and an increase in costs at existing facilities (approximately $1.3 million), partially offset by the elimination of goodwill amortization as a result of the adoption of SFAS 142 discussed below, net of goodwill amortization as a result of the acquisition and related financing transactions (approximately $1.0 million).



     Costs of operations, as a percentage of total revenues, decreased from approximately 77.9% for the three months ended December 31, 2000, to approximately 76.0% for the three months ended December 31, 2001. The percentage decrease is due to the elimination of the goodwill amortization discussed below and reduced costs in equipment leases, equipment maintenance and occupancy costs, offset by higher salary and benefits.



     Corporate Operating Expenses: Corporate operating expenses increased approximately 2.7%, from approximately $2.58 million for the three months ended December 31, 2000, to approximately $2.65 million for the three months ended December 31, 2001. This increase was due primarily to occupancy and information systems costs, partially offset by reduced travel and consulting costs. Corporate operating expenses, as a percentage of total revenues, decreased from approximately 5.0% for the three months ended December 31, 2000, to approximately 4.9% for the three months ended December 31, 2001.



     Acquisition Related Compensation Charge: For the three months ended December 31, 2001, we recorded a charge of approximately $15.6 million related to the exercise of our common stock options and warrants as a result of the acquisition and related financing transactions.



     Interest Expense, Net: Interest expense, net increased approximately 47.5% from approximately $5.9 million for the three months ended December 31, 2000, to approximately $8.7 million for the three months ended December 31, 2001. This increase was due primarily to additional debt related to the acquisition and related financing transactions.



     Provision for Income Taxes: Provision for income taxes decreased from approximately $0.3 million for the three months ended December 31, 2000, to a benefit of approximately $4.5 million for the three months ended December 31, 2001. The decrease in provision is due to our recording a benefit of approximately $2.1 million to recognize anticipated utilization of certain net operating loss carrybacks.



     EBITDA: Earnings before interest, taxes, depreciation, amortization and the acquisition related compensation charge (EBITDA) decreased approximately 0.5% from approximately $19.8 million for the three months ended December 31, 2000, to approximately $19.7 million for the three months ended December 31, 2001. This decrease was primarily due to the reduction in contract services revenues in the Eastern Division and higher costs of operations. EBITDA for the Western Division increased approximately 20.3% from approximately $6.4 million for the three months ended December 31, 2000 to approximately $7.7 million for the three months ended December 31, 2001. EBITDA for the Eastern Division decreased approximately 6.9% from approximately $16.0 million for the three months ended December 31, 2000 to approximately $14.9 million for the three months ended December 31, 2001. The reduction in EBITDA in the Eastern Division is due primarily to the reduction in contract services revenues and to the start-up costs relating to certain mobile PET facilities.



     Extraordinary Item: We recorded an extraordinary loss of approximately $7.4 million related to the write-off of associated debt issuance costs, as a result of the acquisition and related financing transactions.

RESULTS OF OPERATIONS FOR YEARS ENDED JUNE 30, 2001 AND 2000


     Revenues: Revenues increased approximately 12.1% from approximately $188.6 million for the fiscal year ended June 30, 2000, to approximately $211.5 million for the fiscal year ended June 30, 2001. This increase was due primarily to the acquisitions and opened fixed-site centers discussed above (approximately $10.9 million) and an increase in contract services, patient services and other revenues (approximately $16.4 million) at existing facilities, resulting from sales efforts and incentive initiatives implemented at existing facilities, partially offset by the assignment in the fiscal year ended June 30, 2000 of certain managed care contracts to an outside third party (approximately $4.4 million). Revenues for the Eastern and Western Divisions represented approximately 61% and 35%, respectively, of total revenues for the fiscal year ended June 30, 2001. However, the percentages will be affected by future acquisitions and the establishment of fixed-site centers and mobile facilities.


     Contract services revenues, primarily earned by our mobile facilities, represented approximately 49% of total revenues for the fiscal year ended June 30, 2001. Contract services revenues increased approximately 3.3% from approximately $100.1 million for the fiscal year ended June 30, 2000, to approximately $103.4 million for the fiscal year ended June 30, 2001. The increase was due to the addition of five mobile facilities and a combination of higher utilization and more fixed monthly fee contracts at our existing mobile customer base (approximately $7.7 million), partially offset by the assignment in the fiscal year ended June 30, 2000 of certain managed care contracts to an outside third party (approximately $4.4 million). Contract services revenues for the Eastern and Western Divisions represented approximately 87% and 6%, respectively, of contract services revenues for the fiscal year ended June 30, 2001. However, the percentages will be affected by future acquisitions and the establishment of fixed-site centers, and mobile facilities.


     Patient services revenues, primarily earned by our fixed-site centers, represented approximately 51% of total revenues for the fiscal year ended June 30, 2001. Patient services revenues increased approximately 23.8% from approximately $86.8 million for the fiscal year ended June 30, 2000, to approximately $107.5 million for the fiscal year ended June 30, 2001. This increase was due primarily to the acquisitions and opened fixed-site centers discussed above (approximately $10.9 million) and an increase in revenues at existing facilities (approximately $9.8 million). The increase at existing facilities was due to higher utilization (approximately 9%), and a nominal increase in reimbursement from third-party payors. Patient services revenues for the Eastern and Western Divisions represented approximately 37% and 62%, respectively, of patient services revenues for the fiscal year ended June 30, 2001. However, the percentages will be affected by future acquisitions and the establishment of fixed-site centers and mobile facilities.

     Costs of Operations: Costs of operations increased approximately 6.9% from approximately $151.4 million for the fiscal year ended June 30, 2000, to approximately $161.9 million for the fiscal year ended June 30, 2001. This increase was due primarily to additional costs related to the acquisitions and opened fixed-site centers discussed above (approximately $7.1 million) and at existing facilities (approximately $8.0 million), primarily salary and benefits and depreciation, partially offset by reduced equipment leases, supply costs, consulting and marketing costs, and the elimination of costs resulting from the assignment in the fiscal year ended June 30, 2000 of certain managed care contracts to an outside third party (approximately $4.6 million). The decrease in equipment lease costs and the increase in depreciation is primarily the result of the buy-out of operating leases discussed above and purchases of new diagnostic imaging equipment rather than entering into operating leases. The adoption of SFAS 142 in the fiscal year ending June 30, 2002 discussed below will result in a decrease of annual goodwill amortization of approximately $5.4 million.

     Costs of operations, as a percentage of total revenues, decreased to approximately 76.5% for the fiscal year ended June 30, 2001 from approximately 80.3% for the fiscal year ended June 30, 2000. The percentage decrease is primarily due to reduced costs in equipment lease, equipment maintenance, occupancy, consulting and communications costs, partially offset by higher depreciation and salary and benefit costs.

     Corporate Operating Expenses: Corporate operating expenses decreased approximately 0.9% from approximately $10.9 million for the fiscal year ended June 30, 2000, to approximately $10.8 million for the fiscal year ended June 30, 2001. The decrease was due primarily to reduced salary and benefits associated with our acquisition and development activities, consulting and travel costs, partially offset by additional information systems costs. Corporate operating expenses, as a percentage of total revenues, decreased from approximately 5.8% for the fiscal year ended June 30, 2000, to approximately 5.1% for the fiscal year ended June 30, 2001.

     Interest Expense, Net: Interest expense, net increased approximately 25.1% from approximately $18.7 million for the fiscal year ended June 30, 2000, to approximately $23.4 million for the fiscal year ended June 30, 2001. This increase was due primarily to additional debt related to (1) the acquisitions discussed above, (2) the buy-out of operating leases discussed above, (3) upgrades to existing diagnostic imaging equipment, and (4) a charge of approximately $0.7 million related to the interest rate swap discussed below, partially offset by reduced interest as a result of principal payments of long-term debt.

     Provision for Income Taxes: For the fiscal year ended June 30, 2001, the effective tax rate increased to approximately 16% from approximately 14% for the fiscal year ended June 30, 2000, primarily as a result of recognizing in the fiscal year ended June 30, 2000 the benefits from previously unused net operating loss carryforwards.

     EBITDA: EBITDA increased approximately 33.7% from approximately $60.6 million for the fiscal year ended June 30, 2000, to approximately $81.0 million for the fiscal year ended June 30, 2001. This increase was primarily due to higher revenues at existing facilities as a result of the revenue enhancing efforts described above, lower costs of services as a result of the cost reduction initiatives described above, and decreased equipment lease expense as a result of the buy-out of operating leases discussed above.

     Income per Common and Converted Preferred Share: On a diluted basis, net income per common and converted preferred share was $1.42 for the fiscal year ended June 30, 2001, compared to net income per common and converted preferred share of $0.76 for the fiscal year ended June 30, 2000. The increase in net income per common and converted preferred share is the result of (1) increased income from company operations and (2) an increase in earnings from unconsolidated partnerships, partially offset by (1) increased interest expense and (2) an increase in provision for income taxes.


RESULTS OF OPERATIONS FOR FISCAL YEARS ENDED JUNE 30, 2000 AND 1999



     Revenues: Revenues increased approximately 16.4% from approximately $162.0 million for the fiscal year ended June 30, 1999, to approximately $188.6 million for the fiscal year ended June 30, 2000. This increase was due primarily to the acquisitions and opened fixed-site centers discussed above (approximately $15.2 million) and an increase in contract services and patient services revenues (approximately $12.7 million) at existing facilities, partially offset by a decrease in other revenues (approximately $1.3 million), primarily due to a one-time settlement payment in connection with an earn-out from the sale of our lithotripsy partnerships, which was recorded in the fiscal year ended June 30, 1999 (approximately $0.4 million).



     Contract services revenues increased approximately 17.1% from approximately $85.5 million for the fiscal year ended June 30, 1999, to approximately $100.1 million for the fiscal year ended June 30, 2000. This increase was due primarily to the acquisitions discussed above (approximately $4.0 million) and an increase in our existing mobile customer base (approximately $10.6 million). The increase in our existing mobile customer base was due to (1) the addition of six mobile facilities and (2) higher utilization (approximately 14%) at our existing mobile facilities, partially offset by a decline in reimbursement from customers (approximately 3%).



     Patient services revenues increased approximately 17.9% from approximately $73.6 million for the fiscal year ended June 30, 1999, to approximately $86.8 million for the fiscal year ended June 30, 2000. This increase was due primarily to the acquisitions and opened fixed-site centers discussed above (approximately $11.1 million) and an increase in revenues at existing facilities (approximately


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$2.3 million), partially offset by reduced revenues from the closure of the Open
MRI fixed-site center discussed above (approximately $0.2 million). The increase at existing facilities was due to higher utilization (approximately 9%), partially offset by a decline in reimbursement from third-party payors (approximately 3%).


     Costs of Operations: Costs of operations increased approximately 15.3% from approximately $131.3 million for the fiscal year ended June 30, 1999, to approximately $151.4 million for the fiscal year ended June 30, 2000. This increase was due primarily to additional costs related to the acquisitions and opened fixed-site centers discussed above (approximately $14.5 million) and at existing facilities (approximately $5.9 million), partially offset by reduced expenses for the closed Open MRI fixed-site center discussed above (approximately $0.3 million).



     Costs of operations, as a percentage of total revenues, decreased to approximately 80.3% for the fiscal year ended June 30, 2000 from approximately 81.1% for the fiscal year ended June 30, 1999. The percentage decrease is primarily due to reduced costs in equipment lease, depreciation, equipment maintenance and occupancy, partially offset by higher salary and benefit costs.



     Corporate Operating Expenses: Corporate operating expenses increased approximately 3.8% from approximately $10.5 million for the fiscal year ended June 30, 1999, to approximately $10.9 million for the fiscal year ended June 30, 2000. This increase was due primarily to additional information systems costs, partially offset by a decrease in travel, legal and consulting costs. Corporate operating expenses, as a percentage of total revenues, decreased from approximately 6.5% for the fiscal year ended June 30, 1999, to approximately 5.8% for the fiscal year ended June 30, 2000.



     Interest Expense, Net: Interest expense, net increased approximately 29.0% from approximately $14.5 million for the fiscal year ended June 30, 1999, to approximately $18.7 million for the fiscal year ended June 30, 2000. This increase was due primarily to additional debt related to (1) the acquisitions discussed above, (2) the buy-out of operating leases discussed above, (3) higher interest rates on our floating rate debt and (4) the upgrade of our existing diagnostic imaging equipment, partially offset by reduced interest as a result of principal payments of long-term debt.



     EBITDA: EBITDA increased approximately 32.9% from approximately $45.6 million for the fiscal year ended June 30, 1999, to approximately $60.6 million for the fiscal year ended June 30, 2000. EBITDA for the fiscal year ended June 30, 1999 excludes the provision for reorganization and other costs of approximately $3.3 million. This increase was primarily due to higher revenues at existing facilities as a result of the revenue enhancing efforts described above, lower costs of services as a result of the cost reduction initiatives described above, and decreased equipment lease expense as a result of the buy-out of operating leases discussed above.



     Provision for Income Taxes: Provision for income taxes increased from a benefit of approximately $3.2 million for the fiscal year ended June 30, 1999, to approximately $1.1 million for the fiscal year ended June 30, 2000. The increase is due to our recording a reduction to the valuation allowance of approximately $3.5 million to recognize anticipated benefits from the utilization of certain net operating loss carryforwards in 1999. The effective tax rate increased to approximately 14% in 2000 from approximately 11% in 1999 primarily as a result of the effects of benefits from our net operating loss carryforwards.



     Income per Common and Converted Preferred Share: On a diluted basis, net income per common and converted preferred share was $0.76 for the fiscal year ended June 30, 2000, compared to net income per common and converted preferred share of $0.65 for the fiscal year ended June 30, 1999. Excluding the one-time provision for reorganization and other costs and the benefit for income taxes, net income per common and converted preferred share on a diluted basis for the fiscal year ended June 30, 1999 would have been $0.63. The increase in net income per common and converted preferred share is the result of (1) increased income from company operations and (2) an increase in earnings from unconsolidated partnerships, as a result of new diagnostic imaging equipment installed in 1999, partially offset by (1) increased interest expense and (2) an increase in provision for income taxes.


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QUALITATIVE AND QUANTITATIVE DISCLOSURES ABOUT MARKET RISK



     We provide our services in the United States and receive payment for our services exclusively in United States dollars. Accordingly, our business is unlikely to be affected by factors such as changes in foreign market conditions or foreign currency exchange rates.



     Our market risk exposure relates primarily to interest rates, where we will periodically use interest rate swaps to hedge variable interest rates on long-term debt under our new senior credit facilities. We do not engage in activities using complex or highly leveraged instruments.



     In fiscal 1998, in the normal course of business, we entered into an interest rate swap with a notional amount of $40.0 million, for the purpose of fixing the interest rate of a corresponding amount of $40.0 million of floating rate debt. This swap had a three year term and was extendable for an additional three years at the option of the bank. Under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" as amended by SFAS No. 137 and SFAS No. 138 (collectively SFAS 133), extendable swaps do not meet the criteria for hedge accounting and changes in fair value are recognized currently in earnings. During the year ended June 30, 2001, we recorded additional interest expense of approximately $0.7 million due to changes in the fair value of the swap. In March 2001, the swap was extended for an additional three years by the bank and we expect the swap to qualify for hedge accounting through its maturity.



     At December 31, 2001, we had outstanding long-term debt of approximately $149.6 million, which has floating rate terms. We had outstanding an interest rate swap, converting $35.8 million of our floating rate debt to fixed rate debt. Under the terms of the interest rate swap agreement, we are exposed to credit loss in the event of nonperformance by the swap counterparty; however, we do not anticipate nonperformance by the counterparty.



NEW PRONOUNCEMENTS



     In June 2001, the FASB issued two new pronouncements: SFAS No. 141, "Business Combinations," and SFAS No. 142, "Goodwill and Other Intangible Assets." SFAS 141 applies to all business combinations with a closing date after June 30, 2001. SFAS 141 eliminates the pooling-of-interests method of accounting and further clarifies the criteria for recognition of intangible assets separately from goodwill. We adopted SFAS 141, effective July 1, 2001.



     In accordance with SFAS 141, we engaged a valuation specialist to assist us in identifying acquired intangible assets, their respective fair values and amortization periods related to the acquisition and related financing transactions. We have made a tentative allocation of values to these identifiable intangible assets based on preliminary estimates. The final allocation of goodwill and other intangible assets may differ significantly from current estimates.



     SFAS 142 eliminates the amortization of goodwill, permits indefinite-lived intangible assets and initiates an annual review for impairment. Identifiable intangible assets with a determinable useful life will continue to be amortized. We adopted SFAS 142 effective July 1, 2001, which required us to cease amortization of our remaining net goodwill balance and to perform a transitional goodwill impairment test as of July 1, 2001, and thereafter an impairment test at least annually. Impairment results when the fair value of our reporting segments, including goodwill, is less than its carrying value. SFAS 142 permits six months from the adoption date to complete a review of goodwill for impairment and record necessary adjustments prior to the end of fiscal 2002. We concluded that the book value of goodwill was not impaired as of July 1, 2001.



     Also in June 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations." SFAS 143 addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. It applies to legal obligations associated with the retirement of long-lived assets that result from the acquisition, construction, development and/or the normal operation of a long-lived asset, except for certain obligations of lessees. SFAS 143 requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is

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incurred if a reasonable estimate of fair value can be made. The associated asset retirement costs are capitalized as part of the carrying amount of the long-lived asset. SFAS 143 is effective for financial statements issued for fiscal years beginning after June 15, 2002 (with earlier application being encouraged). We do not expect the adoption of SFAS 143 to have a material impact on our financial condition and results of operations.



     In August 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." SFAS 144 addresses financial accounting and reporting for the impairment or disposal of long-lived assets. SFAS 144 supersedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," and the accounting and reporting provisions of APB Opinion No. 30, "Reporting the Results of
Operations -- Reporting the Effects and Transactions," for the disposal of a segment of a business (as previously defined in that Opinion). The provisions of SFAS 144 are effective for financial statements issued for fiscal years beginning after December 15, 2001 (with earlier application being encouraged) and generally are to be applied prospectively. We do not expect the adoption of SFAS 144 to have a material impact on our financial condition and results of operations.


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                        THE DIAGNOSTIC IMAGING INDUSTRY

OVERVIEW

     Diagnostic imaging involves the use of non-invasive techniques to generate representations of internal anatomy on film or video. Based on government and industry sources, in calendar year 2000, the diagnostic imaging industry generated revenues in excess of $70 billion in the United States, or approximately 6% of total healthcare spending. MRI and CT services constituted approximately $10 billion or approximately 13% of the diagnostic imaging industry in 2000. MRI services have experienced substantial scan volume growth, which increased at a compounded annual growth rate, or CAGR, of 10.7% from 9.8 million in 1996 to 13.3 million in 1999 and is projected to grow at a CAGR of approximately 10.4% to 26.6 million in 2006. We believe that growth in the diagnostic imaging industry as a whole, and MRI in particular, is attributable to:

     - STRONG DEMAND FOR HEALTHCARE SERVICES DUE TO AN AGING POPULATION. Based on United States Census Bureau projections, one of the fastest growing segments of the population is the group over 65 years of age, which is expected to increase 14% by 2010. This aging population is expected to drive imaging scan volume increases over the coming years primarily because annual diagnostic imaging utilization increases substantially as a person ages.

     - WIDER PHYSICIAN AND PAYOR ACCEPTANCE OF IMAGING SYSTEMS AS A COST-EFFECTIVE, NON-INVASIVE DIAGNOSTIC TOOL WITH SUPERIOR IMAGE
       QUALITY. During approximately the last 30 years, there has been a major effort undertaken by the medical and scientific communities to develop cost-effective diagnostic imaging technologies and to minimize the risks associated with the application of these technologies. Much of the thrust of product development during the period has been to reduce the hazards associated with conventional x-ray and nuclear medicine techniques and to develop new, virtually harmless imaging technologies. Traditional x-rays continue to be the primary diagnostic imaging modality based on the number of procedures performed. However, the use of advanced diagnostic imaging modalities, such as MRI, which provides superior image quality compared to other diagnostic imaging technologies, CT and PET has increased rapidly in recent years. These advanced modalities allow physicians to diagnose a wide variety of diseases and injuries quickly and accurately without exploratory surgery or other surgical or invasive procedures, which are usually more expensive, involve greater risk to patients and result in longer rehabilitation time. Because advanced imaging systems are increasingly seen as a tool for reducing long-term healthcare costs, they are gaining wider acceptance among payors.

     - EXPANDING APPLICATIONS FOR MRI TECHNOLOGY. New technological developments are expected to extend the clinical uses of MRI and increase the number of scans performed. Recent technological advancements include:
       (1) magnetic resonance spectroscopy, which can differentiate malignant from benign lesions; (2) magnetic resonance angiography, which can produce three-dimensional images of body parts and assess the status of blood vessels; and (3) enhancements in teleradiology systems, which permit the digital transmission of radiological images from one location to another for interpretation. Additional improvements in imaging technologies, contrast agents and scan capabilities are leading to new non-invasive methods of diagnosing blockages in the heart's vital coronary arteries, liver metastases, pelvic diseases and certain vascular abnormalities without exploratory surgery. We believe that the use of both the diagnostic and therapeutic capabilities of MRI and other imaging services will continue to increase because of their cost-effective, time-efficient and risk/benefit advantages over alternative procedures, including surgery, and that newer technologies and future technological advancements will continue the increased use of imaging services.

     - A CURRENTLY RELATIVELY STABLE REIMBURSEMENT ENVIRONMENT WITH RESPECT TO NON-GOVERNMENTAL PAYORS. The diagnostic imaging industry currently benefits from relatively stable pricing from managed care payors. Focusing more on product differentiation than price competition, managed care payors have

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       witnessed approximately 10% premium growth in calendar year 2000. As a result, the pricing pressure from this payor group has recently stabilized.

     - INCREASED ROLE OF PREVENTIVE MEDICINE. In addition, diagnostic imaging is increasingly being used as a screening tool for preventive care. We believe that future technological advances will continue to enhance the ability of radiologists to diagnose and influence treatment. For example, experimental MRI imaging techniques, such as magnetic resonance spectroscopic imaging, are used to show the functions of the brain and to investigate how epilepsy, AIDS, brain tumors, Alzheimer's and other abnormalities affect the brain.

DIAGNOSTIC IMAGING TECHNOLOGY

     The major categories of diagnostic imaging systems currently offered in the medical marketplace are MRI systems, CT scanners, PET scanners, digital ultrasound systems, computer-based nuclear gamma cameras, conventional x-ray and radiography/fluoroscopy systems. Each of these types of imaging systems (other than conventional x-ray) represents the marriage of computer technology and various medical imaging modalities. The following highlights the key imaging systems:

     Magnetic Resonance Imaging or MRI

     MRI is a technique that involves the use of high-strength magnetic fields to produce computer-processed, three-dimensional, cross-sectional images of the body. The resulting image reproduces soft tissue anatomy (as found in the brain, spinal cord and interior ligaments of body joints such as the knee) with superior clarity, not available by any other currently existing imaging modality, and without exposing patients to ionizing radiation. A typical MRI examination takes from 20 to 45 minutes.

     MRI generally reduces the cost and amount of care needed and often eliminates the need for invasive diagnostic procedures. MRI systems are typically priced in the range of $0.9 million to $2 million each.

     Computed Tomography or CT

     In CT imaging, a computer analyzes the information received from an x-ray beam to produce multiple cross-sectional images of a particular organ or area of the body. CT imaging is used to detect tumors and other conditions affecting bones and internal organs. A typical CT examination takes from 15 to 45 minutes. The current selling prices of CT systems are typically in the range of $0.3 million to $0.8 million each.

     Positron Emission Tomography or PET

     PET is a nuclear medicine procedure that produces pictures of the body's metabolic and biological functions. PET can provide earlier detection as well as monitoring of certain cancers, coronary diseases or neurological problems than other diagnostic imaging systems. The information provided by PET technology often obviates the need to perform further highly invasive and/or diagnostic surgical procedures. Interest in PET scanning has increased recently due to several factors including, among others, a growing recognition by clinicians that PET is a powerful diagnostic tool that can be used to evaluate and guide management of a patient's disease, increased third-party payor coverage and reimbursement and the availability of the isotopes without an in-house cyclotron. PET systems are priced in the range of $1.0 million to $1.4 million each.

OTHER IMAGING TECHNOLOGIES

     - Ultrasound systems use, detect and process high frequency sound waves to generate images of soft tissues and internal body organs.

     - X-ray is the most common energy source used in imaging the body and is now employed in conventional x-ray systems, CT scanners and digital x-ray systems.

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     - Bone densitometry uses an advanced technology called dual-energy x-ray absorptiometry, or DEXA, which safely, accurately and painlessly measures bone density and the mineral content of bone for the diagnosis of osteoporosis and other bone diseases.

     - Nuclear medicine gamma cameras, which are based upon the detection of gamma radiation generated by radioactive pharmaceuticals injected or inhaled into the body, are used to provide information about organ function as opposed to anatomical structure.

     - Radiation oncology generally uses external beam radiation from a linear accelerator to treat cancer with ionizing radiation of the same type, but at higher doses, as diagnostic x-rays.

     - Lithotripsy is a non-invasive procedure for the treatment of kidney stones, typically performed on an outpatient basis, that eliminates the need for lengthy hospital stays and extensive recovery periods associated with surgery.

     - Gamma Knife is a radiosurgical device used to treat intracranial neoplasma and vascular anomalies, that are inaccessible or unsuitable for conventional invasive surgery.

DIAGNOSTIC IMAGING SETTINGS

     Diagnostic imaging services, such as MRI, CT and PET are typically provided in one of the following settings:

Mobile Facilities

     Mobile imaging facilities enable small to mid-size hospitals to gain access to advanced diagnostic imaging technology. Using specially designed trailers, imaging service providers transport imaging equipment and provide services to hospitals and clinics on a shared-service or full-time basis. Generally, hospitals and clinics contract with the imaging service provider to provide a specified schedule of service to perform scans of their patients. Providers are paid, on a fee-per-scan basis, directly by the hospitals or clinics, rather than third-party payors, such as managed care organizations, insurance companies, Medicare or Medicaid.

Fixed-site Centers

     Fixed-site centers are diagnostic imaging facilities which range from MRI-only to multi-modality centers. Fixed-site centers may be owned and operated as:

          Hospitals or clinics. Imaging systems are located in and owned and operated by a hospital or clinic. These systems are primarily used by patients of the hospital or clinic, and the hospital or clinic bills third-party payors.

          Freestanding imaging centers. Imaging systems are located in permanent facilities not generally owned by hospitals or clinics. These centers depend upon physician referrals for their patients and generally do not maintain dedicated, contractual relationships with hospitals or clinics. In fact, these centers may compete with hospitals or clinics that have their own imaging systems to provide services to these patients. Like hospitals and clinics, these centers bill third-party payors for their services.

          Co-source imaging centers. Imaging systems are housed in permanent or semi-transportable facilities jointly owned by imaging service providers and hospitals. Under these arrangements, the hospital outsources its radiology function to the jointly owned facility, which is managed by the imaging services provider and located on the hospital campus. Like the other fixed-site centers, these joint venture entities bill third-party payors for their services. We believe we are one of the few participants in the diagnostic imaging industry to establish these kinds of co-sourcing arrangements.

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                                    BUSINESS

COMPANY OVERVIEW

     We are a leading nationwide provider of outsourced diagnostic imaging services, serving a diverse portfolio of customers, including healthcare providers, such as hospitals and physicians, and payors, such as managed care organizations and insurance companies. As the largest integrated network of mobile facilities and fixed-site imaging centers in the United States, we believe we are unique in our ability to offer healthcare providers a broad range of comprehensive imaging solutions, from MRI services to MRI-only and multi-modality fixed-site centers, many of which we jointly own with hospitals, physician groups or other healthcare providers.

     We deliver our services through regional networks of diagnostic imaging facilities, comprised of:


     - 95 mobile, including 84 MRI and seven PET, facilities. The revenues generated primarily from our mobile facilities, which we refer to as our contract services revenues, represent approximately 48% of our total revenues; and



     - 69 fixed-site centers operating 73 MRI systems. Approximately 38% of these are multi-modality centers, which typically include MRI and one or more of CT, x-ray, mammography, ultrasound, nuclear medicine and bone densitometry services. The revenues generated primarily from our fixed-site centers, which we refer to as our patient services revenues, represent approximately 52% of our total revenues.


     Healthcare providers contract with us for our outsourced imaging services because they may lack:

     - the financial resources to make the significant capital investments associated with the purchase of an imaging system;

     - the patient volume to utilize their own imaging system in a cost-effective manner;

     - the management and marketing expertise or the billing and collections capabilities to operate an imaging facility or center efficiently and profitably; or

     - the ability to add capacity independently to meet local demand.

     In addition, hospitals may use our outsourced imaging services to take advantage of recent federal healthcare regulatory changes that favor the outsourcing of radiology services to facilities managed by and jointly owned with a third party.


     We have contracts with approximately 240 hospitals and over 850 contracts with managed care organizations across 28 states. In the six months ended December 31, 2001, we completed over 371,000 procedures, and MRI services accounted for approximately 77% of our total revenues. For the fiscal year ended June 30, 2001, we had revenues of $211.5 million and EBITDA of $81.0 million. For the six months ended December 31, 2001, we had revenues of $106.8 million and EBITDA of $40.7 million.


MOBILE BUSINESS OVERVIEW


     Hospitals can obtain access to advanced imaging technology through our network of 95 mobile, including 84 MRI, facilities. We currently have contracts with approximately 200 small to mid-size hospitals. We recruit, train, and manage the technologists that operate the equipment and provide imaging equipment services and upgrades that enable hospitals to benefit from upgraded systems without spending their own capital directly. We do not provide interpretation services for the diagnostic images produced. Interpretation services are provided by the hospital's radiologists. During the six months ended December 31, 2001, we performed over 95,000 procedures in our mobile facilities.


     Our mobile business operates using a wholesale model. We enter into mid-to-long-term contracts (typically three to five years) with hospitals, under which the hospitals assume responsibility for billing and collections. We are paid directly by the hospitals on a pre-determined contracted amount for our services,

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regardless of the hospitals' reimbursement. Thus, we are able to collect our mobile revenues independently of the hospital billing and collection process. The wholesale rate is generally based upon one of three items: (1) a fee-per-scan basis (approximately 69% of our mobile business); (2) a fixed daily fee (approximately 22% of our mobile business); or (3) a monthly equipment rental fee (approximately 9% of our mobile business). We have not experienced any material write-offs with respect to our mobile business, which represents approximately 48% of our total revenues.


     After examining the needs of our customers, route patterns, travel times, fuel costs and system utilization, our field managers implement planning and route management to maximize the utilization of our mobile equipment while controlling the costs to locate and relocate the mobile facilities. Our mobile MRI facilities are scheduled for as little as one-half day and up to seven days per week at any particular site.

     Our mobile business provides a significant advantage for establishing co-source arrangements with hospitals and expanding our fixed-site business. We establish mobile routes in selected markets with the intent of growing with our customers. Our mobile facilities give us the flexibility to (1) supplement fixed-site centers operating at or near capacity until volume has grown sufficiently to warrant additional fixed-site centers, and (2) test new markets on a short-term basis prior to establishing new mobile routes or opening new fixed-site centers. Our goal is to enter into long term co-source relationships with our mobile route customers once the local market matures and sufficient patient volume is attained to support a fixed-site center.

FIXED-SITE BUSINESS OVERVIEW


     Our fixed-site centers provide easily accessible state-of-the-art radiological services to patients, physicians, insurance payors and managed care organizations. We provide a full spectrum of imaging services through our network of 69 technologically-advanced, outpatient diagnostic imaging centers. Forty of our fixed-site centers offer MRI services exclusively while our 26 multi-modality sites typically offer MRI and one or more of CT, x-ray, mammography, ultrasound, nuclear medicine and bone densitometry services.



     Our fixed-site business operates using a retail model. We provide the equipment and technologists for the procedures, contract with radiologists to interpret the scans, and bill payors directly. Revenue is recorded as patient services revenues after the service has been provided, net of a contractual allowance that varies in each market. We bill the payors and patients for the technical fee associated with the use of the equipment and a professional fee associated with the radiologists interpreting the scans. We do not recognize the professional fees as revenues, and we exclude the associated receivables from our balance sheet. During the six months ended December 31, 2001, we performed over 275,000 procedures at our fixed-site centers.


     We do not engage in the practice of medicine. We enter into agreements with radiologists to provide professional services, which include supervision and interpretation of radiological procedures and quality assurance.

     We have approximately 40 exclusive contracts with hospitals for our fixed-site services. Our contracts with hospitals for fixed-site services are generally five to 15 years in length. We have over 850 contracts with managed care organizations at our fixed-site centers. These contracts generally have one-year terms which automatically renew for one-year periods and are primarily on a discounted fee-for-service basis. We have more than doubled our number of managed care contracts since the fiscal year ended June 30, 1997.

     In addition to our independent facilities, we co-source operations with hospitals through strategic partnerships, often in the form of joint ventures. Under these arrangements, the hospital outsources its radiology function (primarily MRI) to us and we then install the appropriate imaging equipment on the hospital campus. The co-source product is attractive to hospitals who cannot afford the significant capital investment associated with MRI systems or lack patient volume to utilize these systems in a cost-effective manner but want to maintain some control over the MRI operation as well as a residual equity interest.

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These co-source arrangements provide additional benefits in that they (1) permit hospitals to take advantage of recent federal healthcare regulatory changes that favor the outsourcing of radiology services to facilities that are jointly owned with and managed by third parties and (2) obtain, for our company, a motivated partner capable of generating significant scan volumes through the fixed-site centers. A further benefit to us is that we charge the joint venture a management and billing fee for supporting the day-to-day operations of the jointly owned and managed facility.

COMPETITIVE STRENGTHS

     We believe we are well-positioned to capitalize on the favorable trends in the diagnostic imaging industry. We attribute our leading market position to the following strengths:

     COMPREHENSIVE OUTSOURCED IMAGING SOLUTIONS. Unlike most of our competitors, we operate integrated, regional networks comprised of both mobile facilities and fixed-site imaging centers. Through these networks, we believe we have a unique ability to offer healthcare providers a broad range of outsourcing solutions to meet their diverse and developing imaging needs, whether through mobile MRI, MRI-only or multi-modality fixed-site centers or joint venture facilities. In addition to providing these customers with imaging equipment and technical expertise, we can tailor solutions, based on customers' needs, to include day-to-day management, marketing support, billing and collection assistance, as well as site design and development.

     STRONG REGIONAL NETWORKS WITH SIGNIFICANT MARKET PRESENCE. We have developed a substantial presence in our targeted markets by forming regional networks of imaging facilities that emphasize quality of care, produce cost-effective diagnostic information and provide superior service to our customers. Clustering our facilities in regional networks enables us to:

     - offer a broad range of imaging services;

     - provide access to convenient locations and greater scheduling flexibility;

     - maximize our equipment utilization;

     - leverage our marketing efforts; and

     - benefit from economies of scale in purchasing, negotiating payor contracts and reducing overhead through the centralization of certain administrative functions.

     WELL ESTABLISHED RELATIONSHIPS WITH HOSPITAL AND MANAGED CARE
CUSTOMERS. Our hospital and managed care customers accounted for approximately 50% and 33%, respectively, of total revenues for the fiscal year ended June 30, 2001. Our 60-member sales force focuses its marketing efforts on maintaining and expanding our relationships with hospital and managed care customers.

     Hospitals. We have approximately 240 exclusive contracts with hospitals, including 200 for mobile facility services and 40 for fixed-site services.

     - Our mobile facilities typically operate under contracts with average terms of three to five years with an overall renewal rate of approximately 85% since July 2000. Our mobile facilities operate under a wholesale model in which we provide a specified schedule of services and bill the hospital directly, typically on a fee-per-scan basis. Our mobile facilities are rotated among multiple hospitals in a manner intended to optimize equipment utilization.

     - Our contracts with hospitals for fixed-site services generally have terms of five to 15 years. We primarily operate our fixed-site centers under a retail model in which we bill our payor customers and patients directly on a fee-for-service basis.

     As one of the largest networks of hospital outsourced radiology services, we believe we are a preferred joint venture partner for hospitals and are uniquely positioned to convert mobile customers into long-term fixed-site center relationships as these customers' scan volumes increase and it becomes more economical

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

for them to establish a fixed-site center. These conversions also decrease the risk associated with mobile contract renewal. To date, we have completed 19 mobile to fixed-site conversions.

     Managed Care Organizations. Through our regional networks, we offer managed care organizations "one-stop shopping," which includes centralized scheduling, single invoices, multiple locations and quality assurance. Since the fiscal year ended June 30, 1997, we have more than doubled the number of our managed care contracts, and we currently have over 850 contracts at our fixed-site centers. Due to our extensive relationships with managed care payors, we are able to provide services for a large base of referring physicians and as a result, increase scan volumes at our centers.


     TECHNOLOGICALLY ADVANCED MRI SYSTEMS. We operate our mobile facilities and fixed-site centers with state-of-the-art equipment that allows us to perform the variety, quality and volume of scans required by our customers. Of our 130 conventional MRI systems, 72% have a magnet field strength of 1.5 Tesla, which is the industry's highest commercial standard, and 96% have a magnet field strength of 1.0 Tesla or greater. We maintain our imaging systems with software enhancements and upgrades to increase capacity and to perform new applications, such as stroke and cardiac evaluation and cancer detection. The average age of our MRI equipment is 3.1 years with an estimated useful life of 10 years.


     EXPERIENCED MANAGEMENT TEAM. We have a highly experienced senior management team with an average of 17 years of experience in the healthcare services industry. Management has demonstrated its ability to generate significant growth through a combination of same-store growth, developing new mobile customers and routes, establishing fixed-site centers and successfully integrating 12 acquisitions since the fiscal year ended June 30, 1996. From the fiscal year ended June 30, 1997 to the fiscal year ended June 30, 2001, revenues increased from $92.3 million to $211.5 million, reflecting a 23.0% CAGR, while EBITDA increased from $15.5 million to $81.0 million, a 51.1% CAGR.

BUSINESS STRATEGY

     Our objective is to be the leading provider of outsourced diagnostic imaging services in our target markets by further developing and expanding our regional networks. We plan to realize our objective by:

     MAXIMIZING UTILIZATION OF OUR EXISTING FACILITIES. We intend to expand in our regional markets by leveraging our existing facility network and customer relationships, while reducing costs through economies of scale and ongoing cost reduction measures. To this end, we intend to:

     - broaden our physician referral base and generate new sources of revenues through selective marketing activities, such as educating physicians on new applications for diagnostic imaging equipment, providing technology training for physicians and their staffs, and other customer service programs;

     - focus our marketing efforts on attracting additional managed care customers;

     - add new modalities such as CT, ultrasound and bone densitometry to increase scan volume and economies of scale by leveraging our existing fixed-site infrastructure;

     - expand MRI applications to increase scan volume;

     - continue to focus on our unique ability to convert developing mobile operations into fixed-site centers; and

     - maximize cost efficiencies through increased purchasing power and the continual reduction of overhead expenses.

     DEVELOPING DE NOVO OPPORTUNITIES. We will continue to pursue growth opportunities within our existing regional networks by opening new fixed-site centers and adding new mobile routes where attractive returns on investment can be achieved and sustained. We will also selectively implement additional mobile PET systems and routes. Mobile PET presents an attractive growth opportunity due to increased physician acceptance of PET as a diagnostic tool, and recently expanded Medicare coverage of PET procedures. In addition, we will continue to pursue partnerships with hospitals because we believe they have the potential
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

to provide us with a steady source of scan volume. We believe this will be an area for additional growth for us because we expect that hospitals may respond to recent federal healthcare regulatory changes by outsourcing radiology services to facilities that are jointly owned with and managed by third parties.

     PURSUING STRATEGIC ACQUISITIONS. Acquisitions have been an integral part of our strategy. We expect to selectively acquire imaging centers to augment our penetration in existing regional markets and increase economies of scale. We may also enter new markets where we believe we can establish a strong regional network. Diagnostic imaging remains a highly fragmented industry as multi-facility chains account for less than half of the total imaging centers. We believe we are well positioned to capitalize on the ongoing consolidation of the imaging industry. Our management team is experienced at successfully identifying, negotiating, completing and integrating acquisitions. Since the fiscal year ended June 30, 1996, we have completed 12 acquisitions comprising over 45 imaging facilities.

CUSTOMERS AND CONTRACTS


     Our revenues are primarily generated from contract services and patient services. During the fiscal year ended June 30, 2001, approximately 49% of our revenues were generated from contract services, which we generally refer to as our mobile business, and approximately 51% were generated from patient services, which we generally refer to as our fixed-site business.


     The following illustrates our payor mix based on revenues for the fiscal year ended June 30, 2001:

                                                               PERCENT OF TOTAL
PAYOR                                                              REVENUES
-----                                                          ----------------
Hospital(1).................................................          50%
Managed Care and Insurance..................................          33%
Medicare/Medicaid...........................................          12%
Workers' Compensation.......................................           3%
Other.......................................................           2%

---------------

(1) No single hospital accounts for more than 2% of our total revenues.

     Contract services revenues are generally earned from services billed to a hospital or other healthcare provider, which include fee-for-service arrangements in which revenues are based upon a contractual rate per procedure; equipment rental in which revenues are generally based upon a fixed monthly rental; and management fees. Contract services revenues are primarily earned through mobile facilities and are generally paid pursuant to hospital contracts with a life span of up to five years. Each year approximately one-quarter to one-third of the contract services agreements for mobile facilities are subject to renewal. It is expected that some high volume customer accounts will elect not to renew their agreements and instead will purchase or lease their own diagnostic imaging equipment and some customers may choose an alternative services provider.

     Patient services revenues are earned from services billed directly to patients or third-party payors (generally managed care organizations, Medicare, Medicaid, commercial insurance carriers and workers' compensation funds) on a fee-for-service basis and are primarily earned through fixed-site centers.

     Our fixed-site center operations are principally dependent on our ability (either directly or indirectly through our hospital customers) to attract referrals from physicians and other healthcare providers representing a variety of specialties. Our eligibility to provide service in response to a referral is often dependent on the existence of a contractual arrangement with the referred patient's insurance carrier (primarily if the insurance is provided by a managed care organization). We currently have in excess of 850 contracts with managed care organizations for diagnostic imaging services provided at our fixed-site centers primarily on a discounted fee-for-service basis. Managed care contracting has become very competitive and reimbursement schedules are at or below Medicare reimbursement levels. A significant decline in referrals and/or reimbursement rates would adversely affect our business, financial condition and results of operations.

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

SALES AND MARKETING

     We employ 60 sales representatives serving approximately 240 hospitals and over 850 contracts with managed care organizations. We selectively invest in marketing activities to obtain new sources of revenues, expand business relationships, grow revenues at existing facilities, and maintain present business alliances and contractual relationships. Marketing activities for the fixed-site business include educating physicians on new applications, uses of the technology and customer service programs. In addition, our sales force leverages our regional market concentration to develop contractual relationships with managed care payors to increase patient volume. Marketing activities for our mobile business include direct marketing to hospitals and developing leads through current customers, equipment manufacturers, and other vendors. In addition, marketing activities for the mobile business include contacting referring physicians associated with hospital customers and educating physicians.

DIAGNOSTIC IMAGING AND OTHER EQUIPMENT


     We own or lease 192 diagnostic imaging and treatment systems, of which 157 are MRI systems, 20 are CT systems, eight are PET systems, four are lithotripters, two are radiation oncology systems and one is a Gamma Knife. We own 148 of our imaging and treatment systems and have leases for the remaining 44 systems, of which 32 are operating and 12 are capital leases. Magnet strengths are measured in Tesla, and MRI systems typically use magnets with strengths ranging from 0.2 to 1.5 Tesla. The 1.0 and 1.5 Tesla strengths are generally considered optimal because they are strong enough to produce relatively fast scans but are not so strong as to create discomfort for most patients. We are in the process of upgrading or replacing our remaining conventional MRI systems from magnet strengths of less than 1.0 Tesla to magnet strengths of at least 1.0 Tesla.



     Our master lease agreement with GE Medical Systems (GEMS) includes a variable lease arrangement for four of our 32 leased imaging systems, which can significantly reduce our downside cash flow risk. Under our standard operating lease agreement with GEMS, we pay approximately $29,000 per month to lease each system. Under the variable rate election, we may choose to pay a monthly rental fee averaging $18,000 per system, plus 40% of the operating profits generated by such system, or to store idle systems at a fixed location for a monthly payment to GEMS of $1,500 per system, representing approximately half of the monthly maintenance costs for an idle system. Our variable lease arrangement with GEMS covers most of our older systems, which we either have upgraded or expect to replace within the next 18 to 24 months. As of March 1, 2002, we had elected the variable lease option with respect to three of the four systems in the variable rate pool. The option to elect the variable lease structure in the future with respect to additional systems provides us with downside cash flow protection in the event that any particular MRI system experiences low utilization.


     We continue to evaluate the mix of our diagnostic imaging equipment in response to changes in technology and to the surplus capacity in the marketplace. The overall technological competitiveness of our equipment continues to improve through upgrades, disposal and/or trade-in of older equipment and the purchase or execution of leases for new equipment.

     Several substantial companies are presently engaged in the manufacture of MRI (including Open MRI), CT and other diagnostic imaging equipment, including GEMS, Hitachi Medical Systems, Siemens Medical Systems and Phillips Medical Systems. We maintain good working relationships with many of the major manufacturers to better ensure an adequacy of supply as well as access to those types of diagnostic imaging systems which appear most appropriate for the specific imaging facility to be established.

COMPETITION

     The healthcare industry in general, and the market for diagnostic imaging services in particular, is highly competitive and fragmented, with only a few national providers. We compete principally on the basis of our reputation for productive and cost-effective quality services. Our operations must compete with groups of radiologists, established hospitals and certain other independent organizations, including equipment manufacturers and leasing companies that own and operate imaging equipment. We will continue to encounter substantial competition from hospitals and independent organizations, including Alliance Imaging, Inc., Shared Medical Services, Medical Resources, Inc., Radiologix, Inc., U.S. Diagnostic Inc. and Syncor International Corporation. Some of our direct competitors that provide contract diagnostic imaging services may have access to greater financial resources than we do.

     Certain hospitals, particularly the larger hospitals, may be expected to directly acquire and operate imaging and treatment equipment on-site as part of their overall inpatient servicing capability, assume the associated financial risk, employ the necessary technologists and satisfy applicable certificate of need (CON) and licensure requirements, if any. In addition, some physician practices that refrained from establishing diagnostic imaging capability may decide to do so, in light of the flexibility provided by the final physician self-referral regulations adopted in January 2001 and the increased availability of lower-cost specialty MRI scanners. Historically, smaller hospitals have been reluctant to purchase imaging and treatment equipment.

PROPERTIES


     We lease approximately 20,000 square feet of office space for our executive offices in Newport Beach, California, under a lease expiring on December 14, 2002; approximately 13,000 square feet of office space for part of our Eastern Division offices in Farmington, Connecticut, under a lease expiring on April 15, 2004; approximately 4,400 square feet of office space for a billing office in Merrillville, Indiana, under a lease expiring on August 31, 2003; approximately 5,400 square feet of office space for a billing office in Santa Ana, California, under a lease expiring on October 30, 2004, and approximately 3,000 square feet of office space for a billing office in Scarborough, Maine, under a lease expiring on June 30, 2006. As of June 30, 2001, we owned 14 and leased 38 properties used as office, imaging or treatment facilities. We do not own the land underlying 11 of the 14 facilities that we own. In each case, the land is leased under a long-term lease. In addition, we own 77,690 square feet of land in Fort Worth, Texas, upon which we intended to build a multi-modality fixed-site center to which certain existing operations in Fort Worth would be relocated; however, we are currently evaluating our options. We believe our existing facilities are adequate for our reasonably foreseeable needs. In addition, the following table set forth the other principal properties used as imaging or treatment facilities by us as of December 31, 2001:


                                                         APPROXIMATE
NAME OF FACILITY                                         SQUARE FEET            LOCATION
----------------                                         -----------            --------
OWNED:
Western Division
Northern Indiana Oncology Center.......................       800      Valparaiso, Indiana
Granada Hills Open MRI Center(1).......................     1,100      Granada Hills, California
Daniel Freeman Open MRI Center(1)......................     1,400      Marina Del Rey, California
Berwyn Magnetic Resonance Center(1)....................     3,800      Berwyn, Illinois
Garfield Imaging Center(1).............................     5,000      Monterey Park, California
LAC/USC Imaging Sciences Center(1).....................     8,500      Los Angeles, California
Maxum Diagnostic Center -- Eighth Avenue...............    10,000      Ft. Worth, Texas
Harbor/UCLA Diagnostic Imaging Center(1)...............    15,000      Torrance, California
Diagnostic Outpatient Center(1)........................    17,800      Hobart, Indiana

Eastern Division
Sun Coast Imaging Center(1)............................     1,000      Largo, Florida
Thorn Run MRI(1).......................................     1,300      Coraopolis, Pennsylvania
Greater Waterbury Imaging Center(1)....................     3,700      Waterbury, Connecticut
Wilkes-Barre Imaging Center(1).........................     8,200      Wilkes-Barre, Pennsylvania
Chattanooga Outpatient Center..........................    14,700      Chattanooga, Tennessee

                                                         APPROXIMATE
NAME OF FACILITY                                         SQUARE FEET            LOCATION
----------------                                         -----------            --------

LEASED:
Western Division
InSight Diagnostic Imaging Center -- N. 18th Place.....     1,800      Phoenix, Arizona
Redwood City MRI.......................................     2,900      Redwood City, California
InSight Diagnostic Imaging Center......................     3,100      Tempe, Arizona
Open MRI of Orange County..............................     4,000      Santa Ana, California
Open MRI of Pleasanton.................................     4,400      Pleasanton, California
InSight Diagnostic Imaging Center -- 15th Avenue.......     4,600      Phoenix, Arizona
Washington Magnetic Resonance Center...................     5,000      Whittier, California
InSight Diagnostic Imaging Center......................     5,800      Peoria, Arizona
Parkway Imaging Center.................................     5,800      Henderson, Nevada
Maxum Diagnostic Center -- Preston Road................     5,800      Dallas/Plano, Texas
Open MRI of Hayward....................................     6,500      Hayward, California
St. John's Regional Imaging Center.....................    10,000      Oxnard, California
InSight Diagnostic Imaging Center -- E. Thomas Road....    10,600      Phoenix, Arizona
Maxum Diagnostic Center -- Forest Lane.................    18,500      Dallas, Texas
InSight Mountain Diagnostics...........................    20,000      Las Vegas, Nevada

Eastern Division
Lockport MRI -- Maple Road.............................       500      Williamsville, New York
Metabolic Imaging of Kentucky..........................     1,800      Louisville, Kentucky
Open MRI of Indianapolis...............................     1,900      Indianapolis, Indiana
Lockport MRI -- River Road.............................     2,200      N. Tonawanda, New York
Lockport MRI...........................................     2,400      Lockport, New York
Open MRI of Southern Regional..........................     2,400      Clarksville, Indiana
Whitney Imaging Center.................................     2,900      Hamden, Connecticut
Lockport MRI -- Sheridan Drive.........................     3,800      Tonawanda, New York
Dublin Imaging Center..................................     3,900      Dublin, Ohio
Lockport MRI -- Youngs Road............................     4,000      Williamsville, New York
Marshwood Imaging Center...............................     5,000      Scarborough, Maine
Lockport MRI -- Transit Road...........................     5,200      East Amherst, New York
Imaging Center at Murfreesboro.........................     6,000      Murfreesboro, Tennessee
Broad Street Imaging Center............................     6,600      Columbus, Ohio
Ocean Medical Imaging Center...........................     8,500      Tom's River, New Jersey
Central Maine Imaging Center...........................     8,700      Lewiston, Maine

---------------

(1) We own the building and hold the related land under a long-term lease.

INFORMATION SYSTEMS

     Our internal information technology systems allow us to manage our operations, accounting and finance, human resources, payroll, document imaging, and data warehousing. Our primary operating system is InSight Radiological Information System (IRIS), our proprietary information system. Developed between 1994 and 1999, IRIS provides front-office support for scheduling and administration of imaging procedures and back office support for billing and collections. Additional functionality includes workflow, transcription, and image management.


     As a result of the acquisition of imaging centers that employed other applications, we also utilize several third-party applications. At present, approximately 85% of our revenues are derived from centers that use IRIS with the remainder using third-party applications. We expect to convert the remainder of these sites to IRIS over the next 18 months. We believe that our information technology systems infrastructure has adequate capacity for our currently projected growth.



     In connection with the implementation of the electronic transaction, security and privacy standards mandated by HIPAA, we project spending approximately $1.5 million to make necessary software upgrades to IRIS to make the system compliant with the HIPAA transaction standards by late 2002 and with the privacy standards by 2003. See "Reimbursement of Health Care Costs -- Health Insurance Portability and Accountability Act."


REIMBURSEMENT OF HEALTHCARE COSTS

     Medicare: Beginning in late 1983, prospective payment regulations for hospital inpatient services became effective under the federal Medicare program. The Medicare program provides reimbursement for hospitalization, physician, diagnostic and certain other services to eligible persons 65 years of age and over and certain others. Providers of service are paid by the federal government in accordance with regulations promulgated by the Department of Health and Human Services (HHS) and generally accept said payment with nominal deductible and co-insurance amounts required to be paid by the service recipient, as payment in full. In general, these regulations provide for a specific prospective payment to reimburse hospitals for inpatient treatment services based upon the diagnosis of the patient.


     On April 7, 2000, CMS published its final rules concerning the new hospital outpatient prospective payment system for most outpatient services in Medicare-participating hospitals. Effective August 1, 2000, Medicare pays hospitals for outpatient services based on ambulatory payment classification
(APC) groups rather than on a hospital's costs. Each APC has been assigned a payment weight by CMS. Under the new OPPS, the payment due a hospital for performing an outpatient service will be an amount based on the APC weight, a dollar based conversion factor, a geographic adjustment factor to account for area labor cost differences and any other adjustments applicable to the hospital or case.



     Because the new OPPS appeared to have a severe adverse economic effect on hospitals, Congress enacted additional legislation in the BBA to ease such effect through 2003. Under the BBA, hospitals may receive additional payments for new technologies, transitional pass-through for innovative medical devices, drugs and biologics, outlier adjustments and transitional payment corridors. As these transitional payments phase out or expire, some of our hospital customers may decide to discontinue or restructure their arrangements with providers of diagnostic imaging services, which may have a material adverse effect on our operations. In addition, the BIPA included certain provisions requiring CMS to revise the APCs to separate contrast-enhanced diagnostic imaging procedures from those that are not contrast-enhanced. Accordingly, payment for unenhanced MRI and other diagnostic procedures have been reduced as a result of implementation of these provisions, effective January 1, 2002; however the APC rates for certain contrast-enhanced diagnostic procedures have increased. The APC rates that became effective on January 1, 2002, and revised effective April 1, 2002, have also reduced Medicare payment for PET services provided to hospital outpatients.


     As a result of the implementation of the new OPPS, we believe that our hospital customers may seek reductions in contractual rates to the extent the hospital believes it will pay more to us than it will receive from Medicare and other third-party payors. The reduction of contractual rates for a single customer or loss of a single customer to a competitor prepared to reduce contractual rates would not have a material adverse impact on our contract services revenues; however, the reduction in contractual rates for several customers or loss of several contracts could have a material impact on our business, financial condition and results of operations.

     On the other hand, we believe that the impact of the new OPPS on hospital payments for diagnostic imaging services, especially for MRI services, may cause hospitals to consider restructuring their MRI
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

facilities as freestanding centers which are unaffected by the new OPPS. This may provide us with additional opportunities for our radiology co-source product which involves the joint ownership and management of MRI facilities with hospitals. On the other hand, recent reductions in Medicare payment for MRI services provided in freestanding centers will reduce the differential between the amounts payable by Medicare for services provided in freestanding and hospital-based centers. Given the infancy and complexity of the new OPPS and the reduction in the differential between hospital and freestanding payment rates, it is difficult to determine to what extent hospitals will attempt to renegotiate existing contractual arrangements.


     Multi-modality and certain fixed-site centers which are freestanding are not directly affected by OPPS, which applies only to hospital-based facilities. Congressional and regulatory actions reflect industry-wide cost-containment pressures that we believe will affect all healthcare providers for the foreseeable future. A recent initiative by CMS to impose a 24% reduction in Medicare payment for the technical component (i.e. the facilities, equipment, overhead and non-physician staff) of diagnostic imaging services provided in non-hospital settings was indefinitely postponed due to flaws in CMS' cost study methodology. CMS has indicated that it will continue to evaluate diagnostic imaging technical component reimbursement. Effective January 1, 2002, payment for these services has been reduced by approximately 5.4% as part of an across-the-board reduction affecting all services reimbursed under the Medicare Physician Fee Schedule. In addition, the Medicare allowances that became effective on January 1, 2002 reflect an additional 2% to 3% reduction for the technical component of all services, including the MRI and other diagnostic imaging services provided by us. We cannot assure you that Medicare payment for diagnostic imaging services will not be further reduced in the future, which would have a material adverse effect on our financial condition and results of operations.


     In order for our hospital customers to receive payment from Medicare with respect to our mobile services, our services must be furnished in a "provider-based" department or be a covered service furnished "under arrangements." On April 7, 2000, Medicare published new rules establishing financial, technical and administrative criteria for being a "provider-based" department, as well as new requirements for management contracts for "provider-based" departments. Our services to hospitals possibly may not meet Medicare's new standards for being a "provider-based" service, although that is uncertain because at this time very little guidance exists regarding the proper interpretation of this new Medicare regulation. If our services to hospital customers are not furnished in a "provider-based" setting, the services would not be covered by Medicare unless they are found to be a service furnished "under arrangements" to a hospital. The extent to which "under arrangements" services may be covered by Medicare when they do not meet the "provider-based" standards is unclear. In the BIPA, Congress "grandfathered" until October 1, 2002 all sites that were paid as provider-based sites as of October 1, 2000. The provision permits such sites to continue to be treated as "provider-based" during the two-year grandfather period and not be subject to penalties for past non-compliance as long as they either have a prior written determination of "provider-based" status, or apply for "provider-based" status before October 1, 2001. As the Medicare rules are clarified, it may be necessary for us to modify the contracts we have with hospital customers or to take other steps that may affect our revenues, our cost for our mobile business or the manner in which we furnish wholesale services to hospital customers.

     Medicaid: The Medicaid program is a jointly-funded federal and state program providing coverage for low-income persons. In addition to federally-mandated basic services, the services offered and reimbursement methods vary from state to state. In many states, Medicaid reimbursement is patterned after the Medicare program; however, an increasing number of states have established or are establishing payment methodologies intended to provide healthcare services to Medicaid patients through managed care arrangements. In addition, in a number of states, state Medicaid agencies have refused to authorize entities organized as Independent Diagnostic Treatment Facilities (IDTFs) (such as most of our fixed-site centers) to participate in the Medicaid program. Because the volume of services that we provide to Medicaid patients is limited, however, modifications of Medicaid reimbursement methodologies are not expected to have a material adverse impact on our business, financial condition and results of operations.

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

     Managed Care: Health Maintenance Organizations (HMOs) and Preferred Provider Organizations (PPOs) and other managed care organizations attempt to control the cost of healthcare services, including, imposing lower payment rates, limiting services or mandating less costly treatment alternatives. Managed care contracting has become very competitive and reimbursement schedules are at or below Medicare reimbursement levels. The development and expansion of HMOs, PPOs and other managed care organizations within our regional networks could have a negative impact on utilization of our services in certain markets and/or affect the revenue per procedure which we can collect, since such organizations will exert greater control over patients' access to diagnostic imaging services, the selection of the provider of such services and the reimbursement thereof. The competition among healthcare providers for contracts with all types of managed care organizations has resulted in an average length of term of such contracts of between one and three years. See "-- Customers and Contracts."

     Some states have adopted expanded laws or regulations restricting the assumption of financial risk by healthcare providers contracting with health plans. While we are not presently subject to such regulation, we or our customers may in the future be restricted in our ability to assume financial risk, or may be subjected to reporting requirements if we do so. Any such restrictions could negatively affect our contracting relationships with health plans.

     Private Insurance: Private health insurance programs generally have authorized the payment for our services on satisfactory terms. However, if Medicare reimbursement is reduced, we believe that private health insurance programs will also reduce reimbursement in response to reductions in government reimbursement, which could have an adverse impact on our business, financial condition and results of operations.

GOVERNMENT REGULATION

     The healthcare industry is highly regulated and changes in laws and regulations can be significant. Changes in the law or new interpretation of existing laws can have a material effect on our permissible activities, the relative costs associated with doing business and the amount of reimbursement by government and other third-party payors. The federal government and all states in which we currently operate regulate various aspects of our business. Failure to comply with these laws could adversely affect our ability to receive reimbursement for our services and subject us and our officers and agents to civil and criminal penalties.

     Federal False Claims Act: There has been an increase in qui tam actions brought under the federal False Claims Act and, in particular, under the False Claims Act's "whistleblower" provisions. Those provisions allow a private individual to bring actions in the name of the government alleging that the defendant has made false claims for payment from federal funds. After the individual has initiated the lawsuit, the government must decide whether to intervene in the lawsuit and to become the primary prosecutor. Until then the lawsuit is kept secret. If the government declines to join the lawsuit, the individual may choose to pursue the case alone, in which case the individual's counsel will have primary control over the prosecution, although the government must be kept apprised of the progress of the lawsuit, and may intervene later. Whether or not the federal government intervenes in the case, it will receive the majority of any recovery. If the litigation is successful, the individual is entitled to no less than 15%, but no more than 30%, of whatever amount the government recovers. The percentage of the individual's recovery varies, depending on whether the government intervened in the case and other factors. Recently, the number of suits brought against healthcare providers by government regulators and private individuals has increased dramatically. In addition, various states are considering or have enacted laws modeled after the federal False Claims Act, penalizing false claims against state funds. If a whistleblower action is brought against us, even if it is dismissed with no judgment or settlement, we may incur substantial legal fees and other costs relating to an investigation. Actions brought under the False Claims Act may result in significant fines and legal fees and distract our management's attention, which would adversely affect our business, financial condition and results of operations.

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

     When an entity is determined to have violated the federal False Claims Act, it must pay three times the actual damages sustained by the government, plus mandatory civil penalties of between $5,500 to $11,000 for each separate false claim, as well as the government's attorneys fees. Liability arises when an entity knowingly submits, or causes someone else to submit, a false claim for reimbursement to the federal government or submits a false claim with reckless disregard for, or in deliberate ignorance of, its truth or falsity. Simple negligence should not give rise to liability. Examples of the other actions which may lead to liability under the Act:

     - Failure to comply with the many technical billing requirements applicable to our Medicare and Medicaid business.

     - Failure to comply with Medicare requirements concerning the circumstances in which a hospital, rather than we, must bill Medicare for diagnostic imaging services we provide to outpatients treated by the hospital.

     - Failure of our hospital customers to accurately identify and report our reimbursable and allowable services to Medicare.

     - Failure to comply with the prohibition against billing for services ordered or supervised by a physician who is excluded from any federal healthcare programs, or the prohibition against employing or contracting with any person or entity excluded from any federal healthcare programs.

     - Failure to comply with the Medicare physician supervision requirements for the services we provide, or the Medicare documentation requirements concerning physician supervision.

     - The past conduct of the businesses we have acquired.

     We strive to ensure that we meet applicable billing requirements. However, the costs of defending claims under the False Claims Act, as well as sanctions imposed under the Act, could significantly affect our business, financial condition and results of operations.

     Anti-kickback Statutes: We are subject to federal and state laws which govern financial and other arrangements between healthcare providers. These include the federal anti-kickback statute which, among other things, prohibits the knowing and willful solicitation, offer, payment or receipt of any remuneration, direct or indirect, in cash or in kind, in return for or to induce the referral of patients for items or services covered by Medicare, Medicaid and certain other governmental health programs. Violation of the anti-kickback statute may result in civil or criminal penalties and exclusion from the Medicare, Medicaid and other federal healthcare programs. In addition, it is possible that private parties may file qui tam actions based on claims resulting from relationships that violate this statute, seeking significant financial rewards. Many states have enacted similar statutes, which are not limited to items and services paid for under Medicare or a federally funded healthcare program. In recent years, there has been increasing scrutiny by law enforcement authorities, HHS, the courts and Congress of financial arrangements between healthcare providers and potential sources of referrals to ensure that such arrangements do not violate the anti-kickback provisions. HHS and the federal courts interpret the anti-kickback statutes broadly to apply to a wide range of financial incentives, including, under certain circumstances, distributions of partnership and corporate profits to investors who refer federal healthcare program patients to a corporation or partnership in which they have an ownership interest and to payments for service contracts and equipment leases that are designed, even if only in part, to provide direct or indirect remuneration for patient referrals or similar opportunities to furnish reimbursable items or services. HHS has issued "safe harbor" regulations that set forth certain provisions which, if met, will assure that healthcare providers and other parties who refer patients or other business opportunities, or who provide reimbursable items or services, will be deemed not to violate the anti-kickback statutes. The safe harbors are narrowly drawn and some of our relationships may not qualify for any "safe harbor"; however, failure to comply with a "safe harbor" does not create a presumption of liability. We believe that our operations materially comply with the anti-kickback statutes; however, because these provisions are interpreted broadly by law enforcement authorities, we cannot assure you that law enforcement officials or others will not challenge our operations under these statutes.

     Health Insurance Portability and Accountability Act: In 1996, Congress passed HIPAA, designed to guarantee the availability and renewability of health insurance coverage for certain employees and individuals, while also limiting the use of pre-existing condition restrictions. HIPAA also made substantial amendments to federal healthcare fraud and abuse laws, including:

     - the establishment of fraud and abuse control programs to coordinate and fund the investigation and prosecution of healthcare fraud and abuse;

     - the establishment of a Medicare integrity program, including medical, utilization and fraud review of Medicare providers;

     - the extension of existing Medicare-Medicaid anti-fraud and abuse provisions to all federal healthcare programs;

     - the provision of enhanced civil penalties; and

     - the creation of new federal crimes of healthcare fraud and making false statements relating to healthcare matters.

     The healthcare fraud statute prohibits knowingly and willfully executing a scheme to defraud any healthcare benefit program, including private payors. A violation of this statute is a felony and may result in fines, imprisonment or exclusion from government sponsored programs such as the Medicare and Medicaid programs. The false statements statute prohibits knowingly and willfully falsifying, concealing or covering up a material fact or making any materially false, fictitious or fraudulent statement in connection with the delivery of or payment for healthcare benefits, items or services, including those provided by non-government payors. A violation of this statute is a felony and may result in fines or imprisonment. HIPAA requires health care providers to maintain the privacy and security of health information. It will also require us to follow federal standards for electronic transactions with health plans and for protecting the privacy of individually identifiable health information and the security standards for all electronic health information. The government recently published regulations to implement the privacy standards under the Act. We are beginning to address compliance with the Act and applicable regulations. We project spending approximately $1.5 million for necessary software upgrades to make our proprietary computer operating system, IRIS, fully compliant with the HIPPA transactions standards by late 2002 and with the privacy standards by 2003. A violation of the Act's health fraud, privacy or security provisions may result in criminal and civil penalties, which may adversely affect our business, financial condition and results of operations.

     Stark II, State Physician Self-referral Laws: A federal law, commonly known as the "Stark Law" or "Stark II," also imposes civil penalties and exclusions from federal health programs for referrals for "designated health services" by physicians or their family members to certain entities with which they have a financial relationship (subject to certain exceptions), and for claims for payments by entities receiving such referrals. A private party may also bring a qui tam action in federal court on the basis of a Stark Law violation. "Designated health services" include, among other things, radiology services, including MRI, CT and ultrasound, radiation therapy, and hospital inpatient and outpatient services. The Stark Law does not require any fraudulent intent. Providers furnishing services pursuant to a prohibited referral may not present a claim for the services and if payments are made they may be recouped. The law applies directly to services reimbursable by Medicare and may apply to services reimburseable under Medicaid, depending on state law. Final regulations partially implementing the Stark Law were issued in January 2001 and will become effective in April 2002. It is not clear when further regulations will be published, but the CMS has taken the position that the Stark Law is self-effectuating and does not require implementing regulations. In addition, several states in which we operate have enacted or are considering legislation that prohibits "self-referral" arrangements or requires physicians or other healthcare providers to disclose to their patients any financial interest they may have with a healthcare provider whom they recommend. Possible sanctions for violating these provisions include loss of licensure and civil and criminal sanctions. Such state laws vary from state to state and seldom have been interpreted by the courts or regulatory agencies. Nonetheless, strict enforcement of these requirements is likely. Although we believe our operations materially comply with these federal and state physician self-referral laws, we cannot assure you that Stark II or other physician self-referral regulations will not be interpreted or applied in a manner that would have a material adverse effect on our business, financial condition and results of operations.


     FDA: The U.S. Food and Drug Administration (FDA) has issued the requisite premarket approval for all of our MRI, CT, PET, lithotripsy and Gamma Knife systems. We do not believe that any further FDA approval is required in connection with equipment currently in operation or proposed to be operated; except under regulations issued by the FDA pursuant to MQSA, all mammography facilities must have a certificate issued by the FDA. In order to obtain a certificate, all mammography facilities are required to be accredited by an approved non-profit organization or state agency or other agency designated by the FDA. Pursuant to the accreditation process, each facility providing mammography services must comply with certain standards including annual inspection.


     Compliance with these standards is required to obtain payment for Medicare services and to avoid various sanctions, including monetary penalties, or suspension of certification. Although all of our facilities which provide mammography services are currently accredited by the Mammography Accreditation Program of the American College of Radiology and we anticipate continuing to meet the requirements for accreditation, the withdrawal of such accreditation could result in the revocation of certification. Congress has extended Medicare benefits to include coverage of screening mammography subject to the prescribed quality standards described above. The regulations apply to diagnostic mammography as well as screening mammography.

     Radiologist and Facility Licensing: The radiologists with whom we may enter into agreements to provide professional services are subject to licensing and related regulations by the states, including registrations to use radioactive materials. As a result, we require our radiologists to have and maintain appropriate licensure and registrations. In addition, some states also impose licensing or other requirements on us at our facilities and other states may impose similar requirements in the future. Local authorities may also require us to obtain various licenses, permits and approvals. We believe that we have obtained all required licenses and permits; however, we cannot assure you that additional laws and state licensure requirements governing our facilities' operations will not be enacted.

     Liability Insurance: The hospitals and physicians who use our diagnostic imaging systems are involved in the delivery of healthcare services to the public and, therefore, are exposed to the risk of liability claims. Our position is that we do not engage in the practice of medicine. We provide only the equipment and technical components of diagnostic imaging, including certain limited nursing services, and we have not experienced any material losses due to claims for malpractice. Nevertheless, claims for malpractice have been asserted against us in the past and any future claims, if successful, could entail significant defense costs and could result in substantial damage awards to the claimants, which may exceed the limits of any applicable insurance coverage. We maintain professional liability insurance in amounts we believe are adequate for our business of providing diagnostic imaging, treatment and management services. In addition, the radiologists or other healthcare professionals with whom we contract are required by such contracts to carry adequate medical malpractice insurance. Successful malpractice claims asserted against us, to the extent not covered by our liability insurance, could have a material adverse effect on our business, financial condition and results of operations.

     Independent Diagnostic Treatment Facilities: Under prior Medicare policy, imaging centers generally participated in the Medicare program as either medical groups or, subject to the discretion of individual Medicare carriers, Independent Physiological Laboratories (IPLs). The IPL was a loosely defined Medicare provider category that was not specifically authorized to provide imaging services. Accordingly, certain carriers permitted IPLs to provide imaging services and others did not. In the past, we preferred, to the extent possible, to operate imaging centers for Medicare purposes as IPLs. We believed that the designation of our imaging centers as IPLs gave us greater operational control than we would have had if our imaging centers were operated under the medical group model, where we would function as a "manager."

     Under the IDTF regulations, imaging centers have the option to participate in the Medicare program as either IDTFs or medical groups. The IDTF regulations include more specific operational requirements than were previously required for IPLs. We either have converted or have submitted applications to convert all of our fixed-site imaging centers from IPLs to IDTFs, except in those states where the medical group model is required. In addition, since the IDTF designation is new, it is unclear to what extent and in what manner IDTFs will be monitored by CMS, but it is probable that CMS will exercise increased oversight of IDTFs compared to IPLs, which could have a material adverse effect on our business, financial condition and results of operations.

     Certificates of Need: Some states require hospitals and certain other healthcare facilities and providers to obtain a CON or similar regulatory approval prior to the commencement of certain healthcare operations or services, the incurring of certain capital expenditures and/or the acquisition of major medical equipment including MRI, PET and Gamma Knife systems. CON regulations may limit or preclude us from providing diagnostic imaging services or systems in certain states. We believe that we have complied or will comply with applicable CON requirements in those states where we operate. Nevertheless, a significant increase in the number of states regulating our business within the CON or state licensure framework could adversely affect our business, financial condition and results of operations. Conversely, repeal of existing CON regulations in jurisdictions where we have obtained or operate under a CON could also adversely affect our business, financial condition and results of operations, since CON regulation effectively functions as a barrier to entry. This is an area of continuing legislative activity, and we cannot assure you that CON and licensing statutes will not be modified in the future in a manner that may have a material adverse effect on our business and operations.

COMPLIANCE PROGRAM

     We have voluntarily implemented a program to monitor compliance with federal and state laws and regulations applicable to healthcare entities. We have appointed a compliance officer who is charged with implementing and supervising our compliance program, which includes a code of ethical conduct for our employees and affiliates and a process for reporting regulatory or ethical concerns to our compliance officer, including a toll-free telephone hotline. We believe that our compliance program meets the relevant standards provided by the Office of Inspector General of the HHS. An important part of our compliance program consists of conducting periodic reviews of various aspects of our operations. Our compliance program also contemplates mandatory education programs designed to familiarize our employees with the regulatory requirements and specific elements of our compliance program.

EMPLOYEES


     As of February 28, 2002, we had approximately 1,200 full-time, 70 part-time and 340 per diem employees. None of our employees are covered by a collective bargaining agreement. Management believes its employee relations to be satisfactory.


LEGAL PROCEEDINGS

     We are engaged from time to time in the defense of lawsuits arising out of the ordinary course and conduct of our business and have insurance policies covering such potential insurable losses where such coverage is cost-effective. We believe that the outcome of any such lawsuits will not have a material adverse impact on our business, financial condition and results of operations.

COMPANY HISTORY

     We were formed in June 1996 as a result of the merger of American Health Services Corp. and Maxum Health Corp., two publicly held providers of diagnostic imaging services. The merger was consummated in order to achieve cost savings, enhance marketing capabilities, increase market presence and financial resources, and to take advantage of positive consolidating trends in the diagnostic imaging industry.

     In October 1997, we consummated a recapitalization pursuant to which (a) certain investors affiliated with TC Group, LLC and its affiliates (Carlyle), a private merchant bank headquartered in Washington, D.C., made a cash investment of $25 million in InSight and received convertible preferred stock and warrants and (b) General Electric Company surrendered its rights previously granted in connection with the merger and debt restructuring agreement to receive supplemental service fee payments equal to 14% of pretax income, plus existing preferred stock, in exchange for convertible preferred stock and warrants. These securities gave Carlyle and General Electric beneficial ownership of more than a majority of our common stock, all of which were purchased in the acquisition.

     On October 17, 2001, as a result of the acquisition, InSight became a wholly-owned subsidiary of InSight Holdings. See "The Acquisition and Related Financing Transactions."

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     We are a wholly-owned subsidiary of InSight Holdings, a corporation owned by J.W. Childs Equity Partners II, Halifax Capital Partners and certain of their affiliates.


     The following table sets forth the name, age and position of our directors and executive officers as of February 28, 2002.



NAME                                    AGE                          POSITION
----                                    ---                          --------
Steven T. Plochocki...................  50    President, Chief Executive Officer and Director
Patricia R. Blank.....................  51    Executive Vice President and Chief Information Officer
Michael A. Boylan.....................  45    Executive Vice President and Chief Development Officer
Thomas V. Croal.......................  42    Executive Vice President and Chief Financial Officer
Brian G. Drazba.......................  40    Senior Vice President, Finance and Corporate
                                              Controller
Cecilia A. Guastaferro................  41    Senior Vice President, Human Resources
Marilyn U. MacNiven-Young.............  50    Executive Vice President, General Counsel and
                                              Secretary
Michael S. Madler.....................  43    Executive Vice President and Chief Operating Officer
Michael N. Cannizzaro.................  52    Director
Kenneth M. Doyle......................  36    Director
David W. Dupree.......................  48    Director
Steven G. Segal.......................  41    Director
Mark J. Tricolli......................  30    Director
Edward D. Yun.........................  34    Director


     Our directors are elected annually by, and serve at the discretion of, our stockholder. Our executive officers are elected annually by, and serve at the discretion of our board of directors.


     Steven T. Plochocki has been our President, Chief Executive Officer and a director since November 22, 1999. From January 1998 through November 19, 1999, Mr. Plochocki was President and Chief Executive Officer of Centratex Support Services, Inc., a support services company for the healthcare industry. Mr. Plochocki was President and Chief Operating Officer of Apria Healthcare Group Inc., a home healthcare company, from July 1995 through October 1997.



     Patricia R. Blank has been our Executive Vice President and Chief Information Officer since September 1, 1999. Prior to joining us, Ms. Blank was the principal of Blank & Company, a consulting firm specializing in healthcare consulting. From 1995 to 1998, Ms. Blank served as Executive Vice President and Chief Operating Officer of HealthHelp, Inc., a Houston, Texas-based radiology services organization managing radiology provider networks in multiple states. From 1988 to 1995, she was Corporate Director of radiology of FHP, a California insurance company.



     Michael A. Boylan has been our Executive Vice President and Chief Development Officer since February 7, 2002. He was the Executive Vice President, Operations, Eastern Division from July 1, 2000 to February 7, 2002. From April 1998 to July 1, 2000, he was Executive Vice President and Chief Development Officer. From February 1996 to April 1998, he was Senior Vice President-Operations. Mr. Boylan has served as Executive Vice President of Maxum Health Corp. (MHC) since March 1994. From 1992 to 1994, he served as a regional vice president of MHC's principal operating subsidiary, Maxum Health Services Corp. From 1991 to 1992, he served as an Executive Director of certain of MHC's operations. From 1986 to 1991, Mr. Boylan served in various capacities as an officer or employee, including President and Chief Operating Officer, with American Medical Imaging Corporation.

     Thomas V. Croal has been our Executive Vice President and Chief Financial Officer since February 1996. From July 1998 to June 1999, Mr. Croal also served as Chief Operating Officer. Mr. Croal served as a director of American Health Services Corp. (AHS) from March 1991 until June 1996. He served as Vice President and Chief Financial Officer of AHS from April 1991. He was Controller of AHS from 1989 until April 1991. From 1981 to 1989, Mr. Croal was employed by Arthur Andersen & Co., an independent public accounting firm.


     Brian G. Drazba has been our Senior Vice President-Finance and Controller since July 1997. From March 1996 to July 1997, he served as Vice
President-Finance. From June 1995, he served as Vice President-Finance of AHS. Mr. Drazba served as corporate controller for AHS from 1992 to 1995. From 1985 to 1992, Mr. Drazba was employed by Arthur Andersen & Co.



     Cecilia A. Guastaferro has been our Senior Vice President-Human Resources since July 1, 2000. From July 1997 to June 30, 2000, she was Vice
President-Human Resources. Ms. Guastaferro served as Director of Human Resources of AHS from May 1994 through June 1996, when she became Director of Human Resources of InSight.



     Marilyn U. MacNiven-Young has been our Executive Vice President, General Counsel and Corporate Secretary since August 1998. From February 1996 through July 1998, she was an independent consultant to us. From September 1994 through June 1995, she was Senior Vice President and General Counsel of Abbey Healthcare Group, Inc., a home healthcare company. From 1991 through 1994, Ms. MacNiven-Young served as General Counsel of AHS.



     Michael S. Madler has been our Executive Vice President and Chief Operating Officer since February 7, 2002. He joined us as a Senior Vice President in October 1998 and served as such until June 8, 1999 when he was appointed Executive Vice President, Operations, Western Division. From 1993 through October 1998, Mr. Madler was Chief Operating Officer of Prime Medical Services, Inc. an Austin, Texas-based lithotripsy services management company.



     Michael N. Cannizzaro became a member of our board of directors upon consummation of the acquisition. He is an Operating Partner of J.W. Childs Associates, L.P. Prior to that, he was President and Chief Executive Officer of Beltone Electronics Corporation from 1998 to 2000. Prior to that, he was President of Caremark International's Prescription Service Division from 1994 to 1997; Vice President, Business Development of Caremark's Nephrology Service Division from April 1994 to September 1994; and President of Leica North America from 1993 to 1994. Prior to that, he held numerous positions in general management at Baxter Healthcare Corporation from 1976 to 1993, including the position of President of four different divisions. He is also a director of National Nephrology Associates, Inc. and Universal Hospital Services, Inc.



     Kenneth M. Doyle is a director and Vice President of InSight Holdings and became a member of our board of directors upon consummation of the acquisition. Mr. Doyle is a principal of The Halifax Group. Mr. Doyle joined The Halifax Group in January 2000. Prior to joining The Halifax Group, Mr. Doyle was an Industry Leader and Vice President at GE Equity, the private equity subsidiary of GE Capital. Prior to joining GE Equity, Mr. Doyle spent four years in investment banking as a Senior Associate for the Telecommunications Corporate Finance Group at Merrill Lynch and as an Associate with Chase Manhattan Bank in the Media and Telecommunications Group. Mr. Doyle also spent three years with Ernst & Young in the Entrepreneurial Services Group. Mr. Doyle currently serves on the board of directors of National Packaging Solutions Group, Inc.



     David W. Dupree is a director and Vice President of InSight Holdings and became a member of our board of directors upon consummation of the acquisition. Mr. Dupree is a Managing Director of The Halifax Group which he founded in January 1999. Prior to joining Halifax, Mr. Dupree was a Managing Director and Partner with The Carlyle Group, a global investment firm located in Washington, D.C., where he was primarily responsible for investments in healthcare and related sectors. Prior to joining The Carlyle Group in 1992, Mr. Dupree was a Principal in Corporate Finance with Montgomery Securities and prior to that, he was Co-Head of Equity Private Placements at Alex. Brown & Sons Incorporated.

Mr. Dupree currently serves on the board of directors of Whole Foods Markets, Inc. and National Packaging Solutions Group, Inc. and previously served on our board of directors, as a designee of The Carlyle Group, from October 1997 to December 1999.



     Steven G. Segal became a member of our board of directors upon consummation of the acquisition. He is a Partner of J.W. Childs Associates, L.P. and has been at Childs since 1995. Prior to that time, he was an executive at Thomas H. Lee Company from 1987, most recently holding the position of Managing Director. He is also a director of Quality Stores Inc., Jillian's Entertainment Corp., National Nephrology Associates, Inc., Big V Supermarkets, Inc., The NutraSweet Company, Universal Hospital Services, Inc. and is Co-Chairman of the Board of Empire Kosher Poultry, Inc.



     Mark J. Tricolli is a director and Vice President of InSight Holdings and became a member of our board of directors upon consummation of the acquisition. Mr. Tricolli is a Senior Associate at J.W. Childs Associates, which he joined in 2000. Prior to that Mr. Tricolli was an Associate in the Merchant Banking Division of Goldman Sachs from 1999 to 2000, an Analyst at William Blair Capital Partners, a private equity firm based in Chicago, Illinois from 1995 to 1997 and an Analyst at Chemical Securities, Inc. from 1993 to 1995.



     Edward D. Yun is a director and Vice President of InSight Holdings and became a member of our board of directors upon consummation of the acquisition. He is a Partner of J.W. Childs Associates, L.P. and has been at Childs since 1996. From 1994 until 1996, he was an Associate at DLJ Merchant Banking, Inc. He is also a director of Jillian's Entertainment Corp., Pan Am International Flight Academy, Inc., National Nephrology Associates, Inc., Equinox Holdings, Inc., Chevys, Inc., Universal Hospital Services, Inc. and Hartz Mountain Corporation.

EXECUTIVE COMPENSATION

     The following table sets forth information concerning the annual, long-term and all other compensation for services rendered in all capacities to InSight and its subsidiaries for the years ended June 30, 2001, 2000, and 1999 of (i) InSight's chief executive officer during the year ended June 30, 2001, and (ii) the four most highly compensated executive officers (other than the chief executive officer) of InSight serving as executive officers at June 30, 2001 ("Other Executive Officers"), and whose aggregate cash compensation exceeded $100,000 for the year ended June 30, 2001 (collectively, "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE


                                             ANNUAL COMPENSATION               LONG TERM
                                   ---------------------------------------   COMPENSATION
                                   FISCAL                                       AWARDS
                                    YEAR                                     STOCK OPTIONS   ALL OTHER
NAME AND PRINCIPAL POSITION        ENDED     SALARY    BONUS(1)   OTHER(2)     (SHARES)       COMP(2)
---------------------------        ------   --------   --------   --------   -------------   ---------
Steven T. Plochocki..............   2001    $280,000   $238,000   $ 9,000        50,000       $ 3,324
  President and Chief               2000     158,749    125,000     5,625       125,000         1,655
  Executive Officer(3)              1999          --         --        --            --            --
Thomas V. Croal..................   2001     236,000    140,420     9,000         5,000         1,409
  Executive Vice President, and     2000     225,500     75,250     9,000            --         8,319
  Chief Financial Officer           1999     215,000         --     9,000            --        12,596
Marilyn U. MacNiven-Young........   2001     243,300    103,403     9,000        10,000         3,850
  Executive Vice President,         2000     236,250     59,063     9,000            --         3,964
  General Counsel and Secretary     1999     206,250         --     8,250        50,000         4,195
Michael A. Boylan................   2001     210,000    124,950     9,000        10,000         4,365
  Executive Vice President and
     Chief Development Officer(4)  195,000    68,250     14,000        --         4,819
                                    1999     195,000         --     9,000            --         7,277
Michael S. Madler................   2001     200,000    119,000     9,000        50,000         6,618
  Executive Vice President         175,000    61,250     16,341        --         4,090
  and Chief Operating Officer(5)    1999     106,450     25,000     4,000        30,000         3,437


---------------

(1) Annual bonuses are earned and accrued during the fiscal years indicated, and paid subsequent to the end of each fiscal year.

(2) Amounts of Other Compensation include perquisites (auto allowances and commissions for contract awards and renewals) and amounts of All Other Compensation include (i) amounts contributed to InSight's 401(k) profit sharing plan, (ii) specified premiums on executive split-dollar insurance arrangements and (iii) specified premiums on executive health insurance arrangements, for the Named Executive Officers.

(3) On November 22, 1999, Mr. Plochocki joined InSight as president and chief executive officer.


(4)On February 7, 2002, Mr. Boylan's title changed from Executive Vice President -- Operations, Eastern Division to Executive Vice President and Chief Development Officer.



(5)On February 7, 2002, Mr. Madler's title changed from Executive Vice President -- Operations, Western Division to Executive Vice President and Chief Operating Officer.

OPTION GRANTS

     For the year ended June 30, 2001, stock options were granted under the 1999 Stock Option Plan to the Named Executive Officers, as follows:

                                                    INDIVIDUAL GRANTS                        POTENTIAL REALIZABLE
                                ---------------------------------------------------------      VALUE AT ASSUMED
                                NUMBER OF      PERCENT OF                                    ANNUAL RATES OF STOCK
                                SECURITIES   TOTAL OPTIONS                                  PRICE APPRECIATION FOR
                                UNDERLYING     GRANTED TO                                       OPTION TERM(2)
                                 OPTIONS      EMPLOYEES IN    EXERCISE PRICE   EXPIRATION   -----------------------
NAME                             GRANTED     FISCAL YEAR(1)     PER SHARE       DATE(3)         5%          10%
----                            ----------   --------------   --------------   ----------   ----------   ----------
Steven T. Plochocki...........    50,000           14%            $8.37         8/25/10      $263,192     $666,982
Thomas V. Croal...............     5,000            1%            $8.37         8/25/10        26,319       66,698
Marilyn U. MacNiven-Young.....    10,000            3%            $8.37         8/25/10        52,638      133,398
Michael A. Boylan.............    10,000            3%            $8.37         8/25/10        52,638      133,398
Michael S. Madler.............    50,000           14%            $8.37         8/25/10       263,192      666,982

---------------

(1) The options were granted at an exercise price exceeding the fair market value (the closing price reported on The Nasdaq SmallCap Market) for the common stock on the date of grant.

(2) Potential realizable value is determined by taking the exercise price per share and applying the stated annual appreciation rate compounded annually for the remaining term of the option (ten years), subtracting the exercise price per share at the end of the period and multiplying the remaining number by the number of options granted. Actual gains, if any, on stock option exercises and InSight's common stock holdings are dependent on the future performance of the common stock and overall stock market conditions.

(3) Options were exercisable starting twelve months after the date of grant, with 25% of the shares becoming exercisable at that time and with an additional 25% of the shares becoming exercisable on each successive anniversary date with full vesting occurring on the fourth anniversary date. The options were granted for a term of ten years, subject to earlier termination in certain events related to termination of employment.

OPTION EXERCISES AND FISCAL YEAR-END VALUES.

     During the year ended June 30, 2001, none of the Named Executive Officers of InSight exercised any stock options. The following table sets forth information with respect to the unexercised options to purchase common stock granted under (i) MHC's and AHS's stock option plans and assumed by InSight pursuant to the merger of American Health Services Corp. and Maxum Health Corp.,
(ii) InSight's 1996 Employee Stock Option Plan, (iii) InSight's 1997 Management Stock Option Plan, (iv) InSight's 1998 Employee Stock Option Plan, and (v) InSight's 1999 Stock Option Plan, for the Named Executive Officers as of June 30, 2001:

                                                            NUMBER OF UNEXERCISED         VALUE OF UNEXERCISED
                                  NUMBER                        OPTIONS HELD              IN-THE-MONEY OPTIONS
                                 OF SHARES                    AT JUNE 30, 2001           AT JUNE 30, 2001(1)(2)
                                ACQUIRED ON    VALUE     ---------------------------   ---------------------------
NAME                             EXERCISE     REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                            -----------   --------   -----------   -------------   -----------   -------------
Steven T. Plochocki...........      --          --          20,833        154,167      $  194,372     $1,438,378
Thomas V. Croal...............      --          --         113,750         81,250       1,185,725        781,875
Marilyn U. MacNiven-Young.....      --          --          25,000         35,000         208,000        301,300
Michael A. Boylan.............      --          --          81,370         37,500       1,113,362        359,400
Michael S. Madler.............      --          --          15,000         65,000         139,950        606,450

---------------

(1) Based on the closing price reported on The Nasdaq SmallCap Market for the InSight common stock on that date of $17.70 per share.

(2) At the consummation of the acquisition, the Named Executive Officers became entitled to receive in cash the difference between $18.00 and the exercise price for each share of common stock which each could acquire pursuant to the terms of their stock option agreements; except that Messrs. Plochocki, Croal, Boylan and Madler rolled over certain of their stock options (totaling an aggregate of approximately $1.7 million) into fully vested options to purchase the common stock of InSight Holdings.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Upon the consummation of the acquisition, the committees of our board of directors ceased to exist and new committees have since been established. The current compensation arrangements for our chief executive officer and each of our executive officers were established pursuant to the terms of the respective employment agreements between us and each executive officer. The terms of the employment agreements were established pursuant to arms-length negotiations between the equity sponsors and each executive officer.

     During fiscal year ended June 30, 2001, our former board of directors established a Compensation, Audit, Executive and Nominating Committee. None of our current directors served on any of these committees.

     Since the acquisition, our board of directors has established the following committees:

     A Compensation Committee consisting of Michael Cannizzaro, David Dupree, Steven Plochocki and Steven Segal. The Compensation Committee is responsible for determining the specific forms and levels of compensation of our executive officers.

     An Audit Committee consisting of Kenneth Doyle, Mark Tricolli and Edward Yun. The committee's principal function is to review the results of our annual audit with our independent auditors and review the performance of our independent auditors.

     An Executive Committee consisting of Michael Cannizzaro, David Dupree, Steven Plochocki and Steven Segal. The committee is authorized to exercise all the power and authority of the board of directors in the management of our business, however, its authority does not extend to certain fundamental corporate transactions.

     A Regulatory Compliance Committee consisting of Kenneth Doyle, Mark Tricolli and Edward Yun. The committee is responsible for monitoring regulatory compliance of our business.

COMPENSATION OF DIRECTORS

     All members of our board of directors will be reimbursed for their usual and customary expenses incurred in connection with attending all board meetings but will not otherwise be compensated for serving in such capacity.

MANAGEMENT PARTICIPATION

     As described elsewhere in this prospectus, upon consummation of the acquisition, certain members of our senior management rolled over a portion of their options in InSight into options of InSight Holdings and exchanged their common stock and remaining options in InSight for cash. The individuals, the value of their InSight common stock and options, the value of their option rollover into InSight Holdings and cash proceeds as a result of the acquisition are indicated in the chart below.

                                              TOTAL COMMON STOCK                           TOTAL CASH
NAME                                           AND OPTION VALUE    OPTION ROLLOVER VALUE    PROCEEDS
----                                          ------------------   ---------------------   ----------
Steven T. Plochocki.........................      $1,685,250            $  505,575         $1,179,675
Thomas V. Croal.............................       2,026,100               505,575          1,520,525
Michael A. Boylan...........................       1,508,370               452,514          1,055,856
Michael S. Madler...........................         770,400               231,120            539,280
                                                  ----------            ----------         ----------
     TOTAL..................................      $5,990,120            $1,694,784         $4,295,336
                                                  ==========            ==========         ==========

INDEMNIFICATION AGREEMENTS

     InSight has entered into separate indemnification agreements with Mr. Plochocki, its executive officers and each of our former directors that could require InSight, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors and executive officers and to advance expenses incurred by them as a result of any proceedings against them as to which they could be indemnified.

EMPLOYMENT AGREEMENTS

     The employment agreement with Steven T. Plochocki is for a term of three years, subject to certain termination rights. Under the employment agreement, Mr. Plochocki receives an annual base salary as well as a discretionary bonus of up to 75% of his annual base salary if we achieve our budgetary goals and a discretionary bonus of an additional 25% of his annual base salary upon the achievement of other goals mutually agreed upon by Mr. Plochocki and our board of directors. Mr. Plochocki is currently being paid an annual base salary of $300,000. Mr. Plochocki's employment agreement also provides for a life insurance policy of three times the amount of his annual base salary and entitles him to participate during the term of his employment in our life insurance, medical, health and accident and disability plan or program, pension plan or other similar benefit plan. Mr. Plochocki is subject to a noncompetition covenant and nonsolicitation provisions (relating to our employees and customers) during the term of his employment agreement and continuing for a period of 24 months after the termination of his employment. Mr. Plochocki's employment agreement will terminate and he will be entitled to all accrued and unpaid compensation, as well as 24 months of compensation at the annual salary rate then in effect (1) upon his permanent and total disability (as defined in his employment agreement); (2) upon our 30 days' written notice to him of the termination of his employment without cause (as defined in his employment agreement); (3) if he terminates his employment with us for good reason (as defined in the employment agreement); and (4) if his employment is terminated by us without cause or he terminates his employment for good reason within 12 months of a change in control (as defined in his employment agreement) which occurs after the acquisition contemplated by the merger agreement. In addition, we will maintain at our expense until the earlier of 24 months after the date of termination or commencement of Mr. Plochocki's benefits pursuant to full time employment with a new employer under such employer's standard benefits program, all life insurance, medical, health and accident and disability plans or programs in which Mr. Plochocki was entitled to participate immediately prior to the date of termination. Mr. Plochocki's employment will immediately terminate upon his death and the executors or administrators of his estate or his heirs or legatees (as the case may be) will be entitled to all accrued and unpaid compensation up to the date of his death. Mr. Plochocki's employment will terminate and he will not be entitled to receive any monetary compensation or benefit upon (1) the termination of his employment by us for cause or (2) his voluntary termination of his employment with us without good reason.


     The employment agreement with each of Michael A. Boylan, Thomas V. Croal, Marilyn U. MacNiven-Young and Michael S. Madler provides for a term of 12 months on a continuing basis, subject to certain termination rights. The executives' respective employment agreement provides for an annual salary as well as a discretionary bonus of up to 75% of the executive's annual base salary if we achieve our budgetary goals and a discretionary bonus of an additional 25% of the executive's annual base salary upon the achievement of other goals mutually agreed upon by each executive and our President and Chief Executive Officer and approved by our board of directors. Mr. Boylan, Mr. Croal, Ms. MacNiven-Young and Mr. Madler are currently being paid an annual base salary of $225,000, $252,500, $260,300 and $214,000, respectively. Each executive is provided with a life insurance policy of three times the amount of his or her annual base salary and is entitled to participate in our life insurance, medical, health and accident and disability plan or program, pension plan or other similar benefit plan. Each executive is subject to a noncompetition covenant and nonsolicitation provisions (relating to our employees and customers) during the term of his or her respective employment agreement and continuing for a period of 12 months after the termination of his or her respective employment. Each executive's employment agreement will terminate and each of them will be entitled to all accrued and unpaid compensation, as well as 12 months of compensation at the annual salary rate then in effect (1) upon the executive's permanent and total disability (as defined in the respective employment agreement); (2) upon our 30 days' written notice to the executive of the termination of the executive's employment without cause (as defined in the respective employment agreement); (3) if the executive terminates his or her respective employment with us for good reason (as defined in the respective employment agreement); and (4) if the executive's employment is terminated by us without cause or he or she terminates his or her employment for good reason within 12 months of a change in control (as defined in the respective employment agreement) which occurs after the acquisition contemplated in the merger agreement. In addition, we will maintain at our expense until the earlier of 12 months after the date of termination or commencement of the executive's benefits pursuant to full time employment with a new employer under such employer's standard benefits program, all life insurance, medical, health and accident and disability plans or programs in which the executive was entitled to participate immediately prior to the date of termination. Each executive's employment will immediately terminate upon his or her death and the executors or administrators of his or her estate or his or her heirs or legatees (as the case may be) will be entitled to all accrued and unpaid compensation up to the date of his or her death. The executive's employment will terminate and the executive will not be entitled to receive any monetary compensation or benefit upon (1) the termination of his or her respective employment by us for cause; or (2) his or her voluntary termination of his or her respective employment with us without good reason.



     The employment agreement with each of Patricia R. Blank, Brian G. Drazba and Cecilia A. Guastaferro provides for a term of 12 months on a continuing basis, subject to certain termination rights. The executives' respective employment agreements provide for an annual salary and should make them eligible for discretionary bonuses, if any, as awarded by our President and Chief Executive Officer and approved by our board of directors. Ms. Blank, Mr. Drazba and Ms. Guastaferro are currently being paid an annual base salary of $198,000, $146,000 and $145,000, respectively. Each executive is provided with a life insurance policy of three times the amount of the executive's annual base salary and is entitled to participate in our health, hospitalization or disability insurance plan, pension plan or other similar benefit plan. Each executive is subject to a noncompetition covenant and nonsolicitation provisions (relating to our employees and customers) during the term of the executive's respective employment agreement and continuing for a period of 12 months after the termination of the executive's respective employment. Each executive's employment agreement will terminate and each of them will be entitled to all accrued and unpaid compensation, as well as 12 months of compensation at the annual salary rate then in effect (1) upon the executive's permanent and total disability (as defined in the respective employment agreement); (2) upon our 30 days' written notice to the executive of the termination of the executive's employment without cause (as defined in the respective employment agreements); and (3) if the executive's employment is terminated by us within 12 months of a change in control (as defined in the respective employment agreement) which occurs after the acquisition contemplated in the merger agreement. In addition, we will maintain at our expense until the earlier of 12 months after the date of termination or commencement of the executive's benefits pursuant to full time employment with a new employer under such employer's standard benefits program, all life insurance, medical, health and accident and disability plans or programs in which the executive was entitled to participate immediately prior to the date of termination. Each executive's employment will immediately terminate upon his or her death and the executors or administrators of his or her estate or his or her heirs or legatees (as the case may be) will be entitled to all accrued and unpaid compensation up to the date of his or her death. Each of the executive's employment will terminate and each executive will not be entitled to receive any monetary compensation or benefit upon (1) the termination of his or her employment by us for cause; or (2) voluntary termination of his or her employment with us.


2001 STOCK OPTION PLAN

     In connection with the acquisition, Mr. Plochocki, Mr. Croal, Mr. Boylan and Mr. Madler rolled over a certain number of the stock options in our company that they held prior to the acquisition into stock options under the 2001 Stock Option Plan of InSight Holdings. Under the Stock Option Plan, the board of directors of InSight Holdings has been authorized to issue stock options to purchase the common stock of

InSight Holdings, not to exceed 175,990 shares, at an option price of $8.37 per share. Pursuant to stock option agreements entered into by each of Mr. Plochocki, Mr. Croal, Mr. Boylan and Mr. Madler and InSight Holdings, Mr. Plochocki and Mr. Croal both were granted options to purchase up to 52,500 shares of common stock, Mr. Boylan was granted options to purchase up to 46,990 shares of common stock, and Mr. Madler was granted options to purchase up to 24,000 shares of common stock under the Stock Option Plan. The Stock Option Plan provides for a term of ten years and any options outstanding under the Stock Option Plan upon the termination date of the Plan will continue to be exercisable pursuant to their terms.

     Upon consummation of the acquisition, each option granted under the Stock Option Plan vested fully and became exercisable, in whole or in part, at any time. The minimum number of shares of InSight Holdings common stock that may be purchased is the lesser of 100 shares or the maximum number of shares available for purchase under the option at the time of exercise. The exercise price will be payable (1) in cash or in cash equivalents, (2) with the consent of the board of directors of InSight Holdings through a cashless exercise, or (3) by any other method or methods as the board of directors of InSight Holdings may authorize.

     Upon the termination of employment of an optionee for any reason, the option granted will terminate on the earlier to occur of (1) the expiration of the term of the Stock Option Plan and (2) a change in control (as defined in the Stock Option Plan).

STOCK OPTION AGREEMENTS

     Certain of our employees are eligible to receive a number of options to purchase the common stock of InSight Holdings. The exercise price of the options is the price per share that subscribing stockholders paid to InSight Holdings at the time the acquisition was consummated in connection with their subscription for the common stock of InSight Holdings. The options will be administered by the board of directors of InSight Holdings. Options may be exercised when fully vested by giving written notice stating the number of shares (not less than 100, unless the total shares which are vested and exercisable at such time is less than 100) to be purchased and accompanied by payment in full of the exercise price. Twenty percent of the options will vest annually on the following schedule: (1) 25% of the number of available options shall vest and become exercisable upon the anniversary of the consummation of the acquisition in each of the fiscal years ending on June 30 in the years 2003-2007 and (2) 75% of the number of available options shall vest and become exercisable for each fiscal year ending on June 30 in the years 2002-2006 upon the attainment of a set of predetermined performance-based targets.

     The options expire on the tenth anniversary of the consummation of the acquisition, unless: (1) the employee is terminated for cause (as defined in the employee's stock option agreement) or voluntarily terminates his or her employment without good reason (as defined in the employee's stock option agreement), in which case the options shall terminate on the date of such termination of employment, whether or not then fully vested or exercisable; or
(2) the employee is terminated without cause, resigns for good reason, dies or becomes disabled (as defined in the employee's stock option agreement) at any time during the term of his or her employment, in which case any portion of the option not fully vested and exercisable shall terminate immediately, and any option that is vested and exercisable shall terminate on the 120th day following such termination of employment. However, the board of directors of InSight Holdings has discretion to vest any portion of options not already vested at the time of such termination.

     All options subject solely to time vesting will become fully vested immediately prior to a change of control (as defined in the employee's stock option agreement). In addition, in the case of a change in control, the board of directors of InSight Holdings may, in its sole discretion, accelerate the vesting of all or any portion of the options that would remain unvested. All options subject to performance-based vesting will become fully vested on the eighth anniversary of the grant date to the extent they have not previously vested.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     Upon consummation of the acquisition, we became a wholly-owned subsidiary of InSight Holdings, a corporation owned by J.W. Childs Equity Partners II, Halifax Capital Partners and certain of their affiliates.


     The following table sets forth certain information regarding beneficial ownership of the common stock of InSight Holdings, as of February 28, 2002, by:
(1) each person or entity known to us owning beneficially 5% or more of InSight Holdings' common stock; (2) each director of InSight and InSight Holdings; (3) each of InSight's named executive officers; and (4) all directors of InSight and InSight Holdings and executive officers of InSight, as a group. Upon consummation of the acquisition, InSight Holdings' outstanding securities consisted of approximately 5,461,401 shares of common stock and options to purchase 175,990 shares of common stock which are immediately exercisable. Beneficial ownership of the securities listed in the table has been determined in accordance with the applicable rules and regulations promulgated under the Exchange Act.



                                                                 SHARES
                                                              BENEFICIALLY
NAME AND ADDRESS                                                OWNED(1)     PERCENT
----------------                                              ------------   -------
J.W. Childs Equity Partners II, L.P.(2)
  111 Huntington Avenue, Suite 2900
  Boston, Massachusetts 02199...............................   4,350,290        80%
JWC-InSight Co-invest LLC(3)
  111 Huntington Avenue, Suite 2900
  Boston, Massachusetts 02199...............................     338,532       6.0%
Halifax Capital Partners, L.P.(4)
  1133 Connecticut Avenue, N.W.
  Washington, D.C. 20036....................................   1,111,112        20%
Steven G. Segal(5)
  111 Huntington Avenue, Suite 2900
  Boston, Massachusetts 02199...............................          --        --
Edward D. Yun(6)
  111 Huntington Avenue, Suite 2900
  Boston, Massachusetts 02199...............................          --        --
Michael N. Cannizzaro(7)
  111 Huntington Avenue, Suite 2900
  Boston, Massachusetts 02199...............................          --        --
Mark J. Tricolli(8)
  111 Huntington Avenue, Suite 2900
  Boston, Massachusetts 02199...............................          --        --
David W. Dupree(9)
  1133 Connecticut Avenue, N.W.
  Washington, D.C. 20036....................................       4,092         *
Kenneth M. Doyle(10)
  1133 Connecticut Avenue, N.W.
  Washington, D.C. 20036....................................          --        --
Steven T. Plochocki(11)
  4400 MacArthur Blvd., Suite 800
  Newport Beach, California 92660...........................      52,500         *
Michael A. Boylan(12)
  110 Gibraltar Road
  Horsham, Pennsylvania 18901...............................      46,990         *
Thomas V. Croal(13)
  4400 MacArthur Blvd., Suite 800
  Newport Beach, California 92660...........................      52,500         *

                                                                 SHARES
                                                              BENEFICIALLY
NAME AND ADDRESS                                                OWNED(1)     PERCENT
----------------                                              ------------   -------
Michael S. Madler(14)
  4400 MacArthur Blvd., Suite 800
  Newport Beach, California 92660...........................      24,000         *
Marilyn U. MacNiven-Young
  4400 MacArthur Blvd., Suite 800
  Newport Beach, California 92660...........................          --        --
All directors and executive officers, as a group (14
  persons)..................................................     243,709       4.3%


---------------

* Less than 1%

 (1) For purposes of this table, a person is deemed to have "beneficial ownership" of any security that such person has the right to acquire within 60 days after the date of this prospectus.


 (2) Includes 4,011,758 shares of InSight Holdings common stock owned directly by J.W. Childs Equity Partners II and 338,532 shares of InSight Holdings common stock owned directly by JWC-InSight Co-invest LLC, an affiliate of J.W. Childs Equity Partners II. The general partner of J.W. Childs Equity Partners II, L.P. is J.W. Childs Advisors II, L.P., a Delaware limited partnership. The general partner of J.W. Childs Advisors II, L.P. is J.W. Childs Associates, L.P., a Delaware limited partnership. The general partner of J.W. Childs Associates, L.P. is J.W. Childs Associates, Inc., a Delaware corporation. J.W. Childs Advisors II, L.P., J.W. Childs Associates, L.P. and J.W. Childs Associates, Inc. may be deemed to beneficially own the 4,350,290 shares of InSight Holdings common stock held by J.W. Childs Equity Partners II and JWC-InSight Co-invest LLC.



 (3) JWC-InSight Co-invest LLC is a Delaware limited liability company and affiliate of J.W. Childs Equity Partners II. J.W. Childs Associates Inc. is the managing member of JWC-InSight Co-invest LLC. As the managing member, J.W. Childs Associates Inc. owns the 338,532 shares of InSight Holdings to be held directly by JWC-InSight Co-invest LLC. Steven G. Segal, Edward D. Yun, Michael N. Cannizzaro and Mark J. Tricolli are each members of JWC-InSight Co-invest LLC.



 (4) Includes 1,107,020 shares of InSight Holdings common stock owned directly by Halifax Capital Partners and 4,092 shares of InSight Holdings common stock owned directly by David W. Dupree, a Managing Director of The Halifax Group, L.L.C. The general partner of Halifax Capital Partners, L.P. is Halifax Genpar, L.P., a Delaware limited partnership. The general partner of Halifax Genpar, L.P. is The Halifax Group, L.L.C., a Delaware limited liability company. Halifax Genpar, L.P. and The Halifax Group, L.L.C. may be deemed to beneficially own the 1,111,112 shares of InSight Holdings common stock held by Halifax Capital Partners, L.P. and its affiliate, Mr. Dupree. Halifax Capital Partners, Halifax Genpar, L.P. and The Halifax Group, L.L.C. disclaim beneficial ownership of the 4,092 shares of InSight Holdings common stock owned directly by Mr. Dupree.



 (5) As a Senior Managing Director of J.W. Childs Associates, L.P., which manages J.W. Childs Equity Partners II, and a member of JWC-InSight Co-invest LLC, Mr. Segal may be deemed to beneficially own the 4,011,758 shares of InSight Holdings common stock owned by J.W. Childs Equity Partners II and the 338,532 shares of InSight Holdings common stock held directly by JWC-InSight Co-invest LLC. Mr. Segal disclaims beneficial ownership of such shares of InSight Holdings.



 (6) As a Managing Director of J.W. Childs Associates, L.P., which manages J.W. Childs Equity Partners II, L.P. and a member of JWC-InSight Co-invest LLC, Mr. Yun may be deemed to beneficially own the 4,011,758 shares of InSight Holdings common stock owned by J.W. Childs Equity Partners II, and the 338,532 shares of InSight Holdings common stock held directly by JWC-InSight Co-invest LLC. Mr. Yun disclaims beneficial ownership of such shares of InSight Holdings.

 (7) As a Managing Director of J.W. Childs Associates, L.P., which manages J.W. Childs Equity Partners II, L.P. and a member of JWC-InSight Co-invest LLC, Mr. Cannizzaro may be deemed to beneficially own the 4,011,758 shares of InSight Holdings common stock owned by J.W. Childs Equity Partners II and the 338,532 shares of InSight Holdings common stock held directly by JWC-InSight Co-invest LLC. Mr. Cannizzaro disclaims beneficial ownership of such shares of InSight Holdings.



 (8) As a Senior Associate at J.W. Childs Associates, L.P., which manages J.W. Childs Equity Partners II and a member of JWC-InSight Co-invest LLC, Mr. Tricolli may be deemed to beneficially own the 4,011,758 shares of InSight Holdings common stock owned by J.W. Childs Equity Partners II and the 338,532 shares of InSight Holdings common stock held directly by JWC-InSight Co-invest LLC. Mr. Tricolli disclaims beneficial ownership of such shares of InSight Holdings.



 (9) As a Managing Director of The Halifax Group, L.L.C., which manages Halifax Capital Partners, L.P., Mr. Dupree may also be deemed to beneficially own the 1,107,020 shares of InSight Holdings common stock owned by Halifax Capital Partners, L.P. Mr. Dupree disclaims beneficial ownership of such shares of InSight Holdings.



(10) As a Principal of The Halifax Group, L.L.C., which manages Halifax Capital Partners, L.P., Mr. Doyle may be deemed to beneficially own the 1,111,112 shares of InSight Holdings common stock owned by Halifax Capital Partners, L.P. and its affiliates. Mr. Doyle disclaims beneficial ownership of the shares of InSight Holdings owned by Halifax Capital Partners and its affiliates.



(11) Consists of options to purchase 52,500 shares of InSight Holdings common stock at an exercise price of $8.37 per share which options were granted upon the consummation of the acquisition and are fully vested and immediately exercisable.



(12) Consists of options to purchase 46,990 shares of InSight Holdings common stock at an exercise price of $8.37 per share which options were granted upon the consummation of the acquisition and are fully vested and immediately exercisable.



(13) Consists of options to purchase 52,500 shares of InSight Holdings common stock at an exercise price of $8.37 per share which options were granted upon the consummation of the acquisition and are fully vested and immediately exercisable.



(14) Consists of options to purchase 24,000 shares of InSight Holdings common stock at an exercise price of $8.37 per share which options were granted upon the consummation of the acquisition and are fully vested and immediately exercisable.



     Except as otherwise noted, InSight Holdings believes that each of the stockholders listed in the table above has sole voting and dispositive power over all shares beneficially owned. Each of the stockholders of InSight Holdings in the table above is party to a stockholders agreement which governs the transferability and voting of shares of InSight Holdings common stock held by them. See "Certain Relationships and Related Transactions -- Stockholders Agreement."

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Management Agreement. Upon the completion of the acquisition, InSight and InSight Holdings entered into a management agreement with J.W. Childs Advisors II, L.P., the general partner of J.W. Childs Equity Partners II, and Halifax Genpar, L.P., the general partner of Halifax Capital Partners. Under the agreement, InSight paid J.W. Childs Advisors II and Halifax Genpar a transaction fee of $4,500,000 and $1,125,000, respectively, for services rendered in connection with the acquisition. Additionally, J.W. Childs Advisors II and Halifax Genpar will provide business, management and financial advisory services to InSight and InSight Holdings in consideration of (1) an annual fee of $240,000 to be paid to J.W. Childs Advisors II and (2) an annual fee of $60,000 to be paid to Halifax Genpar. InSight and InSight Holdings will also reimburse such entities for all travel and other out-of-pocket expenses incurred by such entities in connection with their performance of the advisory services under the agreement. The management agreement has an initial term of five years, which term will automatically renew for one year periods thereafter and is subject to earlier termination by the board of directors of InSight and InSight Holdings. Furthermore, InSight Holdings and InSight have agreed to indemnify and hold harmless J.W. Childs Advisors II and Halifax Genpar and their affiliates, from and against any and all claims, losses, damages and expenses arising out of the acquisition or the performance by J.W. Childs Advisors II and Halifax Genpar of their obligations under the management agreement.

     Stockholders Agreement. InSight Holdings, J.W. Childs Equity Partners II, JWC-InSight Co-invest LLC, Halifax Capital Partners, Mr. Dupree, management of InSight and all other holders of capital stock or stock options of InSight Holdings have entered into a stockholders agreement. Under the stockholders agreement, InSight Holdings and each stockholder have a right of first refusal to purchase any stock proposed to be sold by all other stockholders, except J.W. Childs Equity Partners II and JWC-InSight Co-invest LLC. Additionally, the stockholders agreement affords (1) stockholders, other than J.W. Childs Equity Partners II and JWC-InSight Co-invest LLC, so-called "tag-along" rights on proposed sales of capital stock of InSight Holdings by J.W. Childs Equity Partners II and JWC-InSight Co-invest LLC; (2) J.W. Childs Equity Partners II and JWC-InSight Co-invest LLC so-called "drag-along" rights with respect to proposed sales of a majority of the capital stock of InSight Holdings and (3) all stockholders certain registration rights with respect to the capital stock of InSight Holdings. Furthermore, the stockholders agreement contains put and call features on capital stock and stock options held by InSight management which are triggered upon termination of such individual's employment with InSight and InSight Holdings. The stockholders agreement also obligates InSight Holdings and the stockholders to take all necessary action to appoint, as directors of InSight Holdings, up to eight nominees designated by J.W. Childs Equity Partners II (as would constitute a majority of InSight Holdings' entire board of directors) and two nominees designated by Halifax Capital Partners.

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                  DESCRIPTION OF NEW SENIOR CREDIT FACILITIES

     Concurrently with the closing of the acquisition, we entered into new senior credit facilities for up to $275 million of senior loans, arranged by Banc of America Securities LLC, with Bank of America, N.A. and a syndicate of other financial institutions. The new senior credit facilities consist of:

     - a $50 million six-year revolving credit facility;

     - a $75 million seven-year delayed-draw term loan facility (which is available for draw for two years following the closing of the acquisition); and

     - a $150 million seven-year term loan B facility.

REVOLVING CREDIT FACILITY

     The new senior credit facilities include a $50 million six-year revolving credit facility, none of which was drawn on the consummation of the acquisition.

DELAYED-DRAW TERM LOAN FACILITY

     The new senior credit facilities include a $75 million seven-year delayed-draw term loan facility available from time to time until October 17, 2003. The delayed-draw term facility will be amortized with 1% of the initial aggregate delayed-draw term loan facility advances outstanding as of October 17, 2003 to be payable in each of years three through six following the initial borrowing under the new senior credit facilities and 96% of the initial aggregate acquisition term loan facility advances outstanding as of October 17, 2003 to be payable in year seven.

TERM LOAN B

     The new senior credit facilities include a seven-year $150 million term loan B facility. The term loan B was drawn in full on the consummation of the acquisition. The term loan B facility will be amortized with 1% of the term loan B to be payable in each of the first six years and 94% of the initial aggregate term loan B to be payable in year seven.

INTEREST RATES AND FEES

     The interest rates per annum applicable to the new senior credit facilities are LIBOR plus the applicable margin (as defined below) or, at the option of the borrower, the alternate base rate which will be the higher of (x) the Bank of America, N.A. prime rate and (y) the federal funds rate plus 0.50%, plus the applicable margin. The applicable margin (1) until March 31, 2002 will be (A) with respect to the revolving credit facility, 3.00% per annum in the case of LIBOR rate advances and 2.00% per annum with respect to alternate base rate advances and (B) with respect to the term loan facilities, 3.50% per annum in the case of LIBOR rate advances and from 2.50% of alternate rate advances and
(2) thereafter will be determined in accordance with a performance grid based on our senior leverage ratio agreed to with Bank of America, N.A. The default rate on the new senior credit facilities will be 2% above the otherwise applicable interest rate. In addition, we will pay a commitment fee on the unused portion of the revolving credit facility of (1) until March 31, 2002, 0.50%, and (2) thereafter, a percentage per annum determined in accordance with a performance pricing grid based on our senior leverage ratio to be agreed upon with Bank of America, N.A. We will also be obligated to pay a commitment fee of 2% on the unused portion of the delayed-draw term loan facility. The commitment fees are payable quarterly in arrears and on the date of termination or expiration of the respective commitments.

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PREPAYMENTS

     Subject to certain exceptions, loans under the new senior credit facilities are required to be prepaid with:

     - 100% of the net cash proceeds (1) from certain asset dispositions by us, InSight Holdings or our subsidiaries, (2) of extraordinary receipts which include tax refunds, indemnity payments, pension reversions and certain insurance proceeds and (3) from the issuance or incurrence after the date of the initial borrowing under the new senior credit facilities of debt or equity by us, InSight Holdings or any of our subsidiaries; and

     - 75% (if the senior leverage ratio is equal to or greater than 2.0 to 1.0) or 50% (if the senior leverage ratio is less than 2.0 to 1.0) of excess cash flow, as defined in the new senior credit facilities.

     We may prepay the new senior credit facilities at any time in whole or in part without premium or penalty, except that any prepayment of LIBOR rate advances other than at the end of the applicable interest periods therefor shall be made with reimbursement for any funding losses and redeployment costs of the lenders resulting therefrom.

COVENANTS AND BORROWING LIMIT

     The new senior credit facilities contain customary affirmative and negative covenants, including limitations on liens, limitations on sales, transfers and other dispositions of assets, limitations on incurrence of debt, limitations on dividends, stock redemptions and the redemption and/or prepayment of other debt, limitations on investments and acquisitions, limitations on capital expenditures, limitations on granting negative pledges, limitations on amending organizational documents and material agreements and limitations on changing accounting policies and reporting practices. In addition, the credit agreement contains the following financial covenants: (1) a maximum senior leverage ratio,
(2) a maximum total leverage ratio, (3) a minimum fixed charge coverage ratio, and (4) a minimum interest coverage ratio.

EVENTS OF DEFAULT

     Events of default under the new senior credit facilities include, among others, nonpayment of principal or interest, covenant defaults, a material inaccuracy in any of the representations and warranties, bankruptcy and insolvency events, cross-defaults and a change of control.

SECURITY AND GUARANTEES

     Our obligations under the new senior credit facilities and any interest rate protection and other hedging agreements with any lender or its affiliates are guaranteed by InSight Holdings and all of its existing and future direct and indirect subsidiaries formed under the laws of the United States, any state thereof or the District of Columbia, except for specified excluded subsidiaries.

     All obligations under the new senior credit facilities, the guarantees and any interest rate protection and other hedging agreements with any lender or its affiliates are secured by a first priority perfected security interest in (1) all our capital stock and other ownership or profit interests and our existing and future direct and indirect subsidiaries, excluding certain specified excluded subsidiaries and limited, in the case of each foreign subsidiary, to 65% of the voting stock of such entity and (2) all our and the guarantors' other existing and future assets and properties.

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                              DESCRIPTION OF NOTES

     The outstanding notes were, and the exchange notes will be, issued under an indenture, dated as of October 30, 2001, by and among the Guarantors, State Street Bank and Trust Company, as trustee, and us, a copy of which is filed as an exhibit to the registration statement of which this prospectus forms a part. The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended, as in effect on the date of the indenture. The exchange notes are substantially identical to the terms and provisions of the outstanding notes, except for certain transfer restrictions and registration rights relating to the outstanding notes. The exchange notes represent the same indebtedness as represented by the outstanding notes and are subject to the same terms. We refer you to the indenture and the Trust Indenture Act for a statement of them. The following is a summary of the material terms of the notes. It does not restate the indenture in its entirety. Because this is a summary, we urge you to read the indenture and the relevant portions of the Trust Indenture Act because they, and not this description, define your rights as holders of the notes. You can find definitions to certain capitalized terms under "-- Certain Definitions." In this description, the words the "Company" and "InSight" refer only to InSight Health Services Corp. and not any of its subsidiaries.

BRIEF DESCRIPTION OF THE NOTES AND THE GUARANTEES

  The Notes

     The notes:

     - are general unsecured obligations of the Company;

     - are subordinated in right of payment to all existing and future Senior Indebtedness of the Company;

     - are ranked equally in right of payment with any future senior subordinated Indebtedness of the Company; and

     - are guaranteed by the Guarantors.

  The Guarantees

     The notes are guaranteed by the Parent and by all of the Wholly Owned Restricted Subsidiaries of InSight.

     Each guarantee of the notes are:

     - a general unsecured obligation of the Guarantor;

     - subordinated in right of payment to all existing and future Senior Indebtedness of the Guarantor; and

     - ranked equally in right of payment with any future senior subordinated Indebtedness of the Guarantor.

     Assuming we had completed the acquisition and the related financing transactions, including this offering, as of September 30, 2001, the Company would have had total Senior Indebtedness of approximately $150 million and $125 million available to be borrowed under the Credit Agreement (all of which would be Senior Indebtedness), and the Guarantors would have had total Senior Indebtedness of approximately $154.1 million. As indicated above and as discussed in more detail below under the caption "-- Subordination," payments on the notes and under the guarantees of the notes are subordinated to the prior payment in full of all Senior Indebtedness. The Indenture permits the Company and the Guarantors to incur additional Senior Indebtedness.

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

PRINCIPAL, MATURITY AND INTEREST

     The notes will mature on November 1, 2011, will be limited in aggregate principal amount to $225 million and will be senior subordinated unsecured obligations of the Company. The indenture provides for the issuance of up to $100 million aggregate principal amount of additional notes having identical terms and conditions to the notes offered hereby (the "Additional Notes"), subject to compliance with the covenants contained in the indenture. For purposes of this "Description of the Notes," reference to the notes includes Additional Notes unless otherwise indicated; however, no offering of any such Additional Notes is being or shall in any manner be deemed to be made by this prospectus. In addition, there can be no assurance as to when or whether the Company will issue any such Additional Notes or as to the aggregate principal amount of such Additional Notes. Interest on the notes will accrue at the rate of 9 7/8% per annum and will be payable semiannually on each May 1 and November 1, commencing May 1, 2002, to the Holders of record on the immediately preceding April 15 and October 15. Interest on the notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the original date of issuance (the "Issue Date"). Interest will be computed on the basis of a 360-day year comprising twelve 30-day months.

     The principal of and premium, if any, and interest on the notes will be payable and the notes will be exchangeable and transferable, at the office or agency of the Company in the City of New York maintained for such purposes (which initially will be the office of the Trustee located at 61 Broadway, 15th Floor, New York, New York 10006) or, at the option of the Company, payment of interest may be paid by check mailed to the address of the person entitled thereto as such address appears in the security register. The notes will be issued only in registered form without coupons and only in denominations of $1,000 and any integral multiple thereof. No service charge will be made for any registration of transfer or exchange or redemption of notes, but the Company may require payment in certain circumstances of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

     The notes and any Additional Notes will be treated as a single class of securities under the indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase.

     The notes will not be entitled to the benefit of any sinking fund.

GUARANTEES

     Each of the Company's Wholly Owned Restricted Subsidiaries is a Subsidiary Guarantor and payment of the principal of, premium, if any and interest on the notes, when and as the same become due and payable, will be guaranteed, jointly and severally, on a senior subordinated and unsecured basis (the "Guarantees") by the Subsidiary Guarantors and by the Parent. In addition, if the Company or any of its Wholly Owned Restricted Subsidiaries acquires or creates another Wholly Owned Subsidiary (other than any Foreign Subsidiary), then such Subsidiary shall be required to execute a Guarantee, in accordance with the terms of the indenture. Each Guarantee is subordinated in right of payment, as set forth in the indenture, to the prior payment in full of Senior Indebtedness of the relevant Guarantor. See "Certain Covenants -- Guarantees of Indebtedness by Restricted Subsidiaries." The obligations of the Guarantors under the Guarantees is limited so as not to constitute a fraudulent conveyance under applicable statutes. See "Risk Factors -- Risks Relating to the Notes -- Federal and state statutes allow courts, under specific circumstances, to void guarantees and require noteholders to return payments received from guarantors."

     The indenture provides that upon a sale or other disposition to a Person not an Affiliate of the Company of all or substantially all of the assets of any Subsidiary Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition to a Person not an Affiliate of the Company of all of the Capital Stock of any Subsidiary Guarantor, by way of merger, consolidation or otherwise, which transaction is carried out in accordance with the covenants described below under the captions "-- Repurchase at the Option of Holders -- Asset Sales," such Subsidiary Guarantor will be deemed automatically and unconditionally released and discharged from all of its obligations under its Guarantee without any further action on the part of the Trustee or any holder of the notes; provided that any such termination shall occur only to the extent that all obligations of such Subsidiary Guarantor under all of its
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

guarantees of, and under all of its pledges of assets or other security interests which secure any, Indebtedness of the Company shall also terminate upon such sale, disposition or release.

SUBORDINATION

     The notes are unsecured senior subordinated obligations of the Company. The payment of principal of, premium, if any, and interest on the notes is subordinated in right of payment, as set forth in the indenture, to the prior payment in full of Senior Indebtedness.

     The holders of Senior Indebtedness are entitled to receive payment in full of all Obligations due in respect of such Senior Indebtedness (including interest after the commencement of any bankruptcy, reorganization, insolvency, receivership or similar proceeding at the rate specified in the applicable Senior Indebtedness) before the Holders are entitled to receive any payment in respect of any Obligations with respect to the notes (except that Holders may receive securities that are subordinated at least to the same extent as the notes to Senior Indebtedness and any securities issued in exchange for Senior Indebtedness and Holders may recover payments made from the trust described under the caption "Legal Defeasance and Covenant Defeasance"), in the event of any distribution to creditors of the Company:

          (1) in a liquidation or dissolution of the Company;

          (2) in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property;

          (3) in an assignment for the benefit of creditors; or

          (4) in any marshaling of the Company's assets and liabilities.

     The Company also may not make any payment upon or in respect of the notes (except in such subordinated securities or from the trust described under the caption "Legal Defeasance and Covenant Defeasance") if:

          (1) a default in the payment of principal of, premium, if any, or interest on Designated Senior Indebtedness occurs and is continuing beyond any applicable period of grace; or

          (2) any other default occurs and is continuing with respect to Designated Senior Indebtedness which permits holders of the Designated Senior Indebtedness as to which such default relates to accelerate its maturity and the Trustee receives a notice of such default (a "Payment Blockage Notice") from (A) with respect to the Designated Senior Indebtedness arising under the Credit Agreement, the Agent Bank or (B) with respect to any other Designated Senior Indebtedness, the holders or the representative of the holders of any such Designated Senior Indebtedness.

     Payments on the notes may and shall be resumed:

          (1) in the case of a payment default, upon the date on which such default is cured or waived; and

          (2) in case of a nonpayment default, the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received unless the maturity of any Designated Senior Indebtedness has been accelerated.

     No new period of payment blockage may be commenced by a Payment Blockage Notice unless and until:

          (1) 360 days have elapsed since the first day of the effectiveness of the immediately prior Payment Blockage Notice; and

          (2) all scheduled payments of principal of, premium, if any, and interest on the notes that have come due have been paid in full in cash.

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

     No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice, unless such default has been cured or waived for a period of not less than 90 days.

     If the Trustee or any Holder of the notes receives a payment in respect of the notes (except (i) for securities that are subordinated at least to the same extent as the notes to Senior Indebtedness and any securities issued in exchange for Senior Indebtedness or (ii) from the trust described under "-- Legal Defeasance and Covenant Defeasance") when:

          (1) the payment is prohibited by these subordination provisions; and

          (2) the Trustee or the Holder has actual knowledge that the payment is prohibited;

the Trustee or the Holder, as the case may be, shall hold the payment in trust for the benefit of the holders of Senior Indebtedness of the Company. Upon the proper written request of the holders of Senior Indebtedness of the Company, the Trustee or the Holder, as the case may be, shall deliver the amounts in trust to the holders of Senior Indebtedness of the Company or their proper representative.

     The indenture requires that the Company promptly notify holders of Senior Indebtedness if payment of the notes is accelerated because of any Event of Default.

     As a result of the subordination provisions described above, in the event of an insolvency, bankruptcy, reorganization or liquidation of the Company, creditors of the Company who are holders of Senior Indebtedness and holders of trade payables may recover more, ratably, than the holders of the notes, and assets which would otherwise be available to pay obligations in respect of the notes will be available only after all Senior Indebtedness has been paid in full, and there may not be sufficient assets remaining to pay amounts due on any or all of the notes. See "Risk Factors -- Risks Relating to the Notes -- Your right to receive payments on these notes is junior to the issuer's existing senior indebtedness and possibly all its future borrowings. Further, the guarantees of these notes are junior to all of the guarantors' existing senior indebtedness and possibly to all of their future borrowings."

     Payments under the Guarantee of each Guarantor is subordinated to the prior payment in full of all Senior Indebtedness of such Guarantor, including Senior Indebtedness of such Guarantor incurred after the date of the indenture, on the same basis as provided above with respect to the subordination of payments on the notes by the Company to the prior payment in full of Senior Indebtedness of the Company. See "Risk Factors -- Risks Relating to the Notes -- Your right to receive payments on these notes is junior to the issuer's existing senior indebtedness and possibly all its future borrowings. Further, the guarantees of these notes are junior to all of the guarantors' existing senior indebtedness and possibly to all of their future borrowings."

     The terms of the indenture permit the Company and its Restricted Subsidiaries to incur additional Senior Indebtedness, subject to certain limitations, including Indebtedness that may be secured by Liens on property of the Company and its Restricted Subsidiaries. See the discussion below under the captions "Certain Covenants -- Incurrence of Indebtedness and Issuance of Disqualified Stock" and "Certain Covenants -- Liens." See "Risk Factors -- Risks Relating to the Notes -- Your right to receive payments on these notes is junior to the issuer's existing senior indebtedness and possibly all its future borrowings. Further, the guarantees of these notes are junior to all of the guarantors' existing senior indebtedness and possibly to all of their future borrowings."

OPTIONAL REDEMPTION

     The notes are not redeemable at the Company's option prior to November 1, 2006. Thereafter, the notes are redeemable, at the option of the Company, as a whole or from time to time in part, on not less than 30 nor more than 60 days' prior notice to the Holders at the following redemption prices (expressed as percentages of principal amount), together with accrued interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date), if redeemed during the 12-month period beginning on November 1 of the years indicated below.

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
YEAR                                                           REDEMPTION PRICE
----                                                           ----------------
2006........................................................       104.938%
2007........................................................       103.292%
2008........................................................       101.646%
2009 and thereafter.........................................       100.000%

     Notwithstanding the foregoing, at any time or from time to time prior to November 1, 2004, the Company may redeem, on one or more occasions, up to 35% of the aggregate principal amount of the notes issued under the indenture with the net proceeds of the initial Public Equity Offering at a redemption price equal to 109.875% of the principal amount thereof, plus accrued interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date); provided that, immediately after giving effect to such redemption, at least 65% of the aggregate principal amount of the notes issued under the indenture remains outstanding; provided further that such redemptions shall occur within 60 days of the date of closing of each such initial Public Equity Offering.

     If less than all the notes are to be redeemed, the particular notes to be redeemed will be selected not more than 60 days prior to the redemption date by the Trustee by such method as the Trustee deems fair and appropriate, provided that no Note of $1,000 in principal amount at maturity or less shall be redeemed in part.

MANDATORY REDEMPTION

     Except as set forth below under "Repurchase at the Option of Holders," the Company is not required to make mandatory redemption or sinking fund payments with respect to the notes.

REPURCHASE AT THE OPTION OF HOLDERS

  Change of Control

     If a Change of Control occurs at any time, then each Holder will have the right to require that the Company purchase such Holder's notes in whole or in part in integral multiples of $1,000, at a purchase price in cash equal to 101% of the principal amount of such notes, plus accrued and unpaid interest, if any, to the date of purchase, pursuant to the offer described below (the "Change of Control Offer") and the other procedures set forth in the indenture.

     Within 30 days following any Change of Control, the Company will notify the Trustee thereof and give written notice of such Change of Control to each Holder of notes by first-class mail, postage prepaid, at its address appearing in the security register, stating, among other things:

          (1) the purchase price and the purchase date, which will be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed or such later date as is necessary to comply with the requirements under the Exchange Act;

          (2) that any note not tendered will continue to accrue interest;

          (3) that, unless the Company defaults in the payment of the purchase price, any notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control purchase date; and

          (4) certain other procedures that a Holder must follow to accept a Change of Control Offer or to withdraw such acceptance.

     If a Change of Control Offer is made, there can be no assurance that the Company will have available funds sufficient to pay the purchase price for all of the notes that might be tendered by Holders seeking to accept the Change of Control Offer. The failure of the Company to make or consummate the

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Change of Control Offer or pay the applicable Change of Control purchase price when due would result in an Event of Default and would give the Trustee and the Holders the rights described under "Events of Default and Remedies."

     The Credit Agreement provides that certain change of control events with respect to the Company and the Parent would constitute a default thereunder. Any future credit agreements or other agreements relating to Senior Indebtedness to which the Company becomes a party may contain similar restrictions and provisions. If a Change of Control occurs at a time when the Company is prohibited from purchasing notes, the Company could seek the consent of its lenders to the purchase of notes or could attempt to refinance the borrowings that contain such prohibition. If the Company does not obtain such a consent or refinance such borrowings, the Company will remain prohibited from purchasing Notes. In such case, the Company's failure to purchase tendered Notes would constitute an Event of Default under the indenture, which would, in turn, constitute a default under the Credit Agreement. In such circumstances, the subordination provisions in the indenture would likely restrict payments to the Holders.

     One of the events that constitutes a Change of Control under the indenture is the disposition of "all or substantially all" of the Company's assets. This term has not been interpreted under New York law (which is the governing law of the indenture) to represent a specific quantitative test. As a consequence, if Holders elect to require the Company to purchase the Notes and the Company elects to contest such election, there can be no assurance as to how a court interpreting New York law would interpret the phrase in many circumstances.

     The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by the Company and purchases all the Notes validly tendered and not withdrawn under such Change of Control Offer.

     The existence of a Holder's right to require the Company to purchase such Holder's Notes upon a Change of Control may deter a third party from acquiring the Company in a transaction that constitutes a Change of Control.

     The definition of "Change of Control" in the indenture is limited in scope. The provisions of the indenture may not afford Holders the right to require the Company to repurchase such Notes in the event of a highly leveraged transaction or certain transactions with the Company's management or its Affiliates, including a reorganization, restructuring, merger or similar transaction involving the Parent or the Company (including, in certain circumstances, an acquisition of the Parent or the Company by management or its Affiliates) that may adversely affect Holders, if such transaction is not a transaction defined as a Change of Control. See "Certain Definitions" below for the definition of "Change of Control." A transaction involving the Company's management or its Affiliates, or a transaction involving a recapitalization of the Parent or the Company, would result in a Change of Control if it is the type of transaction specified in such definition.

     The Company will comply with the applicable tender offer rules including Rule 14e-1 under the Exchange Act, and any other applicable securities laws and regulations in connection with a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the "Change of Control" provisions of the indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the "Change of Control" provisions of the indenture by virtue thereof.

     Restrictions in the indenture described herein on the ability of the Company and its Restricted Subsidiaries to incur additional Indebtedness, to grant Liens on its or their property, to make Restricted Payments and to make Asset Sales may also make more difficult or discourage a takeover of the Company, whether favored or opposed by the management of the Company. Consummation of any such transaction in certain circumstances may require redemption or repurchase of the Notes, and there can be no assurance that the Company or the acquiring party will have sufficient financial resources to effect such redemption or repurchase. In certain circumstances, such restrictions and the restrictions on transactions
                                        95
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with Affiliates may make more difficult or discourage any leveraged buyout of the Company or any of its Restricted Subsidiaries. While such restrictions cover a variety of arrangements which have traditionally been used to effect highly leveraged transactions, the indenture may not afford the Holders protection in all circumstances from the adverse aspects of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction.

  Asset Sales

     The Company will not, and will not permit any Restricted Subsidiary to, engage in any Asset Sale unless:

          (1) the consideration received by the Company or such Restricted Subsidiary for such Asset Sale is not less than the fair market value of the assets sold as evidenced by a resolution of the board of directors of such entity set forth in an officers' certificate delivered to the Trustee; and

          (2) the consideration received by the Company or the relevant Restricted Subsidiary in respect of such Asset Sale consists of at least 75% cash or cash equivalents. For purposes of this provision, cash and cash equivalents includes:

             (a) any liabilities (as reflected in the Company's consolidated balance sheet) of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Note Guarantee) that are assumed by any transferee of any such assets or other property in such Asset Sale, and where the Company or the relevant Restricted Subsidiary is released from any further liability in connection therewith with respect to such liabilities;

             (b) any securities, notes or other similar obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted within 180 days of the related Asset Sale by the Company or such Restricted Subsidiary into cash or cash equivalents (to the extent of the net cash proceeds or the cash equivalents (net of related costs) received upon such conversion); and

             (c) any Designated Noncash Consideration received by the Company or any such Restricted Subsidiary in the Asset Sale having an aggregate fair market value, as determined by the Board of the Company, taken together with all other Designated Noncash Consideration received pursuant to this clause that is at that time outstanding, not to exceed the greater of:

                (A) $10 million; and

                (B) 15% of Consolidated Tangible Assets at the time of the receipt of such Designated Noncash Consideration (with the fair market value of each item of such Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value).

     If the Company or any Restricted Subsidiary engages in an Asset Sale, the Company may, at its option, within 12 months after such Asset Sale (i) apply all or a portion of the Net Cash Proceeds to the permanent reduction of amounts outstanding under the Credit Agreement (and to correspondingly reduce the commitments, if any, with respect thereto) or to the repayment of other Senior Indebtedness of the Company or a Restricted Subsidiary, provided that the repayment of any Indebtedness incurred under the Credit Agreement in connection with the acquisition of any Facility with the proceeds of any subsequent Sale and Leaseback Transaction relating to such Facility shall not be required to result in the permanent reduction of the amounts outstanding under the Credit Agreement or correspondingly permanently reduce the commitments thereunder, or
(ii) invest (or enter into a legally binding agreement to invest) all or a portion of such Net Cash Proceeds in properties and assets to replace the properties and assets that were the subject of the Asset Sale or in properties and assets that will be used in businesses of the Company or its Restricted Subsidiaries, as the case may be, existing on the Reference Date or in businesses the same, similar or reasonably related thereto. If any such legally binding agreement to invest such Net Cash

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Proceeds is terminated, the Company may, within 90 days of such termination or within 12 months of such Asset Sale, whichever is later, invest such Net Cash Proceeds as provided in clause (i) or (ii) (without regard to the parenthetical contained in such clause (ii)) above. Pending the final application of any such Net Cash Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest such Net Cash Proceeds in a manner that is not prohibited by the indenture. The amount of such Net Cash Proceeds not so used as set forth above in this paragraph constitutes "Excess Proceeds."

     When the aggregate amount of Excess Proceeds exceeds $10 million, the Company will, within 30 days thereafter, make an offer to purchase (an "Excess Proceeds Offer") from all Holders on a pro rata basis, in accordance with the procedures set forth in the indenture, the maximum principal amount (expressed as a multiple of $1,000) of Notes that may be purchased with the Excess Proceeds, at a purchase price in cash equal to 100% of the principal amount thereof, plus accrued interest, if any, to the date such offer to purchase is consummated. To the extent that the aggregate principal amount of Notes tendered pursuant to such offer to purchase is less than the Excess Proceeds, the Company may use such deficiency for general corporate purposes. If the aggregate principal amount of Notes validly tendered and not withdrawn by holders thereof exceeds the Excess Proceeds, the Notes to be purchased will be selected on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds will be reset to zero.

CERTAIN COVENANTS

  Restricted Payments

     The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, take any of the following actions:

          (a) declare or pay any dividend on, or make any distribution to holders of, any shares of the Capital Stock of the Company or any Restricted Subsidiary, other than (i) dividends or distributions payable solely in Qualified Equity Interests or (ii) dividends or distributions by a Restricted Subsidiary payable to the Company or a Wholly Owned Restricted Subsidiary or to all holders of Capital Stock of such Restricted Subsidiary on a pro rata basis;

          (b) purchase, redeem or otherwise acquire or retire for value, directly or indirectly, any shares of Capital Stock, or any options, warrants or other rights to acquire such shares of Capital Stock, of the Company, any direct or indirect parent of the Company or any Subsidiary of the Company (other than a Wholly Owned Restricted Subsidiary);

          (c) make any principal payment on, or repurchase, redeem, defease or otherwise acquire or retire for value, prior to any scheduled principal payment, sinking fund payment or maturity, any Subordinated Indebtedness; and

             (d) make any Investment (other than a Permitted Investment) in any Person (such payments or other actions described in (but not excluded from) clauses (a) through (d) being referred to as "Restricted Payments"), unless at the time of, and immediately after giving effect to, the proposed Restricted Payment:

                (i) no Default or Event of Default has occurred and is continuing,

                (ii) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described under the caption "-- Incurrence of Indebtedness and Issuance of Disqualified Stock," and

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                (iii) the aggregate amount of all Restricted Payments made after the Reference Date does not exceed the sum of:

                    (A) 50% of the aggregate Consolidated Net Income of the
               Company during the period (taken as one accounting period) from the first day of the Company's first fiscal quarter commencing after the Closing Date to the last day of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such proposed Restricted Payment (or, if such aggregate cumulative Consolidated Net Income is a loss, minus 100% of such amount); plus

                    (B) 100% of the aggregate net cash proceeds received by the
               Company after the Reference Date as a capital contribution or from the issuance or sale (other than to a Subsidiary) of either
               (1) Qualified Equity Interests of the Company or (2) debt securities or Disqualified Stock that have been converted into or exchanged for Qualified Stock of the Company, together with the aggregate net cash proceeds received by the Company at the time of such conversion or exchange.

     Notwithstanding the foregoing, the Company and its Restricted Subsidiaries may take the following actions, so long as no Default or Event of Default has occurred and is continuing or would occur:

          (a) the payment of any dividend within 60 days after the date of declaration thereof, if at the declaration date such payment would not have been prohibited by the foregoing provisions;

          (b) the repurchase, redemption or other acquisition or retirement for value of any shares of Capital Stock of the Company, in exchange for, or out of the net cash proceeds of a substantially concurrent issuance and sale (other than to a Subsidiary) of, Qualified Equity Interests of the Company or of the Parent, the proceeds of which are contributed to the Company as a capital contribution on a substantially concurrent basis;

          (c) the purchase, redemption, defeasance or other acquisition or retirement for value of any Subordinated Indebtedness in exchange for, or out of the net cash proceeds of a substantially concurrent issuance and sale (other than to a Subsidiary) of, shares of Qualified Equity Interests of the Company or of the Parent, the proceeds of which are contributed to the Company as a capital contribution on a substantially concurrent basis;

          (d) the purchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Indebtedness in exchange for, or out of the net cash proceeds of a substantially concurrent issuance or sale (other than to a Subsidiary) of, Subordinated Indebtedness, so long as the Company or a Restricted Subsidiary would be permitted to refinance such original Subordinated Indebtedness with such new Subordinated Indebtedness pursuant to clause (4) of the definition of Permitted Indebtedness set forth in the covenant entitled "Incurrence of Indebtedness and Issuance of Disqualified Stock;"

          (e) the repurchase of any Subordinated Indebtedness at a purchase price not greater than 101% of the principal amount of such Subordinated Indebtedness in the event of a Change of Control in accordance with provisions similar to the "Change of Control" covenant; provided that, prior to or simultaneously with such repurchase, the Company has made the Change of Control Offer as provided in such covenant with respect to the Notes and has repurchased all Notes validly tendered for payment in connection with such Change of Control Offer;

          (f) the purchase, redemption, acquisition, cancellation or other retirement for value of shares of Capital Stock of the Company, options on any such shares or related stock appreciation rights or similar securities, or any dividend, distribution or advance to the Parent for the purchase, redemption, acquisition, cancellation or other retirement for value of shares of Capital Stock of the Parent, options on any such shares or related stock appreciation rights or similar securities, in each case held by officers, directors or employees or former officers, directors or employees (or their estates or beneficiaries under their estates) of the Company, the Parent or any Subsidiary of the Company, as

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     applicable, or by any employee benefit plan of the Company, the Parent or any Subsidiary of the Company, as applicable, upon death, disability, retirement or termination of employment or pursuant to the terms of any employee benefit plan or any other agreement under which such shares of stock or related rights were issued; provided that the aggregate amount of cash applied by the Company for such purchase, redemption, acquisition, cancellation or other retirement of such shares of Capital Stock of the Company or the Parent after the Reference Date does not exceed $7.5 million in the aggregate (excluding for purposes of calculating such amount the aggregate amount received by any Person in connection with such purchase, redemption, acquisition, cancellation or other retirement of such shares that is concurrently used to repay loans made to such Person by the Company pursuant to clause (f) of the definition of "Permitted Investment");

          (g) the payment of dividends or other distributions or the making of loans or advances to the Parent in amounts required for the Parent to pay franchise taxes and other fees required to maintain its existence and provide for all other customary operating costs of the Parent to the extent attributable to the ownership and operation of the Company and its Restricted Subsidiaries, including, without limitation, in respect of director fees and expenses, administrative, legal and accounting services provided by third parties and other customary costs and expenses including all costs and expenses with respect to filings with the Commission;

          (h) the payment of dividends or other distributions by the Company to the Parent in amounts required to pay the tax obligations of the Parent attributable to the Company and its Subsidiaries, determined as if the Company and its Subsidiaries had filed a separate consolidated, combined or unitary return for the relevant taxing jurisdiction; provided that (x) the amount of dividends paid pursuant to this clause (h) to enable the Parent to pay Federal and state income taxes (and franchise taxes based on income) at any time shall not exceed the amount of such Federal and state income taxes (and franchise taxes based on income) actually owing by the Parent at such time to the respective tax authorities for the respective period and
     (y) any refunds received by the Parent attributable to the Company or any of its Subsidiaries shall promptly be returned by the Parent to the Company through a contribution or purchase of common stock (other than Disqualified Stock) of the Company;

          (i) the payment of dividends or other distributions or the making of loans or advances to the Parent in amounts required for the Parent to pay to the Equity Sponsors an annual amount not to exceed $500,000 for payment of management consulting or financial advisory services provided to the Company or any of the Subsidiaries; and

          (j) other Restricted Payments not to exceed $10 million at any one time outstanding.

     The actions described in clauses (e), (f), (g), (h), (i) and (j) of this paragraph will be Restricted Payments that will be permitted to be taken in accordance with this paragraph but will reduce the amount that would otherwise be available for Restricted Payments under clause (iii) of the first paragraph of this covenant and the actions described in clauses (a), (b), (c) and (d) of the preceding paragraph will be Restricted Payments that will be permitted to be taken in accordance with this paragraph and will not reduce the amount that would otherwise be available for Restricted Payments under clause (iii) of the first paragraph of this covenant.

     For the purpose of making any calculations under the indenture (i) if a Restricted Subsidiary is designated an Unrestricted Subsidiary, the Company will be deemed to have made an Investment in an amount equal to the greater of the fair market value or net book value of the net assets of such Restricted Subsidiary at the time of such designation as determined by the Board of the Company, and (ii) any property transferred to or from an Unrestricted Subsidiary will be valued at fair market value at the time of such transfer, as determined by the Board of the Company. The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any non-cash Restricted Payment shall be determined by the Board of the Company whose resolution with respect thereto shall be delivered
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to the Trustee, such determination to be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if such fair market value exceeds $10 million. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an officer's certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required under "Certain Covenants -- Restricted Payments" were computed, together with a copy of any fairness opinion or appraisal required by the indenture.

     If the aggregate amount of all Restricted Payments calculated under the foregoing provision includes an Investment in an Unrestricted Subsidiary or other Person that thereafter becomes a Restricted Subsidiary, the aggregate amount of all Restricted Payments calculated under the foregoing provision will be reduced by the lesser of (x) the net asset value of such Subsidiary at the time it becomes a Restricted Subsidiary and (y) the initial amount of such Investment.

     If an Investment resulted in the making of a Restricted Payment, the aggregate amount of all Restricted Payments calculated under the foregoing provision will be reduced by the amount of any net reduction in such Investment (resulting from the payment of interest or dividends, loan repayment, transfer of assets or otherwise, other than the redesignation of an Unrestricted Subsidiary or other Person as a Restricted Subsidiary), to the extent such net reduction is not included in the Company's Consolidated Net Income; provided that the total amount by which the aggregate amount of all Restricted Payments may be reduced may not exceed the lesser of (x) the cash proceeds received by the Company and its Restricted Subsidiaries in connection with such net reduction and (y) the initial amount of such Investment.

     In computing the Consolidated Net Income of the Company for purposes of the foregoing clause (iii)(A) of the first paragraph of this covenant, (i) the Company may use audited financial statements for the portions of the relevant period for which audited financial statements are available on the date of determination and unaudited financial statements and other current financial data based on the books and records of the Company for the remaining portion of such period and (ii) the Company will be permitted to rely in good faith on the financial statements and other financial data derived from its books and records that are available on the date of determination. If the Company makes a Restricted Payment that, at the time of the making of such Restricted Payment, would in the good faith determination of the Company be permitted under the requirements of the indenture, such Restricted Payment will be deemed to have been made in compliance with the indenture notwithstanding any subsequent adjustments made in good faith to the Company's financial statements affecting Consolidated Net Income of the Company for any period.

  Incurrence of Indebtedness and Issuance of Disqualified Stock

     The Company will not, and will not permit any Restricted Subsidiary to, create, issue, assume, guarantee or in any manner become directly or indirectly liable for the payment of, or otherwise incur (collectively, "incur"), any Indebtedness (including Acquired Indebtedness and the issuance of Disqualified Stock), except that the Company and any Subsidiary Guarantors may incur Indebtedness if, at the time of such event, the Fixed Charge Coverage Ratio for the immediately preceding four full fiscal quarters for which internal financial statements are available, taken as one accounting period, would have been equal to at least 2.0 to 1.0.

     In making the foregoing calculation for any four-quarter period that includes the Reference Date, pro forma effect will be given to the acquisition and related financing transactions, as if such transactions had occurred at the beginning of such four-quarter period. In addition (but without duplication), in making the foregoing calculation, pro forma effect will be given to: (i) the incurrence of such Indebtedness and (if applicable) the application of the net proceeds therefrom, including to refinance other Indebtedness, as if such Indebtedness was incurred and the application of such proceeds occurred at the beginning of such four-quarter period; (ii) the incurrence, repayment or retirement of any other Indebtedness by the Company or its Restricted Subsidiaries since the first day of such four-quarter period as if such Indebtedness was incurred, repaid or retired at the beginning of such four-quarter period; and (iii) the

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acquisition (whether by purchase, merger or otherwise) or disposition (whether by sale, merger or otherwise) of any company, entity or business acquired or disposed of by the Company or its Restricted Subsidiaries, as the case may be, since the first day of such four-quarter period, as if such acquisition or disposition occurred at the beginning of such four-quarter period. In making a computation under the foregoing clause (i) or (ii), (A) the amount of Indebtedness under a revolving credit facility will be computed based on the average daily balance of such Indebtedness during such four-quarter period, (B) if such Indebtedness bears, at the option of the Company, a fixed or floating rate of interest, interest thereon will be computed by applying, at the option of the Company, either the fixed or floating rate, and (C) the amount of any Indebtedness that bears interest at a floating rate will be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness if such Hedging Obligations have a remaining term at the date of determination in excess of 12 months).

     Notwithstanding the foregoing, the Company may, and may permit its Restricted Subsidiaries to, incur the following Indebtedness ("Permitted Indebtedness"):

          (1) Indebtedness of the Company or any Subsidiary Guarantor under the Credit Agreement (and the incurrence by any Guarantor of guarantees thereof) in an aggregate principal amount at any one time outstanding not to exceed $375 million, less any amounts applied to the permanent reduction of such credit facilities pursuant to the provisions of the covenant described under the caption "-- Repurchase at the Option of Holders -- Asset Sales;"

          (2) Indebtedness represented by the notes (other than the Additional Notes) and the Guarantees;

          (3) Existing Indebtedness;

          (4) the incurrence by the Company of Permitted Refinancing Indebtedness in exchange for, or the net cash proceeds of which are used to refund, refinance or replace, any Indebtedness that is permitted to be incurred under clause (2) or (3) above;

          (5) Indebtedness owed by the Company to any Restricted Subsidiary or owed by any Restricted Subsidiary to the Company or a Restricted Subsidiary (provided that such Indebtedness is held by the Company or such Restricted Subsidiary); provided, however, that:

             (a) any Indebtedness of the Company or any Subsidiary Guarantor owing to any such Restricted Subsidiary is unsecured and subordinated in right of payment from and after such time as the notes shall become due and payable (whether at Stated Maturity, acceleration, or otherwise) to the payment and performance of the Company's obligations under the notes or the Subsidiary Guarantor's obligations under its Guarantee, as the case may be; and

             (b) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary thereof and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary thereof, shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (5);

          (6) Indebtedness of the Company or any Restricted Subsidiary under Hedging Obligations incurred in the ordinary course of business;

          (7) Indebtedness of the Company or any Restricted Subsidiary consisting of guarantees, indemnities or obligations in respect of purchase price adjustments in connection with the acquisition or disposition of assets, including, without limitation, shares of Capital Stock;

          (8) either (A) Capitalized Lease Obligations of the Company or any Restricted Subsidiary or (B) Indebtedness under purchase money mortgages or secured by purchase money security interests so long as (x) such Indebtedness is not secured by any property or assets of the Company or any

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     Restricted Subsidiary other than the property and assets so acquired and
     (y) such Indebtedness is created within 90 days of the acquisition of the related property; provided that the aggregate amount of Indebtedness under clauses (A) and (B) does not exceed 15% of Consolidated Tangible Assets at any one time outstanding;

          (9) Guarantees by any Restricted Subsidiary made in accordance with the provisions of the covenant described under the caption "-- Guarantees of Indebtedness by Restricted Subsidiaries;"

          (10) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within two business days of incurrence;

          (11) Indebtedness of the Company or any of its Restricted Subsidiaries represented by letters of credit for the account of the Company or such Restricted Subsidiary, as the case may be, in order to provide security for workers' compensation claims, payment obligations in connection with self-insurance or similar requirements in the ordinary course of business;

          (12) the incurrence of Non-Recourse Indebtedness by Permitted Joint Ventures that are Restricted Subsidiaries;

          (13) Indebtedness incurred by a Receivables Subsidiary pursuant to a Receivables Program; provided that, after giving effect to any such incurrence of Indebtedness, the aggregate principal amount of all Indebtedness incurred under this clause (13) and then outstanding does not exceed $30 million; and

          (14) Indebtedness of the Company, any Restricted Subsidiary or any Permitted Joint Venture not permitted by any other clause of this definition, in an aggregate principal amount not to exceed $30 million at any one time outstanding.

     For purposes of determining compliance with this "Incurrence of Indebtedness and Issuance of Disqualified Stock" covenant, in the event that any proposed Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (14) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company will be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this covenant. Indebtedness under the Credit Agreement incurred on the Reference Date shall be deemed to have been incurred on the Reference Date in reliance on the exception provided by clause
(1) above.

  Liens

     The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien securing Pari Passu Indebtedness or Subordinated Indebtedness of the Company on or with respect to any of its property or assets, including any shares of stock or Indebtedness of any Restricted Subsidiary, whether owned at the Closing Date or thereafter acquired, or any income, profits or proceeds therefrom, or assign or otherwise convey any right to receive income thereon, unless (i) in the case of any Lien securing Subordinated Indebtedness, the Notes are secured by a Lien on such property, assets or proceeds that is senior in priority to such Lien and
(ii) in the case of any Lien securing Pari Passu Indebtedness, the Notes are secured by a Lien on such property, assets or proceeds that is senior in priority to or ranks equally with such Lien.

     The Company will not permit any Subsidiary Guarantor to, directly or indirectly, create, incur, assume or suffer to exist any Lien securing Pari Passu Indebtedness or Subordinated Indebtedness of such Subsidiary Guarantor on or with respect to such Subsidiary Guarantor's properties or assets, including any shares of stock or Indebtedness of any other Restricted Subsidiary, whether owned at the date of the indenture or thereafter acquired, or any income, profits or proceeds therefrom, or assign or otherwise convey any right to receive income thereon, unless (i) in the case of any Lien securing Pari Passu

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Indebtedness of such Subsidiary Guarantor, each Guarantee of such Subsidiary
Guarantor is secured by a Lien on such property, assets or proceeds that is senior in priority to or ranks equally with such Lien and (ii) in the case of any Lien securing Subordinated Indebtedness of such Subsidiary Guarantor, each Guarantee of such Subsidiary Guarantor is secured by a Lien on such property, assets or proceeds that is senior in priority to such Lien.

  Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries

     The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to:

          (1) pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock;

          (2) pay any Indebtedness owed to the Company or any other Restricted Subsidiary;

          (3) make loans or advances to the Company or any other Restricted Subsidiary; or

          (4) transfer any of its properties or assets to the Company or any other Restricted Subsidiary.

     However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

          (1) any agreement (including the Credit Agreement) in effect on the Reference Date;

          (2) customary non-assignment provisions of any lease, license or other contract entered into in the ordinary course of business by the Company or any Restricted Subsidiary;

          (3) the refinancing or successive refinancing of Indebtedness incurred under the agreements in effect on the Reference Date (including the Credit Agreement), so long as such encumbrances or restrictions are no more restrictive, taken as a whole, than those contained in such original agreement;

          (4) any agreement or other instrument of a Person acquired by the Company or any Restricted Subsidiary in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired;

          (5) purchase money obligations for acquired property permitted under the covenant entitled "-- Incurrence of Indebtedness and Issuance of Disqualified Stock" that impose restrictions of the nature described in clause (4) of the preceding paragraph on the property so acquired;

          (6) any agreement for the sale of a Restricted Subsidiary or an asset that restricts distributions by that Restricted Subsidiary or transfers of such asset pending its sale;

          (7) secured Indebtedness otherwise permitted to be incurred pursuant to the provisions of the covenant described above under the caption
     "-- Liens" that limits the right of the debtor to dispose of the assets securing such Indebtedness;

          (8) restrictions on cash or other deposits or net worth imposed by leases entered into in the ordinary course of business;

          (9) Non-Recourse Indebtedness of any Permitted Joint Venture permitted to be incurred under the indenture;

          (10) applicable law or regulation;

          (11) a Receivables Program with respect to a Receivables Subsidiary;
     and

          (12) customary provisions in joint venture, limited liability company operating, partnership, shareholder and other similar agreements entered into in the ordinary course of business reasonably consistent with past practice by the Company or any Restricted Subsidiary.
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  Limitation on Layering Debt

     Neither the Company nor any Guarantor will incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness or guarantee, as applicable, that is subordinate or junior in right of payment to any Senior Indebtedness and senior in any respect in right of payment to the notes or such Guarantor's Guarantee, respectively.

  Merger, Consolidation or Sale of Assets

     Neither the Company nor the Parent will, in a single transaction or series of related transactions, consolidate or merge with or into (whether or not the Company or the Parent, as the case may be, is the surviving corporation), or directly and/or indirectly through its Subsidiaries, sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets (determined on a consolidated basis for the Company or the Parent, as the case may be, and its Subsidiaries, taken as a whole) in one or more related transactions to, another corporation, Person or entity unless:

          (a) either (i) the Company or the Parent, as the case may be, is the surviving corporation or (ii) the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (the "Surviving Entity") is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia and assumes all the obligations of the Company or the Parent, as the case may be, under the Notes and the indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee;

          (b) immediately after giving effect to such transaction and treating any obligation of the Company in connection with or as a result of such transaction as having been incurred as of the time of such transaction, no Default or Event of Default has occurred and is continuing;

          (c) if such transaction involves the Company, the Company (or the Surviving Entity if the Company is not the continuing obligor under the indenture) could, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the first paragraph of "-- Incurrence of Indebtedness and Issuance of Disqualified Stock;"

          (d) each Guarantor, unless it is the other party to the transaction described above, has by supplemental indenture confirmed that its Guarantee applies to the Surviving Entity's obligations under the indenture and the Notes;

          (e) if any of the property or assets of the Company or any of its Restricted Subsidiaries would thereupon become subject to any Lien, the provisions of the covenant described above under the caption "--Liens" are complied with; and

          (f) the Company or the Parent, as the case may be, delivers, or causes to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an officers' certificate and an opinion of counsel, each stating that such transaction complies with the requirements of the indenture.

     The indenture will provide that no Subsidiary Guarantor may consolidate with or merge with or into any other Person or convey, sell, assign, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety to any other Person (other than the Company or another Subsidiary Guarantor) unless: (a) subject to the provisions of the following paragraph, the Person formed by or surviving such consolidation or merger (if other than such Subsidiary Guarantor) or to which such properties and assets are transferred assumes all of the obligations of such Subsidiary Guarantor under the indenture and its Guarantee, pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, (b) immediately after giving effect to such transaction, no Default or Event of Default has occurred and is continuing and (c) the Subsidiary Guarantor delivers, or causes to be

                                       104
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delivered, to the Trustee, in form and substance reasonably satisfactory to the
Trustee, an officers' certificate and an opinion of counsel, each stating that such transaction complies with the requirements of the indenture.

     For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

     In the event of any transaction described in and complying with the conditions listed in the first paragraph of this covenant in which the Company is not the continuing obligor under the indenture, the Surviving Entity will succeed to, and be substituted for, and may exercise every right and power of, the Company under the indenture, and thereafter the Company will, except in the case of a lease, be discharged from all of its obligations and covenants under the indenture and Notes.

  Transactions with Affiliates

     The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into or suffer to exist any transaction with, or for the benefit of, any Affiliate of the Company ("Interested Persons"), unless
(a) such transaction is on terms that are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could have been obtained in an arm's-length transaction with third parties who are not Interested Persons and (b) the Company delivers to the Trustee (i) with respect to any transaction or series of related transactions entered into after the Reference Date involving aggregate payments in excess of $5 million, a resolution of the Company's Board set forth in an officers' certificate certifying that such transaction or transactions complies with clause (a) above and that such transaction or transactions have been approved by the Board (including a majority of the Disinterested Directors) of the Company and (ii) with respect to a transaction or series of related transactions involving aggregate payments equal to or greater than $10 million, a written opinion as to the fairness to the Company or such Restricted Subsidiary of such transaction or series of transactions from a financial point of view issued by an accounting, appraisal or investment banking firm, in each case of national standing.

     The foregoing covenant will not restrict:

          (A) transactions among the Company and/or its Restricted Subsidiaries;

          (B) the Company from paying reasonable and customary regular compensation, indemnification, reimbursement and fees to officers of the Company or any Restricted Subsidiary and to directors of the Company or any Restricted Subsidiary who are not employees of the Company or any Restricted Subsidiary;

          (C) transactions permitted by the provisions of the covenant described under the caption "Certain Covenants--Restricted Payments;"

          (D) advances to employees for moving, entertainment and travel expenses and similar expenditures in the ordinary course of business and consistent with past practice;

          (E) any Receivables Program of the Company or a Restricted Subsidiary;

          (F) the agreements described herein under the caption "Certain Relationships And Related Transactions" and certain other agreements listed on a schedule to the indenture, in each case as in effect as of the Reference Date or any amendment thereto (so long as the amended agreement is not more disadvantageous to the Holders in any material respect than such agreement immediately prior to such amendment) or any transaction contemplated thereby; and

          (G) sales of Equity Interests to Affiliates.

  Limitation on Issuances and Sales of Capital Stock of Restricted Subsidiaries

     The Company (a) will not permit any Restricted Subsidiary to issue any Capital Stock unless after giving effect thereto the Company's percentage interest (direct and indirect) in the Capital Stock of such Restricted Subsidiary is at least equal to its percentage interest prior thereto, and (b) will not, and will not permit any Restricted Subsidiary to, transfer, convey, sell, lease or otherwise dispose of any Capital Stock of any Restricted Subsidiary to any Person (other than the Company or a Wholly Owned Restricted Subsidiary); provided, however, that this covenant will not prohibit (i) the sale or other disposition of all, but not less than all, of the issued and outstanding Capital Stock of a Restricted Subsidiary owned by the Company and its Restricted Subsidiaries in compliance with the other provisions of the indenture, (ii) the sale or other disposition of a portion of the issued and outstanding Capital Stock of a Restricted Subsidiary (other than a Subsidiary Guarantor), whether or not as a result of such sale or disposition such Restricted Subsidiary continues or ceases to be a Restricted Subsidiary, if (A) at the time of such sale or disposition, the Company could make an Investment in the remaining Capital Stock held by it or one of its Restricted Subsidiaries in an amount equal to the amount of its remaining Investment in such Person pursuant to the covenant entitled "Restricted Payments" and (B) such sale or disposition is permitted under, and the Company or such Restricted Subsidiary applies the Net Cash Proceeds of any such sale in accordance with, the "Asset Sales" covenant, or (iii) the ownership by directors of director's qualifying shares or the ownership by foreign nationals of Capital Stock of any Restricted Subsidiary, to the extent mandated by applicable law.

     The Company will not permit any Restricted Subsidiary to issue any Preferred Stock other than to the Company or any Subsidiary Guarantor.

  Payments for Consent

     The indenture will provide that neither the Company nor any of its Restricted Subsidiaries will, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the indenture or the Notes unless such consideration is offered to be paid or is paid to all Holders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

  Guarantees of Indebtedness by Restricted Subsidiaries

     The Company will not permit any Restricted Subsidiary that is not a Subsidiary Guarantor, directly or indirectly, to guarantee, assume or in any other manner become liable for the payment of any Indebtedness of the Company or any Indebtedness of any other Restricted Subsidiary, unless (a) such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture providing for a guarantee of payment of the Notes by such Restricted Subsidiary on a senior subordinated basis on the same terms as set forth in the indenture and (b) with respect to any guarantee of Subordinated Indebtedness by a Restricted Subsidiary, any such guarantee is subordinated to such Restricted Subsidiary's guarantee with respect to the Notes at least to the same extent as such Subordinated Indebtedness is subordinated to the Notes, provided that the foregoing provision will not be applicable to any guarantee by any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary.

     Any guarantee by a Restricted Subsidiary of the Notes pursuant to the preceding paragraph may provide by its terms that it will be automatically and unconditionally released and discharged upon (i) any sale, exchange or transfer to any Person not an Affiliate of the Company of all of the Company's and the Restricted Subsidiaries' Capital Stock in, or all or substantially all the assets of, such Restricted Subsidiary (which sale, exchange or transfer is not prohibited by the indenture) or (ii) the release or discharge of the guarantee that resulted in the creation of such guarantee of the Notes, except a discharge or release by or as a result of payment under such guarantee.

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

  Issuances of Guarantees by New Restricted Subsidiaries

     The Company will provide to the Trustee, on the date that any Person (other than a Foreign Subsidiary) becomes a Wholly Owned Restricted Subsidiary, a supplemental indenture to the indenture, executed by such new Wholly Owned Restricted Subsidiary, providing for a full and unconditional guarantee on a senior subordinated basis by such new Wholly Owned Restricted Subsidiary of the Company's obligations under the Notes and the indenture to the same extent as that set forth in the indenture.

  Unrestricted Subsidiaries

     The Board of the Company may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary so long as
(i) such Subsidiary has no Indebtedness other than Non-Recourse Indebtedness,
(ii) no default with respect to any Indebtedness of such Subsidiary would permit (upon notice, lapse of time or otherwise) any holder of any other Indebtedness of the Company or any Restricted Subsidiary to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity, (iii) any Investment in such Subsidiary made as a result of designating such Subsidiary an Unrestricted Subsidiary will not violate the provisions of the covenant described under the caption "-- Restricted Payments,"
(iv) neither the Company nor any Restricted Subsidiary has a contract, agreement, arrangement, understanding or obligation of any kind, whether written or oral, with such Subsidiary other than those that might be obtained at the time from Persons who are not Affiliates of the Company, (v) neither the Company nor any Restricted Subsidiary has any obligation to subscribe for additional shares of Capital Stock or other equity interests in such Subsidiary, or to maintain or preserve such Subsidiary's financial condition or to cause such Subsidiary to achieve certain levels of operating results, and (vi) such Unrestricted Subsidiary has at least one director on its board of directors that is not a director or executive officer of the Company or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of the Company or any of its Restricted Subsidiaries. Notwithstanding the foregoing, the Company may not designate any Subsidiary Guarantor (whether or not existing as of the Closing Date) as an Unrestricted Subsidiary.

     The Board of the Company may designate any Unrestricted Subsidiary as a Restricted Subsidiary; provided that (i) no Default or Event of Default has occurred and is continuing following such designation and (ii) the Company would, at the time of making such designation and giving such pro forma effect as if such designation had been made at the beginning of the applicable four quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described under the caption "Incurrence of Indebtedness and Issuance of Disqualified Stock" (treating any Indebtedness of such Unrestricted Subsidiary as the incurrence of Indebtedness by a Restricted Subsidiary).

  Reports

     Whether or not the Company is required to file reports with the Commission, the Company will file with the Commission all such annual reports, quarterly reports and other documents that the Company would be required to file if it were subject to Section 13(a) or 15(d) under the Exchange Act. The Company will also be required (a) to supply to the Trustee and each Holder, or supply to the Trustee for forwarding to each such Holder, without cost to such Holder, copies of such reports and other documents within 15 days after the date on which the Company files such reports and documents with the Commission or the date on which the Company would be required to file such reports and documents if the Company were so required and (b) if filing such reports and documents with the Commission is not accepted by the Commission or is prohibited under the Exchange Act, to supply at the Company's cost copies of such reports and documents to any prospective Holder promptly upon written request.

     Notwithstanding the foregoing, so long as the Parent guarantees the Notes, the reports, information and other documents required to be filed and provided as described above may be those of the Parent,

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

rather than the Company, so long as such filings (i) would satisfy the requirements of the Exchange Act and regulations promulgated thereunder and (ii) disclose the Company's results of operations and financial condition in the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section in at least such detail as would be required if the Company were filing such report.

EVENTS OF DEFAULT AND REMEDIES

     The following will be "Events of Default" under the indenture:

          (a) default in the payment of any interest on any note when it becomes due and payable, and continuance of such default for a period of 30 days (whether or not prohibited by the subordination provisions of the indenture);

          (b) default in the payment of the principal of (or premium, if any, on) any note when due (whether or not prohibited by the subordination provisions of the indenture);

          (c) failure to perform or comply with the indenture provisions described under the captions "-- Repurchase at the Option of Holders -- Change of Control," "-- Repurchase at the Option of
     Holders -- Asset Sales," "-- Certain Covenants -- Restricted Payments," "Incurrence of Indebtedness and Issuance of Disqualified Stock" or
     "-- Merger, Consolidation or Sale of Assets;"

          (d) default in the performance, or breach, of any covenant or agreement of the Company or any Guarantor contained in the indenture or in any Guarantee (other than a default in the performance, or breach, of a covenant or agreement that is specifically dealt with elsewhere herein), and continuance of such default or breach for a period of 60 days after written notice has been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes then outstanding;

          (e) (i) an event of default has occurred under any mortgage, bond, indenture, loan agreement or other document evidencing an issue of Indebtedness of the Company, the Parent or any Restricted Subsidiary, which issue individually or in the aggregate has an aggregate outstanding principal amount of not less than $10 million, and such default has resulted in such Indebtedness becoming, whether by declaration or otherwise, due and payable prior to the date on which it would otherwise become due and payable or (ii) a default in any payment when due at final maturity of any such Indebtedness;

          (f) failure by the Company, the Parent or any of its Restricted Subsidiaries to pay one or more final judgments the uninsured portion of which exceeds in the aggregate $10 million, which judgment or judgments are not paid, discharged or stayed for a period of 60 days;

          (g) any Guarantee ceases to be in full force and effect or is declared null and void or any such Guarantor denies that it has any further liability under any Guarantee, or gives notice to such effect (other than by reason of the termination of the indenture or the release of any such Guarantee in accordance with the indenture); or

          (h) the occurrence of certain events of bankruptcy, insolvency or reorganization with respect to the Company, the Parent or any Significant Subsidiary.

     If an Event of Default (other than as specified in clause (h) above) occurs and is continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount of the notes then outstanding may, and the Trustee at the request of such Holders will, declare the principal of, and accrued interest on, all of the notes then outstanding immediately due and payable and, upon any such declaration, such principal and such interest will become due and payable immediately.

     If an Event of Default specified in clause (h) above occurs and is continuing, then the principal of and accrued interest on all of the outstanding notes will ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

     At any time after a declaration of acceleration under the indenture, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the holders of a majority in aggregate
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

principal amount of the outstanding notes, by written notice to the Company and the Trustee, may rescind such declaration and its consequences if: (i) the Company has paid or deposited with the Trustee a sum sufficient to pay (A) all overdue interest on all notes, (B) all unpaid principal of (and premium, if any, on) any outstanding notes that has become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the notes, (C) to the extent that payment of such interest is lawful, interest upon overdue interest and overdue principal at the rate borne by the notes and (D) all sums paid or advanced by the Trustee under the indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and
(ii) all Events of Default, other than the non-payment of amounts of principal of (or premium, if any, on) or interest on the notes that have become due solely by such declaration of acceleration, have been cured or waived. No such rescission will affect any subsequent default or impair any right consequent thereon.

     No Holder has any right to institute any proceeding with respect to the indenture or any remedy thereunder, unless the Holders of at least 25% in aggregate principal amount of the outstanding notes have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding, the Trustee has failed to institute any such proceeding within 60 days after receipt of such notice, request and offer of indemnity and the Trustee, within such 60-day period, has not received directions inconsistent with such written request by Holders of a majority in aggregate principal amount of the outstanding notes. Such limitations do not apply, however, to a suit instituted by a Holder for the enforcement of the payment of the principal of, premium, if any, or interest on such note on or after the respective due dates expressed in such Note.

     The Holders of not less than a majority in aggregate principal amount of the notes then outstanding may, on behalf of the Holders of all of the notes waive any past defaults under the indenture, except a default in the payment of the principal of (and premium, if any) or interest on any note, or in respect of a covenant or provision that under the indenture cannot be modified or amended without the consent of the holder of each note outstanding.

     If a Default or an Event of Default occurs and is continuing and is known to the Trustee, the Trustee will mail to each Holder notice of the Default or Event of Default within 90 days after the occurrence thereof. Except in the case of a Default or an Event of Default in payment of principal of (and premium, if any, on) or interest on any notes, the Trustee may withhold the notice to the Holders if a committee of its trust officers in good faith determines that withholding such notice is in the interests of the Holders.

     The Company is required to furnish to the Trustee annual statements as to the performance by the Company and the Guarantors of their obligations under the indenture and as to any default in such performance. The Company is also required to notify the Trustee within five days of any Default.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

     No past, present or future director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or the Guarantors under the notes, the indenture or the Guarantees, as applicable, or any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

     The Company may, at its option and at any time, terminate the obligations of the Company and the Guarantors with respect to the outstanding notes ("legal defeasance"). Such legal defeasance means that the Company will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding notes, except for (i) the rights of Holders of outstanding notes to receive payments in respect of the principal of (and premium, if any, on) and interest on such notes when such payments are due, (ii) the Company's obligations to issue temporary notes, register the transfer or exchange of any notes,
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replace mutilated, destroyed, lost or stolen notes, maintain an office or agency for payments in respect of the notes and segregate and hold such payments in trust, (iii) the rights, powers, trusts, duties and immunities of the Trustee and (iv) the legal defeasance provisions of the indenture. In addition, the Company may, at its option and at any time, elect to terminate the obligations of the Company and any Guarantor with respect to certain covenants set forth in the indenture and described under "Certain Covenants" above, and any omission to comply with such obligations would not constitute a Default or an Event of Default with respect to the notes ("covenant defeasance").

     In order to exercise either legal defeasance or covenant defeasance: (a) the Company must irrevocably deposit or cause to be deposited with the Trustee, as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders, money in an amount, or U.S. Government Obligations (as defined in the indenture) that through the scheduled payment of principal and interest thereon will provide money in an amount, or a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay and discharge the principal of (and premium, if any, on) and interest on the outstanding notes at maturity (or upon redemption, if applicable) of such principal or installment of interest; (b) no Default or Event of Default has occurred and is continuing on the date of such deposit or, insofar as an event of bankruptcy under clause (h) of "Events of Default" above is concerned, at any time during the period ending on the 91st day after the date of such deposit; (c) such legal defeasance or covenant defeasance may not result in a breach or violation of, or constitute a default under, the indenture, the Credit Agreement or any other material agreement or instrument to which the Company or any Guarantor is a party or by which it is bound; (d) in the case of legal defeasance, the Company must deliver to the Trustee an opinion of counsel stating that the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or since the date hereof, there has been a change in applicable federal income tax law, to the effect, and based thereon such opinion must confirm that, the Holders of the notes will not recognize income, gain or loss for federal income tax purposes as a result of such legal defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred; (e) in the case of covenant defeasance, the Company must have delivered to the Trustee an opinion of counsel to the effect that the Holders of the notes will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and (f) the Company must have delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent provided for relating to either the legal defeasance or the covenant defeasance, as the case may be, have been complied with.

TRANSFER AND EXCHANGE

     A Holder may transfer or exchange notes in accordance with the indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer document and the Company may require a Holder to pay any taxes and fees required by law or permitted by the indenture. The Company is not required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.

     The registered Holder of a note will be treated as the owner of it for all purposes.

AMENDMENT, SUPPLEMENT AND WAIVER

     Modifications and amendments of the indenture and any Guarantee may be made by the Company, any affected Guarantor and the Trustee with the consent of the Holders of a majority in aggregate outstanding principal amount of the notes; provided, however, that no such modification or amendment may, without the consent of the Holder of each outstanding notes affected thereby:

          (a) change the Stated Maturity of the principal of, or any installment of interest on, any notes, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon

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     the redemption thereof, or change the coin or currency in which any notes or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment after the Stated Maturity thereof (or, in the case of redemption, on or after the redemption date);

          (b) amend, change or modify the obligation of the Company to make and consummate an Excess Proceeds Offer with respect to any Asset Sale in accordance with the covenant described under the covenant entitled "Repurchase at the Option of Holders -- Asset Sales" or the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control in accordance with the covenant entitled "Repurchase at the Option of Holders -- Change of Control," including, in each case, amending, changing or modifying any definition relating thereto;

          (c) reduce the percentage in principal amount of notes outstanding, the consent of whose Holders is required for any waiver of compliance with certain provisions of, or certain defaults and their consequences provided for under, the indenture;

          (d) waive a default in the payment of principal of, or premium, if any, or interest on the notes or reduce the percentage or aggregate principal amount of notes outstanding the consent of whose Holders is necessary for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults;

          (e) modify the ranking or priority of the notes or the Guarantee of any Guarantor; or

          (f) release any Guarantor from any of its obligations under its Guarantee or the indenture other than in accordance with the terms of the indenture.

     The Holders of a majority in aggregate principal amount of the notes outstanding may waive compliance with certain restrictive covenants and provisions of the indenture.

     Without the consent of any Holders, the Company and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental to the indenture for any of the following purposes: (1) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company in the indenture and in the notes; or
(2) to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company; or (3) to add additional Events of Default; or (4) to provide for uncertificated notes in addition to or in place of the certificated notes; or (5) to evidence and provide for the acceptance of appointment under the indenture by a successor Trustee; or (6) to secure the notes; or (7) to cure any ambiguity, to correct or supplement any provision in the indenture that may be defective or inconsistent with any other provision in the indenture, or to make any other provisions with respect to matters or questions arising under the indenture, provided that such actions pursuant to this clause do not adversely affect the interests of the Holders in any material respect; or (8) to comply with any requirements of the Commission in order to effect and maintain the qualification of the indenture under the Trust indenture Act; or (9) to provide for the issuance of Additional notes in accordance with the limitations set forth in the indenture; or (10) to allow any Guarantor to execute a supplemental indenture and a Guarantee with respect to the notes.

     Notwithstanding the foregoing, neither the Company nor the Trustee may amend any provisions of the indenture or the notes concerning (i) the subordination of the notes and the Guarantees or (ii) legal defeasance or covenant defeasance without, in either case, the prior written consent of the Agent Bank, acting on behalf of the Banks under the Credit Agreement.

CONCERNING THE TRUSTEE

     State Street Bank and Trust Company, N.A., the Trustee under the indenture, is the initial paying agent and registrar for the Notes.

     The indenture provides that, except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the indenture. Under the indenture, the Holders of
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a majority in outstanding principal amount of the notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. If an Event of Default has occurred and is continuing, the Trustee will exercise such rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

     The indenture and provisions of the Trust indenture Act, incorporated by reference therein, contain limitations on the rights of the Trustee thereunder, should it become a creditor of the Company, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The Trustee is permitted to engage in other transactions; provided, however, that, if it acquires any conflicting interest (as defined in the Trust indenture Act), it must eliminate such conflict upon the occurrence of an Event of Default or else resign.

BOOK-ENTRY, DELIVERY AND FORM

     The exchange notes will be represented by one or more notes in registered, global form without interest coupons (collectively, the "Global Notes"). The Global Notes will be deposited upon issuance with the Trustee as custodian for The Depository Trust Company ("DTC"), in New York, New York, and registered in the name of Cede & Co., as nominee of DTC, for credit to an account of a direct or indirect participant in DTC, including the Euroclear System ("Euroclear") and Clearstream Banking, S.A. ("Clearstream").

     Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for Notes in certificated form except in the limited circumstances described below. See "-- Exchange of Global Notes for Certificated Notes." Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of Notes in certificated form.

     Transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.

  Depositary Procedures

     The following description of the operations and procedures of DTC are provided solely as a matter of convenience. These operations and procedures are solely within the control of DTC and are subject to changes by them. We take no responsibility for these operations and procedures and urges investors to contact the system or its participants directly to discuss these matters.

     DTC has advised us that DTC is a limited-purpose trust company that was created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in such securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the Initial Purchasers), banks and trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies (collectively, the "Indirect Participants") that clear through or maintain a custodial relationship with a Participant, either directly or indirectly. Persons who are not Participants may beneficially own securities held by or on behalf of the Depositary only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants or Indirect Participants.

     DTC has also advised us that pursuant to procedures established by it:

          (i) upon deposit of the Global Notes, DTC will credit the accounts of Participants designated by the Initial Purchasers with portions of the principal amount of the Global Notes; and

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          (ii) ownership of the Global Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC, with respect to the Participants, or by the Participants and the Indirect Participants with respect to other owners of beneficial interests in the Global Notes.

     DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the exchange notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of exchange notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Trustee or us. Neither we nor the Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the exchange notes, and we may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

     Transfers between Participants in DTC will be effected in accordance with DTC's procedures and will be settled in same day funds.

     DTC has advised us that it will take any action permitted to be taken by a Holder of notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the notes, DTC reserves the right to exchange the Global Notes for legended notes in certificated form, and to distribute such notes to its Participants.

     Although DTC has agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC, it is under no obligation to perform or to continue to perform these procedures, and may discontinue them at any time. Neither the Company nor the Trustee nor any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

  Exchange of Global Notes for Certificated Notes

     A Global Note is exchangeable for definitive notes in registered certificated form ("Certificated Notes") if:

          (1) DTC (a) notifies the Company that it is unwilling or unable to continue as depositary for the Global Notes and the Company fails to appoint a successor depositary within 90 days or (b) has ceased to be a clearing agency registered under the Exchange Act;

          (2) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Certificated Notes; or

          (3) there shall have occurred and be continuing a Default or Event of Default with respect to the notes.

     In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the Trustee by or on behalf of DTC in accordance with the indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures) and will bear an applicable restrictive legend, unless that legend is not required by applicable law.

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  Exchange of Certificated Notes for Global Notes

     Certificated Notes may be exchanged for beneficial interests in the Global Note.

  Same-Day Settlement and Payment

     The indenture requires that payments in respect of the notes represented by the Global Notes (including principal, premium, if any, and interest, if any) be made by wire transfer of immediately available funds to the accounts specified by the Global Note Holder. With respect to Certificated Notes, we will make all payments of principal, premium, if any, and interest, if any, by wire transfer of immediately available funds to the accounts specified by the Holders thereof or, if no such account is specified, by mailing a check to each such Holder's registered address. The notes represented by the Global Notes are expected to be eligible to trade in the PORTAL market and to trade in DTC's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. We expect that secondary trading in any Certificated Notes will also be settled in immediately available funds.

ADDITIONAL INFORMATION

     Anyone who receives this prospectus may obtain a copy of the indenture without charge by writing to InSight Health Services Corp., 4400 MacArthur Boulevard, Suite 800, Newport Beach, California 92660, Attention: General Counsel.

GOVERNING LAW

     The Indenture and the notes will be governed by, and in accordance with, the laws of the State of New York.

CERTAIN DEFINITIONS

     "Acquired Indebtedness" means Indebtedness of a Person (a) existing at the time such Person is merged with or into the Company or a Subsidiary or becomes a Subsidiary or (b) assumed in connection with the acquisition of assets from such Person.

     "Affiliate" means, with respect to any specified person, (a) any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person or (b) any other person that owns, directly or indirectly, 10% or more of such specified person's Capital Stock or any executive officer or director of any such specified person or other person. For the purposes of this definition, "control," when used with respect to any specified person, means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Agent Bank" means Bank of America, N.A. and its successors under the Credit Agreement, in its capacity as administrative agent.

     "Asset Sale" means (i) the sale, lease, conveyance or other disposition of any assets (including, without limitation, by way of merger, consolidation or similar arrangement) (collectively, a "transfer") by the Company or any Restricted Subsidiary other than in the ordinary course of business and (ii) the issue or sale by the Company or any of its Restricted Subsidiaries of Shares of Capital Stock of any of the Company's Restricted Subsidiaries (which shall be deemed to include the sale, grant or conveyance of any interest in the income, profits or proceeds therefrom), in the case of either clause (i) or (ii), whether in a single transaction or a series of related transactions (x) that have a fair market value in excess of $2 million or (y) for Net Cash Proceeds in excess of $2 million. For the purposes of this definition, the term "Asset Sale" does not include (a) any transfer of properties or assets (i) that is governed by the provisions of the indenture described under the captions "-- Certain Covenants--Merger, Consolidation or Sale of Assets," "-- Limitation on Issuances and sales of Capital Stock of Restricted Subsidiaries" (to the
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extent of clause (a) thereof) or "-- Restricted Payments," (ii) between or among the Company and its Restricted Subsidiaries pursuant to transactions that do not violate any other provision of the indenture or (iii) representing obsolete or permanently retired equipment and facilities or (b) the sale or exchange of equipment in connection with the purchase or other acquisition of other equipment, in each case used in the business of the Company or its Restricted Subsidiaries as it was in existence on the Reference Date or any business determined by the Board of the Company in its good faith judgment to be reasonably related thereto. Notwithstanding anything to the contrary set forth above, a disposition of Receivables and Related Assets other than pursuant to a Receivables Program contemplated under the provisions described under the caption "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Disqualified Stock" shall be deemed to be an Asset Sale.

     "Banks" means the banks and other financial institutions that from time to time are lenders under the Credit Agreement.

     "Board" means the Company's Board of Directors or the Parent's Board of Directors, as applicable.

     "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are authorized or obligated by law or executive order to close.

     "Capital Stock" of any Person means any and all shares, interests, partnership interests, participations, rights in or other equivalents (however designated) of such Person's equity interest (however designated), whether now outstanding or issued after the Closing Date.

     "Capitalized Lease Obligation" means, with respect to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee which, in accordance with GAAP, is required to be accounted for as a capital lease on the balance sheet of that Person.

     "Change of Control" means the occurrence of any of the following:

          (a) the consummation of any transaction (including, without limitation, any merger or consolidation) (a) prior to a Public Equity Offering by the Company or the Parent, the result of which is that the Principals and their Related Parties become the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act) of less than 50% of the Voting Stock of the Company or the Parent, as the case may be (measured by voting power rather than the number of shares), or (b) after a Public Equity Offering of the Company or the Parent, any "person" or "group" (as such terms are used in Section 13(d) and 14(d) of the Exchange Act), other than the Principals and their Related Parties, become the beneficial owner (as defined above), directly or indirectly, of 35% or more of the Voting Stock of the Company or the Parent, as the case may be, and such person is or becomes, directly or indirectly, the beneficial owner of a greater percentage of the voting power of the Voting Stock of the Company or the Parent, as the case may be, calculated on a fully diluted basis, than the percentage beneficially owned by the Principals and their Related Parties;

          (b) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Subsidiaries or the Parent and its Subsidiaries, in each case, taken as a whole, to any "person" (as the term is defined in Section 13(d)(3) of the Exchange Act) other than the Principals or Related Parties of the Principals;

          (c) the first day on which a majority of the members of the Board of the Company or the Parent are not Continuing Directors; or

          (d) the Company or the Parent is liquidated or dissolved or adopts a plan of liquidation or dissolution, other than in a transaction that complies with the provisions described under "Certain
     Covenants -- Consolidation, Merger or Sale of Assets."

     "Closing Date" means the date on which the notes are originally issued under the indenture.

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     "Consolidated EBITDA" means, for any period, the sum of, without duplication, Consolidated Net Income for such period, plus (or, in the case of clause (d) below, plus or minus) the following items to the extent included in computing Consolidated Net Income for such period (a) Fixed Charges for such period, plus (b) the provision for federal, state, local and foreign income taxes of the Company and its Restricted Subsidiaries for such period, plus (c) the aggregate depreciation and amortization expense of the Company and its Restricted Subsidiaries for such period, plus (d) any other non-cash charges for such period, and minus non-cash items increasing Consolidated Net Income for such period, other than non-cash charges or items increasing Consolidated Net Income resulting from changes in prepaid assets or accrued liabilities in the ordinary course of business, plus (e) Minority Interest; provided that fixed charges, income tax expense, depreciation and amortization expense and non-cash charges of a Restricted Subsidiary will be included in Consolidated EBITDA only to the extent (and in the same proportion) that the net income of such Subsidiary was included in calculating Consolidated Net Income for such period.

     "Consolidated Net Income" means, for any period, the net income (or net loss) of the Company and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, adjusted to the extent included in calculating such net income or loss by excluding (a) any net after-tax extraordinary or nonrecurring gains or losses (less all fees and expenses relating thereto), (b) any net after-tax gains or losses (less all fees and expenses relating thereto) attributable to Asset Sales or discontinued operations, (c) the portion of net income (or loss) of any Person (other than the Company or a Restricted Subsidiary), including Unrestricted Subsidiaries, in which the Company or any Restricted Subsidiary has an ownership interest, except to the extent of the amount of dividends or other distributions actually paid to the Company or any Restricted Subsidiary in cash during such period, (d) the net income (or loss) of any Person combined with the Company or any Restricted Subsidiary on a "pooling of interests" basis attributable to any period prior to the date of combination, (e) the net income (but not the net loss) of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary is at the date of determination restricted, directly or indirectly, except to the extent that such net income is actually paid to the Company or a Restricted Subsidiary thereof by loans, advances, intercompany transfers, principal repayments or otherwise and
(f) the cumulative effect of a change in accounting principles.

     "Consolidated Tangible Assets" means, as of the date of determination, the total assets, less goodwill and other intangibles, shown on the balance sheet of the Company and its Restricted Subsidiaries as of the most recent date for which such a balance sheet is available, determined on a consolidated basis in accordance with GAAP.

     "Continuing Directors" means, as of any date of determination, any member of the Board of the Company or the Parent, as the case may be, who:

          (1)  was a member of such Board on the Reference Date;

          (2) was nominated for election or elected to such Board with the approval of the majority of the Continuing Directors who were members of such Board at the time of such nomination or election; or

          (3) was nominated by one or more of the Principals and the Related Parties.

     "Credit Agreement" means the credit agreement, to be dated as of the date of the Acquisition, among the Company, the Parent, the Subsidiary Guarantors, the lenders named therein and Bank of America, N.A., as administrative agent, First Union National Bank, as syndication agent, and The CIT Group/ Business Credit, Inc., as documentation agent, providing for up to $225 million in term loan borrowings and $50 million of revolving credit borrowings, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, as such credit agreement (and related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith) may be amended, restated, supplemented, refinanced, extended or otherwise modified from time to time.

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     "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

     "Designated Noncash Consideration" means the fair market value of noncash consideration received by the Company or one of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Noncash Consideration pursuant to an officer's certificate, setting forth the basis of such valuation, executed by the principal executive officer and the principal financial officer of the Company, less the amount of cash or cash equivalents received in connection with a sale of such Designated Noncash Consideration.

     "Designated Senior Indebtedness" means (i) so long as the Senior Bank Debt is outstanding, the Senior Bank Debt and (ii) thereafter, any other Senior Indebtedness permitted under the indenture the principal amount of which is $25 million or more and that has been specifically designated by the Company, in the instrument creating or evidencing such Senior Indebtedness or in an officers' certificate delivered to the Trustee, as "Designated Senior Indebtedness."

     "Disinterested Director" means, with respect to any transaction or series of transactions in respect of which the Board is required to deliver a resolution of the Board, to make a finding or otherwise take action under the indenture, a member of the Board who does not have any material direct or indirect financial interest in or with respect to such transaction or series of transactions.

     "Disqualified Stock" means any class or series of Capital Stock that, either by its terms, by the terms of any security into which it is convertible or exchangeable or by contract or otherwise (i) is or upon the happening of an event or passage of time would be, required to be redeemed prior to the final Stated Maturity of the Notes, (ii) is redeemable at the option of the Holder thereof, at any time prior to such final Stated Maturity or (iii) at the option of the Holder thereof is convertible into or exchangeable for debt securities at any time prior to such final Stated Maturity; provided that any Capital Stock that would constitute Disqualified Stock solely as a result of the provisions therein giving holders thereof the right to cause the issuer thereof to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the Stated Maturity of the Notes will not constitute Disqualified Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in the covenants described under the captions "Repurchase at the Option of Holders -- Change of Control" and "-- Asset Sales" described herein and such Capital Stock specifically provides that the issuer will not repurchase or redeem any such stock pursuant to such provision prior to the Company's repurchase of such Notes as are required to be repurchased pursuant to the provisions contained in the covenants described under the captions "Repurchase at the Option of Holders--Change of Control" and "-- Asset Sales."

     "Equity Interests" means Capital Stock and all warrants, options and other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

     "Equity Offering" means a public or private offering of Capital Stock (other than Disqualified Stock) of the Parent or the Company.

     "Equity Sponsors" means J.W. Childs Associates, L.P., J.W. Childs Equity Partners II, L.P., The Halifax Group, L.L.C. and Halifax Capital Partners L.P.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Existing Indebtedness" means the Indebtedness of the Company and its Restricted Subsidiaries (other than Indebtedness under the Credit Agreement) outstanding on the Reference Date and listed on a schedule to the indenture, until such amounts are repaid.

     "Existing Notes" means the 9 5/8% Senior Subordinated Notes due 2008 of the Company.

     "Facility" means any premises, together with the diagnostic imaging and treatment equipment installed therein, used by the Company in the conduct of the business of providing diagnostic imaging and information, treatment and related management services.

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     "Fixed Charge Coverage Ratio" means, for any period, the ratio of
Consolidated EBITDA for such period to Fixed Charges for such period.

     "Fixed Charges" means, for any period, without duplication, the sum of (a) the amount that, in conformity with GAAP, would be set forth opposite the caption "interest expense" (or any like caption) on a consolidated statement of operations of the Company and its Restricted Subsidiaries for such period, including, without limitation, (i) amortization of original issue discount, (ii) the net cost of interest rate contracts (including, amortization of discounts),
(iii) the interest portion of any deferred payment obligation, (iv) amortization of debt issuance costs, and (v) the interest component of Capitalized Lease Obligations, plus (b) all dividends and distributions paid (whether or not in cash) on Preferred Stock and Disqualified Stock by the Company or any Restricted Subsidiary (to any Person other than the Company or any of its Restricted Subsidiaries), other than dividends on Equity Interests payable solely in Qualified Equity Interests of the Company, computed on a tax effected basis, plus (c) all interest on any Indebtedness of any Person guaranteed by the Company or any of its Restricted Subsidiaries or secured by a lien on the assets of the Company or any of its Restricted Subsidiaries; provided, however, that Fixed Charges will not include (i) any gain or loss from extinguishment of debt, including the write-off of debt issuance costs, and (ii) the fixed charges of a Restricted Subsidiary to the extent (and in the same proportion) that the net income of such Subsidiary was excluded in calculating Consolidated Net Income pursuant to clause (e) of the definition thereof for such period.

     "Foreign Subsidiary" means a Restricted Subsidiary that is incorporated in a jurisdiction other than the United States or a state thereof or the District of Columbia and that has no material operations or assets in the United States.

     "Generally Accepted Accounting Principles" or "GAAP" means generally accepted accounting principles in the United States, consistently applied, that are in effect on the Closing Date.

     "guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

     "Hedging Obligations" means, with respect to any Person, the obligations of such Person entered into in the ordinary course of business under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and other similar financial agreements or arrangements designed to protect such Person against, or manage the exposure of such Person to, fluctuations in interest rates, and (ii) forward exchange agreements, currency swap, currency option and other similar financial agreements or arrangements designed to protect such Person against, or manage the exposure of such Person to, fluctuations in foreign currency exchange rates.

     "Holder" means the Person in whose name a Note is, at the time of determination, registered on the Registrar's books.

     "Indebtedness" means (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (a) every obligation of such Person for money borrowed, (b) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person, (d) every obligation of such Person issued or assumed as the deferred purchase price of property or services, (e) the attributable value of every Capitalized Lease Obligation of such Person, (f) all Disqualified Stock of such Person valued at its maximum fixed repurchase price, plus accrued and unpaid dividends thereon, (g) all obligations of such Person under or in respect of Hedging Obligations, and (h) every obligation of the type referred to in clauses (a) through (g) of another Person and all dividends of another Person the payment of which, in either case, such Person has guaranteed. For purposes of this definition, the "maximum fixed repurchase price" of any Disqualified Stock that does not have a fixed repurchase price will be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were purchased on any date on which Indebtedness is required to be determined pursuant to the indenture, and if such price

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is based upon, or measured by, the fair market value of such Disqualified Stock, such fair market value will be determined in good faith by the board of directors of the issuer of such Disqualified Stock. Notwithstanding the foregoing, trade accounts payable and accrued liabilities arising in the ordinary course of business and any liability for federal, state or local taxes or other taxes owed by such Person will not be considered Indebtedness for purposes of this definition.

     "Investment" in any Person means, (i) directly or indirectly, any advance, loan or other extension of credit (including, without limitation, by way of guarantee or similar arrangement) or capital contribution to such Person, the purchase or other acquisition of any stock, bonds, notes, debentures or other securities issued by such Person, the acquisition (by purchase or otherwise) of all or substantially all of the business or assets of such Person, or the making of any investment in such Person, (ii) the designation of any Restricted Subsidiary as an Unrestricted Subsidiary and (iii) the fair market value of the Capital Stock (or any other Investment), held by the Company or any of its Restricted Subsidiaries, of (or in) any Person that has ceased to be a Restricted Subsidiary. Investments exclude endorsements for deposit or collection in the ordinary course of business and extensions of trade credit on commercially reasonable terms in accordance with normal trade practices.

     "Lien" means any mortgage, charge, pledge, lien (statutory or otherwise), privilege, security interest, hypothecation, assignment for security, claim, or preference or priority or other encumbrance upon, or with respect to, any property of any kind, real or personal, movable or immovable, now owned or hereafter acquired. A Person will be deemed to own subject to a Lien any property that such Person has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.

     "Minority Interest" means, with respect to any Person, interests in income of such Person's Subsidiaries held by Persons other than such Person or another Subsidiary of such Person, as reflected on such Person's consolidated financial statements.

     "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds thereof in the form of cash or cash equivalents, including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed for, cash or cash equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary), net of (a) brokerage commissions and other fees and expenses (including fees and expenses of legal counsel and investment banks) related to such Asset Sale, (b) provisions for all taxes payable as a result of such Asset Sale, (c) payments made to retire Indebtedness where such Indebtedness is secured by the assets that are the subject of such Asset Sale,
(d) amounts required to be paid to any Person (other than the Company or any Restricted Subsidiary) owning a beneficial interest in the assets that are subject to the Asset Sale and (e) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve required in accordance with GAAP against any liabilities associated with such Asset Sale and retained by the seller after such Asset Sale, including pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

     "Non-Recourse Indebtedness" means Indebtedness of a Person (i) as to which neither the Company nor any of its Restricted Subsidiaries (other than such Person), (a) provides any guarantee or credit support of any kind (including any undertaking, guarantee, indemnity, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable (as a guarantor or otherwise), and (ii) the obligees of which will have recourse for repayment of the principal of and interest on such Indebtedness and any fees, indemnities, expense reimbursements or other amount of whatsoever nature accrued or payable in connection with such Indebtedness solely against the assets of such Person and not against any of the assets of the Company or its Restricted Subsidiaries (other than such Person).

     "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

     "Parent" means InSight Health Services Holdings Corp.

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     "Pari Passu Indebtedness" means (a) with respect to the Notes, Indebtedness that ranks pari passu in right of payment to the Notes and (b) with respect to any Guarantee, Indebtedness that ranks pari passu in right of payment to such Guarantee.

     "Permitted Business" means the business conducted by the Company, its Restricted Subsidiaries and Permitted Joint Ventures as of the Reference Date and any and all diagnostic imaging and information businesses that in the good faith judgment of the Board of the Company are reasonably related thereto.

     "Permitted Investments" means any of the following:

          (a) Investments in (i) United States dollars (including such dollars as are held as overnight bank deposits and demand deposits with banks),
     (ii) securities with a maturity of one year or less issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof); (iii) certificates of deposit, Euro-dollar time deposits or acceptances with a maturity of one year or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus of not less than $500,000,000; (iv) any shares of money market mutual or similar funds having assets in excess of $500,000,000; (v) repurchase obligations with a term not exceeding seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above; and
     (vi) commercial paper with a maturity of one year or less issued by a corporation that is not an Affiliate of the Company and is organized under the laws of any state of the United States or the District of Columbia and having a rating (A) from Moody's Investors Service, Inc. of at least P-1 or
     (B) from Standard & Poor's Ratings Group of at least A-1;

          (b) Investments by the Company or any Restricted Subsidiary in another Person, if as a result of such Investment (i) such other Person becomes a Restricted Subsidiary or (ii) such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all of its assets to, the Company or a Restricted Subsidiary;

          (c) Investments by the Company or a Restricted Subsidiary in the Company or a Restricted Subsidiary;

          (d)  Investments in existence on the Reference Date;

          (e) promissory notes or other evidence of Indebtedness received as a result of Asset Sales permitted under the covenant entitled "Repurchase at the Option of Holders -- Asset Sales;"

          (f) loans or advances to officers, directors and employees of the Company or any of its Restricted Subsidiaries made (i) in the ordinary course of business in an amount not to exceed $5 million in the aggregate at any one time outstanding or (ii) in connection with the purchase by such Persons of Equity Interests of the Parent so long as the cash proceeds of such purchase received by the Parent are contemporaneously remitted by the Parent to the Company as a capital contribution;

          (g) any Investment by the Company or any Restricted Subsidiary of the Company in Permitted Joint Ventures made after the Reference Date having an aggregate fair market value, when taken together with all other Investments made pursuant to this clause (g) that are at the time outstanding, not exceeding the greater of (i) $30 million and (ii) 10% of the Consolidated Tangible Assets of the Company as of the last day of the most recent full fiscal quarter ending immediately prior to the date of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

          (h) any Investment by the Company or any Restricted Subsidiary in a trust, limited liability company, special purpose entity or other similar entity in connection with a Receivables Program; provided that (A) such Investment is made by a Receivables Subsidiary and (B) the only assets

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     transferred to such trust, limited liability company, special purpose entity or other similar entity consists of Receivables and Related Assets of such Receivables Subsidiary; and

          (i) other Investments that do not exceed $20 million in the aggregate at any one time outstanding.

     "Permitted Joint Venture" means any joint venture, partnership or other Person designated by the Board of the Company, (i) at least 20% of whose Capital Stock with voting power under ordinary circumstances to elect directors (or Persons having similar or corresponding powers and responsibilities) is at the time owned (beneficially or directly) by the Company and/or by one or more Restricted Subsidiaries of the Company and if the Company owns more than 50% of the Capital Stock of the Permitted Joint Venture, such Permitted Joint Venture is either a Restricted Subsidiary of the Company or has been designated as an Unrestricted Subsidiary of the Company in accordance with the provisions described under the caption "-- Unrestricted Subsidiaries," (ii) (x) if it is an Unrestricted Subsidiary, all Indebtedness of such Person is Non-Recourse Indebtedness or (y) if it is a Person other than an Unrestricted Subsidiary, either all Indebtedness of such Person is Non-Recourse Indebtedness or the only Indebtedness of such Person that is not Non-Recourse Indebtedness is Indebtedness as to which any guarantee provided by the Company or a Restricted Subsidiary complies with the covenants described under the captions "Certain Covenants -- Restricted Payments" and "-- Incurrence of Indebtedness and Issuance of Disqualified Stock" and (iii) which is engaged in a Permitted Business; provided that each of Berwyn Magnetic Resonance Center, LLC, Garfield Imaging Center, Ltd., Tom's River Imaging Associates, L.P., St. John's Regional Imaging Center, LLC, Dublin Diagnostic Imaging, LLC, Connecticut Lithotripsy, LLC, Northern Indiana Oncology Center of Porter Memorial Hospital, LLC, Lockport MRI, LLC, Wilkes-Barre Imaging, LLC, Sun Coast Imaging Center, LLC, Granada Hills Open MRI, LLC, Daniel Freeman MRI, LLC, InSight-Premier Health, LLC, Southern Connecticut Imaging Centers, LLC, Parkway Imaging Center, LLC, Metabolic Imaging of Kentucky, LLC, Maine Molecular Imaging, LLC, Greater Waterbury Imaging Center, L.P. and Central Maine Magnetic Imaging Associates shall be deemed to be a Permitted Joint Venture. Any such designation (other than with respect to the Persons identified in the preceding sentence) shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution giving effect to such designation and an officer's certificate certifying that such designation complied with the foregoing provisions.

     "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries; provided that: (i) the principal amount of such Permitted Refinancing Indebtedness does not exceed the principal amount of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded plus accrued interest plus the lesser of the amount of any premium required to be paid in connection with such refinancings pursuant to the terms of such indebtedness or the amount of any premium reasonably determined by the Company as necessary to accomplish such refinancing (in each case plus the amount of reasonable expenses incurred in connection therewith); (ii) such Permitted Refinancing Indebtedness has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date not earlier than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Permitted Refinancing Indebtedness shall not include Indebtedness of a Restricted Subsidiary that refinances Indebtedness of the Company or Indebtedness of a Restricted Subsidiary that is not a Subsidiary Guarantor that refinances Indebtedness of a Subsidiary Guarantor.

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     "Person" means any individual, corporation, limited or general partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Preferred Stock" means, with respect to any Person, any and all shares, interests, partnership interests, participation, rights in or other equivalents (however designated) of such Person's preferred or preference stock, whether now outstanding or issued after the Closing Date, and including, without limitation, all classes and series of preferred or preference stock of such Person.

     "Principals" means the Equity Sponsors and their respective Affiliates.

     "Public Equity Offering" means an offer and sale of Capital Stock (other than Disqualified Stock) of the Company or the Parent pursuant to a registration statement that has been declared effective by the Commission pursuant to the Securities Act (other than a registration statement on Form S-8 or otherwise relating to equity securities issuable under any employee benefit plan of the Company).

     "Qualified Equity Interest" means any Qualified Stock and all warrants, options or other rights to acquire Qualified Stock (but excluding any debt security that is convertible into or exchangeable for Capital Stock).

     "Qualified Stock" of any Person means any and all Capital Stock of such Person, other than Disqualified Stock.

     "Receivables and Related Assets" means accounts receivable, instruments, chattel paper, health care insurance receivables, obligations, general intangibles and other similar assets, including interest in merchandise or goods, the sale or lease of which give rise to the foregoing, related contractual rights, guarantees, insurance proceeds, collections, other related assets and proceeds of all the foregoing.

     "Receivables Program" means with respect to any Person, any securitization program pursuant to which such Person pledges, sells or otherwise transfers or encumbers its Receivables and Related Assets, including a trust, limited liability company, special purpose entity or other similar entity.

     "Receivables Subsidiary" means a Wholly Owned Subsidiary (i) created for the purpose of financing Receivables and Related Assets created in the ordinary course of business of the Company and its Subsidiaries and (ii) the sole assets of which consist of Receivables and Related Assets of the Company and its Subsidiaries and Permitted Investments.

     "Reference Date" means October 17, 2001, the date of the consummation of the acquisition.

     "Related Party" means:

          (1) any controlling stockholder, partner, member, 80% (or more) owned Subsidiary, or immediate family member (in the case of an individual) of any Principal; or

          (2) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of any one or more Principals and/or such other Persons referred to in the immediately preceding clause.

     "Restricted Subsidiary" means any Subsidiary other than an Unrestricted Subsidiary. Notwithstanding anything to the contrary herein or in the Notes, Toms River Imaging Associates, L.P. will be deemed a Restricted Subsidiary of the Company so long as the Company, directly or indirectly, owns at least 50% of the Voting Stock thereof.

     "Sale and Leaseback Transaction" means any transaction or series of related transactions pursuant to which the Company or a Restricted Subsidiary sells or transfers any property or asset in connection with the leasing, or the resale against installment payments, of such property or asset to the seller or transferor.

     "Senior Bank Debt" means the Obligations outstanding under the Credit Agreement.

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     "Senior Indebtedness" means (i) the Senior Bank Debt and any Hedging
Obligations owing by the Company or any Guarantor to any lender which is a party to the Credit Agreement (or to any Affiliate of any such lender), (ii) any other Indebtedness permitted to be incurred by the Company or any Restricted Subsidiary under the terms of the indenture and (iii) any Indebtedness of the Parent, unless, in the case of clauses (ii) and (iii), the instrument under which such Indebtedness is incurred expressly provides that it is subordinated in right of payment to any Indebtedness for money borrowed. Notwithstanding anything to the contrary in the foregoing, Senior Indebtedness will not include
(i) Indebtedness evidenced by the Notes or the Guarantees, (ii) Indebtedness of the Company or any Guarantor that is expressly subordinated in right of payment to any Senior Indebtedness of the Company or such Guarantor or the Notes or such Guarantor's Guarantee, (iii) Indebtedness of the Company that by operation of law is subordinate to any general unsecured obligations of the Company, (iv) Indebtedness of the Company or any Guarantor to the extent incurred in violation of the indenture, (v) any liability for federal, state or local taxes or other taxes, owed or owing by the Company or the Parent, (vi) trade account payables owed or owing by the Company or any Guarantor, (vii) amounts owed by the Company or any Guarantor for compensation to employees or for services rendered to the Company or such Guarantor, (viii) Indebtedness of the Company to any Restricted Subsidiary or any other Affiliate of the Company, (ix) Disqualified Stock of the Company or any Guarantor, and (x) Indebtedness which when incurred and without respect to any election under Section 1111(b) of Title 11 of the United States Code is without recourse to the Company or any Restricted Subsidiary.

     "Significant Subsidiary" means any Restricted Subsidiary of the Company that, together with its Subsidiaries, (a) for the most recent fiscal year of the Company, accounted for more than 10% of the consolidated net revenues of the Company and its Subsidiaries, (b) as of the end of such fiscal year, was the owner of more than 10% of the consolidated assets of the Company and its Restricted Subsidiaries, in the case of either (a) or (b), as set forth on the most recently available consolidated financial statements of the Company for such fiscal year or (c) was organized or acquired after the beginning of such fiscal year and would have been a Significant Subsidiary if it had been owned during such entire fiscal year.

     "Stated Maturity" means, when used with respect to any note or any installment of interest thereon, the date specified in such note as the fixed date on which the principal of such note or such installment of interest is due and payable and, when used with respect to any other Indebtedness, means the date specified in the instrument governing such Indebtedness as the fixed date on which the principal of such Indebtedness or any installment of interest thereon is due and payable.

     "Subordinated Indebtedness" means Indebtedness of the Company or a Guarantor that is subordinated in right of payment to the Notes or the Guarantee issued by such Guarantor, as the case may be.

     "Subsidiary" means any Person a majority of the equity ownership or Voting Stock of which is at the time owned, directly or indirectly, by the Company and/or one or more other Subsidiaries of the Company. Notwithstanding anything to the contrary herein or in the Notes, Toms River Imaging Associates, L.P. will be deemed a Subsidiary of the Company so long as the Company, directly or indirectly, owns at least 50% of the Voting Stock thereof.

     "Subsidiary Guarantors" means, collectively, all Wholly Owned Restricted Subsidiaries that are incorporated in the United States or a state thereof or the District of Columbia.

     "Unrestricted Subsidiary" means (a) any Subsidiary that is designated by the Board of the Company as an Unrestricted Subsidiary in accordance with the "Unrestricted Subsidiaries" covenant and (b) any Subsidiary of an Unrestricted Subsidiary.

     "Voting Stock" means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of any Person (irrespective of whether or not, at the time, stock of any other class or classes has, or might have, voting power by reason of the happening of any contingency).

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     "Weighted Average Life" means, as of the date of determination with respect to any Indebtedness or Disqualified Stock, the quotient obtained by dividing (a) the sum of the products of (i) the number of years from the date of determination to the date or dates of each successive scheduled principal or liquidation value payment of such Indebtedness or Disqualified Stock, respectively, multiplied by (ii) the amount of each such principal or liquidation value payment by (b) the sum of all such principal or liquidation value payments.

     "Wholly Owned Restricted Subsidiary" means any Restricted Subsidiary, all of the outstanding Voting Stock (other than directors' qualifying shares or shares of foreign Restricted Subsidiaries required to be owned by foreign nationals pursuant to applicable law) of which is owned, directly or indirectly, by the Company.

     "Wholly Owned Subsidiary" means any Subsidiary, all of the outstanding Voting Stock (other than directors' qualifying shares or shares of foreign Subsidiaries required to be owned by foreign nationals pursuant to applicable law) of which is owned, directly or indirectly, by the Company.

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                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

GENERAL

     The following discussion summarizes certain material U.S. federal income tax considerations generally applicable to holders of the notes. The U.S. federal income tax considerations set forth below are based upon currently existing provisions of the Internal Revenue Code (Code), applicable permanent, temporary and proposed Treasury regulations, judicial authority, and current administrative rulings and pronouncements of the IRS. There can be no assurance that the IRS will not take a contrary view, and no ruling from the IRS has been, or will be, sought on the issues discussed herein. Legislative, judicial, or administrative changes or interpretations may be forthcoming that could alter or modify the statements and conclusions set forth herein. Any such changes or interpretations may or may not be retroactive and could affect the tax consequences discussed below.

     The summary is not a complete analysis or description of all potential U.S. federal income tax considerations that may be relevant to, or of the actual tax effect that any of the matters described herein will have on, particular holders, and does not address foreign, state, local or other tax consequences. This summary does not purport to address special classes of taxpayers (such as S corporations, mutual funds, insurance companies, financial institutions, small business investment companies, regulated investment companies, broker-dealers and tax-exempt organizations) who are subject to special treatment under the U.S. federal income tax laws, or persons that hold notes that are a hedge against, or that are hedged against, currency risk or that are part of a straddle or conversion transaction, or persons whose functional currency within the meaning of section 985 of the Code is not the U.S. dollar. Furthermore, estate and gift tax consequences are not discussed herein. The following discussion assumes that the exchange notes are held as capital assets within the meaning of section 1221 of the Code.

     As used herein, the term "U.S. Holder" means a beneficial owner of the notes that is (1) a citizen or resident of the United States for U.S. federal income tax purposes, (2) a corporation or a partnership (or entity treated as a corporation or partnership for U.S. tax purposes) created or organized in or under the laws of the United States or any political subdivision thereof (including the District of Columbia), (3) an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source, or (4) a trust if (a) a U.S. court can exercise primary supervision over the administration of such trust and (b) one or more U.S. fiduciaries has the authority to control all of the substantial decisions of such trust. As used herein the term "Non-U.S. Holder" means a beneficial holder of notes that is not a U.S. Holder.

     Because individual circumstances may differ, each holder of the notes is strongly urged to consult his or her own tax advisor with respect to his or her particular tax situation and as to any U.S. federal, foreign, state, local or other tax considerations (including any possible changes in tax law) affecting the exchange, holding and disposition of the notes.

EXCHANGE OFFER

     We have obtained an opinion from Kaye Scholer LLP to the effect that, if the exchange offer is consummated in accordance with this prospectus, a U.S. Holder will not recognize taxable gain or loss on the exchange of outstanding notes for exchange notes pursuant to the exchange offer. A U.S. Holder's tax basis and holding period for such exchange notes will be the same as for the outstanding notes immediately before the exchange.

FEDERAL INCOME TAX CONSEQUENCES TO U.S. HOLDERS

     This section describes certain U.S. federal income tax considerations applicable to U.S. Holders. Non-U.S. Holders should see the discussion below under the heading "Federal Income Tax Consequences to Non-U.S. Holders" for a discussion of certain tax considerations applicable to them.

     Interest and OID. Interest on the exchange notes generally will be taxable to a U.S. Holder as ordinary interest income at the time such amounts are accrued or received, in accordance with the U.S. Holder's method of accounting for U.S. federal income tax purposes.

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

     In the event that the issue price of the notes is less than the "stated redemption price at maturity" of the notes by more than a de minimis amount, the notes will be considered to have original issue discount (OID). The "stated redemption price at maturity" of a debt instrument is equal to the sum of all payments to be received other than payments of stated interest. The "issue price" of a debt instrument issued for cash is equal to the first price at which a substantial amount of such debt instruments are sold. If the notes are treated as having OID, a U.S. Holder (including a cash basis holder) generally would be required to include the OID on the notes in income for U.S. federal income tax purposes under the accrual method on a constant yield basis resulting in the inclusion of interest in income in advance of the receipt of cash attributable to that income.

     Amortizable Bond Premium. A U.S. Holder that purchases a note for an amount in excess of the stated redemption price at maturity will be considered to have purchased the note with "amortizable bond premium". Such holder may elect to amortize such premium (as an offset to interest income), using a constant-yield method, over the remaining term of the note. Such election, once made, generally applies to all debt instruments held or subsequently acquired by the U.S. Holder on or after the first day of the first taxable year to which the election applies and may be revoked only with the consent of the IRS. A U.S. Holder that elects to amortize such premium must reduce its tax basis in the note by the amount of the premium amortized during its holding period. With respect to a U.S. Holder that does not elect to amortize bond premium, the amount of such premium will be included in the U.S. Holder's tax basis for purposes of computing gain or loss in connection with taxable disposition of the note.

     Market Discount on Resale of the Notes. If a U.S. Holder acquires a note (generally other than in an original issue) at a market discount that exceeds a statutorily defined de minimis amount and thereafter recognizes gain upon a disposition (or makes a gift) of the note, the lesser of (1) such gain (or appreciation, in the case of a gift) or (2) the portion of the market discount that accrued while the note was held by such U.S. Holder will be treated as ordinary income at the time of the disposition. For these purposes, market discount equals the excess of the stated redemption price at maturity (or, if the note is issued with OID, its "revised issued price" as defined in the Code) over the basis of the note in the hands of such U.S. Holder immediately after its acquisition. A U.S. Holder of a note may elect to include any market discount in income currently as it accrues, either ratably or on a constant yield basis, rather than upon disposition of the note. This election is revocable only with the consent of the IRS and applies to all market discount bonds acquired by the U.S. Holder on or after the first day of the taxable year in which the holder makes the election. A U.S. Holder of a note who acquired it at a market discount may be required to defer the deduction of all or a portion of any interest paid or accrued on any indebtedness incurred or continued to purchase or carry the note until the market discount is recognizable upon a subsequent disposition of the note. Such a deferral is not required, however, if the U.S. Holder elects to include accrued market discount in income currently.

     Disposition of the Notes. Unless a nonrecognition provision applies, the sale, exchange, redemption (including pursuant to an offer by InSight) or other disposition of a note will be a taxable event for U.S. federal income tax purposes. In such event, in general, a U.S. Holder of notes will recognize gain or loss equal to the difference between (1) the amount of cash plus the fair market value of property received (except to the extent attributable to any accrued interest on the notes which will be taxable as such) and (2) the U.S. Holder's tax basis in the notes (as increased by any OID and market discount previously included in income by the U.S. Holder and decreased by any amortizable bond premium deducted over the term of the notes). Subject to the market discount rules discussed above, any such gain or loss generally will be long-term capital gain or loss, provided the notes have been held for more than one year. The deductibility of capital losses is subject to limitations.

     Backup Withholding. Under section 3406 of the Code and applicable Treasury regulations, a noncorporate U.S. Holder of the notes may be subject to backup withholding at the rate of 30% (subject to change in future years) with respect to "reportable payments," which include interest paid on, or, in certain cases, the proceeds of a sale, exchange or redemption of, the notes. The payor will be required to deduct and withhold the prescribed amounts if (1) the payee fails to furnish a taxpayer identification number (TIN) to the payor in the manner required, (2) the IRS notifies the payor that the TIN

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furnished by the payee is incorrect, (3) there has been a "notified payee underreporting" described in section 3406(c) of the Code or (4) there has been a failure of the payee to certify under penalty of perjury that the payee is not subject to withholding under section 3406(a)(1)(C) of the Code. Amounts paid as backup withholding do not constitute an additional tax and may be refunded (or credited against the holder's U.S. federal income tax liability, if any) so long as the required information is provided to the IRS. The Company will report to the holders of the notes and to the IRS the amount of any "reportable payments" for each calendar year and the amount of tax withheld, if any, with respect to payment on those securities.

FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS

     The following information describes the U.S. federal income tax treatment of "Non-U.S. Holders."

     Interest on the Notes. If the income or gain on the notes is "effectively connected with the conduct of a trade or business within the United States" by a Non-U.S. Holder, and, if a tax treaty applies, the income or gain generally is attributable to a U.S. permanent establishment maintained by the Non-U.S. Holder, such income or gain will be subject to U.S. federal income tax essentially in the same manner as if the notes were held by a U.S. Holder, as described above, and in the case of a Non-U.S. Holder that is a corporation, may also be subject to U.S. branch profits tax. Such Non-U.S. Holder will not be subject to withholding taxes, however, if it provides a properly executed IRS Form W-8ECI.

     Interest on the notes held by other Non-U.S. Holders may be subject to withholding of up to 30% of each payment made to the holders or other payee unless the "portfolio interest exemption" applies or an applicable income tax treaty reduces the withholding rate. The interest paid on the notes generally will qualify for the portfolio interest exemption. Accordingly, interest paid on the notes to a Non-U.S. Holder will not be subject to withholding if (1) the U.S. person who would otherwise be required to deduct and withhold the tax receives from the Non-U.S. Holder who is the beneficial owner of the notes a statement signed by such person under penalties of perjury, certifying that such owner is not a U.S. person on IRS Form W-8BEN (or successor form); (2) such Non-U.S. Holder does not actually or constructively own 10 percent or more of the total combined voting power of all classes of stock in the Company; (3) such Non-U.S. Holder is not a "controlled foreign corporation" (within the meaning of section 957 of the Code) related to the Company; and (4) the Non-U.S. Holder is not a foreign "bank" receiving the interest on an extension of credit pursuant to a loan agreement entered into in the ordinary course of its trade or business.

     If you do not claim, or do not qualify for, the benefit of the portfolio interest exemption, you may be subject to a 30% withholding tax on interest payments on the notes. However, you may be able to claim the benefit of a reduced withholding tax rate under an applicable income tax treaty. The required information for claiming treaty benefits is generally submitted, under current regulations, on IRS Form W-8BEN.

     Sale or Other Disposition of the Notes. A Non-U.S. Holder will generally not be subject to U.S. federal income tax or withholding tax on gain recognized on a sale, exchange, redemption, retirement, or other disposition of the notes. A Non-U.S. Holder may, however, be subject to tax on such gain if: (1) it is an individual who was present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met; (2) it is an individual who is a former citizen or long-term resident of the United States subject to certain U.S. tax rules relevant to such status; or (3) the gain is effectively connected with the conduct of a U.S. trade or business, as provided in applicable U.S. tax rules.

     Backup Withholding and Information Reporting. Payments of interest or principal may be subject to both backup withholding at a rate of 30% (subject to change in future years) and information reporting. Backup withholding and information reporting generally will not apply to payments on the notes if the Non-U.S. Holder certifies, on a Form W-8BEN, or successor form, that it is not a U.S. person, provided that the payor does not have actual knowledge that the Non-U.S. Holder is, in fact, a U.S. person. Any amounts withheld under the backup withholding rules may be refunded or credited against the Non-U.S. Holder's U.S. federal income tax liability, if any, provided that the required information is furnished to the IRS.

     The foregoing summary is included herein for general information only and does not discuss all aspects of U.S. federal income taxation that may be relevant to a particular holder of the notes in light of his or her particular circumstances and income tax situation. Holders are urged to consult their own tax advisors as to any tax consequences to them from the exchange, ownership, and disposition of the notes, including the application and effect of state, local, foreign, and other tax laws.

                              PLAN OF DISTRIBUTION

     Each participating broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a participating broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where such outstanding notes were acquired as a result of market-making activities or other trading activities. We have agreed that for a period of 180 days after the expiration of the exchange offer, we will make this prospectus, as amended or supplemented, available to any participating broker-dealer for use in connection with any such resale.

     We will not receive any proceeds from any sales of the exchange notes by participating broker-dealers. Exchange notes received by participating broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such participating broker-dealer and/or the purchasers of any such exchange notes. Any participating broker-dealer that resells the exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a participating broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     For a period of 180 days after the expiration of the exchange offer we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any participating broker-dealer that requests such documents in the letter of transmittal.

     Prior to the exchange offer, there has not been any public market for the outstanding notes. The outstanding notes have not been registered under the Securities Act and will be subject to restrictions on transferability to the extent that they are not exchanged for exchange notes by holders who are entitled to participate in this exchange offer. The holders of outstanding notes who timely notify us under the registration rights agreement, and are not eligible to participate in the exchange offer, are not permitted to resell the exchange notes using this prospectus or is a broker-dealer and holds outstanding notes acquired directly from us or any of our affiliates are entitled to certain registration rights, and we are required to file a shelf registration statement with respect to their outstanding notes. The exchange notes will constitute a new issue of securities with no established trading market. We do not intend to list the exchange notes on any national securities exchange or to seek the admission thereof to trading in the National Association of Securities Dealers Automated Quotation System. In addition, such market-making activity will be subject to the limits imposed by the Securities Act and the Exchange Act and may be limited during the exchange offer and the pendency of the shelf registration statements. Accordingly, no assurance can be given that an active public or other market will develop for the exchange notes or as to the liquidity of the trading market for the exchange notes. If a trading market does not develop or is not maintained, holders of the exchange notes may experience difficulty in reselling the exchange notes or may be unable to sell them at all. If a market for the exchange notes develops, any such market may be discontinued at any time.

                                 LEGAL MATTERS

     The validity of the notes offered hereby and certain other legal matters will be passed upon on behalf of InSight by Kaye Scholer LLP, New York, New York. Certain legal matters will be passed upon on behalf of InSight by Hunton & Williams, McLean, Virginia.

                                    EXPERTS

     The consolidated financial statements of InSight as of June 30, 2001 and 2000 and for the three years in the period ended June 30, 2001 and the consolidated financial statements of InSight Holdings as of June 30, 2001 and for the period from inception (June 13, 2001) to June 30, 2001, included in this prospectus and elsewhere in the registration statement, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

                             AVAILABLE INFORMATION

     Since the consummation of the acquisition, InSight is no longer subject to the informational requirements of the Securities Exchange Act of 1934. As a result, and until the registration statement filed in connection with the exchange offer described herein for the exchange notes has been declared effective, InSight will not be required to file periodic reports with the SEC. InSight has agreed that, whether or not it is required to do so by the rules and regulations of the SEC, for so long as any of the notes remain outstanding, it will furnish to the holders of the notes and file with the SEC, unless the SEC will not accept such a filing, following the consummation of the exchange offer:
(1) all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if InSight was required to file such reports and (2) all reports that would be required to be filed with the SEC on Form 8-K if InSight was required to file such reports. So long as InSight Holdings guarantees the notes, InSight's reporting obligations will be satisfied by InSight Holdings. All reports, exhibits to such reports and other information that InSight files with the SEC will be available on the SEC's web site at www.sec.gov.

                 INSIGHT HEALTH SERVICES CORP. AND SUBSIDIARIES

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS


                                                              PAGE NUMBER
                                                              -----------
Report of Independent Public Accountants....................      F-2
Consolidated Balance Sheets as of June 30, 2001 and 2000....      F-3
Consolidated Statements of Income for the years ended June
  30, 2001, 2000 and 1999...................................      F-4
Consolidated Statements of Stockholders' Equity for the
  years ended June 30, 2001, 2000 and 1999..................      F-5
Consolidated Statements of Cash Flows for the years ended
  June 30, 2001, 2000 and 1999..............................      F-6
Notes to Consolidated Financial Statements..................      F-7

INSIGHT HEALTH SERVICES HOLDINGS CORP. AND SUBSIDIARIES

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Condensed Consolidated Balance Sheets as of December 31,
  2001 and June 30, 2001 (unaudited)........................     F-33
Condensed Consolidated Statements of Operations for the six
  months ended December 31, 2001, the period from July 1,
  2001 through October 17, 2001, and the six months ended
  December 31, 2000 (unaudited).............................     F-34
Condensed Consolidated Statements of Operations for the
  three months ended December 31, 2001, the period from
  October 1, 2001 through October 17, 2001, and the three
  months ended December 31, 2000 (unaudited)................     F-35
Condensed Consolidated Statements of Stockholders' Equity
  for the period from July 1, 2001 through October 17, 2001,
  and the six months ended December 31, 2001 (unaudited)....     F-36
Condensed Consolidated Statements of Cash Flows for the six
  months ended December 31, 2001, the period from July 1,
  2001 through October 17, 2001, and the six months ended
  December 31, 2000 (unaudited).............................     F-37
Notes to Condensed Consolidated Financial Statements........     F-38
Report of Independent Public Accountants ...................     F-56
Consolidated Balance Sheet as of June 30, 2001..............     F-57
Consolidated Statement of Stockholders' Equity from
  Inception (June 13, 2001) to June 30, 2001................     F-58
Notes to Consolidated Financial Statements..................     F-59

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Stockholders of InSight Health Services Corp.:

     We have audited the accompanying consolidated balance sheets of InSight Health Services Corp. (a Delaware corporation) and subsidiaries as of June 30, 2001 and 2000, and the related consolidated statements of income, stockholders' equity and cash flows for each of the three years in the period ended June 30, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of InSight Health Services Corp. and subsidiaries as of June 30, 2001 and 2000, and the results of their operations and their cash flows for each of the three years in the period ended June 30, 2001, in conformity with accounting principles generally accepted in the United States.

/s/ ARTHUR ANDERSEN LLP

Orange County, California
August 29, 2001

                 INSIGHT HEALTH SERVICES CORP. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                          AS OF JUNE 30, 2001 AND 2000
                   (AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)

                                                                2001       2000
                                                              --------   --------
ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.................................  $ 23,254   $ 27,133
  Trade accounts receivables, net...........................    43,355     40,598
  Other current assets......................................     5,029      5,811
  Deferred income taxes.....................................     3,350      3,350
                                                              --------   --------
     Total current assets...................................    74,988     76,892
                                                              --------   --------
PROPERTY AND EQUIPMENT, net.................................   148,255    148,469
INVESTMENTS IN PARTNERSHIPS.................................     1,783      1,782
OTHER ASSETS................................................     6,828      7,799
INTANGIBLE ASSETS, net......................................    89,202     93,930
                                                              --------   --------
                                                              $321,056   $328,872
                                                              ========   ========
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Current portion of equipment and other notes..............  $ 21,259   $ 18,813
  Current portion of capital lease obligations..............    12,603     10,652
  Accounts payable and other accrued expenses...............    24,335     26,613
                                                              --------   --------
     Total current liabilities..............................    58,197     56,078
                                                              --------   --------
LONG-TERM LIABILITIES:
  Equipment and other notes, less current portion...........   150,696    172,379
  Capital lease obligations, less current portion...........    43,695     46,388
  Other long-term liabilities...............................     2,997      2,540
                                                              --------   --------
     Total long-term liabilities............................   197,388    221,307
                                                              --------   --------
COMMITMENTS AND CONTINGENCIES (Note 7)
  STOCKHOLDERS' EQUITY:
  Preferred stock, $.001 par value, 3,500,000 shares
     authorized:
     Convertible Series B preferred stock, 25,000 shares
      outstanding at June 30, 2001 and 2000, with a
      liquidation preference of $25,000 as of June 30,
      2001..................................................    23,923     23,923
     Convertible Series C preferred stock, 27,953 shares
      outstanding at June 30, 2001 and 2000, with a
      liquidation preference of $27,953 as of June 30,
      2001..................................................    13,173     13,173
     Common stock, $.001 par value, 25,000,000 shares
      authorized, 3,011,656 and 2,979,293 shares outstanding
      at June 30, 2001 and 2000, respectively...............         3          3
  Additional paid-in capital................................    23,926     23,743
  Retained earnings (deficit)...............................     4,446     (9,355)
                                                              --------   --------
     Total stockholders' equity.............................    65,471     51,487
                                                              --------   --------
                                                              $321,056   $328,872
                                                              ========   ========

   The accompanying notes are an integral part of these consolidated balance sheets.

                 INSIGHT HEALTH SERVICES CORP. AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME
                FOR THE YEARS ENDED JUNE 30, 2001, 2000 AND 1999
                 (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                2001       2000      1999
                                                              --------   --------   -------
REVENUES:
  Contract services.........................................  $103,421   $100,135   $85,491
  Patient services..........................................   107,468     86,838    73,565
  Other.....................................................       614      1,601     2,936
                                                              --------   --------   -------
     Total revenues.........................................   211,503    188,574   161,992
                                                              --------   --------   -------
COSTS OF OPERATIONS:
  Costs of services.........................................   109,216    101,323    85,317
  Provision for doubtful accounts...........................     3,594      2,907     2,618
  Equipment leases..........................................     7,928     13,569    18,522
  Depreciation and amortization.............................    41,134     33,630    24,886
                                                              --------   --------   -------
     Total costs of operations..............................   161,872    151,429   131,343
                                                              --------   --------   -------
     Gross profit...........................................    49,631     37,145    30,649
CORPORATE OPERATING EXPENSES................................    10,783     10,946    10,475
PROVISION FOR REORGANIZATION AND OTHER COSTS................        --         --     3,300
                                                              --------   --------   -------
  Income from company operations............................    38,848     26,199    16,874
EQUITY IN EARNINGS OF UNCONSOLIDATED
  PARTNERSHIPS..............................................       971        817       548
                                                              --------   --------   -------
  Operating income..........................................    39,819     27,016    17,422
INTEREST EXPENSE, net.......................................    23,394     18,696    14,500
                                                              --------   --------   -------
  Income before income taxes................................    16,425      8,320     2,922
PROVISION (BENEFIT) FOR INCOME TAXES........................     2,624      1,131    (3,190)
                                                              --------   --------   -------
  Net income................................................  $ 13,801   $  7,189   $ 6,112
                                                              ========   ========   =======
INCOME PER COMMON AND PREFERRED SHARE:
  Basic.....................................................  $   1.48   $   0.78   $  0.67
                                                              ========   ========   =======
  Diluted...................................................  $   1.42   $   0.76   $  0.65
                                                              ========   ========   =======
WEIGHTED AVERAGE NUMBER OF COMMON AND
  PREFERRED SHARES OUTSTANDING:
  Basic.....................................................     9,321      9,258     9,158
                                                              ========   ========   =======
  Diluted...................................................     9,719      9,398     9,376
                                                              ========   ========   =======

  The accompanying notes are an integral part of these consolidated financial statements.

                 INSIGHT HEALTH SERVICES CORP. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                FOR THE YEARS ENDED JUNE 30, 2001, 2000 AND 1999
                   (AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)

                                      PREFERRED STOCK
                            -----------------------------------
                                SERIES B           SERIES C          COMMON STOCK      ADDITIONAL   RETAINED
                            ----------------   ----------------   ------------------    PAID-IN     EARNINGS
                            SHARES   AMOUNT    SHARES   AMOUNT     SHARES     AMOUNT    CAPITAL     (DEFICIT)    TOTAL
                            ------   -------   ------   -------   ---------   ------   ----------   ---------   -------
BALANCE AT JUNE 30,
  1998....................  25,000   $23,923   27,953   $13,173   2,824,090     $3      $23,415     $(22,656)   $37,858
Stock options exercised...      --        --       --        --      52,596     --          115           --        115
Common stock issued.......      --        --       --        --       2,385     --           21           --         21
Net income................      --        --       --        --          --     --           --        6,112      6,112
                            ------   -------   ------   -------   ---------     --      -------     --------    -------
BALANCE AT JUNE 30,
  1999....................  25,000    23,923   27,953    13,173   2,879,071      3       23,551      (16,544)    44,106
Stock options and warrants
  exercised...............      --        --       --        --     100,222     --          192           --        192
Net income................      --        --       --        --          --     --           --        7,189      7,189
                            ------   -------   ------   -------   ---------     --      -------     --------    -------
BALANCE AT JUNE 30,
  2000....................  25,000    23,923   27,953    13,173   2,979,293      3       23,743       (9,355)    51,487
Stock options and warrants
  exercised...............      --        --       --        --      32,375     --          183           --        183
Adjustment for fractional
  shares on MHC and IHC
  exchange................      --        --       --        --         (12)    --           --           --         --
Net income................      --        --       --        --          --     --           --       13,801     13,801
                            ------   -------   ------   -------   ---------     --      -------     --------    -------
BALANCE AT JUNE 30,
  2001....................  25,000   $23,923   27,953   $13,173   3,011,656     $3      $23,926     $  4,446    $65,471
                            ======   =======   ======   =======   =========     ==      =======     ========    =======

  The accompanying notes are an integral part of these consolidated financial statements.

                 INSIGHT HEALTH SERVICES CORP. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                FOR THE YEARS ENDED JUNE 30, 2001, 2000 AND 1999
                             (AMOUNTS IN THOUSANDS)

                                                               2001       2000       1999
                                                              -------   --------   --------
OPERATING ACTIVITIES:
  Net income................................................  $13,801   $  7,189   $  6,112
  Adjustments to reconcile net income to net cash provided
     by operating activities:
     Depreciation and amortization..........................   41,134     33,630     24,886
     Amortization of deferred gain on debt restructure......       --         --        (75)
  Cash provided by (used in) changes in operating assets and liabilities:
     Trade accounts receivables, net........................   (2,757)    (4,611)    (8,324)
     Other current assets...................................      782     (1,803)    (4,106)
     Accounts payable and other accrued expenses............   (2,278)     6,119     (7,601)
                                                              -------   --------   --------
       Net cash provided by operating activities............   50,682     40,524     10,892
                                                              -------   --------   --------
INVESTING ACTIVITIES:
  Cash acquired in acquisitions.............................       --         --        850
  Acquisition of Centers and Fixed Facilities...............       --    (25,346)   (28,046)
  Additions to property and equipment.......................  (22,911)   (23,170)   (18,440)
  Other.....................................................     (531)      (554)    (1,565)
                                                              -------   --------   --------
       Net cash used in investing activities................  (23,442)   (49,070)   (47,201)
                                                              -------   --------   --------
FINANCING ACTIVITIES:
  Proceeds from stock options and warrants exercised........      183        192        115
  Proceeds from issuance of common stock....................       --         --         21
  Principal payments of debt and capital lease
     obligations............................................  (31,759)   (25,468)   (17,495)
  Proceeds from issuance of debt............................       --     45,200     23,820
  Other.....................................................      457      1,461       (598)
                                                              -------   --------   --------
       Net cash provided by (used in) financing
          activities........................................  (31,119)    21,385      5,863
                                                              -------   --------   --------
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS:...........   (3,879)    12,839    (30,446)
  Cash, beginning of year...................................   27,133     14,294     44,740
                                                              -------   --------   --------
  Cash, end of year.........................................  $23,254   $ 27,133   $ 14,294
                                                              =======   ========   ========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Interest paid.............................................  $22,947   $ 18,086   $ 14,923
  Income taxes paid.........................................    2,582        452         71
  Equipment additions under capital leases..................   11,780     55,290      1,507

  The accompanying notes are an integral part of these consolidated financial statements.

                 INSIGHT HEALTH SERVICES CORP. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 JUNE 30, 2001

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  a.  Nature of Business

     InSight Health Services Corp. (Company) was incorporated in Delaware in February 1996. The Company's predecessors, InSight Health Corp. (formerly American Health Services Corp.) (IHC), and Maxum Health Corp. (MHC), became wholly owned subsidiaries of the Company on June 26, 1996, pursuant to an Agreement and Plan of Merger among the Company, IHC and MHC (the Merger).

     The Company provides diagnostic imaging, treatment and related management services in 28 states throughout the United States. The Company has two reportable segments: Eastern Division and Western Division. The Company's services are provided through a network of 82 mobile magnetic resonance imaging
(MRI) facilities, four mobile lithotripsy facilities, four mobile positron emission tomography (PET) facilities (collectively Mobile Facilities), 35 fixed-site MRI facilities (Fixed Facilities), 27 multi-modality imaging centers (Centers), one Leksell Stereotactic Gamma Knife treatment center, one PET Fixed Facility, and one radiation oncology center. An additional radiation oncology center is operated by the Company as part of one of its Centers. The Company has a substantial presence in California, Texas, New England, the Carolinas, Florida and the Midwest (Indiana and Ohio).

     At its Centers, the Company typically offers other services in addition to MRI, including computed tomography (CT), diagnostic and fluoroscopic x-ray, mammography, diagnostic ultrasound, nuclear medicine, bone densitometry, nuclear cardiology, and cardiovascular services.

  b.  Consolidated Financial Statements

     The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. The Company's investment interests in partnerships or limited liability companies (Partnerships) are accounted for under the equity method of accounting for ownership of 50 percent or less when the Company does not exercise significant control over the operations of the Partnership and does not have primary responsibility for the Partnership's long-term debt. The Company's investment interests in Partnerships are consolidated for ownership of 50 percent or greater owned entities when the Company exercises significant control over the operations and is primarily responsible for the associated long-term debt (Note 12).

     Significant intercompany balances have been eliminated in consolidation.

  c.  Use of Estimates

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

  d.  Revenue Recognition

     Revenues from contract services (primarily Mobile Facilities) and from patient services (primarily Fixed Facilities and Centers) are recognized when services are provided. Patient services revenues are presented net of related contractual adjustments. Equipment rental revenues, management fees and other revenues are recognized over the applicable contract period. Revenues collected in advance are recorded as unearned revenue.

                 INSIGHT HEALTH SERVICES CORP. AND SUBSIDIARIES

  e.  Cash Equivalents

     Cash equivalents are generally composed of liquid investments with original maturities of three months or less, such as certificates of deposit and commercial paper.

  f.  Property and Equipment

     Property and equipment are depreciated and amortized on the straight-line method using the following estimated useful lives:

Vehicles.................................  3 to 8 years
Buildings................................  7 to 20 years
Leasehold improvements...................  Lesser of the useful life or term of lease
Computer and office equipment............  3 to 5 years
Diagnostic and related equipment.........  5 to 8 years
Equipment and vehicles under capital       Lesser of the useful life or term of
  leases.................................  lease

     The Company capitalizes expenditures for improvements and major renewals. Maintenance, repairs and minor replacements are charged to operations as incurred. When assets are sold or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is included in the results of operations.

  g.  Intangible Assets

     The Company has classified as goodwill the cost in excess of fair value of the net assets acquired in purchase transactions. Intangible assets are amortized on the straight-line basis over the following periods:

Goodwill....................................................  5 to 20 years
Other.......................................................  3 to 7 years

     The Company assesses the ongoing recoverability of its intangible assets (including goodwill) by determining whether the intangible asset balance can be recovered over the remaining amortization period through projected undiscounted future cash flows. If projected future cash flows indicate that the unamortized intangible asset balances will not be recovered, an adjustment is made to reduce the net intangible asset to an amount consistent with projected future cash flows discounted at the Company's incremental borrowing rate. Cash flow projections, although subject to a degree of uncertainty, are based on trends of historical performance and management's estimate of future performance, giving consideration to existing and anticipated competitive and economic conditions.

  h.  Income Taxes

     The Company accounts for income taxes using the asset and liability method. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using the enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is recognized if, based on the weight of available evidence, it is more likely than not that some portion or all of the deferred tax asset will not be realized.

                 INSIGHT HEALTH SERVICES CORP. AND SUBSIDIARIES

  i.  Income Per Common and Preferred Share

     The Company reports basic and diluted earnings per share (EPS) for common and preferred stock (Note 13). Basic EPS is computed by dividing reported earnings by weighted average common and preferred shares outstanding. Diluted EPS is computed by adding to the weighted average common and preferred shares the dilutive effect of stock options and warrants.

  j.  Fair Value of Financial Instruments

     The fair value of financial instruments is estimated using available market information and other valuation methodologies. The fair value of the Company's financial instruments is estimated to approximate the related book value, unless otherwise indicated.

  k.  New Pronouncements

     In the first quarter of fiscal 2001, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 133, "Accounting for Derivative Instruments and Hedging Activities" as amended by SFAS No. 137 and SFAS No. 138 (collectively, SFAS 133). SFAS 133 requires that entities recognize all derivatives as either assets or liabilities in the balance sheet and measure those instruments at fair value. Under SFAS 133 an entity may designate a derivative as a hedge of exposure to either changes in: (i) fair value of a recognized asset or liability or firm commitment, (ii) cash flows of a recognized or forecasted transaction, or (iii) foreign currencies of a net investment in foreign operations, firm commitments, available-for-sale securities or a forecasted transaction. Depending upon the effectiveness of the hedge and/or the transaction being hedged, any change in the fair value of the derivative instrument is either recognized in earnings in the current year, deferred to future periods, or recognized in other comprehensive income. Changes in the fair value of all derivative instruments not recognized as hedge accounting are recognized in current year earnings. The adoption of SFAS 133 on July 1, 2000 did not have a material impact on the Company's financial condition and results of operations.

     In fiscal 1998, the Company entered into an interest rate swap with a notional amount of $40 million for the purpose of fixing the interest rate of a corresponding amount of $40 million of floating rate debt. This swap had a three year term and was extendable for an additional three years at the option of the bank. Under SFAS 133, extendable swaps do not meet the criteria for hedge accounting and changes in fair value are recognized currently in earnings. During the year ended June 30, 2001, the Company recorded additional interest expense of approximately $0.7 million due to changes in the fair value of the swap. In March 2001, the swap was extended for an additional three years by the bank and the Company expects the swap to qualify for hedge accounting through its maturity.

     In December 1999, the SEC staff released Staff Accounting Bulletin (SAB) No. 101, "Revenue Recognition," to provide guidance on the recognition, presentation and disclosure of revenue in financial statements. SAB 101 explains the SEC staff's general framework for revenue recognition, stating that certain criteria need to be met in order to recognize revenue. The adoption of SAB 101 did not have a material impact on the Company's financial condition and results of operations.

     In March 2000, the Financial Accounting Standards Board (FASB) issued FASB Interpretation No. 44, "Accounting for Certain Transactions Involving Stock Compensation" (FIN 44). FIN 44 provides guidance for issues arising in applying APB Opinion No. 25, "Accounting for Stock Issued to Employees." FIN 44 applies specifically to new awards, exchanges of awards in a business combination, modifications to outstanding awards and changes in grantee status that occur on or after July 1, 2001, except for the provisions related to repricings and the definition of an employee which apply to awards issued after December 15, 1998. The requirements of FIN 44 did not have a material impact on the Company's financial condition and results of operations.

                 INSIGHT HEALTH SERVICES CORP. AND SUBSIDIARIES

     In June 2001, the FASB issued SFAS No. 141, "Business Combinations." SFAS 141 addresses financial accounting and reporting for business combinations and supersedes APB Opinion No. 16, "Business Combinations," and FASB Statement No. 38, "Accounting for Preacquisition Contingencies of Purchased Enterprises." All business combinations in the scope of SFAS 141 are to be accounted for using the purchase method of accounting. The Company will adopt SFAS 141 for all business combinations initiated after June 30, 2001.

     Also in June 2001, the FASB issued SFAS No. 142, "Goodwill and Other Intangible Assets." SFAS 142 addresses financial accounting and reporting for acquired goodwill and other intangible assets and supersedes APB Opinion No. 17, "Intangible Assets." SFAS 142 addresses, among other things, how goodwill and other intangible assets should be accounted for after they have been initially recognized in the financial statements. Goodwill would no longer be amortized but would be assessed at least annually for impairment using a fair value methodology. The Company will adopt SFAS 142 for all goodwill and other intangible assets acquired after June 30, 2001 and for all existing goodwill and other intangible assets beginning July 1, 2001. The Company expects that upon adoption of SFAS 142 on July 1, 2001 it will cease recording annual goodwill amortization of approximately $5.4 million. For the year ending June 30, 2002, SFAS 142 also changes the methodology and potential timing of impairment charges; however, the effect of these charges (if any) cannot be determined at this time. Under the transition arrangements of SFAS 142, the Company is required to complete a preliminary evaluation of impairment charges by December 31, 2001 and recognize the effects of any impairment charges prior to June 30, 2002. Such amounts would be recorded as a cumulative effect of a change in accounting principle, effective in the first quarter of fiscal 2002.

     Also in June 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations." SFAS 143 addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. It applies to legal obligations associated with the retirement of long-lived assets that result from the acquisition, construction, development and/or the normal operation of a long-lived asset, except for certain obligations of lessees. SFAS 143 requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. The associated asset retirement costs are capitalized as part of the carrying amount of the long-lived asset. SFAS 143 is effective for financial statements issued for fiscal years beginning after June 15, 2002 (with earlier application being encouraged). The Company does not expect the adoption of SFAS 143 to have a material impact on the Company's financial condition and results of operations.

  l.  Reclassifications

     Reclassifications have been made to certain 2000 and 1999 amounts to conform to the 2001 presentation.

2.  TRADE ACCOUNTS RECEIVABLES

     Trade accounts receivables, net are comprised of the following (amounts in thousands):

                                                                  JUNE 30,
                                                              -----------------
                                                               2001      2000
                                                              -------   -------
Trade accounts receivables..................................  $79,607   $70,907
Less: Allowances for doubtful accounts and contractual
  adjustments...............................................   26,611    22,291
  Allowances for professional fees..........................    9,641     8,018
                                                              -------   -------
Trade accounts receivables, net.............................  $43,355   $40,598
                                                              =======   =======

                 INSIGHT HEALTH SERVICES CORP. AND SUBSIDIARIES

     The allowance for doubtful accounts and contractual adjustments includes management's estimate of the amounts expected to be written off on specific accounts and for write-offs on other unidentified accounts included in accounts receivables. In estimating the write-offs and adjustments on specific accounts, management relies on a combination of in-house analysis and a review of contractual payment rates from private health insurance programs or under the federal Medicare program. In estimating the allowance for unidentified write-offs and adjustments, management relies on historical experience. The amounts the Company will ultimately realize could differ materially in the near term from the amounts assumed in arriving at the allowance for doubtful accounts and contractual adjustments in the financial statements at June 30, 2001.

     The Company reserves a contractually agreed upon percentage at several of its Centers and Fixed Facilities, averaging 20 percent of the accounts receivables balance from patients, for payments to radiologists for interpreting the results of the diagnostic imaging procedures. Payments to radiologists are only due when amounts are received. At that time, the balance is transferred from the allowance account to a professional fees payable account.

3.  PROPERTY AND EQUIPMENT

     Property and equipment, net are stated at cost and are comprised of the following (amounts in thousands):

                                                                   JUNE 30,
                                                              -------------------
                                                                2001       2000
                                                              --------   --------
Vehicles....................................................  $  2,964   $  2,426
Land, building and leasehold improvements...................    26,409     24,265
Computer and office equipment...............................    20,161     19,192
Diagnostic and related equipment............................   118,112    107,639
Equipment and vehicles under capital leases.................    68,573     57,752
                                                              --------   --------
                                                               236,219    211,274
Less: Accumulated depreciation and amortization.............    87,964     62,805
                                                              --------   --------
Property and equipment, net.................................  $148,255   $148,469
                                                              ========   ========

4.  INTANGIBLE ASSETS

     Intangible assets consist of the following (amounts in thousands):

                                                                   JUNE 30,
                                                              -------------------
                                                                2001       2000
                                                              --------   --------
Intangible assets...........................................  $107,208   $108,014
Less: Accumulated amortization..............................    18,006     14,084
                                                              --------   --------
Intangible assets, net......................................  $ 89,202   $ 93,930
                                                              ========   ========
Net intangible assets:
Goodwill....................................................  $ 87,933   $ 92,980
Other.......................................................     1,269        950
                                                              --------   --------
                                                              $ 89,202   $ 93,930
                                                              ========   ========

     Amortization of intangible assets was approximately $6.2 million, $5.3 million, and $4.7 million for the years ended June 30, 2001, 2000 and 1999, respectively.

                 INSIGHT HEALTH SERVICES CORP. AND SUBSIDIARIES

     In 1999, the Company completed two acquisitions as follows: a 70% interest in a partnership which owns four Centers and two Fixed Facilities in Buffalo, New York; and a 100% interest in three Centers and two Fixed Facilities in Phoenix, Arizona. The aggregate purchase price for these two acquisitions was approximately $17.4 million.

     In 2000, the Company completed two acquisitions as follows: two Fixed Facilities in Indianapolis and Clarksville, Indiana, respectively; and a 90% interest in a partnership which owns a Center in Wilkes-Barre, Pennsylvania. The aggregate purchase price for these two acquisitions was approximately $24.5 million.

5.  ACCOUNTS PAYABLE AND OTHER ACCRUED EXPENSES

     Accounts payable and other accrued expenses are comprised of the following (amounts in thousands):

                                                                  JUNE 30,
                                                              -----------------
                                                               2001      2000
                                                              -------   -------
Accounts payable............................................  $ 2,202   $   133
Accrued equipment related costs.............................    3,030     8,526
Accrued payroll and related costs...........................    7,351     4,519
Other accrued expenses......................................   11,752    13,435
                                                              -------   -------
                                                              $24,335   $26,613
                                                              =======   =======

6.  EQUIPMENT AND OTHER NOTES PAYABLE

     Equipment and other notes payable are comprised of the following (amounts in thousands):

                                                                   JUNE 30,
                                                              -------------------
                                                                2001       2000
                                                              --------   --------
Notes payable to bank (Bank Financing), bearing interest at
  LIBOR plus 1.75 percent (5.46 and 6.78 percent at June 30,
  2001 and 2000), principal and interest payable quarterly,
  maturing in June 2004. The notes are secured by
  substantially all of the Company's assets.................  $ 70,663   $ 89,055
Notes payable to General Electric Company (GE), bearing
  interest at rates which range from 8.60 percent to 8.75
  percent, maturing at various dates through May 2005. The
  notes are primarily secured by certain buildings and
  diagnostic equipment......................................     1,234      1,587
Unsecured senior subordinated notes payable (Existing
  Notes), bearing interest at 9.625 percent, interest
  payable semi-annually, principal due in June 2008. At June
  30, 2001, the fair value of the Existing Notes was
  approximately $99.5 million...............................   100,000    100,000
Other notes payable.........................................        58        550
                                                              --------   --------
Total equipment and other notes payable.....................   171,955    191,192
Less: Current portion.......................................    21,259     18,813
                                                              --------   --------
Long-term equipment and other notes payable.................  $150,696   $172,379
                                                              ========   ========

                 INSIGHT HEALTH SERVICES CORP. AND SUBSIDIARIES

     Scheduled maturities of equipment and other notes payable at June 30, 2001, are as follows (amounts in thousands):

2002........................................................  $ 21,259
2003........................................................    24,132
2004........................................................    26,379
2005........................................................       185
2006........................................................        --
Thereafter..................................................   100,000
                                                              --------
                                                              $171,955
                                                              ========

     As part of the Bank Financing, the Company has a $25 million revolving working capital facility, which expires in June 2003. There were no borrowings under the working capital facility as of June 30, 2001. The Company is also required to pay an unused facility fee of 0.375% on unborrowed amounts under the working capital facility.

     The credit agreement related to the Bank Financing and the indenture related to the Existing Notes contain limitations on additional borrowings, capital expenditures, dividend payments and certain financial covenants. As of June 30, 2001, the Company was in compliance with these covenants.

     During 1998, the Company entered into an interest rate swap agreement with a bank to hedge against the effects of increases in the interest rates associated with the Company's floating rate debt. The swap agreement initially had a notional amount of $40.0 million and was extended in 2001 for an additional three years and expires in 2004. At June 30, 2001, the estimated fair market value of the interest rate swap, and the effective fixed interest rate due on the remaining notional amount is as follows (amounts in thousands):

NOTIONAL                                                   EFFECTIVE MAXIMUM   FAIR MARKET
AMOUNT                                                       INTEREST RATE        VALUE
--------                                                   -----------------   -----------
$36,250..................................................        7.47%            $(669)

                 INSIGHT HEALTH SERVICES CORP. AND SUBSIDIARIES

7.  LEASE OBLIGATIONS, COMMITMENTS AND CONTINGENCIES

     The Company leases diagnostic equipment, certain other equipment and its office, imaging and treatment facilities under various capital and operating leases. Future minimum scheduled rental payments required under these noncancelable leases at June 30, 2001 are as follows (amounts in thousands):

                                                              CAPITAL   OPERATING
                                                              -------   ---------
2002........................................................  $17,182    $12,342
2003........................................................   16,892     10,857
2004........................................................   15,294      8,220
2005........................................................   11,756      6,806
2006........................................................    6,532      5,629
Thereafter..................................................      229      9,929
                                                              -------    -------
Total minimum lease payments................................   67,885    $53,783
                                                              =======    =======
Less: Amounts representing interest.........................   11,587
                                                              -------
Present value of capital lease obligations..................   56,298
Less: Current portion.......................................   12,603
                                                              -------
Long-term capital lease obligations.........................  $43,695
                                                              =======

     As of June 30, 2001, certain equipment leased by the Company is subject to contingent rental adjustments dependent on certain operational factors. No contingent rental expense was paid for the years ended June 30, 2001, 2000 and 1999. Rental expense for diagnostic equipment and other equipment for the years ended June 30, 2001, 2000 and 1999 was $7.9 million, $13.6 million and $18.5 million, respectively.

     The Company occupies facilities under lease agreements expiring through June 2007. Rental expense for these facilities for the years ended June 30, 2001, 2000 and 1999 was $5.4 million, $5.1 million, and $3.7 million, respectively.

     The Company is engaged from time to time in the defense of lawsuits arising out of the ordinary course and conduct of its business and has insurance policies covering such potential insurable losses where such coverage is cost-effective. Management believes that the outcome of any such lawsuits will not have a material adverse impact on the Company's business, financial condition and results of operations.

8.  CAPITAL STOCK

     Preferred Stock: In 1998, the Company consummated a recapitalization (Recapitalization) pursuant to which (a) certain investors affiliated with TC Group, LLC and its affiliates (collectively, Carlyle), a private merchant bank headquartered in Washington, D.C., made a cash investment of $25 million in the Company and received therefor (i) 25,000 shares of newly issued convertible preferred stock, Series B of the Company, par value $0.001 per share (Series B Preferred Stock), initially convertible, at the option of the holders thereof, in the aggregate into 2,985,075 shares of common stock, and (ii) warrants (Carlyle Warrants) to purchase up to 250,000 shares of common stock at an exercise price of $10.00 per share; and (b) GE (i) surrendered its rights previously granted in connection with the Merger and debt restructuring arrangement to receive supplemental service fee payments equal to 14% of pretax income in exchange for (A) the issuance of 7,000 shares of newly issued convertible preferred stock, Series C of the Company, par value $0.001 per share (Series C Preferred Stock), initially convertible, at the option of GE, in the aggregate into 835,821 shares of common stock, and (B) warrants (GE Warrants) to purchase up to 250,000 shares of common stock at an exercise price of $10.00 per share and (ii) exchanged all of its

                 INSIGHT HEALTH SERVICES CORP. AND SUBSIDIARIES convertible preferred stock, Series A of the Company, for an additional 20,953 shares of Series C Preferred Stock, initially convertible, at the option of GE, in the aggregate into 2,501,760 shares of common stock.

     The terms of the Series B Preferred Stock and the Series C Preferred Stock (collectively, Preferred Stock) are substantially the same. The Preferred Stock has a liquidation preference of $1,000 per share. It will participate in any dividends paid with respect to the common stock. There is no mandatory or optional redemption provision for the Preferred Stock. The Preferred Stock is convertible into an aggregate of 6,322,656 shares of common stock. For so long as Carlyle and its affiliates own at least 33% of the Series B Preferred Stock or GE and its affiliates own at least 33% of the Series C Preferred Stock, respectively, the approval of at least 67% of the holders of such series of Preferred Stock is required before the Company may take certain actions including, but not limited to, amending its certificate of incorporation or bylaws, changing the number of directors or the manner in which directors are selected, incurring indebtedness in excess of $15 million in any fiscal year, issuing certain equity securities below the then current market price or the then applicable conversion price, acquiring equity interests or assets of entities for consideration equal to or greater than $15 million, and engaging in mergers for consideration equal to or greater than $15 million. The Preferred Stock will vote with the common stock on an as-if-converted basis on all matters except the election of directors, subject to an aggregate maximum Preferred Stock percentage of 37% of all votes entitled to be cast on such matters. Assuming the conversion of all of the Series B Preferred Stock into common stock and the exercise of all of the Carlyle Warrants, Carlyle would own approximately 33% of the then outstanding common stock of the Company. Assuming the conversion of all of the Series C Preferred Stock and the exercise of the GE Warrants, GE would own approximately 37% of the then outstanding common stock of the Company (Note 17).

     All of the Series B Preferred Stock and the Series C Preferred Stock may be converted into a newly created convertible preferred stock, Series D of the Company, par value $0.001 per share (Series D Preferred Stock). The Series D Preferred Stock allows the number of directors to be automatically increased to a number which would permit each of Carlyle and GE, by filling the newly created vacancies, to achieve representation on the Company's board of directors (Board) proportionate to their respective common stock ownership percentages on an as-if-converted basis but would limit such representation to less than two thirds of the Board for a certain period of time. The Series D Preferred Stock has a liquidation preference of $0.001 per share but no mandatory or optional redemption provision. It will participate in any dividends paid with respect to the common stock and is convertible into 6,323,660 shares of common stock.

     Holders of the Preferred Stock also have a right of first offer with respect to future sales of common stock in certain transactions or proposed transactions not involving a public offering by the Company of its common stock or securities convertible into common stock. Holders of the Preferred Stock are also entitled to certain demand and "piggyback" registration rights.

     Warrants: The Company does not have a formal warrant plan. The Board authorizes the issuance of warrants at its discretion. The Board has generally granted warrants in connection with financing transactions. The number of warrants issued and related terms are determined by the Board. All warrants have been issued with an exercise price of at least the fair market value of its common stock on the issuance date. There were no warrants granted or exercised for the year ended June 30, 1999. A summary

                 INSIGHT HEALTH SERVICES CORP. AND SUBSIDIARIES of the status of the Company's warrants at June 30, 2001, 2000 and 1999 and changes during the years is presented below:

                                                                           WEIGHTED
                                                                           AVERAGE
                                                              SHARES    EXERCISE PRICE
                                                              -------   --------------
Outstanding, June 30, 1999..................................  662,183       $9.00
  Granted...................................................   15,000        6.00
  Exercised.................................................  (35,000)       5.50
                                                              -------       -----
Outstanding, June 30, 2000..................................  642,183        9.12
  Granted...................................................   15,000        7.96
  Exercised.................................................  (15,000)       5.50
                                                              -------       -----
Outstanding, June 30, 2001..................................  642,183       $9.17
                                                              =======       =====

     Of the 642,183 warrants outstanding at June 30, 2001, the characteristics are as follows:

EXERCISE PRICE  WEIGHTED AVERAGE    WARRANTS     TOTAL WARRANTS      REMAINING
    RANGE        EXERCISE PRICE    EXERCISABLE    OUTSTANDING     CONTRACTUAL LIFE
--------------  ----------------   -----------   --------------   ----------------
$4.56 - $ 6.00       $4.92            82,183         82,183          3.68 years
$7.25 - $10.00       $9.80           554,584        560,000          5.69 years
                                     -------        -------
                                     636,767        642,183
                                     =======        =======

     Stock Options: The Company has five stock option plans, which provide for the granting of incentive and nonstatutory stock options to key employees and non-employee directors. Incentive stock options must have an exercise price of at least the fair market value of its common stock on the grant date. Options become vested cumulatively over various periods up to seven years from the grant date, are exercisable in whole or in installments, and expire ten years from the grant date. In addition, two wholly owned subsidiaries of the Company have two stock option plans, which provided for the granting of incentive or nonstatutory stock options to key employees and non-employee directors. No shares are available for future grants under these plans.

                 INSIGHT HEALTH SERVICES CORP. AND SUBSIDIARIES

     As of June 30, 2001, the Company has 287,308 shares available for issuance under its plans. A summary of the status of the Company's stock option plans at June 30, 2001, 2000 and 1999 and changes during the years is presented below:

                                                                             WEIGHTED
                                                                             AVERAGE
                                                               SHARES     EXERCISE PRICE
                                                              ---------   --------------
Outstanding, June 30, 1998..................................  1,483,378       $ 7.15
  Granted...................................................    265,000         8.46
  Exercised.................................................    (59,800)        1.92
  Forfeited.................................................   (136,500)        7.28
                                                              ---------       ------
Outstanding, June 30, 1999..................................  1,552,078         7.56
  Granted...................................................    190,000         8.15
  Exercised.................................................    (92,970)        2.07
  Forfeited.................................................   (340,368)        8.08
                                                              ---------       ------
Outstanding, June 30, 2000..................................  1,308,740         7.90
  Granted...................................................    370,000         8.71
  Exercised.................................................    (17,375)        5.79
  Forfeited.................................................   (105,667)       11.33
                                                              ---------       ------
Outstanding, June 30, 2001..................................  1,555,698       $ 7.88
                                                              =========       ======
Exercisable at:
  June 30, 1999.............................................    558,838       $ 6.12
  June 30, 2000.............................................    751,887       $ 7.61
  June 30, 2001.............................................    867,239       $ 7.41

     All unvested options and warrants will become fully vested upon consummation of the proposed acquisition (Note 17). Of the 1,555,698 options outstanding at June 30, 2001, the characteristics are as follows:

EXERCISE PRICE   WEIGHTED AVERAGE     OPTIONS     TOTAL OPTIONS      REMAINING
     RANGE        EXERCISE PRICE    EXERCISABLE    OUTSTANDING    CONTRACTUAL LIFE
---------------  ----------------   -----------   -------------   ----------------
$ 0.10 - $ 1.25       $ 0.59           98,670          98,670        2.98 years
$ 4.56 - $ 7.00       $ 5.58          320,708         343,000        6.49 years
$ 8.37 - $12.57       $ 8.98          423,173       1,074,340        8.21 years
$15.64 - $17.25       $16.33           24,688          39,688        3.49 years
                                      -------       ---------
                                      867,239       1,555,698
                                      =======       =========

     As permitted under SFAS No. 123, "Accounting for Stock Based Compensation", the Company accounts for the options and warrants issued to employees and non-employee directors in accordance with APB Opinion No. 25, and no compensation cost has been recognized in the financial statements. SFAS 123 requires that the Company present pro forma disclosures of net income as if the Company had recognized compensation expense equal to the fair value of options granted, as determined at the date of

                 INSIGHT HEALTH SERVICES CORP. AND SUBSIDIARIES grant. The Company's net income and earnings per share would have reflected the following pro forma amounts (amounts in thousands, except per share data):

                                                               YEARS ENDED JUNE 30,
                                                             -------------------------
                                                              2001      2000     1999
                                                             -------   ------   ------
Net income:   As Reported..................................  $13,801   $7,189   $6,112
              Pro Forma....................................   12,458    5,469    4,446
Diluted EPS:  As Reported..................................     1.42     0.76     0.65
              Pro Forma....................................     1.28     0.58     0.47

     The fair value of each option grant and warrant issued is estimated on the date of grant or issuance using the Black-Scholes pricing model with the following assumptions used for the grants and issuances in the fiscal years ended June 30, 2001, 2000 and 1999, respectively:

                                                            YEARS ENDED JUNE 30,
                                                    ------------------------------------
ASSUMPTION                                             2001         2000         1999
----------                                          ----------   ----------   ----------
Risk-free interest rate...........................        5.87%        6.22%        5.08%
Volatility........................................       71.27%       71.23%       64.90%
Expected dividend yield...........................        0.00%        0.00%        0.00%
Estimated contractual life........................  9.19 years   9.38 years   9.35 years

9.  PROVISION FOR REORGANIZATION AND OTHER COSTS

     In 1999, the Company recorded a one-time provision for reorganization and other costs of $3.3 million, consisting of the following: The Company realigned its corporate and regional organization to improve financial performance and operating efficiencies and recorded a provision with respect to the related employee severances and office closing costs of approximately $1.8 million. Additionally, in connection with its business strategy, the Company evaluated a number of potential acquisitions in the last six months of fiscal 1999 which it did not complete. The Company recorded a provision of approximately $0.7 million for legal, accounting and consulting costs associated with certain potential acquisitions that the Company determined were no longer consistent with its strategic objectives. Finally, the Company reevaluated its information systems in light of organizational changes and developed a new strategic plan to modify and reimplement its proprietary radiology information system. Accordingly, the Company recorded a provision with respect to related software and other capitalized costs of approximately $0.8 million.

10.  INCOME TAXES

     The provision (benefit) for income taxes for the years ended June 30, 2001, 2000 and 1999 was computed using effective tax rates calculated as follows:

                                                               YEARS ENDED JUNE 30,
                                                              ----------------------
                                                              2001    2000     1999
                                                              -----   -----   ------
Federal statutory tax rate..................................   34.0%   34.0%    34.0%
State income taxes, net of federal benefit..................    6.0     6.0      6.0
Permanent items, including goodwill and non-deductible
  merger costs..............................................    5.0     3.7     12.3
Changes in valuation allowance..............................  (29.1)  (30.1)  (161.5)
                                                              -----   -----   ------
Net effective tax rate......................................   15.9%   13.6%  (109.2)%
                                                              =====   =====   ======

     The provision (benefit) for income taxes includes income taxes currently payable and those deferred because of temporary differences between the financial statements and tax bases of assets and liabilities.

                 INSIGHT HEALTH SERVICES CORP. AND SUBSIDIARIES

The provision (benefit) for income taxes for the years ended June 30, 2001, 2000 and 1999 consisted of the following (amounts in thousands):

                                                              YEARS ENDED JUNE 30,
                                                           --------------------------
                                                            2001     2000      1999
                                                           ------   -------   -------
Current provision:
  Federal................................................  $2,931   $   548   $    60
  State..................................................   1,173       283       100
                                                           ------   -------   -------
                                                            4,104       831       160
                                                           ------   -------   -------
Deferred taxes arising from temporary differences:
  State income taxes.....................................    (480)     (186)     (144)
  Accrued expenses (not currently deductible)............    (198)      769      (706)
  Reserves...............................................  (1,790)   (1,110)     (958)
  Depreciation and amortization..........................   7,920     1,004     1,383
  Utilization of net operating losses....................     836        75       346
  Net operating losses reduced due to prior ownership
     changes.............................................      --     5,111        --
  Changes in valuation allowance reducing goodwill.......      --       400     1,300
  Changes in valuation allowance.........................  (4,044)   (5,795)   (4,691)
  Alternative minimum tax credit carryforwards...........  (3,038)       --        --
  Other..................................................    (686)       32       120
                                                           ------   -------   -------
                                                           (1,480)      300    (3,350)
                                                           ------   -------   -------
Total provision (benefit) for income taxes...............  $2,624   $ 1,131   $(3,190)
                                                           ======   =======   =======

     The components of the Company's net deferred tax asset (including current and noncurrent portions) as of June 30, 2001 and 2000, respectively, which arise due to timing differences between financial and tax reporting and net operating loss (NOL) carryforwards are as follows (amounts in thousands):

                                                                  JUNE 30,
                                                              -----------------
                                                                2001      2000
                                                              --------   ------
Reserves....................................................  $  5,754   $3,964
Accrued expenses (not currently deductible).................     1,214    1,016
Depreciation and amortization...............................   (11,248)  (3,328)
NOL carryforwards...........................................     9,784   10,620
Valuation allowance.........................................    (3,683)  (7,727)
Alternative minimum tax credit carryforwards................     3,038       --
Other.......................................................       141     (545)
                                                              --------   ------
                                                              $  5,000   $4,000
                                                              ========   ======

     As of June 30, 2001, the Company had NOL carryforwards of approximately $29.0 million, expiring on various dates through 2019. The NOLs and related deferred tax components have been reduced to reflect limitations from prior changes in ownership. A valuation allowance is provided against the net deferred tax asset when it is more likely than not that the net deferred tax asset will not be realized. In addition, the Company has alternative minimum tax credit carryforwards of approximately $3.0 million which do not expire.

                 INSIGHT HEALTH SERVICES CORP. AND SUBSIDIARIES

11.  RETIREMENT SAVINGS PLANS

     The Company has a 401(k) profit sharing plan (Plan), which is available to all eligible employees, pursuant to which the Company may match a percentage of employee contributions to the Plan. Company contributions of approximately $0.7 million, $0.7 million and $0.6 million were made for the years ended June 30, 2001, 2000 and 1999, respectively.

12.  INVESTMENTS IN AND TRANSACTIONS WITH PARTNERSHIPS

     The Company has direct ownership in four Partnerships at June 30, 2001, two of which operate Fixed Facilities and two of which operate Centers. The Company owns between 25 percent and 44 percent of these Partnerships, serves as the managing general partner and provides certain management services under agreements expiring in 2010. These Partnerships are accounted for under the equity method since the Company does not exercise significant control over the operations of these Partnerships or does not have primary responsibility for the Partnerships' long-term debt.

     Set forth below is certain financial data of these Partnerships (amounts in thousands):

                                                                  JUNE 30,
                                                              -----------------
                                                               2001      2000
                                                              -------   -------
Combined Financial Position:
Current assets:
  Cash......................................................  $ 1,281   $ 1,098
  Trade accounts receivables, net...........................    3,250     1,840
  Other.....................................................       19       107
Property and equipment, net.................................    7,134     6,957
Intangible assets, net......................................      543       613
                                                              -------   -------
Total assets................................................   12,227    10,615
Current liabilities.........................................   (2,077)   (1,455)
Due to the Company..........................................   (1,830)   (1,194)
Long-term liabilities.......................................   (4,278)   (3,877)
                                                              -------   -------
Net assets..................................................  $ 4,042   $ 4,089
                                                              =======   =======

     Set forth below are the combined operating results of the Partnerships and the Company's equity in earnings of the Partnerships (amounts in thousands):

                                                              YEARS ENDED JUNE 30,
                                                            -------------------------
                                                             2001      2000     1999
                                                            -------   ------   ------
Operating Results:
Net revenues..............................................  $11,344   $7,493   $5,673
Expenses..................................................    9,211    5,717    4,334
                                                            -------   ------   ------
Net income................................................  $ 2,133   $1,776   $1,339
                                                            =======   ======   ======
Equity in earnings of partnerships........................  $   971   $  817   $  548
                                                            =======   ======   ======

     The Company has direct ownership in 50 percent of an additional Partnership, which operates a Center. Since the Company controls the operations and is primarily responsible for the associated long-term debt, the Partnership has been included in the Company's consolidated financial statements. Set forth

                 INSIGHT HEALTH SERVICES CORP. AND SUBSIDIARIES below is the summarized financial data of the Company's 50 percent controlled entity which is consolidated (amounts in thousands):

                                                                 JUNE 30,
                                                              ---------------
                                                               2001     2000
                                                              ------   ------
Condensed Combined Balance Sheet Data:
  Current assets............................................  $1,622   $1,490
  Total assets..............................................   1,844    1,706
  Current liabilities.......................................     426      623
  Minority interest equity..................................     608      441

                                                               YEARS ENDED JUNE 30,
                                                             ------------------------
                                                              2001     2000     1999
                                                             ------   ------   ------
Condensed Combined Statement of Income Data:
  Net revenues.............................................  $5,844   $5,484   $5,551
  Expenses.................................................   3,740    3,702    3,973
  Provision for center profit distribution.................   1,052      891      789
                                                             ------   ------   ------
  Net income...............................................  $1,052   $  891   $  789
                                                             ======   ======   ======

13.  INCOME PER COMMON AND PREFERRED SHARE

     The number of shares used in computing EPS is equal to the weighted average number of common and preferred shares outstanding during the respective period. The preferred stock has certain rights, including conversion into common stock on a one-to-one basis, voting rights, no stated dividend rate and participates in any dividends paid with respect to the common stock. Accordingly, the preferred stock is included in the computation of basic EPS only if the effect on EPS is dilutive as required by SFAS No. 128, "Earnings per Share" and Emerging Issues Task Force Topic D-95. The Company uses the as-if converted method in computing EPS. There were no adjustments to net income (the numerator) for purposes of computing EPS.

     A reconciliation of basic and diluted share computations is as follows (amounts in thousands):

                                                              YEARS ENDED JUNE 30,
                                                              ---------------------
                                                              2001    2000    1999
                                                              -----   -----   -----
Average common stock outstanding............................  2,998   2,935   2,835
Effect of preferred stock...................................  6,323   6,323   6,323
                                                              -----   -----   -----
Denominator for basic EPS...................................  9,321   9,258   9,158
Dilutive effect of stock options and warrants...............    398     140     218
                                                              -----   -----   -----
                                                              9,719   9,398   9,376
                                                              =====   =====   =====

14.  RELATED PARTY TRANSACTIONS

     The Company has purchased a majority of its diagnostic imaging equipment from GE. At June 30, 2001, the Company had outstanding notes payable and capital lease obligations to GE totaling approximately $1.2 million and $56.3 million, respectively. In addition, at June 30, 2001 the Company's future operating lease obligations to GE were approximately $28.3 million. GE also provides maintenance services with respect to the Company's diagnostic imaging equipment, totaling approximately $9.9 million for the year ended June 30, 2001.

                 INSIGHT HEALTH SERVICES CORP. AND SUBSIDIARIES

     The Company paid $120,000 to Shattuck Hammond Partners, an investment banking firm in which a director of the Company is a managing director, for general strategic advisory and investment banking services during the year ended June 30, 2001. Additionally, the Company paid $85,000 to the chairman of the board for acquisition and financing activities during the year ended June 30, 2001.

15.  SEGMENT INFORMATION

     The Company has two reportable segments: Western Division and Eastern Division. The Company's reportable segments are geographical business units defined by management's division of responsibility between two executive vice presidents -- operations, who are responsible for the Western and Eastern Divisions and who report directly to the Company's chief operating decision maker. Each segment owns and operates Centers, Fixed and Mobile Facilities within their respective geographic areas. The accounting policies of the segments are the same as those described in the "Summary of Significant Accounting Policies" except that the Company does not allocate income taxes to the two Divisions. The Company manages cash flows and assets on a consolidated basis, and not by segment, and does not allocate or report assets and capital expenditures by segment. Information for the fiscal year ended June 30, 2000 and 1999 has been recast, as required by SFAS 131, "Disclosures About Segments of an Enterprise and Related Information."

     The following tables summarize the operating results by segment for fiscal 2001, 2000 and 1999 (amounts in thousands):

                                            EASTERN    WESTERN    OTHER     CONSOLIDATED
                                            --------   -------   --------   ------------
YEAR ENDED JUNE 30, 2001:
Contract services revenues................  $ 89,615   $ 6,266   $  7,540     $103,421
Patient services revenues.................    39,390    66,776      1,302      107,468
Other revenues............................       321        70        223          614
                                            --------   -------   --------     --------
  Total revenues..........................   129,326    73,112      9,065      211,503
Depreciation and amortization.............    25,021     9,234      6,879       41,134
Total costs of operations.................    93,896    54,299     13,677      161,872
Equity in earnings of unconsolidated
  partnerships............................       973        (2)        --          971
Operating income..........................    36,403    18,811    (15,395)      39,819
Interest expense, net.....................    14,206     3,774      5,414       23,394
Income before income taxes................    22,197    15,037    (20,809)      16,425

                                            EASTERN    WESTERN    OTHER     CONSOLIDATED
                                            --------   -------   --------   ------------
YEAR ENDED JUNE 30, 2000:
Contract services revenues................  $ 80,847   $ 7,063   $ 12,225     $100,135
Patient services revenues.................    26,953    58,660      1,225       86,838
Other revenues............................       562       652        387        1,601
                                            --------   -------   --------     --------
  Total revenues..........................   108,362    66,375     13,837      188,574
Depreciation and amortization.............    20,668     8,191      4,771       33,630
Total costs of operations.................    80,980    52,420     18,029      151,429
Equity in earnings of unconsolidated
  partnerships............................       813         4         --          817
Operating income..........................    28,195    13,959    (15,138)      27,016
Interest expense, net.....................    11,261     3,533      3,902       18,696
Income before income taxes................    16,934    10,426    (19,040)       8,320

                 INSIGHT HEALTH SERVICES CORP. AND SUBSIDIARIES

                                            EASTERN    WESTERN    OTHER     CONSOLIDATED
                                            --------   -------   --------   ------------
YEAR ENDED JUNE 30, 1999:
Contract services revenues................  $ 66,205   $ 6,713   $ 12,573     $ 85,491
Patient services revenues.................    24,323    47,995      1,247       73,565
Other revenues............................       726     1,588        622        2,936
                                            --------   -------   --------     --------
  Total revenues..........................    91,254    56,296     14,442      161,992
Depreciation and amortization.............    15,504     6,503      2,879       24,886
Total costs of operations.................    71,885    43,618     15,840      131,343
Equity in earnings of unconsolidated
  partnerships............................       528        20         --          548
Operating income..........................    19,897    12,698    (15,173)      17,422
Interest expense, net.....................     8,904     2,488      3,108       14,500
Income before income taxes................    10,993    10,210    (18,281)       2,922

16.  RESULTS OF QUARTERLY OPERATIONS (UNAUDITED)

                                               FIRST    SECOND     THIRD    FOURTH
                                              QUARTER   QUARTER   QUARTER   QUARTER   TOTAL(1)
                                              -------   -------   -------   -------   --------
                                               (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)
2001:
Revenues....................................  $52,220   $51,794   $53,815   $53,674   $211,503
Gross profit................................   11,671    11,452    12,694    13,814     49,631
Net income..................................    2,757     2,971     3,768     4,305     13,801
Diluted income per common and preferred
  share.....................................  $  0.29   $  0.31   $  0.38   $  0.43   $   1.42
                                              =======   =======   =======   =======   ========
2000:
Revenues....................................  $46,166   $46,121   $47,690   $48,597   $188,574
Gross profit................................    8,070     8,627     9,955    10,493     37,145
Net income..................................    1,320     1,322     1,990     2,557      7,189
Diluted income per common and preferred
  share.....................................  $  0.14   $  0.14   $  0.21   $  0.27   $   0.76
                                              =======   =======   =======   =======   ========

---------------

(1) Some amounts do not add across due to differences generated from the quarterly and annual weighted average shares calculations.

17.  PROPOSED ACQUISITION AND RELATED FINANCING TRANSACTIONS

     On June 29, 2001, the Company entered into an agreement and plan of merger (Merger Agreement) with InSight Health Services Holdings Corp. (InSight Holdings) and its wholly owned subsidiary InSight Health Services Acquisition Corp. (formerly JWCH Merger Corp.) (Acquisition Corp.). Pursuant to the Merger Agreement, Acquisition Corp. will merge with and into the Company and the Company will become a wholly owned subsidiary of InSight Holdings (Acquisition). At the consummation of the Acquisition, J.W. Childs Equity Partners II and certain of its affiliates and co-investors will own approximately 80% of the outstanding common stock of InSight Holdings and Halifax Capital Partners and certain of its affiliates will own approximately 20% of the outstanding common stock of InSight Holdings. J.W. Childs Equity Partners II and Halifax Capital Partners are collectively known as Equity Sponsors. Certain members of the Company's senior management have agreed to rollover a portion of their existing stock options into InSight Holdings' stock options at the consummation of the Acquisition. Pursuant to the Merger Agreement, the Company's stockholders will be entitled to receive $18.00 in cash for each share of the Company's common stock they own. In addition, holders of stock options and warrants which are exercisable for the Company's common stock

                 INSIGHT HEALTH SERVICES CORP. AND SUBSIDIARIES will receive the difference between $18.00 and the exercise price for each share of common stock the holder could have acquired pursuant to the terms of the options or warrants. The options and warrants will be terminated pursuant to the Merger Agreement. The Merger Agreement contains customary provisions, including representations and warranties, covenants with respect to the conduct of the business and various closing conditions, including the continued accuracy of representations and warranties, and the completion of the related financing transactions described below. The Company's stockholders, option holders and warrant holders immediately prior to the Acquisition will receive cash consideration of approximately $187.7 million as a result of the Acquisition.

     The transactions and related fees and expenses will be financed through (i) the sale of $200 million in aggregate principal amount of new senior subordinated notes due 2011; (ii) borrowings of approximately $145 million under the proposed $275 million new senior secured credit facilities; (iii) the investment by the Equity Sponsors of up to $101.5 million less the net value of the management options rollover totaling approximately $1.7 million; and (iv) a portion of the Company's cash on hand of approximately $6.6 million.

     The Company's Board and the boards of Acquisition Corp. and InSight Holdings have approved the Acquisition. A special meeting of the Company's stockholders to consider and vote upon the Acquisition will be scheduled shortly. Approval of the Acquisition requires the affirmative vote of a majority of the Company's capital stock.

     Pursuant to voting agreements entered into by InSight Holdings and Acquisition Corp. with each of GE, GE Fund and certain affiliates of The Carlyle Group, the holders of more than a majority of the Company's capital stock have agreed to convert the Preferred Stock which they currently hold into Series D Preferred Stock which they will vote in favor of the Acquisition.

     Contemporaneously with the Acquisition, Acquisition Corp. will repurchase by tender offer the Existing Notes up to their aggregate principal amount of $100 million. On August 15, 2001, Acquisition Corp. commenced a tender offer to repurchase all of the Existing Notes. 100% of the Existing Notes have been tendered. In connection with the tender offer, Acquisition Corp. has also successfully solicited the requisite consents from the holders of the Existing Notes to eliminate certain restrictive covenants and certain events of default in the indenture relating to the Existing Notes.

     If InSight Holdings, Acquisition Corp. or the Company elect to terminate the Merger Agreement due to the failure of the Company's stockholders to approve the Merger Agreement at the special meeting or any adjournment or postponement of that meeting, then the Company is obligated to reimburse InSight Holdings for its fees and expenses incurred in connection with the Acquisition and the related financing transactions up to a maximum of $1 million.

     In addition, if the Company terminates the Merger Agreement and enters into a superior proposal with a third party, the Company is obligated to pay InSight Holdings a termination fee of $7 million, of which $5 million is payable immediately prior to the termination of the Merger Agreement and $2 million is payable upon the earlier of (i) six months from the date of termination of the Merger Agreement and (ii) consummation of a superior proposal with a third party.

18.  SUPPLEMENTAL CONDENSED CONSOLIDATED FINANCIAL INFORMATION

     The Company's payment obligations under the Existing Notes (Note 6) are guaranteed by certain of the Company's wholly owned subsidiaries (the Guarantor Subsidiaries). Such guarantees are full, unconditional and joint and several. The following supplemental financial information sets forth, on an unconsolidated basis, balance sheets, statements of income, and statements of cash flows information for the Company (Parent Company Only), for the Guarantor Subsidiaries and for the Company's other subsidiaries (the Non-Guarantor Subsidiaries). The supplemental financial information reflects the investments of the Company and the Guarantor Subsidiaries in the Guarantor and Non-Guarantor Subsidiaries using the equity method of accounting.

                 INSIGHT HEALTH SERVICES CORP. AND SUBSIDIARIES

               SUPPLEMENTAL CONDENSED CONSOLIDATING BALANCE SHEET
                                 JUNE 30, 2001
                             (AMOUNTS IN THOUSANDS)

                                     PARENT
                                    COMPANY     GUARANTOR     NON-GUARANTOR
                                      ONLY     SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                    --------   ------------   -------------   ------------   ------------
ASSETS
Current assets:
  Cash and cash equivalents.......  $     --     $ 19,921        $ 3,333       $      --       $ 23,254
  Trade accounts receivables,
     net..........................        --       32,758         10,597              --         43,355
  Other current assets............        --        8,273            106              --          8,379
  Intercompany accounts
     receivable...................   241,016       27,590             --        (268,606)            --
                                    --------     --------        -------       ---------       --------
     Total current assets.........   241,016       88,542         14,036        (268,606)        74,988
Property and equipment, net.......        --      123,579         24,676              --        148,255
Investments in partnerships.......        --        1,783             --              --          1,783
Investments in consolidated
  subsidiaries....................    (4,882)       9,328             --          (4,446)            --
Other assets......................        --        6,828             --              --          6,828
Intangible assets, net............        --       84,358          4,844              --         89,202
                                    --------     --------        -------       ---------       --------
                                    $236,134     $314,418        $43,556       $(273,052)      $321,056
                                    ========     ========        =======       =========       ========
LIABILITIES AND STOCKHOLDERS'
EQUITY
Current liabilities:
  Current portion of equipment,
     capital leases and other
     notes........................  $ 20,810     $ 12,275        $   777       $      --       $ 33,862
  Accounts payable and other
     accrued expenses.............        --       23,033          1,302              --         24,335
  Intercompany accounts payable...        --      241,016         27,590        (268,606)            --
                                    --------     --------        -------       ---------       --------
     Total current liabilities....    20,810      276,324         29,669        (268,606)        58,197
Equipment, capital leases and
  other notes, less current
  portion.........................   149,853       42,409          2,129              --        194,391
Other long-term liabilities.......        --          567          2,430              --          2,997
Stockholders' equity (deficit)....    65,471       (4,882)         9,328          (4,446)        65,471
                                    --------     --------        -------       ---------       --------
                                    $236,134     $314,418        $43,556       $(273,052)      $321,056
                                    ========     ========        =======       =========       ========

                 INSIGHT HEALTH SERVICES CORP. AND SUBSIDIARIES

               SUPPLEMENTAL CONDENSED CONSOLIDATING BALANCE SHEET
                                 JUNE 30, 2000
                             (AMOUNTS IN THOUSANDS)

                                     PARENT
                                    COMPANY     GUARANTOR     NON-GUARANTOR
                                      ONLY     SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                    --------   ------------   -------------   ------------   ------------
ASSETS
Current assets:
  Cash and cash equivalents.......  $     --     $ 25,375        $ 1,758       $      --       $ 27,133
  Trade accounts receivables,
     net..........................        --       32,841          7,757              --         40,598
  Other current assets............        --        8,954            207              --          9,161
  Intercompany accounts
     receivable...................   253,181       24,776             --        (277,957)            --
                                    --------     --------        -------       ---------       --------
     Total current assets.........   253,181       91,946          9,722        (277,957)        76,892
Property and equipment, net.......        --      129,499         18,970              --        148,469
Investments in partnerships.......        --        1,782             --              --          1,782
Investments in consolidated
  subsidiaries....................   (12,639)       3,284             --           9,355             --
Other assets......................        --        7,799             --              --          7,799
Intangible assets, net............        --       92,478          1,452              --         93,930
                                    --------     --------        -------       ---------       --------
                                    $240,542     $326,788        $30,144       $(268,602)      $328,872
                                    ========     ========        =======       =========       ========
LIABILITIES AND STOCKHOLDERS'
EQUITY
Current liabilities:
  Current portion of equipment,
     capital leases and other
     notes........................  $ 18,393     $ 10,809        $   263       $      --       $ 29,465
  Accounts payable and other
     accrued expenses.............        --       25,712            901              --         26,613
  Intercompany accounts payable...        --      253,181         24,776        (277,957)            --
                                    --------     --------        -------       ---------       --------
     Total current liabilities....    18,393      289,702         25,940        (277,957)        56,078
Equipment, capital leases and
  other notes, less current
  portion.........................   170,662       47,257            848              --        218,767
Other long-term liabilities.......        --        2,468             72              --          2,540
Stockholders' equity (deficit)....    51,487      (12,639)         3,284           9,355         51,487
                                    --------     --------        -------       ---------       --------
                                    $240,542     $326,788        $30,144       $(268,602)      $328,872
                                    ========     ========        =======       =========       ========

                 INSIGHT HEALTH SERVICES CORP. AND SUBSIDIARIES

            SUPPLEMENTAL CONDENSED CONSOLIDATING STATEMENT OF INCOME
                        FOR THE YEAR ENDED JUNE 30, 2001
                             (AMOUNTS IN THOUSANDS)

                                     PARENT
                                     COMPANY    GUARANTOR     NON-GUARANTOR
                                      ONLY     SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                     -------   ------------   -------------   ------------   ------------
Revenues...........................  $    --     $166,433        $45,070        $     --       $211,503
Costs of operations................       --      127,329         34,543              --        161,872
                                     -------     --------        -------        --------       --------
Gross profit.......................       --       39,104         10,527              --         49,631
Corporate operating expenses.......       --       10,783             --              --         10,783
                                     -------     --------        -------        --------       --------
Income from company operations.....       --       28,321         10,527              --         38,848
Equity in earnings of
  unconsolidated partnerships......       --          971             --              --            971
                                     -------     --------        -------        --------       --------
Operating income...................       --       29,292         10,527              --         39,819
Interest expense, net..............       --       20,727          2,667              --         23,394
                                     -------     --------        -------        --------       --------
Income before income taxes.........       --        8,565          7,860              --         16,425
Provision for income taxes.........       --        2,624             --              --          2,624
                                     -------     --------        -------        --------       --------
Income before equity in income of
  consolidated subsidiaries........       --        5,941          7,860              --         13,801
Equity in income of consolidated
  subsidiaries.....................   13,801        7,860             --         (21,661)            --
                                     -------     --------        -------        --------       --------
Net income.........................  $13,801     $ 13,801        $ 7,860        $(21,661)      $ 13,801
                                     =======     ========        =======        ========       ========

                 INSIGHT HEALTH SERVICES CORP. AND SUBSIDIARIES

            SUPPLEMENTAL CONDENSED CONSOLIDATING STATEMENT OF INCOME
                        FOR THE YEAR ENDED JUNE 30, 2000
                             (AMOUNTS IN THOUSANDS)

                                     PARENT
                                     COMPANY    GUARANTOR     NON-GUARANTOR
                                      ONLY     SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                     -------   ------------   -------------   ------------   ------------
Revenues...........................  $   --      $168,884        $19,690        $    --        $188,574
Costs of operations................      --       134,784         16,645             --         151,429
                                     ------      --------        -------        -------        --------
Gross profit.......................      --        34,100          3,045             --          37,145
Corporate operating expenses.......      --        10,946             --             --          10,946
                                     ------      --------        -------        -------        --------
Income from company operations.....      --        23,154          3,045             --          26,199
Equity in earnings of
  unconsolidated partnerships......      --           817             --             --             817
                                     ------      --------        -------        -------        --------
Operating income...................      --        23,971          3,045             --          27,016
Interest expense, net..............      --        17,730            966             --          18,696
                                     ------      --------        -------        -------        --------
Income before income taxes.........      --         6,241          2,079             --           8,320
Provision for income taxes.........      --         1,131             --             --           1,131
                                     ------      --------        -------        -------        --------
Income before equity in income of
  consolidated subsidiaries........      --         5,110          2,079             --           7,189
Equity in income of consolidated
  subsidiaries.....................   7,189         2,079             --         (9,268)             --
                                     ------      --------        -------        -------        --------
Net income.........................  $7,189      $  7,189        $ 2,079        $(9,268)       $  7,189
                                     ======      ========        =======        =======        ========

                 INSIGHT HEALTH SERVICES CORP. AND SUBSIDIARIES

            SUPPLEMENTAL CONDENSED CONSOLIDATING STATEMENT OF INCOME
                        FOR THE YEAR ENDED JUNE 30, 1999
                             (AMOUNTS IN THOUSANDS)

                                     PARENT
                                     COMPANY    GUARANTOR     NON-GUARANTOR
                                      ONLY     SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                     -------   ------------   -------------   ------------   ------------
Revenues...........................  $   --      $143,205        $18,787        $    --        $161,992
Costs of operations................      --       115,230         16,113             --         131,343
                                     ------      --------        -------        -------        --------
Gross profit.......................      --        27,975          2,674             --          30,649
Provision for reorganization and
  other costs......................      --         3,300             --             --           3,300
Corporate operating expenses.......      --        10,475             --             --          10,475
                                     ------      --------        -------        -------        --------
Income from company operations.....      --        14,200          2,674             --          16,874
Equity in earnings of
  unconsolidated partnerships......      --           548             --             --             548
                                     ------      --------        -------        -------        --------
Operating income...................      --        14,748          2,674             --          17,422
Interest expense, net..............      --        13,453          1,047             --          14,500
                                     ------      --------        -------        -------        --------
Income before income taxes.........      --         1,295          1,627             --           2,922
Provision (benefit) for income
  taxes............................      --        (3,190)            --             --          (3,190)
                                     ------      --------        -------        -------        --------
Income before equity in income of
  consolidated subsidiaries........      --         4,485          1,627             --           6,112
Equity in income of consolidated
  subsidiaries.....................   6,112         1,627             --         (7,739)             --
                                     ------      --------        -------        -------        --------
Net income.........................  $6,112      $  6,112        $ 1,627        $(7,739)       $  6,112
                                     ======      ========        =======        =======        ========

                 INSIGHT HEALTH SERVICES CORP. AND SUBSIDIARIES

          SUPPLEMENTAL CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
                        FOR THE YEAR ENDED JUNE 30, 2001
                             (AMOUNTS IN THOUSANDS)

                                     PARENT
                                     COMPANY    GUARANTOR     NON-GUARANTOR
                                      ONLY     SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                     -------   ------------   -------------   ------------   ------------
OPERATING ACTIVITIES:
  Net income.......................  $13,801     $13,801        $  7,860        $(21,661)      $13,801
  Adjustments to reconcile net
     income to net cash provided by
     operating activities:
  Depreciation and amortization....       --      34,882           6,252              --        41,134
  Equity in income of consolidated
     subsidiaries..................  (13,801)     (7,860)             --          21,661            --
Cash provided by (used in) changes
  in operating assets and
  liabilities:
  Trade accounts receivables.......       --          83          (2,840)             --        (2,757)
  Intercompany receivables, net....   18,209     (19,207)            998              --            --
  Other current assets.............       --         681             101              --           782
  Accounts payable and other
     accrued expenses..............       --      (2,679)            401              --        (2,278)
                                     -------     -------        --------        --------       -------
     Net cash provided by operating
       activities..................   18,209      19,701          12,772              --        50,682
                                     -------     -------        --------        --------       -------
INVESTING ACTIVITIES:
  Additions to property and
     equipment.....................       --     (13,281)         (9,630)             --       (22,911)
  Other............................       --       3,459          (3,990)             --          (531)
                                     -------     -------        --------        --------       -------
     Net cash used in investing
       activities..................       --      (9,822)        (13,620)             --       (23,442)
                                     -------     -------        --------        --------       -------
FINANCING ACTIVITIES:
  Proceeds from stock options and
     warrants exercised............      183          --              --              --           183
  Principal payments of debt and
     capital lease obligations.....  (18,392)    (13,432)             65              --       (31,759)
  Other............................       --      (1,901)          2,358              --           457
                                     -------     -------        --------        --------       -------
     Net cash provided by (used in)
       financing activities........  (18,209)    (15,333)          2,423              --       (31,119)
                                     -------     -------        --------        --------       -------
INCREASE (DECREASE) IN CASH AND
  CASH EQUIVALENTS.................       --      (5,454)          1,575              --        (3,879)
CASH AND CASH EQUIVALENTS:
  Cash, beginning of year..........       --      25,375           1,758              --        27,133
                                     -------     -------        --------        --------       -------
  Cash, end of year................  $    --     $19,921        $  3,333        $     --       $23,254
                                     =======     =======        ========        ========       =======

                 INSIGHT HEALTH SERVICES CORP. AND SUBSIDIARIES

          SUPPLEMENTAL CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
                        FOR THE YEAR ENDED JUNE 30, 2000
                             (AMOUNTS IN THOUSANDS)

                                     PARENT
                                    COMPANY     GUARANTOR     NON-GUARANTOR
                                      ONLY     SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                    --------   ------------   -------------   ------------   ------------
OPERATING ACTIVITIES:
  Net income......................  $  7,189     $  7,189        $2,079         $(9,268)       $  7,189
  Adjustments to reconcile net
     income to net cash provided
     by (used in) operating
     activities:
     Depreciation and
       amortization...............        --       31,343         2,287              --          33,630
     Equity in income of
       consolidated
       subsidiaries...............    (7,189)      (2,079)           --           9,268              --
  Cash provided by (used in)
     changes in operating assets
     and liabilities:
  Trade accounts receivables......        --       (3,907)         (704)             --          (4,611)
  Intercompany receivables, net...   (27,447)      30,180        (2,733)             --              --
  Other current assets............        --       (1,849)           46              --          (1,803)
  Accounts payable and other
     accrued expenses.............        --        5,853           266              --           6,119
                                    --------     --------        ------         -------        --------
  Net cash provided by (used in)
     operating activities.........   (27,447)      66,730         1,241              --          40,524
                                    --------     --------        ------         -------        --------
INVESTING ACTIVITIES:
  Acquisitions of Centers and
     Fixed Facilities.............        --      (25,346)           --              --         (25,346)
  Additions to property and
     equipment....................        --      (22,635)         (535)             --         (23,170)
  Other...........................        --         (554)           --              --            (554)
                                    --------     --------        ------         -------        --------
  Net cash used in investing
     activities...................        --      (48,535)         (535)             --         (49,070)
                                    --------     --------        ------         -------        --------
FINANCING ACTIVITIES:
  Proceeds from stock options and
     warrants exercised...........       192           --            --              --             192
  Principal payments of debt and
     capital lease obligations....   (17,945)      (7,326)         (197)             --         (25,468)
  Proceeds from issuance of
     debt.........................    45,200           --            --              --          45,200
  Other...........................        --        1,797          (336)             --           1,461
                                    --------     --------        ------         -------        --------
     Net cash provided by (used
       in) financing activities...    27,447       (5,529)         (533)             --          21,385
                                    --------     --------        ------         -------        --------
INCREASE IN CASH AND CASH
  EQUIVALENTS.....................        --       12,666           173              --          12,839
CASH AND CASH EQUIVALENTS:
  Cash, beginning of year.........        --       12,709         1,585              --          14,294
                                    --------     --------        ------         -------        --------
  Cash, end of year...............  $     --     $ 25,375        $1,758         $    --        $ 27,133
                                    ========     ========        ======         =======        ========

                 INSIGHT HEALTH SERVICES CORP. AND SUBSIDIARIES

          SUPPLEMENTAL CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
                        FOR THE YEAR ENDED JUNE 30, 1999
                             (AMOUNTS IN THOUSANDS)

                                          PARENT
                                         COMPANY     GUARANTOR     NON-GUARANTOR
                                           ONLY     SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                         --------   ------------   -------------   ------------   ------------
OPERATING ACTIVITIES:
  Net income...........................  $  6,112     $  6,112        $1,627         $(7,739)       $  6,112
  Adjustments to reconcile net income
     to net cash provided by (used in)
     operating activities:
  Depreciation and amortization........        --       21,976         2,910              --          24,886
  Amortization of deferred gain on debt
     restructure.......................        --          (75)           --              --             (75)
  Equity in income of consolidated
     subsidiaries......................    (6,112)      (1,627)           --           7,739              --
Cash provided by (used in) changes in
  operating assets and liabilities:
  Trade accounts receivables...........        --       (7,255)       (1,069)             --          (8,324)
  Intercompany receivables, net........   (11,936)       6,230         5,706              --              --
  Other current assets.................        --       (4,291)          185              --          (4,106)
  Accounts payable and other accrued
     expenses..........................        --       (7,293)         (308)             --          (7,601)
                                         --------     --------        ------         -------        --------
Net cash provided by (used in)
     operating activities..............   (11,936)      13,777         9,051              --          10,892
                                         --------     --------        ------         -------        --------
INVESTING ACTIVITIES:
  Cash acquired in acquisitions........        --          850            --              --             850
  Acquisitions of Centers and Fixed
     Facilities........................        --      (28,046)           --              --         (28,046)
  Additions to property and
     equipment.........................        --      (11,112)       (7,328)             --         (18,440)
  Other................................        --         (706)         (859)             --          (1,565)
                                         --------     --------        ------         -------        --------
     Net cash used in investing
       activities......................        --      (39,014)       (8,187)             --         (47,201)
                                         --------     --------        ------         -------        --------
FINANCING ACTIVITIES:
  Proceeds from stock options and
     warrants exercised................       115           --            --              --             115
  Proceeds from issuance of common
     stock.............................        21           --            --              --              21
  Principal payments of debt and
     capital lease obligations.........   (11,200)      (6,124)         (171)             --         (17,495)
  Proceeds from issuance of debt.......    23,000          820            --              --          23,820
  Other................................        --           --          (598)             --            (598)
                                         --------     --------        ------         -------        --------
     Net cash provided by (used in)
       financing activities............    11,936       (5,304)         (769)             --           5,863
                                         --------     --------        ------         -------        --------
INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS..........................        --      (30,541)           95              --         (30,446)
CASH AND CASH EQUIVALENTS:
  Cash, beginning of year..............        --       43,250         1,490              --          44,740
                                         --------     --------        ------         -------        --------
  Cash, end of year....................  $     --     $ 12,709        $1,585         $    --        $ 14,294
                                         ========     ========        ======         =======        ========

            INSIGHT HEALTH SERVICES HOLDINGS CORP. AND SUBSIDIARIES


               CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)



                                                                COMPANY      PREDECESSOR
                                                              ------------   -----------
                                                              DECEMBER 31,    JUNE 30,
                                                                  2001          2001
                                                              ------------   -----------
                                                                (AMOUNTS IN THOUSANDS,
                                                                  EXCEPT SHARE DATA)
                                         ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.................................    $ 22,891      $ 23,254
  Trade accounts receivables, net...........................      41,687        43,355
  Other current assets......................................       9,748         8,379
                                                                --------      --------
     Total current assets...................................      74,326        74,988
PROPERTY AND EQUIPMENT, net of accumulated depreciation and
  amortization of $7,335 and $87,964, respectively..........     158,161       148,255
INVESTMENTS IN PARTNERSHIPS.................................       1,924         1,783
OTHER ASSETS................................................      21,393         6,828
OTHER INTANGIBLE ASSETS, net................................      19,460            --
GOODWILL, net...............................................     215,299        89,202
                                                                --------      --------
                                                                $490,563      $321,056
                                                                ========      ========

                          LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Current portion of equipment, capital leases and other
     notes..................................................    $  3,196      $ 33,862
  Accounts payable and other accrued expenses...............      27,228        24,335
                                                                --------      --------
     Total current liabilities..............................      30,424        58,197
                                                                --------      --------
LONG-TERM LIABILITIES:
  Equipment, capital leases and other notes, less current
     portion................................................     376,547       194,391
  Other long-term liabilities...............................       3,073         2,997
                                                                --------      --------
     Total long-term liabilities............................     379,620       197,388
                                                                --------      --------
STOCKHOLDERS' EQUITY:
  Preferred stock, $.001 par value, 3,500,000 shares
     authorized:
     Convertible Series B preferred stock, 25,000 shares
      outstanding at June 30, 2001..........................          --        23,923
     Convertible Series C preferred stock, 27,953 shares
      outstanding at June 30, 2001..........................          --        13,173
  Common stock, $.001 par value, 10,000,000 shares
     authorized, 5,461,402 shares issued and outstanding at
     December 31, 2001......................................           5            --
  Common stock, $.001 par value, 25,000,000 shares
     authorized, 3,011,656 shares issued and outstanding at
     June 30, 2001..........................................          --             3
  Additional paid-in capital................................      87,566        23,926
  Accumulated other comprehensive income....................         127            --
  Retained earnings (accumulated deficit)...................      (7,179)        4,446
                                                                --------      --------
     Total stockholders' equity.............................      80,519        65,471
                                                                --------      --------
                                                                $490,563      $321,056
                                                                ========      ========



  The accompanying notes are an integral part of these condensed consolidated balance sheets.

            INSIGHT HEALTH SERVICES HOLDINGS CORP. AND SUBSIDIARIES


          CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)



                                                             COMPANY      PREDECESSOR   PREDECESSOR
                                                           ------------   -----------   ------------
                                                            SIX MONTHS    PERIOD FROM    SIX MONTHS
                                                              ENDED        JULY 1 TO       ENDED
                                                           DECEMBER 31,   OCTOBER 17,   DECEMBER 31,
                                                               2001          2001           2000
                                                           ------------   -----------   ------------
                                                                    (AMOUNTS IN THOUSANDS)
REVENUES:
  Contract services......................................    $21,060       $ 29,767       $ 52,168
  Patient services.......................................     21,946         33,693         51,503
  Other..................................................        105            218            343
                                                             -------       --------       --------
     Total revenues......................................     43,111         63,678        104,014
                                                             -------       --------       --------
COSTS OF OPERATIONS:
  Costs of services......................................     23,149         32,197         53,646
  Provision for doubtful accounts........................        730          1,110          1,672
  Equipment leases.......................................      1,501          2,557          4,637
  Depreciation and amortization..........................      7,823          9,823         20,936
                                                             -------       --------       --------
     Total costs of operations...........................     33,203         45,687         80,891
                                                             -------       --------       --------
     Gross profit........................................      9,908         17,991         23,123
CORPORATE OPERATING EXPENSES.............................      2,129          3,184          5,277
                                                             -------       --------       --------
     Income from company operations......................      7,779         14,807         17,846
EQUITY IN EARNINGS OF UNCONSOLIDATED PARTNERSHIPS........        110            382            425
ACQUISITION RELATED COMPENSATION CHARGE..................         --        (15,616)            --
                                                             -------       --------       --------
     Operating income (loss).............................      7,889           (427)        18,271
INTEREST EXPENSE, net....................................      7,690          6,321         11,907
                                                             -------       --------       --------
     Income (loss) before income taxes...................        199         (6,748)         6,364
PROVISION (BENEFIT) FOR INCOME TAXES.....................         --         (2,100)           636
                                                             -------       --------       --------
     Income (loss) before extraordinary item.............        199         (4,648)         5,728
EXTRAORDINARY ITEM -- Loss on debt extinguishment........     (7,378)            --             --
                                                             -------       --------       --------
     Net income (loss)...................................    $(7,179)      $ (4,648)      $  5,728
                                                             =======       ========       ========



  The accompanying notes are an integral part of these condensed consolidated financial statements.

            INSIGHT HEALTH SERVICES HOLDINGS CORP. AND SUBSIDIARIES


          CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)



                                                           COMPANY      PREDECESSOR    PREDECESSOR
                                                         ------------   ------------   ------------
                                                         THREE MONTHS   PERIOD FROM    THREE MONTHS
                                                            ENDED       OCTOBER 1 TO      ENDED
                                                         DECEMBER 31,   OCTOBER 17,    DECEMBER 31,
                                                             2001           2001           2000
                                                         ------------   ------------   ------------
                                                                   (AMOUNTS IN THOUSANDS)
REVENUES:
  Contract services....................................    $21,060        $  4,981       $25,889
  Patient services.....................................     21,946           5,528        25,792
  Other................................................        105              52           113
                                                           -------        --------       -------
     Total revenues....................................     43,111          10,561        51,794
                                                           -------        --------       -------
COSTS OF OPERATIONS:
  Costs of services....................................     23,149           5,488        26,562
  Provision for doubtful accounts......................        730             179           839
  Equipment leases.....................................      1,501             408         2,345
  Depreciation and amortization........................      7,823           1,541        10,596
                                                           -------        --------       -------
     Total costs of operations.........................     33,203           7,616        40,342
                                                           -------        --------       -------
     Gross profit......................................      9,908           2,945        11,452
CORPORATE OPERATING EXPENSES...........................      2,129             524         2,575
                                                           -------        --------       -------
     Income from company operations....................      7,779           2,421         8,877
EQUITY IN EARNINGS OF UNCONSOLIDATED PARTNERSHIPS......        110              48           299
ACQUISITION RELATED COMPENSATION CHARGE................         --         (15,616)           --
                                                           -------        --------       -------
     Operating income (loss)...........................      7,889         (13,147)        9,176
INTEREST EXPENSE, net..................................      7,690             985         5,875
                                                           -------        --------       -------
     Income (loss) before income taxes.................        199         (14,132)        3,301
PROVISION (BENEFIT) FOR INCOME TAXES...................         --          (4,517)          330
                                                           -------        --------       -------
     Income (loss) before extraordinary item...........        199          (9,615)        2,971
EXTRAORDINARY ITEM -- Loss on debt extinguishment......     (7,378)             --            --
                                                           -------        --------       -------
     Net income (loss).................................    $(7,179)       $ (9,615)      $ 2,971
                                                           =======        ========       =======



  The accompanying notes are an integral part of these condensed consolidated financial statements.

                     INSIGHT HEALTH SERVICES HOLDINGS CORP.


     CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (UNAUDITED)


                                                              PREFERRED STOCK
                                       -------------------------------------------------------------
                                            SERIES B             SERIES C             SERIES D            COMMON STOCK
                                       ------------------   ------------------   -------------------   -------------------
PREDECESSOR                            SHARES     AMOUNT    SHARES     AMOUNT     SHARES     AMOUNT     SHARES     AMOUNT
-----------                            -------   --------   -------   --------   --------   --------   ---------   -------
                                                            (AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)
BALANCE AT JUNE 30, 2001.............   25,000   $ 23,923    27,953   $ 13,173         --   $     --   3,011,656   $     3
Stock options and warrants
  exercised..........................       --         --        --         --         --         --      13,911        --
Conversion of Series B and Series C
  to Series D Preferred Stock........  (25,000)   (23,923)  (27,953)   (13,173)   632,266     37,096          --        --
Conversion of Series D Preferred
  Stock to common stock..............       --         --        --         --   (632,266)   (37,096)  6,323,660        62
Acquisition related compensation
  charge.............................       --         --        --         --         --         --          --        --
Other comprehensive loss.............       --         --        --         --         --         --          --        --
Net loss.............................       --         --        --         --         --         --          --        --
                                       -------   --------   -------   --------   --------   --------   ---------   -------
BALANCE AT OCTOBER 17, 2001..........       --   $     --        --   $     --         --   $     --   9,349,227   $    65
                                       =======   ========   =======   ========   ========   ========   =========   =======


                                       ADDITIONAL       OTHER        RETAINED
                                        PAID-IN     COMPREHENSIVE    EARNINGS
PREDECESSOR                             CAPITAL         LOSS         (DEFICIT)     TOTAL
-----------                            ----------   -------------   -----------   -------
                                           (AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)
BALANCE AT JUNE 30, 2001.............   $23,926         $  --         $ 4,446     $65,471
Stock options and warrants
  exercised..........................       145            --              --         145
Conversion of Series B and Series C
  to Series D Preferred Stock........        --            --              --          --
Conversion of Series D Preferred
  Stock to common stock..............    37,034            --              --          --
Acquisition related compensation
  charge.............................    15,616            --              --      15,616
Other comprehensive loss.............        --          (682)             --        (682)
Net loss.............................        --            --          (4,648)     (4,648)
                                        -------         -----         -------     -------
BALANCE AT OCTOBER 17, 2001..........   $76,721         $(682)        $  (202)    $75,902
                                        =======         =====         =======     =======


                                                                                                          COMMON STOCK
                                                                                                       -------------------
COMPANY                                                                                                 SHARES     AMOUNT
-------                                                                                                ---------   -------
BALANCE AT JUNE 30, 2001...............                                                                       --   $    --
Sale of common stock, net of equity
  issuance costs.......................                                                                5,461,402         5
Issuance of stock options..............                                                                       --        --
Other comprehensive income.............                                                                       --        --
Net loss...............................                                                                       --        --
                                                                                                       ---------   -------
BALANCE AT DECEMBER 31, 2001...........                                                                5,461,402   $     5
                                                                                                       =========   =======

                                         ADDITIONAL       OTHER
                                          PAID-IN     COMPREHENSIVE   ACCUMULATED
COMPANY                                   CAPITAL        INCOME         DEFICIT      TOTAL
-------                                  ----------   -------------   -----------   -------
BALANCE AT JUNE 30, 2001...............   $    --         $  --         $    --     $    --
Sale of common stock, net of equity
  issuance costs.......................    85,871            --              --      85,876
Issuance of stock options..............     1,695            --              --       1,695
Other comprehensive income.............        --           127              --         127
Net loss...............................        --            --          (7,179)     (7,179)
                                          -------         -----         -------     -------
BALANCE AT DECEMBER 31, 2001...........   $87,566         $ 127         $(7,179)    $80,519
                                          =======         =====         =======     =======



  The accompanying notes are an integral part of these consolidated financial statements.

            INSIGHT HEALTH SERVICES HOLDINGS CORP. AND SUBSIDIARIES


          CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)



                                                             COMPANY      PREDECESSOR   PREDECESSOR
                                                           ------------   -----------   ------------
                                                            SIX MONTHS    PERIOD FROM    SIX MONTHS
                                                              ENDED        JULY 1 TO       ENDED
                                                           DECEMBER 31,   OCTOBER 17,   DECEMBER 31,
                                                               2001          2001           2000
                                                           ------------   -----------   ------------
                                                                    (AMOUNTS IN THOUSANDS)
OPERATING ACTIVITIES:
  Net income (loss)......................................   $  (7,179)     $ (4,648)      $  5,728
  Adjustments to reconcile net income (loss) to net cash
     provided by operating activities:
     Extraordinary loss on debt extinguishment...........       7,378            --             --
     Acquisition related compensation charge.............          --        15,616             --
     Depreciation and amortization.......................       7,823         9,823         20,936
  Cash provided by (used in) changes in operating assets
     and liabilities:
     Trade accounts receivables, net.....................       4,046        (2,378)        (4,096)
     Other current assets................................      (1,102)       (3,616)          (741)
     Accounts payable and other accrued expenses.........         351            23         (2,834)
                                                            ---------      --------       --------
       Net cash provided by operating activities.........      11,317        14,820         18,993
                                                            ---------      --------       --------
INVESTING ACTIVITIES:
  Purchase of InSight common stock.......................    (187,722)           --             --
  Cash acquired in the Acquisition.......................       8,429            --             --
  Additions to property and equipment....................     (11,436)      (20,852)       (18,642)
  Other..................................................        (634)         (740)          (273)
                                                            ---------      --------       --------
       Net cash used in investing activities.............    (191,363)      (21,592)       (18,915)
                                                            ---------      --------       --------
FINANCING ACTIVITIES:
  Proceeds from stock options exercised..................          --           145             89
  Proceeds from sale of common stock, net of equity
     issuance costs......................................      85,876            --             --
  Payment of deferred loan fees..........................     (27,594)           --             --
  Principal payments of debt and capital lease
     obligations.........................................    (430,040)       (8,579)       (15,074)
  Proceeds from issuance of debt.........................     575,000            --          2,500
  Other..................................................        (305)          381            421
                                                            ---------      --------       --------
       Net cash provided by (used in) financing
          activities.....................................     202,937        (8,053)       (12,064)
                                                            ---------      --------       --------
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS.........      22,891       (14,825)       (11,986)
  Cash, beginning of period..............................          --        23,254         27,133
                                                            ---------      --------       --------
  Cash, end of period....................................   $  22,891      $  8,429       $ 15,147
                                                            =========      ========       ========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Interest paid..........................................   $   3,553      $  6,799       $ 11,000
                                                            =========      ========       ========
  Income taxes paid......................................   $      14      $    943       $    199
                                                            =========      ========       ========
  Equipment additions under capital leases...............   $      --      $     --       $  7,404
                                                            =========      ========       ========



  The accompanying notes are an integral part of these condensed consolidated financial statements.

            INSIGHT HEALTH SERVICES HOLDINGS CORP. AND SUBSIDIARIES


        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)



1.  ORGANIZATION AND ACQUISITION



     InSight Health Services Holdings Corp. (Company), a Delaware corporation, was incorporated on June 13, 2001 under the name JWC/Halifax Holdings Corp. The Company was funded through an equity contribution from J.W. Childs Equity Partners II, Halifax Capital Partners and certain of their affiliates. On June 29, 2001, the Company's name was changed to InSight Health Services Holdings Corp. The Company and its former wholly owned subsidiary, InSight Health Services Acquisition Corp. (Acquisition Corp.) were created to acquire all the outstanding shares of InSight Health Services Corp. (InSight).



     On October 17, 2001, the Company acquired InSight pursuant to an agreement and plan of merger dated June 29, 2001, as amended, among the Company, Acquisition Corp. and InSight (the Acquisition). Acquisition Corp. was merged with and into InSight, with InSight being the surviving corporation. The operations of the Company after the Acquisition are substantially the same as the operations of InSight prior to the Acquisition. In addition, the Company has no operations other than its investment in InSight. As such, InSight is considered the predecessor to the Company in accordance with Regulation S-X.



     At the effective time of the Acquisition, InSight became a wholly owned subsidiary of the Company. Pursuant to the terms of the merger agreement, each of InSight's stockholders received $18.00 in cash for each share of common stock they owned prior to the Acquisition. Holders of options and warrants, which prior to the Acquisition were exercisable for InSight common stock, received the difference between $18.00 and the exercise price of each share of common stock the holder could have acquired pursuant to the terms of the options and warrants, and the options and warrants were terminated. This resulted in a charge of approximately $15.6 million, which is reflected in the accompanying statement of operations of InSight. In addition, certain members of senior management rolled a portion of their InSight common stock options into stock options of the Company. InSight's stockholders, option holders and warrant holders received aggregate cash consideration of approximately $187.7 million as a result of the Acquisition.



     Concurrently with the Acquisition, InSight (i) repurchased by tender offer all of its 9 5/8% senior subordinated notes due 2008 in an aggregate principal amount of $100 million, (ii) repaid its then outstanding senior credit facilities and certain other indebtedness and (iii) paid fees and expenses relating to the Acquisition and related financing transactions.



     These transactions were financed through:



     - Borrowings of $150 million under $275 million of new senior credit facilities;



     - A $200 million senior subordinated bridge financing; and



     - The investment by the Company, before equity issuance costs, of approximately $98.1 million; management options and common stock rollover with a total net value of approximately $1.9 million.



2.  BASIS OF PREPARATION



     The accompanying unaudited condensed consolidated balance sheet as of December 31, 2001, the unaudited condensed consolidated statements of operations and cash flows for the six and three months ended December 31, 2001, reflect the consolidated financial position, results of operations and cash flows of the Company and also include the consolidated financial position, statements of operations and cash flows of InSight from the date of the Acquisition and include all material adjustments required under purchase accounting. InSight is considered the predecessor to the Company in accordance with Regulation S-X. As such, the historical financial statements of InSight prior to the Acquisition are included in the accompanying unaudited condensed consolidated financial statements, including the condensed consolidated balance sheet as of June 30, 2001, the condensed consolidated statements of

            INSIGHT HEALTH SERVICES HOLDINGS CORP. AND SUBSIDIARIES


              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


                           (UNAUDITED) -- (CONTINUED)



operations for the periods from July 1, 2001 to October 17, 2001, and from October 1, 2001 to October 17, 2001, and for the six and three months ended December 31, 2000, and the condensed consolidated statements of cash flows for the period from July 1, 2001 to October 17, 2001 and for the six months ended December 31, 2000 (collectively Predecessor financial statements). The Predecessor financial statements have not been adjusted to reflect the acquisition of InSight by the Company. As such, the condensed consolidated financial statements of the Company after the Acquisition are not directly comparable to the Predecessor financial statements prior to the Acquisition.



     Unaudited combined results of the Company assuming the Acquisition had occurred as of July 1, 2001 are presented below. These combined results have been prepared for comparative purposes only and do not purport to be indicative of what operating results would have been, and may not be indicative of future operating results (in thousands):



                                                        SIX MONTHS ENDED     THREE MONTHS ENDED
                                                          DECEMBER 31,          DECEMBER 31,
                                                       -------------------   -------------------
                                                         2001       2000       2001       2000
                                                       --------   --------   --------   --------
                                                           (UNAUDITED)           (UNAUDITED)
Revenues.............................................  $106,789   $104,014   $53,672    $51,794
Costs of operations..................................    78,890     80,891    40,819     40,342
                                                       --------   --------   -------    -------
Gross profit.........................................    27,899     23,123    12,853     11,452
Corporate operating expenses.........................     5,313      5,277     2,653      2,575
                                                       --------   --------   -------    -------
Income from company operations.......................    22,586     17,846    10,200      8,877
Equity in earnings of unconsolidated partnerships....       492        425       158        299
Acquisition related compensation charge..............   (15,616)        --   (15,616)        --
                                                       --------   --------   -------    -------
Operating income (loss)..............................     7,462     18,271    (5,258)     9,176
Interest expense.....................................    14,011     11,907     8,675      5,875
                                                       --------   --------   -------    -------
Income (loss) before income taxes....................    (6,549)     6,364   (13,933)     3,301
Provision (benefit) for income taxes.................    (2,100)       636    (4,517)       330
                                                       --------   --------   -------    -------
Income (loss) before extraordinary item..............  $ (4,449)  $  5,728   $(9,416)   $ 2,971
                                                       ========   ========   =======    =======



3.  PURCHASE ACCOUNTING



     The Acquisition was accounted for as a purchase by the Company. The preliminary purchase accounting adjustments of the Company have been recorded in the accompanying unaudited condensed consolidated financial statements as of and for any periods subsequent to October 17, 2001. The excess purchase price paid by the Company over its preliminary estimates of the fair market value of the tangible assets and liabilities of InSight as of the date of the Acquisition was approximately $233.5 million and is reflected as Goodwill, net and Other Intangible Assets, net in the accompanying unaudited condensed consolidated balance sheet as of December 31, 2001. In accordance with Statement of Financial Accounting Standards (SFAS) No. 142, "Goodwill and Other Intangible Assets," the new intangible asset balance has been allocated between identifiable intangible assets and remaining goodwill. Goodwill will not be amortized but is subject to an ongoing assessment for impairment. The determination of the fair value of assets and liabilities at the Acquisition date as well as the identification of other intangible assets is

            INSIGHT HEALTH SERVICES HOLDINGS CORP. AND SUBSIDIARIES


              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


                           (UNAUDITED) -- (CONTINUED)



continuing, and the final allocation may be significantly different. A summary of the assets acquired and liabilities assumed in the Acquisition follows (amounts in thousands):



Cash purchase price.........................................  $ 187,722
Estimated fair values
  Assets acquired:
     Tangible...............................................    393,487
     Other intangible assets................................     19,860
  Liabilities assumed.......................................   (385,770)
                                                              ---------
Goodwill....................................................  $ 215,299
                                                              =========



     The net book value of other intangible assets and their estimated useful lives are as follows (amounts in thousands):



Trademark...................................................  $ 8,680   Indefinite Life
Contracts...................................................   11,180   5 Years



4.  NATURE OF BUSINESS



     The Company, through InSight and its consolidated subsidiaries, provides diagnostic imaging, treatment and related management services in 28 states throughout the United States. The Company has two reportable segments: Eastern Division and Western Division. The Company's services are provided through a network of 83 mobile magnetic resonance imaging (MRI) facilities, six mobile positron emission tomography (PET) facilities, four mobile lithotripsy facilities (collectively, Mobile Facilities), 40 fixed-site MRI facilities (Fixed Facilities), 27 multi-modality imaging centers (Centers), one Leksell Stereotactic Gamma Knife treatment center, one PET Fixed Facility, and one radiation oncology center. An additional radiation oncology center is operated by the Company as part of one of its Centers. The Company has a substantial presence in California, Texas, New England, the Carolinas, Florida and the Midwest (Indiana and Ohio).



     At its Centers, the Company typically offers other services in addition to MRI including computed tomography (CT), diagnostic and fluoroscopic x-ray, mammography, diagnostic ultrasound, nuclear medicine, bone densitometry, nuclear cardiology, and cardiovascular services.



5.  INTERIM FINANCIAL STATEMENTS



     The unaudited condensed consolidated financial statements of the Company and Predecessor included herein have been prepared in accordance with accounting principles generally accepted in the United States for interim financial statements and do not include all of the information and disclosures required by accounting principles generally accepted in the United States for annual financial statements. These financial statements should be read in conjunction with the consolidated financial statements and related footnotes included as part of the Predecessor's Annual Report on Form 10-K for the period ended June 30, 2001 filed with the Securities and Exchange Commission (SEC) on October 14, 2001. In the opinion of management, all adjustments (consisting of normal recurring accruals) necessary for fair presentation of results for the period have been included. The results of operations for the periods ended December 31, 2001 are not necessarily indicative of the results to be achieved for the full fiscal year.



     Certain reclassifications have been made to conform prior year amounts to the current year presentation.

            INSIGHT HEALTH SERVICES HOLDINGS CORP. AND SUBSIDIARIES


              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


                           (UNAUDITED) -- (CONTINUED)



6.  INVESTMENTS IN AND TRANSACTIONS WITH PARTNERSHIPS



     The unaudited condensed consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. The Company's investment interests in partnerships or limited liability companies (Partnerships) are accounted for under the equity method of accounting for ownership of 50 percent or less when the Company does not exercise significant control over the operations of the Partnerships and does not have primary responsibility for the Partnerships' long-term debt. The Company's investment interests in Partnerships are consolidated for ownership of 50 percent owned entities when the Company exercises significant control over the operations and is primarily responsible for the associated long-term debt. Total assets and revenues as of and for the six months ended December 31, 2001 for the Company's 50 percent controlled entity which is consolidated were approximately $2.0 million and $2.8 million, respectively.



7.  SEGMENT INFORMATION



     The Company has two reportable segments: Western Division and Eastern Division. Through December 31, 2001, the Company's reportable segments are geographical business units defined by management's division of responsibility between two executive vice presidents -- operations, who are responsible for the Western and Eastern Divisions and who report directly to the Company's chief operating decision maker. Each segment owns and operates Centers, Fixed and Mobile Facilities within their respective geographic areas. The Company does not allocate income taxes to the two Divisions. The Company manages cash flows and assets on a consolidated basis, and not by segment, and does not allocate or report assets and capital expenditures by segment.



     The following tables summarize the operating results by segment (amounts in thousands)(unaudited):



Company


Six and three months ended December 31, 2001:



                                                     EASTERN   WESTERN    OTHER     CONSOLIDATED
                                                     -------   -------   --------   ------------
  Contract services revenues.......................  $18,793   $   954   $  1,313     $ 21,060
  Patient services revenues........................    7,247    14,475        224       21,946
  Other revenues...................................       64        10         31          105
                                                     -------   -------   --------     --------
     Total revenues................................   26,104    15,439      1,568       43,111
  Depreciation and amortization....................    4,365     2,034      1,424        7,823
  Total costs of operations........................   18,716    11,389      3,098       33,203
  Equity in earnings of unconsolidated
     partnerships..................................      141       (31)        --          110
  Operating income (loss)..........................    7,529     4,019     (3,659)       7,889
  Interest expense, net............................    2,811       771      4,108        7,690
  Income (loss) before income taxes................    4,718     3,248     (7,767)         199

            INSIGHT HEALTH SERVICES HOLDINGS CORP. AND SUBSIDIARIES


              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


                           (UNAUDITED) -- (CONTINUED)



Predecessor


Period from July 1, 2001 through October 17, 2001:



                                                     EASTERN   WESTERN    OTHER     CONSOLIDATED
                                                     -------   -------   --------   ------------
  Contract services revenues.......................  $26,354   $ 1,448   $  1,965     $ 29,767
  Patient services revenues........................   11,735    21,657        301       33,693
  Other revenues...................................      167        14         37          218
                                                     -------   -------   --------     --------
     Total revenues................................   38,256    23,119      2,303       63,678
  Depreciation and amortization....................    5,839     2,584      1,400        9,823
  Total costs of operations........................   25,985    15,788      3,914       45,687
  Equity in earnings of unconsolidated
     partnerships..................................      354        28         --          382
  Acquisition related compensation charge..........       --        --    (15,616)     (15,616)
  Operating income (loss)..........................   12,630     7,354    (20,411)        (427)
  Interest expense, net............................    3,864     1,039      1,418        6,321
  Income (loss) before income taxes................    8,766     6,315    (21,829)      (6,748)

Predecessor
Six months ended December 31, 2000:
  Contract services revenues.......................  $45,521   $ 2,839   $  3,808     $ 52,168
  Patient services revenues........................   19,533    31,386        584       51,503
  Other revenues...................................      147        37        159          343
                                                     -------   -------   --------     --------
     Total revenues................................   65,201    34,262      4,551      104,014
  Depreciation and amortization....................   12,824     4,666      3,446       20,936
  Total costs of operations........................   45,829    26,322      8,740       80,891
  Equity in earnings of unconsolidated
     partnerships..................................      463       (38)        --          425
  Operating income (loss)..........................   19,835     7,902     (9,466)      18,271
  Interest expense, net............................    7,191     1,831      2,885       11,907
  Income (loss) before income taxes................   12,644     6,071    (12,351)       6,364

            INSIGHT HEALTH SERVICES HOLDINGS CORP. AND SUBSIDIARIES


              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


                           (UNAUDITED) -- (CONTINUED)



Predecessor


Period from October 1, 2001 through October 17, 2001:



                                                     EASTERN   WESTERN    OTHER     CONSOLIDATED
                                                     -------   -------   --------   ------------
  Contract services revenues.......................  $ 4,453   $   231   $    297     $  4,981
  Patient services revenues........................    1,895     3,578         55        5,528
  Other revenues...................................       47         1          4           52
                                                     -------   -------   --------     --------
     Total revenues................................    6,395     3,810        356       10,561
  Depreciation and amortization....................      893       414        234        1,541
  Total costs of operations........................    4,281     2,627        708        7,616
  Equity in earnings of unconsolidated
     partnerships..................................       42         6         --           48
  Acquisition related compensation charge..........       --        --    (15,616)     (15,616)
  Operating income (loss)..........................    2,156     1,189    (16,492)     (13,147)
  Interest expense, net............................      581       159        245          985
  Income (loss) before income taxes................    1,575     1,030    (16,737)     (14,132)

Predecessor
Three months ended December 31, 2000:
  Contract services revenues.......................  $22,583   $ 1,361   $  1,945     $ 25,889
  Patient services revenues........................    9,743    15,796        253       25,792
  Other revenues...................................       66        24         23          113
                                                     -------   -------   --------     --------
     Total revenues................................   32,392    17,181      2,221       51,794
  Depreciation and amortization....................    6,492     2,323      1,781       10,596
  Total costs of operations........................   23,185    13,150      4,007       40,342
  Equity in earnings of unconsolidated
     partnerships..................................      301        (2)        --          299
  Operating income (loss)..........................    9,508     4,029     (4,361)       9,176
  Interest expense, net............................    3,573       926      1,376        5,875
  Income (loss) before income taxes................    5,935     3,103     (5,737)       3,301



8.  HEDGING ACTIVITIES



     In the first quarter of fiscal 2001, InSight adopted SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" as amended by SFAS No. 137 and SFAS No. 138 (collectively SFAS 133). SFAS 133 requires that entities recognize all derivatives as either assets or liabilities in the statement of financial condition and measure those instruments at fair value. Under SFAS 133 an entity may designate a derivative as a hedge of exposure to either changes in: (a) the fair value of a recognized asset or liability or firm commitment, (b) cash flows of a recognized or forecasted transaction, or (c) foreign currencies of a net investment in foreign operations, firm commitments, available-for-sale securities or a forecasted transaction. Additionally, any ineffective portion of the hedging transaction is recorded currently in net income with the remainder deferred in accumulated other comprehensive income
(loss).



     The Company has established policies and procedures to permit limited types and amounts of off-balance sheet hedges to help manage interest rate risk. InSight had entered into an interest rate swap to pay a fixed rate of interest to the counterparty and received a floating rate of interest and has designated

            INSIGHT HEALTH SERVICES HOLDINGS CORP. AND SUBSIDIARIES


              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


                           (UNAUDITED) -- (CONTINUED)



the interest rate swap as a cash flow hedge of its floating rate debt. Such swaps have the effect of converting variable rate borrowings into fixed rate borrowings.



     Subsequent to the Acquisition, the Company re-designated the acquired swap as a cash flow hedge and established a new hedging relationship with the new senior credit facilities. At December 31, 2001 the notional amount of this swap was $35.8 million with a fair value loss of approximately $1.5 million. The fair value of the swap at the time of the Acquisition represents hedge ineffectiveness that will be recognized in net income over the remaining life of the swap. $217,000 of hedge ineffectiveness was recognized as a reduction to interest expense for the period ended December 31, 2001.



9.  COMPREHENSIVE INCOME (LOSS)



     Components of comprehensive income are changes in equity other than those resulting from investments by owners and distributions to owners. Net income
(loss) is the primary component of comprehensive income. For the Company, the only component of comprehensive income other than net income (loss) is the change in unrealized gain or loss on derivatives qualifying for hedge accounting, net of tax. The aggregate amount of such changes to equity that have not yet been recognized in net income are reported in the equity portion of the condensed consolidated balance sheets as accumulated other comprehensive income
(loss).



10.  DEBT



     On October 17, 2001, in connection with the Acquisition, InSight repurchased by tender offer all of its 9 5/8% senior subordinated notes due 2008 in an aggregate principal amount of $100 million and repaid its then outstanding credit facilities and certain other indebtedness.



     On October 30, 2001, the Company, through InSight, its wholly owned subsidiary, issued new 9 7/8% senior subordinated notes due 2011 (Notes) in the aggregate principal amount of $225 million. The net proceeds from the issuance of the Notes was approximately $211.5 million, $200 million of which was used to retire in full the senior subordinated bridge financing and the balance of which is being used for general corporate purposes. As a result, an extraordinary loss of approximately $7.4 million was recorded related to the write-off of associated debt issuance costs.



     On December 27, 2001, the Company filed a Form S-4 registration statement with the SEC to register an offer to exchange all of the outstanding Notes for new notes registered under the Securities Act of 1933, as amended. The terms of the exchange notes to be issued in the exchange offer are substantially identical to the Notes; however the exchange notes will be freely tradeable, except in limited circumstances.



11.  NEW PRONOUNCEMENTS



     In June 2001, the FASB issued two new pronouncements: SFAS No. 141, "Business Combinations," and SFAS No. 142, "Goodwill and Other Intangible Assets." SFAS 141 applies to all business combinations with a closing date after June 30, 2001. SFAS 141 eliminates the pooling-of-interests method of accounting and further clarifies the criteria for recognition of intangible assets separately from goodwill. InSight adopted SFAS 141, effective July 1, 2001.



     In accordance with SFAS 141 the Company engaged a valuation specialist to assist the Company in identifying acquired intangible assets, their respective fair values and amortization period related to the Acquisition. The Company has made a tentative allocation of values to these identifiable intangible assets based on preliminary estimates. The final allocation of goodwill and other intangible assets may differ significantly from current estimates.

            INSIGHT HEALTH SERVICES HOLDINGS CORP. AND SUBSIDIARIES


              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


                           (UNAUDITED) -- (CONTINUED)



     SFAS 142 eliminates the amortization of goodwill, permits indefinite-lived intangible assets and initiates an annual review for impairment. Identifiable intangible assets with a determinable useful life will continue to be amortized. InSight adopted SFAS 142 effective July 1, 2001, which required InSight to cease amortization of its remaining net goodwill balance and to perform a transitional goodwill impairment test of July 1, 2001, and thereafter an impairment test at least annually. Impairment results when the fair value of InSight's reporting segments, including goodwill, is less than its carrying value. SFAS 142 permits six months from the adoption date to complete a review of goodwill for impairment and record necessary adjustments prior to the end of fiscal 2002. InSight concluded that the book value of goodwill was not impaired as of July 1, 2001.



     In August 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." SFAS 144 addresses financial accounting and reporting for the impairment or disposal of long-lived assets. SFAS 144 supersedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," and the accounting and reporting provisions of APB Opinion No. 30, "Reporting the Results of
Operations -- Reporting the Effects and Transactions," for the disposal of a segment of a business (as previously defined in that Opinion). The provisions of SFAS 144 are effective for financial statements issued for fiscal years beginning after December 15, 2001 (with earlier application being encouraged) and generally are to be applied prospectively. The Company does not expect the adoption of SFAS 144 to have a material impact on the Company's financial condition and results of operations.



12.  SUPPLEMENTAL CONDENSED CONSOLIDATING FINANCIAL INFORMATION



     The Notes issued on October 30, 2001 by InSight, the Company's wholly owned subsidiary, and the exchange notes to be issued in the exchange offer, are or will be guaranteed by the Company (Parent Company) and all of InSight's wholly owned subsidiaries (Guarantor Subsidiaries). These guarantees are full, unconditional, joint and several. The following condensed consolidating financial information has been prepared and presented pursuant to SEC Regulation S-X Rule 3-10 "Financial statements of guarantors and issuers of guaranteed securities registered or being registered." This information is not intended to present the financial position, results of operations and cash flows of the individual companies or groups of companies in accordance with accounting principles generally accepted in the United States.

            INSIGHT HEALTH SERVICES HOLDINGS CORP. AND SUBSIDIARIES


              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


                           (UNAUDITED) -- (CONTINUED)



         SUPPLEMENTAL CONDENSED CONSOLIDATING BALANCE SHEET (UNAUDITED)


                               DECEMBER 31, 2001


                                   (COMPANY)



                                      PARENT                                  NON-
                                      COMPANY               GUARANTOR      GUARANTOR
                                       ONLY     INSIGHT    SUBSIDIARIES   SUBSIDIARIES   ELIMINATIONS   CONSOLIDATED
                                      -------   --------   ------------   ------------   ------------   ------------
                                                                  (AMOUNTS IN THOUSANDS)
               ASSETS
Current assets:
  Cash and cash equivalents.........  $    --   $     --     $ 19,785       $ 3,106       $      --       $ 22,891
  Trade accounts receivables, net...       --         --       31,341        10,346              --         41,687
  Other current assets..............       --         --        9,595           153              --          9,748
  Intercompany accounts
     receivables....................   87,698    374,625       30,476            --        (492,799)            --
                                      -------   --------     --------       -------       ---------       --------
     Total current assets...........   87,698    374,625       91,197        13,605        (492,799)        74,326
Property and equipment, net.........       --         --      131,732        26,429              --        158,161
Investments in partnerships.........       --         --        1,924            --              --          1,924
Investments in consolidated
  subsidiaries......................   (7,179)    (7,179)       9,311            --           5,047             --
Other assets........................       --         --       21,393            --              --         21,393
Goodwill and other intangible
  assets, net.......................       --         --      229,957         4,802              --        234,759
                                      -------   --------     --------       -------       ---------       --------
                                      $80,519   $367,446     $485,514       $44,836       $(487,752)      $490,563
                                      =======   ========     ========       =======       =========       ========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current portion of equipment,
     capital leases and other
     notes..........................  $    --   $  1,500     $  1,442       $   254       $      --       $  3,196
  Accounts payable and other accrued
     expenses.......................       --         --       26,199         1,029              --         27,228
  Intercompany accounts payable.....       --         --      462,323        30,476        (492,799)            --
                                      -------   --------     --------       -------       ---------       --------
     Total current liabilities......       --      1,500      489,964        31,759        (492,799)        30,424
Equipment, capital leases and other
  notes, less current portion.......       --    373,125        2,278         1,144              --        376,547
Other long-term liabilities.........       --         --          451         2,622              --          3,073
Stockholders' equity (deficit)......   80,519     (7,179)      (7,179)        9,311           5,047         80,519
                                      -------   --------     --------       -------       ---------       --------
                                      $80,519   $367,446     $485,514       $44,836       $(487,752)      $490,563
                                      =======   ========     ========       =======       =========       ========

            INSIGHT HEALTH SERVICES HOLDINGS CORP. AND SUBSIDIARIES


              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


                           (UNAUDITED) -- (CONTINUED)



         SUPPLEMENTAL CONDENSED CONSOLIDATING BALANCE SHEET (UNAUDITED)


                                 JUNE 30, 2001


                                 (PREDECESSOR)



                                                                  NON-
                                                GUARANTOR       GUARANTOR
                                    INSIGHT    SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                    --------   ------------   -------------   ------------   ------------
                                                           (AMOUNTS IN THOUSANDS)
              ASSETS
Current assets:
  Cash and cash equivalents.......  $     --     $ 19,921        $ 3,333       $      --       $ 23,254
  Trade accounts receivables,
     net..........................        --       32,758         10,597              --         43,355
  Other current assets............        --        8,273            106              --          8,379
  Intercompany accounts
     receivable...................   241,016       27,590             --        (268,606)            --
                                    --------     --------        -------       ---------       --------
     Total current assets.........   241,016       88,542         14,036        (268,606)        74,988
Property and equipment, net.......        --      123,579         24,676              --        148,255
Investments in partnerships.......        --        1,783             --              --          1,783
Investments in consolidated
  subsidiaries....................    (4,882)       9,328             --          (4,446)            --
Other assets......................        --        6,828             --              --          6,828
Goodwill, net.....................        --       84,358          4,844              --         89,202
                                    --------     --------        -------       ---------       --------
                                    $236,134     $314,418        $43,556       $(273,052)      $321,056
                                    ========     ========        =======       =========       ========
  LIABILITIES AND STOCKHOLDERS'
               EQUITY
Current liabilities:
  Current portion of equipment,
     capital leases and other
     notes........................  $ 20,810     $ 12,275        $   777       $      --       $ 33,862
  Accounts payable and other
     accrued expenses.............        --       23,033          1,302              --         24,335
  Intercompany accounts payable...        --      241,016         27,590        (268,606)            --
                                    --------     --------        -------       ---------       --------
     Total current liabilities....    20,810      276,324         29,669        (268,606)        58,197
Equipment, capital leases and
  other notes, less current
  portion.........................   149,853       42,409          2,129              --        194,391
Other long-term liabilities.......        --          567          2,430              --          2,997
Stockholders' equity (deficit)....    65,471       (4,882)         9,328          (4,446)        65,471
                                    --------     --------        -------       ---------       --------
                                    $236,134     $314,418        $43,556       $(273,052)      $321,056
                                    ========     ========        =======       =========       ========

            INSIGHT HEALTH SERVICES HOLDINGS CORP. AND SUBSIDIARIES


              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


                           (UNAUDITED) -- (CONTINUED)



      SUPPLEMENTAL CONDENSED CONSOLIDATING STATEMENT OF INCOME (UNAUDITED)


              FOR THE SIX AND THREE MONTHS ENDED DECEMBER 31, 2001


                                   (COMPANY)



                            PARENT
                           COMPANY               GUARANTOR     NON-GUARANTOR
                             ONLY     INSIGHT   SUBSIDIARIES   SUBSIDIARIES    ELIMINATION   CONSOLIDATED
                           --------   -------   ------------   -------------   -----------   ------------
                                                       (AMOUNTS IN THOUSANDS)
Revenues.................  $    --    $    --     $36,033         $7,078         $    --       $43,111
Costs of operations......       --         --      27,424          5,779              --        33,203
                           -------    -------     -------         ------         -------       -------
     Gross profit........       --         --       8,609          1,299              --         9,908
Corporate operating
  expenses...............       --         --       2,129             --              --         2,129
                           -------    -------     -------         ------         -------       -------
     Income from company
       operations........       --         --       6,480          1,299              --         7,779
Equity in earnings of
  unconsolidated
  partnerships...........       --         --         110             --              --           110
                           -------    -------     -------         ------         -------       -------
     Operating income....       --         --       6,590          1,299              --         7,889
Interest expense, net....       --         --       7,265            425              --         7,690
                           -------    -------     -------         ------         -------       -------
     Income (loss) before
       income taxes......       --         --        (675)           874              --           199
Provision for income
  taxes..................       --         --          --             --              --            --
                           -------    -------     -------         ------         -------       -------
     Income (loss) before
       equity in income
       of consolidated
       subsidiaries......       --         --        (675)           874              --           199
Equity in income of
  consolidated
  subsidiaries...........   (7,179)    (7,179)        874             --          13,484            --
                           -------    -------     -------         ------         -------       -------
     Income (loss) before
       extraordinary
       item..............   (7,179)    (7,179)        199            874          13,484           199
Extraordinary
  item -- loss on debt
  extinguishment.........       --         --      (7,378)            --              --        (7,378)
                           -------    -------     -------         ------         -------       -------
     Net income (loss)...  $(7,179)   $(7,179)    $(7,179)        $  874         $13,484       $(7,179)
                           =======    =======     =======         ======         =======       =======

            INSIGHT HEALTH SERVICES HOLDINGS CORP. AND SUBSIDIARIES


              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


                           (UNAUDITED) -- (CONTINUED)



      SUPPLEMENTAL CONDENSED CONSOLIDATING STATEMENT OF INCOME (UNAUDITED)


           FOR THE PERIOD FROM JULY 1, 2001 THROUGH OCTOBER 17, 2001


                                 (PREDECESSOR)



                                                GUARANTOR     NON-GUARANTOR
                                     INSIGHT   SUBSIDIARIES   SUBSIDIARIES    ELIMINATION   CONSOLIDATED
                                     -------   ------------   -------------   -----------   ------------
                                                           (AMOUNTS IN THOUSANDS)
Revenues...........................  $    --     $ 48,002        $15,676        $   --        $ 63,678
Costs of operations................       --       33,654         12,033            --          45,687
                                     -------     --------        -------        ------        --------
     Gross profit..................       --       14,348          3,643            --          17,991
Corporate operating expenses.......       --        3,184             --            --           3,184
                                     -------     --------        -------        ------        --------
     Income from company
       operations..................       --       11,164          3,643            --          14,807
Equity in earnings of
  unconsolidated partnerships......       --          382             --            --             382
Acquisition related compensation
  charge...........................       --      (15,616)            --            --         (15,616)
                                     -------     --------        -------        ------        --------
     Operating income (loss).......       --       (4,070)         3,643            --            (427)
Interest expense, net..............       --        5,489            832            --           6,321
                                     -------     --------        -------        ------        --------
     Income (loss) before income
       taxes.......................       --       (9,559)         2,811            --          (6,748)
Provision (benefit) for income
  taxes............................       --       (2,100)            --            --          (2,100)
                                     -------     --------        -------        ------        --------
     Income (loss) before equity in
       income of consolidated
       subsidiaries................       --       (7,459)         2,811            --          (4,648)
Equity in income (loss) of
  consolidated subsidiaries........   (4,648)       2,811             --         1,837              --
                                     -------     --------        -------        ------        --------
     Net income (loss).............  $(4,648)    $ (4,648)       $ 2,811        $1,837        $ (4,648)
                                     =======     ========        =======        ======        ========

            INSIGHT HEALTH SERVICES HOLDINGS CORP. AND SUBSIDIARIES


              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


                           (UNAUDITED) -- (CONTINUED)



      SUPPLEMENTAL CONDENSED CONSOLIDATING STATEMENT OF INCOME (UNAUDITED)


                   FOR THE SIX MONTHS ENDED DECEMBER 31, 2000


                                 (PREDECESSOR)



                                                 GUARANTOR     NON-GUARANTOR
                                      INSIGHT   SUBSIDIARIES   SUBSIDIARIES    ELIMINATION   CONSOLIDATED
                                      -------   ------------   -------------   -----------   ------------
                                                            (AMOUNTS IN THOUSANDS)
Revenues............................  $   --      $84,709         $19,305        $    --       $104,014
Costs of operations.................      --       65,865          15,026             --         80,891
                                      ------      -------         -------        -------       --------
     Gross profit...................               18,844           4,279             --         23,123
Corporate operating expenses........      --        5,277              --             --          5,277
                                      ------      -------         -------        -------       --------
     Income from company
       operations...................      --       13,567           4,279             --         17,846
Equity in earnings of unconsolidated
  partnerships......................      --          425              --             --            425
                                      ------      -------         -------        -------       --------
     Operating income...............      --       13,992           4,279             --         18,271
Interest expense, net...............      --       10,758           1,149             --         11,907
                                      ------      -------         -------        -------       --------
     Income before income taxes.....      --        3,234           3,130             --          6,364
Provision for income taxes..........      --          636              --             --            636
                                      ------      -------         -------        -------       --------
     Income before equity in income
       of consolidated
       subsidiaries.................      --        2,598           3,130             --          5,728
Equity in income of consolidated
  subsidiaries......................   5,728        3,130              --         (8,858)            --
                                      ------      -------         -------        -------       --------
     Net income.....................  $5,728      $ 5,728         $ 3,130        $(8,858)      $  5,728
                                      ======      =======         =======        =======       ========

            INSIGHT HEALTH SERVICES HOLDINGS CORP. AND SUBSIDIARIES


              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


                           (UNAUDITED) -- (CONTINUED)



      SUPPLEMENTAL CONDENSED CONSOLIDATING STATEMENT OF INCOME (UNAUDITED)


          FOR THE PERIOD FROM OCTOBER 1, 2001 THROUGH OCTOBER 17, 2001


                                 (PREDECESSOR)



                                                GUARANTOR     NON-GUARANTOR
                                     INSIGHT   SUBSIDIARIES   SUBSIDIARIES    ELIMINATION   CONSOLIDATED
                                     -------   ------------   -------------   -----------   ------------
                                                           (AMOUNTS IN THOUSANDS)
Revenues...........................  $    --     $  6,437        $4,124         $   --        $ 10,561
Costs of operations................       --        4,527         3,089             --           7,616
                                     -------     --------        ------         ------        --------
     Gross profit..................       --        1,910         1,035             --           2,945
Corporate operating expenses.......       --          524            --             --             524
                                     -------     --------        ------         ------        --------
     Income from company
       operations..................       --        1,386         1,035             --           2,421
Equity in earnings of
  unconsolidated partnerships......       --           48            --             --              48
Acquisition related compensation
  charge...........................       --      (15,616)           --             --         (15,616)
                                     -------     --------        ------         ------        --------
     Operating income (loss).......       --      (14,182)        1,035             --         (13,147)
Interest expense, net..............       --          778           207             --             985
                                     -------     --------        ------         ------        --------
     Income (loss) before income
       taxes.......................       --      (14,960)          828             --         (14,132)
Provision (benefit) for income
  taxes............................       --       (4,517)           --             --          (4,517)
                                     -------     --------        ------         ------        --------
     Income (loss) before equity in
       income of consolidated
       subsidiaries................       --      (10,443)          828             --          (9,615)
Equity in income (loss) of
  consolidated subsidiaries........   (9,615)         828            --          8,787              --
                                     -------     --------        ------         ------        --------
     Net income (loss).............  $(9,615)    $ (9,615)       $  828         $8,787        $ (9,615)
                                     =======     ========        ======         ======        ========

            INSIGHT HEALTH SERVICES HOLDINGS CORP. AND SUBSIDIARIES


              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


                           (UNAUDITED) -- (CONTINUED)



      SUPPLEMENTAL CONDENSED CONSOLIDATING STATEMENT OF INCOME (UNAUDITED)


                  FOR THE THREE MONTHS ENDED DECEMBER 31, 2000


                                 (PREDECESSOR)



                                                 GUARANTOR     NON-GUARANTOR
                                      INSIGHT   SUBSIDIARIES   SUBSIDIARIES    ELIMINATION   CONSOLIDATED
                                      -------   ------------   -------------   -----------   ------------
                                                            (AMOUNTS IN THOUSANDS)
Revenues............................  $   --      $42,271         $9,523         $    --       $51,794
Costs of operations.................      --       32,837          7,505              --        40,342
                                      ------      -------         ------         -------       -------
     Gross profit...................      --        9,434          2,018              --        11,452
Corporate operating expenses........      --        2,575             --              --         2,575
                                      ------      -------         ------         -------       -------
     Income from company
       operations...................      --        6,859          2,018              --         8,877
Equity in earnings of unconsolidated
  partnerships......................      --          299             --              --           299
                                      ------      -------         ------         -------       -------
     Operating income...............      --        7,158          2,018              --         9,176
Interest expense, net...............      --        5,291            584              --         5,875
                                      ------      -------         ------         -------       -------
     Income before income taxes.....      --        1,867          1,434              --         3,301
Provision for income taxes..........      --          330             --              --           330
                                      ------      -------         ------         -------       -------
     Income before equity in income
       of consolidated
       subsidiaries.................      --        1,537          1,434              --         2,971
Equity in income of consolidated
  subsidiaries......................   2,971        1,434             --          (4,405)           --
                                      ------      -------         ------         -------       -------
     Net income.....................  $2,971      $ 2,971         $1,434         $(4,405)      $ 2,971
                                      ======      =======         ======         =======       =======

            INSIGHT HEALTH SERVICES HOLDINGS CORP. AND SUBSIDIARIES


              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


                           (UNAUDITED) -- (CONTINUED)



    SUPPLEMENTAL CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS (UNAUDITED)


                   FOR THE SIX MONTHS ENDED DECEMBER 31, 2001


                                   (COMPANY)



                                   PARENT
                                   COMPANY                 GUARANTOR     NON-GUARANTOR
                                    ONLY       INSIGHT    SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                  ---------   ---------   ------------   -------------   ------------   ------------
                                                                (AMOUNTS IN THOUSANDS)
OPERATING ACTIVITIES:
  Net income (loss).............  $  (7,179)  $  (7,179)    $(7,179)        $   874        $13,484       $  (7,179)
  Adjustments to reconcile net
    income (loss) to net cash
    provided by (used in)
    operating activities:
    Extraordinary loss on debt
      extinguishment............         --          --       7,378              --             --           7,378
    Depreciation and
      amortization..............         --          --       6,833             990             --           7,823
    Equity in income (loss) of
      consolidated
      subsidiaries..............      7,179       7,179        (874)             --        (13,484)             --
  Cash provided by (used in)
    changes in operating assets
    and liabilities:
    Trade accounts receivables,
      net.......................         --          --       3,758             288             --           4,046
    Intercompany receivables,
      net.......................    101,846    (204,337)    102,615            (124)            --              --
    Other current assets........         --          --      (1,154)             52             --          (1,102)
    Accounts payable and other
      accrued expenses..........         --          --         546            (195)            --             351
                                  ---------   ---------     -------         -------        -------       ---------
      Net cash provided by (used
         in) operating
         activities.............    101,846    (204,337)    111,923           1,885             --          11,317
                                  ---------   ---------     -------         -------        -------       ---------
INVESTING ACTIVITIES:
  Purchase of InSight common
    stock.......................   (187,722)         --          --              --             --        (187,722)
  Cash acquired in the
    Acquisition.................         --          --       4,682           3,747             --           8,429
  Additions to property and
    equipment...................         --          --      (9,109)         (2,327)            --         (11,436)
  Other.........................         --          --        (634)             --             --            (634)
                                  ---------   ---------     -------         -------        -------       ---------
      Net cash provided by (used
         in) investing
         activities.............   (187,722)         --      (5,061)          1,420             --        (191,363)
                                  ---------   ---------     -------         -------        -------       ---------
FINANCING ACTIVITIES:
  Proceeds from sale of common
    stock, net of equity
    issuance costs..............     85,876          --          --              --             --          85,876
  Payment of deferred loan
    fees........................         --          --     (27,594)             --             --         (27,594)
  Principal payments of debt and
    capital lease obligations...         --    (370,663)    (59,338)            (39)            --        (430,040)
  Proceeds from issuance of
    debt........................         --     575,000          --              --             --         575,000
  Other.........................         --          --        (145)           (160)            --            (305)
                                  ---------   ---------     -------         -------        -------       ---------
      Net cash provided by (used
         in) financing
         activities.............     85,876     204,337     (87,077)           (199)            --         202,937
                                  ---------   ---------     -------         -------        -------       ---------
INCREASE IN CASH AND CASH
  EQUIVALENTS...................         --          --      19,785           3,106             --          22,891
  Cash, beginning of period.....         --          --          --              --             --              --
                                  ---------   ---------     -------         -------        -------       ---------
  Cash, end of period...........  $      --   $      --     $19,785         $ 3,106        $    --       $  22,891
                                  =========   =========     =======         =======        =======       =========

            INSIGHT HEALTH SERVICES HOLDINGS CORP. AND SUBSIDIARIES


              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


                           (UNAUDITED) -- (CONTINUED)



    SUPPLEMENTAL CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS (UNAUDITED)


           FOR THE PERIOD FROM JULY 1, 2001 THROUGH OCTOBER 17, 2001


                                 (PREDECESSOR)



                                                    GUARANTOR     NON-GUARANTOR
                                         INSIGHT   SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                         -------   ------------   -------------   ------------   ------------
                                                                (AMOUNTS IN THOUSANDS)
OPERATING ACTIVITIES:
  Net income (loss)....................  $(4,648)    $ (4,648)       $ 2,811        $ 1,837        $ (4,648)
  Adjustments to reconcile net income
     (loss) to net cash provided by
     (used in) operating activities:
     Acquisition related compensation
       charge..........................       --       15,616             --             --          15,616
     Depreciation and amortization.....       --        7,920          1,903             --           9,823
     Equity in income (loss) of
       consolidated subsidiaries.......    4,648       (2,811)            --         (1,837)             --
  Cash provided by (used in) changes in
     operating assets and liabilities:
     Trade accounts receivables, net...       --       (2,341)           (37)            --          (2,378)
     Intercompany receivables, net.....     (145)         837           (692)            --              --
     Other current assets..............       --       (3,517)           (99)            --          (3,616)
     Accounts payable and other accrued
       expenses........................       --          101            (78)            --              23
                                         -------     --------        -------        -------        --------
       Net cash provided by (used in)
          operating activities.........     (145)      11,157          3,808             --          14,820
                                         -------     --------        -------        -------        --------
INVESTING ACTIVITIES:
  Additions to property and
     equipment.........................       --      (18,575)        (2,277)            --         (20,852)
  Other................................       --         (740)            --             --            (740)
                                         -------     --------        -------        -------        --------
       Net cash used in investing
          activities...................       --      (19,315)        (2,277)            --         (21,592)
                                         -------     --------        -------        -------        --------
FINANCING ACTIVITIES:
  Proceeds from stock options
     exercised.........................      145           --             --             --             145
  Principal payments of debt and
     capital lease obligations.........       --       (7,110)        (1,469)            --          (8,579)
  Other................................       --           29            352             --             381
                                         -------     --------        -------        -------        --------
       Net cash provided by (used in)
          financing activities.........      145       (7,081)        (1,117)            --          (8,053)
                                         -------     --------        -------        -------        --------
INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS..........................       --      (15,239)           414             --         (14,825)
  Cash, beginning of period............       --       19,921          3,333             --          23,254
                                         -------     --------        -------        -------        --------
  Cash, end of period..................  $    --     $  4,682        $ 3,747        $    --        $  8,429
                                         =======     ========        =======        =======        ========

            INSIGHT HEALTH SERVICES HOLDINGS CORP. AND SUBSIDIARIES


              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


                           (UNAUDITED) -- (CONTINUED)



    SUPPLEMENTAL CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS (UNAUDITED)


                   FOR THE SIX MONTHS ENDED DECEMBER 31, 2000


                                 (PREDECESSOR)



                                                    GUARANTOR     NON-GUARANTOR
                                         INSIGHT   SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                         -------   ------------   -------------   ------------   ------------
                                                                (AMOUNTS IN THOUSANDS)
OPERATING ACTIVITIES:
  Net income...........................  $ 5,728     $  5,728        $ 3,130        $(8,858)       $  5,728
  Adjustments to reconcile net income
     to net cash provided by operating
     activities:
     Depreciation and amortization.....       --       18,362          2,574             --          20,936
     Equity in income of consolidated
       subsidiaries....................   (5,728)      (3,130)            --          8,858              --
  Cash provided by (used in) changes in
     operating assets and liabilities:
     Trade accounts receivables........       --       (1,956)        (2,140)            --          (4,096)
     Intercompany receivables, net.....    6,607       (5,090)        (1,517)            --              --
     Other current assets..............       --         (695)           (46)            --            (741)
     Accounts payable and other accrued
       expenses........................       --       (2,856)            22             --          (2,834)
                                         -------     --------        -------        -------        --------
       Net cash provided by operating
          activities...................    6,607       10,363          2,023             --          18,993
                                         -------     --------        -------        -------        --------
INVESTING ACTIVITIES:
  Additions to property and
     equipment.........................       --      (16,703)        (1,939)            --         (18,642)
  Other................................       --         (149)          (124)            --            (273)
                                         -------     --------        -------        -------        --------
       Net cash used in investing
          activities...................       --      (16,852)        (2,063)            --         (18,915)
                                         -------     --------        -------        -------        --------
FINANCING ACTIVITIES:
  Proceeds from stock options
     exercised.........................       89           --             --             --              89
  Principal payments of debt and
     capital lease obligations.........   (9,196)      (5,638)          (240)            --         (15,074)
  Proceeds from issuance of debt.......    2,500           --             --             --           2,500
  Other................................       --          291            130             --             421
                                         -------     --------        -------        -------        --------
       Net cash used in financing
          activities...................   (6,607)      (5,347)          (110)            --         (12,064)
                                         -------     --------        -------        -------        --------
DECREASE IN CASH AND CASH
  EQUIVALENTS..........................       --      (11,836)          (150)            --         (11,986)
  Cash, beginning of period............       --       25,375          1,758             --          27,133
                                         -------     --------        -------        -------        --------
  Cash, end of period..................  $    --     $ 13,539        $ 1,608        $    --        $ 15,147
                                         =======     ========        =======        =======        ========

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Stockholders of InSight Health Services Holdings Corp.:



     We have audited the accompanying consolidated balance sheet of InSight Health Services Holdings Corp. (a Delaware corporation) and subsidiary as of June 30, 2001 and the related statement of stockholders' equity for the period from inception (June 13, 2001) to June 30, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.



     We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.



     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of InSight Health Services Holdings Corp. and subsidiary as of June 30, 2001 and for the period from inception (June 13, 2001) to June 30, 2001 in conformity with accounting principles generally accepted in the United States.



/s/ ARTHUR ANDERSEN LLP



Orange County, California


September 10, 2001

             INSIGHT HEALTH SERVICES HOLDINGS CORP. AND SUBSIDIARY


                           CONSOLIDATED BALANCE SHEET



                                                              JUNE 30, 2001
                                                              -------------
ASSETS
ASSETS......................................................      $ --
                                                                  ====
LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES.................................................      $ --
STOCKHOLDERS' EQUITY:.......................................        --
Preferred stock, $.001 par value; 1,000,000 shares
  authorized, no shares issued or outstanding...............        --
Common stock subscription receivable........................       (90)
Common stock, $.001 par value; 10,000,000 shares authorized,
  5 shares issued and outstanding...........................        --
Additional paid-in capital..................................        90
                                                                  ----
     Total stockholders' equity.............................        --
                                                                  ----
  Total liabilities and stockholders' equity................      $ --
                                                                  ====



The accompanying notes are an integral part of this consolidated balance sheet.

             INSIGHT HEALTH SERVICES HOLDINGS CORP. AND SUBSIDIARY



                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY


                FROM INCEPTION (JUNE 13, 2001) TO JUNE 30, 2001



                                                                       COMMON
                                                   COMMON STOCK        STOCK       ADDITIONAL
                                                  ---------------   SUBSCRIPTION    PAID-IN
                                                  SHARES   AMOUNT    RECEIVABLE     CAPITAL     TOTAL
                                                  ------   ------   ------------   ----------   -----
Balance at Inception (June 13, 2001)............   --       $--         $ --          $--        $--
Issuance of common stock........................    5        --          (90)          90         --
                                                    --      ---         ----          ---        ---
Balance at June 30, 2001........................    5       $--         $(90)         $90        $--
                                                    ==      ===         ====          ===        ===



   The accompanying notes are an integral part of this consolidated financial statement.

             INSIGHT HEALTH SERVICES HOLDINGS CORP. AND SUBSIDIARY



                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



1.  CORPORATE ORGANIZATION AND BUSINESS



     InSight Health Services Holdings Corp. (Company), a Delaware corporation, was originally incorporated on June 13, 2001 under the name of JWC/Halifax Holdings Corp. On June 29, 2001, the Company's name was changed to InSight Health Services Holdings Corp.



     The Company was formed for the purpose of consummating an acquisition of InSight Health Services Corp. (InSight), a Delaware corporation, through a merger of the Company's wholly owned subsidiary, InSight Health Services Acquisition Corp. (formerly JWCH Merger Corp.) (Acquisition Corp) with and into InSight whereby InSight would become the wholly-owned subsidiary of the Company. The acquisition was consummated on October 17, 2001.



     The Company has no prior or current operations or cash activity. Acquisition Corp. was merged out of existence of October 17, 2001 and had no prior operations or cash activity.



     The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary. All significant intercompany amounts have been eliminated in consolidation.



2. ACQUISITION AND RELATED FINANCING TRANSACTIONS (SUBSEQUENT
   EVENT -- UNAUDITED)



     On October 17, 2001, Acquisition Corp. merged with InSight. InSight was the surviving corporation and became a wholly-owned subsidiary of the Company. InSight is deemed to be the predecessor for future SEC reporting purposes. J.W. Childs Equity Partners II (Childs) and an affiliate own approximately 80% of the outstanding common stock of the Company and Halifax Capital Partners (Halifax) and an affiliate own approximately 20% of the outstanding common stock of the Company. In addition, certain members of senior management rolled over portion of their InSight stock options into stock options of the Company at the consummation of the acquisition. In connection with the Company's acquisition of InSight, the Company's stockholders purchased additional shares of the Company's common stock, resulting in net proceeds as follows (in millions):



J.W. Childs Equity Partners II and affiliate................  $ 79.8
Halifax Capital Partners and affiliate......................    20.0
Net value of rolled management options......................     1.7
                                                              ------
                                                              $101.5
                                                              ======



     Upon consummation of the acquisition, each of InSight's stockholders became entitled to receive $18.00 in cash for each share of InSight common stock that they owned prior to the acquisition. Holders of options and warrants, which prior to the acquisition were exercisable for InSight common stock, received the difference between $18.00 and the exercise price for each share of common stock the holder could have acquired pursuant to the terms of the options or warrants, and the options and warrants were terminated. This resulted in a charge of approximately $19.7 million, which will be reflected in InSight's pre-merger financial statements in the second quarter of fiscal 2002. InSight's stockholders, option holders and warrant holders immediately prior to the acquisition became entitled to receive aggregate cash consideration of approximately $187.7 million as a result of the acquisition.



     Concurrently with the acquisition, (i) Acquisition Corp. repurchased by tender offer all of InSight's 9 5/8% senior subordinated notes due 2008 (Prior Notes) in an aggregate principal amount of $100 million, (ii) InSight repaid its then outstanding senior credit facilities and certain other indebtedness and
(iii) InSight paid fees and expenses relating to the acquisition and related financing transactions. InSight will record a pre-merger extraordinary loss on extinguishment of existing indebtedness of approximately $20.0 million in the second quarter of fiscal 2002.

             INSIGHT HEALTH SERVICES HOLDINGS CORP. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


     These transactions were financed through:



     - Borrowings of $150 million under $275 million of new senior credit facilities;



     - A $200 million senior subordinated bridge financing; and



     - The investment by Childs, Halifax and certain of their affiliates of $98.1 million; management options and common stock rollover with a total net value of approximately $1.9 million as discussed above.



     The acquisition will be accounted for as a purchase of InSight by the Company. As such, the recorded amounts of InSight's assets and liabilities will change significantly as a result of the application of purchase accounting. Management is currently in the process of evaluating the appropriate purchase accounting adjustments.



     On October 30, 2001, InSight issued new 9 7/8% senior subordinated notes due 2011 (Outstanding Notes) in the aggregate principal amount of $225 million. The net proceeds from the issuance of the Outstanding Notes was approximately $211.5 million, $200 million of which was used to retire in full the senior subordinated bridge financing and the balance is being used for general corporate purposes. InSight will record a post-merger extraordinary loss on extinguishment of the senior subordinated bridge financing of approximately $7.8 million in the second quarter of fiscal 2002.



     Upon the completion of the acquisition, InSight and the Company entered into a management agreement with J.W. Childs Advisors II, L.P., the general partner of J.W. Childs Equity Partners II, and Halifax Genpar L.P., the general partner of Halifax Capital Partners. Under the agreement, InSight paid J.W. Childs Advisors II and Halifax Genpar a transaction fee of $4,500,000 and $1,125,000, respectively, for services rendered in connection with the acquisition. Additionally, J.W. Childs Advisors II and Halifax Genpar will provide business, management and financial advisory services to InSight and the Company in consideration of (1) an annual fee of $240,000 to be paid to J.W. Childs Advisors II and (2) an annual fee of $60,000 to be paid to Halifax Genpar. InSight and the Company will also reimburse such entities for all travel and other out-of-pocket expenses incurred by such entities in connection with their performance of the advisory services under the agreement. The management agreement has an initial term of five years, which term will automatically renew for one year periods thereafter and is subject to earlier termination by the board of directors of InSight and the Company. Furthermore, the Company and InSight have agreed to indemnify and hold harmless J.W. Childs Advisors II and Halifax Genpar and their affiliates, from and against any and all claims, losses, damages and expenses arising out of the acquisition or the performance by J.W. Childs Advisors II and Halifax Genpar of their obligations under the management agreement.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                  $225,000,000

                         INSIGHT HEALTH SERVICES CORP.
                         OFFER TO EXCHANGE $225,000,000
                   9 7/8% SENIOR SUBORDINATED NOTES DUE 2011

       FOR REGISTERED 9 7/8% SERIES B SENIOR SUBORDINATED NOTES DUE 2011


                           -------------------------

                                   PROSPECTUS
                           -------------------------

                                          , 2002

     We have not authorized any dealer, salesperson or other person to give any information or represent anything to you other than the information contained in this prospectus. You must not rely on unauthorized information or representations.

     This prospectus does not offer to sell or ask for offers to buy any of the securities in any jurisdiction where it is unlawful, where the person making the offer is not qualified to do so, or to any person who cannot legally be offered the securities. The information in this prospectus is current only as of the date on its cover, and may change after that date. For any time after the cover date of this prospectus, we do not represent that our business is the same as described or that the information in this prospectus is correct -- nor do we imply those things by delivering this prospectus or selling securities to you.

     Until           , 2002 (90 days after the date of this prospectus), all
dealers effecting transactions in the exchange notes, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when selling exchange notes received in exchange for outstanding notes held for their own account.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

INDEMNIFICATION OF DIRECTORS AND OFFICERS OF DELAWARE CORPORATE REGISTRANTS

     The following is a summary of the statues, charter and bylaw provisions, contracts or other arrangements under which each of the Registrants' directors and officers are insured or indemnified against liability in their capacities as such. All of the directors and officers of the Registrants are covered by insurance policies maintained and held in effect by InSight against certain liabilities for actions taken in their capacities as such, including liabilities under the Securities Act.

REGISTRANTS INCORPORATED UNDER DELAWARE LAW

     InSight, InSight Holdings, InSight Health Corp., Signal Medical Services, Inc., Open MRI, Inc., Maxum Health Corp., Radiosurgery Centers, Inc., Maxum Health Services Corp., and Diagnostic Solutions Corp. are incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law ("DGCL") provides that a corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or complete action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or suit by or the right of the corporation to procure a judgment in its favor, against expenses actually and reasonably incurred in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court or Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     InSight's certificate of incorporation limits the liability of its directors and officers to the fullest extent permitted under the DGCL. The certificate of incorporation specifies that the directors and officers will not be personally liable for monetary damages for breach of fiduciary duty as a director or officer, as applicable. This limitation does not apply to actions by a director or officer that do not meet the standards of conduct which make it permissible under the DGCL for InSight Holdings to indemnify such director or officer. InSight has entered into separate indemnification agreements with its executive officers and each of its former directors that could require InSight, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors and executive officers and to advance expenses incurred by them as a result of any proceedings against them as to which they could be indemnified.

     InSight Holdings's certificate of incorporation limits the liability of its directors and officers to the fullest extent permitted under the DGCL. The certificate of incorporation specifies that the directors and officers will not be personally liable for monetary damages for breach of fiduciary duty as a director or officer. This limitation does not apply to actions by a director or officer that do not meet the standards of conduct which make it permissible under the DGCL for us to indemnify such director or officer.

     InSight Health Corp.'s certificate of incorporation limits the personal liability of its directors for monetary damages for breach of fiduciary duty as a director except for liability for any breach of the director's duty of loyalty to the corporation or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, under
Section 174 of the DGCL, or for any transaction from which the director derived any improper personal benefit. It also indemnifies its officers, directors, and employees and agents to the extent permitted by the DGCL. The right to indemnification shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition, provided however, that, if the DGCL requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer shall be made only upon delivery to the corporation of an undertaking to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses. Its bylaws provide for indemnification of any person made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or any constituent corporation absorbed in a consolidation or merger, or serves or served with another corporation, partnership, joint venture, trust or other enterprise at the request of the corporation or any such constituent corporation and provide such expenses incurred in defending such actions upon receipt of an undertaking by or on behalf of such persons to repay such advances unless it shall be ultimately determined that such person is entitled to indemnification by the corporation.

     Signal Medical Services, Inc.'s certificate of incorporation limits the personal liability of its directors for monetary damages for breach of fiduciary duty as a director except for liability for any breach of the director's duty of loyalty to the corporation or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, under Section 174 of the DGCL, or for any transaction from which the director derived any improper personal benefit. The corporation also indemnifies its officers, directors, and employees and agents to the extent permitted by the DGCL. Article VII of its bylaws indemnifies to the fullest extent provided by the DGCL each person who was or is made a party or is threatened to be a party to or is involved in any action, suit or proceeding by reason of the fact that he or she, as a person of whom he or she is the legal representative, is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee, fiduciary, or agent of another corporation or of a partnership, joint venture, trust or other enterprise. The corporation may provide indemnification to employees and agents of the corporation with the same scope and effect as the indemnification for directors and officers.

     Open MRI, Inc.'s certificate of incorporation limits the liability of its directors to the fullest extent permitted by the DGCL for monetary damages for a breach of fiduciary duty as a director. Article VII of its bylaws indemnifies to the fullest extent provided by the DGCL each person who was or is made a party or is threatened to be a party to or is involved in any action, suit or proceeding by reason of the fact that he or she, as a person of whom he or she is the legal representative, is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee, fiduciary, or agent of another corporation or of a partnership, joint venture, trust or other enterprise. The corporation may provide indemnification to employees and agents of the corporation with the same scope and effect as the indemnification for directors and officers.

     Maxum Health Corp.'s certificate of incorporation limits a directors liability to the fullest extent permitted by the DGCL for monetary damages for a breach of fiduciary duty as a director. Article V of its bylaws indemnifies to the fullest extent provided by the DGCL each person who was or is made a party or is threatened to be a party to or is involved in any action, suit or proceeding by reason of the fact that he or she, as a person of whom he or she is the legal representative, is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee, fiduciary, or agent of another corporation or of a partnership, joint venture, trust or other enterprise. The corporation may provide indemnification to employees and agents of the corporation with the same scope and effect as the indemnification for directors and officers.

     Radiosurgery Centers, Inc.'s certificate of incorporation limits the personal liability of its directors for monetary damages for breach of fiduciary duty as a director except for liability for any breach of the director's duty of loyalty to the corporation or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, under Section 174 of the DGCL, or for any transaction from which the director derived any improper personal benefit. Article VII of its bylaws also indemnifies its officers, directors, and employees and agents to the extent permitted by the DGCL. The right to indemnification shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition, provided however, that, if the DGCL requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer shall be made only upon delivery to the corporation of undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses.

     Maxum Health Services Corp.'s bylaws limit the personal liability of its directors for monetary damages for breach of fiduciary duty as a director except for liability for any breach of the director's duty of loyalty to the corporation or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, under
Section 174 of the DGCL, or for any transaction from which the director derived any improper personal benefit. The liability of a director shall be further eliminated or limited to the fullest extent provided by an amendment to the DGCL or any other applicable law authorizing such corporate action. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding by reason of the fact that he or she or a person of whom he or she is a legal representative or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer or employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified by the corporation to the fullest extent authorized by the DGCL. Such right to indemnification includes the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition, provided that if the DGCL or any other applicable law requires the payment of such expenses in advance of the final disposition of a proceeding, payment shall be made only upon delivery to the corporation of an undertaking by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified.

REGISTRANTS INCORPORATED UNDER INDIANA LIMITED PARTNERSHIP LAW

     MRI Associates, L.P. is a limited partnership formed under the laws of the State of Indiana. Under Section 2(9) of Indiana's Limited Liability Partnership Act, a limited partnership may indemnify a person made a party to an action because the person is or was a partner, employee, officer, or agent of the partnership against liability incurred in the action if (1) the person's conduct was in good faith; and (2) the person reasonably believed (a) in the case of conduct in the person's capacity as a partner, that the person's conduct was in the best interests of the partnership; and (b) in all other cases that the person's conduct was at least not opposed to the best interests of the partnership; and (3) in the case of any criminal action, the person either had reasonable cause to believe the person's conduct was lawful or had no reasonable cause to believe the person's conduct was unlawful. These indemnification provisions do not exclude any other rights to indemnification that a partner, employee, officer or agent of the limited partnership may have under the partnership agreement or with the written consent of all partners. MRI Associates, L.P.'s Agreement of Limited Partnership provides for indemnification of the general partner, its agents and employees so long as the acts or omissions were taken in good faith and in a manner reasonably believed by the general partner to be, or not opposed to, the best interests of the partnership. However, no indemnity is made if the conduct was found by a court of competent jurisdiction to be the result of gross negligence or reckless or intentional misconduct or breach of fiduciary duty, unless and only to the extent that the court determines that in view of all circumstances the general partner, agent or employee is entitled to indemnity for such expense as the court deems proper. If the partnership is made a party to a claim as a result of or in connection with any partner's obligations or liabilities unrelated to the partnership business, such partners cumulatively, jointly and severally shall indemnify and reimburse the partnership for all loss and expense incurred, including reasonable attorney's fees. If the partnership, general partner, or any limited partner is sued as a result of the medical activities of any other limited partner, then the limited partner whose activity resulted in a claim being made shall, jointly and severally, indemnify the partnership, general partner, the other limited partners and all of their officers, directors, agents and employees arising from or related to that claim of medical malpractice. In addition, the partnership agreement also provides that if the Partnership, the General Partner or any Limited Partner is sued as a result of the medical activities of any other Limited Partner, then the Limited Partner whose activity resulted in the claim being made shall, jointly and severally, indemnify the Partnership, the General Partner, the other Limited Partners and all of their officers, directors, agents and employees, if any, from and against any loss, liability, damage, cost or expense arising from or related to that claim of medical malpractice.


REGISTRANTS INCORPORATED UNDER PENNSYLVANIA LIMITED LIABILITY COMPANY LAW



     Wilkes-Barre Imaging, L.L.C. is a limited liability company formed under the laws of the State of Pennsylvania. Under Section 8945 of the Pennsylvania Limited Liability Company Law of 1994 ("PLLCL"), a limited liability company may and shall have the power to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever, subject to such standards and restrictions, if any, as are set forth in the operating agreement. Indemnification is not permitted under the PLLCL in any case where the act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness. Wilkes-Barre Imaging, L.L.C.'s Operating Agreement provides that Wilkes-Barre Imaging, L.L.C. will indemnify and hold harmless, to the fullest extent permitted by law, each member from and against any and all losses, claims, damages, liabilities and expenses of whatever nature, as incurred, arising out of or relating to the fact that such person was or is a member and/or a manager of Wilkes-Barre Imaging, L.L.C. The Operating Agreement limits indemnification for any member or manager if a final judgment or other final adjudication adverse to the member or manager establishes (i) that the member or manager's acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or (ii) that the member or manager personally gained financial profit or other advantage to which the member or manager was not legally entitled.


REGISTRANTS INCORPORATED UNDER TEXAS LAW

     Maxum Health Services of North Texas, Inc., Maxum Health Services of Dallas, Inc., and NDDC, Inc. are incorporated under the laws of the State of Texas. Article 2.02-1 of the Texas Business Corporation Act ("TBCA") provides that a corporation may indemnify any director or officer who was, is or is threatened to be made a named defendant or respondent in a proceeding because he or she is or was a director or officer, provided that the director or officer
(1) conducted himself in good faith, (2) reasonably believed (a) in the case of conduct in his or her official capacity, that his or her conduct was in the corporation's best interests, and/or (b) in other cases, that his or her conduct was at least not opposed to the corporation's best interest, and (3) in the case of any criminal proceeding, has no reasonable cause to believe his or her conduct was unlawful. Subject to certain exceptions, a director or officer may not be indemnified if he or she is found liable to the corporation or if he or she is found liable on the basis that he or she improperly received a personal benefit. Under Texas law reasonable expenses incurred by a director or officer may be paid or reimbursed by the corporation in advance of a final disposition of the proceeding after the corporation receives a written affirmation by the director or officer of his or her good faith belief that he or she has met the standards of conduct necessary for indemnification and a written undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined that the director or officer is not entitled to indemnification by the corporation.

Texas law requires a corporation to indemnify a director or officer against reasonable expenses incurred in connection with the proceeding to which such director or officer is named defendant or respondent because he or she is or was a director or officer if he or she is wholly successful in defense of the proceeding. Texas law also permits a corporation to purchase and maintain insurance or another arrangement on behalf of any person who is or was a director or officer against any liability asserted against him and incurred by him in such a capacity or arising out of his or her status as such a director or officer, whether or not the corporation would have the power to indemnify him against liability under Article 2.02-1 of the TBCA.

     Maxum Health Services of North Texas, Inc.'s certificate of incorporation eliminates the liability of directors to the fullest extent permitted by the provisions of the TBCA and indemnifies any and all persons whom it shall have power to indemnify from and against any and all of the expenses, liabilities or other matters. Article V of the bylaws of Maxum Health Services of North Texas states that the corporation indemnifies, to the fullest extent provided by the TBCA, each person who was or is made a party or is threatened to be a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she, as a person of whom he or she is the legal representative, is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee, fiduciary, or agent of another corporation or of a partnership, joint venture, trust or other enterprise. The bylaws provide that the corporation may indemnify employees and agents of the corporation with the same scope and effect as the indemnification for directors and officers.

     Maxum Health Services of Dallas, Inc.'s certificate of incorporation eliminates the liability of directors to the fullest extent permitted by the provisions of the TBCA and indemnifies any and all persons whom it shall have power to indemnify from and against any and all of the expenses, liabilities or other matters.

     NDDC, Inc.'s certificate of incorporation eliminates the liability of directors to the fullest extent permitted by the provisions of the TBCA and indemnifies any and all persons whom it shall have power to indemnify from and against any and all of the expenses, liabilities or other matters.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.


  2.1    --   Agreement and Plan of Merger dated as of June 29, 2001, by and among InSight Health Services Holdings Corp., JWCH
              Merger Corp. and InSight, previously filed and incorporated herein by reference from InSight's Current Report on Form
              8-K, filed July 2, 2001.
  2.2    --   Amendment No. 1 to Agreement and Plan of Merger dated as of
              June 29, 2001, by and among InSight Health Services Holdings
              Corp., JWCH Merger Corp. and InSight, previously filed and incorporated by reference from InSight's Annual Report on
              Form 10-K, filed September 14, 2001.
  2.3    --   Amendment No. 2 to Agreement and Plan of Merger, dated as of
              October 9, 2001, by and among InSight Health Services
              Holdings Corp., InSight Health Services Acquisition Corp.
              and InSight Health Corp., previously filed and incorporated herein by reference from InSight's Current Report on Form
              8-K, filed October 9, 2001.
  2.4    --   Second Amended and Restated Stockholders Agreement, dated as of February 8, 2002, among InSight Health Services Holdings
              Corp., the JWC Holders (as defined therein), the Halifax
              Holders (as defined therein), the Management Holders (as
              defined therein) and the Additional Holders (as defined
              therein), filed herewith.
 *2.5    --   Management Agreement, dated as of October 17, 2001, by and among J.W. Childs Advisors II., L.P, Halifax Genpar, L.P.,
              InSight Health Services Holdings Corp. and InSight Health
              Services Corp.
 *3.1    --   Certificate of Incorporation of InSight, as amended.
 *3.2    --   Bylaws of InSight, as amended.
 *3.3    --   Certificate of Incorporation of InSight Health Services
              Holdings Corp., as amended.
 *3.4    --   Bylaws of InSight Health Services Holdings Corp.

    *3.5          --  Certificate of Incorporation of InSight Health Corp., as amended.
    *3.6          --  Bylaws of InSight Health Corp., as amended.
    *3.7          --  Certificate of Incorporation of Signal Medical Services, Inc., as amended.
    *3.8          --  Bylaws of Signal Medical Services, Inc., as amended.
    *3.9          --  Certificate of Incorporation of Open MRI, Inc., as amended.
    *3.10         --  Bylaws of Open MRI, Inc.
    *3.11         --  Certificate of Incorporation of Maxum Health Corp., as amended.
    *3.12         --  Bylaws of Maxum Health Corp., as amended.
    *3.13         --  Certificate of Incorporation of Radiosurgery Centers, Inc.
    *3.14         --  Bylaws of Radiosurgery Centers, Inc.
    *3.15         --  Certificate of Incorporation of Maxum Health Services Corp., as amended.
    *3.16         --  Bylaws of Maxum Health Services Corp.
    *3.17         --  Certificate of Limited Partnership of MRI Associates, L.P.
    *3.18         --  Agreement of Limited Partnership of MRI Associates, L.P.
    *3.19         --  Certificate of Incorporation of Maxum Health Services of North Texas, Inc.
    *3.20         --  Bylaws of Maxum Health Services of North Texas, Inc.
    *3.21         --  Certificate of Incorporation of Maxum Health Services of Dallas, Inc.
    *3.22         --  Bylaws of Maxum Health Services of Dallas, Inc.
    *3.23         --  Certificate of Incorporation of NDDC, Inc.
    *3.24         --  Bylaws of NDDC, Inc.
    *3.25         --  Certificate of Incorporation of Diagnostic Solutions Corp., as amended.
    *3.26         --  Bylaws of Diagnostic Solutions Corp.
     3.27         --  Certificate of Organization of Wilkes-Barre Imaging, L.L.C., filed herewith.
     3.28         --  Operating Agreement of Wilkes-Barre Imaging, L.L.C., filed herewith.
    *4.1          --  Indenture with respect to 9 7/8% Senior Subordinated Notes due 2011 with State Street Bank and Trust
                      Company, N.A., as Trustee, dated October 30, 2001.
     4.2          --  Supplemental Indenture with respect to Wilkes-Barre Imaging, L.L.C. with State Street Bank and Trust
                      Company, N.A., dated February 25, 2002, filed herewith.
    *4.3          --  Purchase Agreement, dated October 25, 2001 by and among InSight, Banc of America Securities LLC and
                      First Union Securities, LLC with respect to the 9 7/8% Senior Subordinated Notes due 2011.
    *4.4          --  Registration Rights Agreement, dated October 30, 2001, by and among InSight, Banc of America Securities
                      LLC and First Union Securities, LLC with respect to the 9 7/8% Senior Subordinated Notes due 2011.
     5.1          --  Opinion of Kaye Scholer LLP, filed herewith.
     5.2          --  Opinion of Hunton & Williams, filed herewith.
     8.1          --  Tax Opinion of Kaye Scholer LLP, filed herewith.
    10.1          --  Voting Agreement dated as of June 29, 2001, among InSight Health Services Holdings Corp., JWCH Merger
                      Corp., Carlyle Partners II, L.P., Carlyle Partners III, L.P., Carlyle International Partners II, L.P.,
                      Carlyle International Partners III, L.P., C/S International Partners, State Board of Administration of
                      Florida, Carlyle Investment Group, L.P., Carlyle-InSight International Partners, L.P., Carlyle-InSight
                      Partners L.P. and T.C. Group, LLC, previously filed and incorporated herein by reference from InSight's
                      Current Report on Form 8-K, filed July 2, 2001.
    10.2          --  Voting Agreement dated as of July 29, 2001, among InSight Health Services Holdings Corp., JWCH Merger
                      Corp. and General Electric Company, previously filed and incorporated herein by reference from InSight's
                      Current Report on Form 8-K, filed July 2, 2001.

 10.3    --   Voting Agreement, dated as of June 29, 2001, among InSight
              Health Services Holdings Corp., JWCH Merger Corp. and GE
              Fund, previously filed and incorporated herein by reference from InSight's Current Report on Form 8-K, filed July 2,
              2001.
*10.4    --   Credit Agreement, dated October 17, 2001, by and among
              InSight, Banc of America Securities LLC and First Union
              Securities, LLC.
*10.5    --   Note Purchase Agreement, dated as of October 17, 2001, by
              and among InSight Health Services Acquisition Corp., InSight
              Health Services Corp., InSight Health Services Holdings
              Corp., the Subsidiary Guarantors (as defined therein), Banc of America Bridge LLC, and Banc of America Securities LLC.
*10.6    --   InSight Health Services Holdings Corp. 2001 Stock Option
              Plan.
*10.7    --   InSight Health Services Holdings Corp. 2001 Stock Option
              Plan Stock Option Agreement, dated June 29, 2001, by and
              between InSight Health Services Holdings Corp. and Steven T.
              Plochocki.
*10.8    --   InSight Health Services Holdings Corp. 2001 Stock Option
              Plan Stock Option Agreement, dated June 29, 2001, by and
              between InSight Health Services Holdings Corp. and Michael
              A. Boylan.
*10.9    --   InSight Health Services Holdings Corp. 2001 Stock Option
              Plan Stock Option Agreement, dated June 29, 2001, by and
              between InSight Health Services Holdings Corp. and Thomas V.
              Croal.
*10.10   --   InSight Health Services Holdings Corp. 2001 Stock Option
              Plan Stock Option Agreement, dated June 29, 2001, by and
              between InSight Health Services Holdings Corp. and Michael
              S. Madler.
*10.11   --   Executive Employment Agreement, dated June 29, 2001, between
              InSight Health Services Corp. and Steven T. Plochocki.
*10.12   --   Executive Employment Agreement, dated June 29, 2001, between
              InSight Health Services Corp. and Patricia R. Blank.
*10.13   --   Executive Employment Agreement, dated June 29, 2001, between
              InSight Health Services Corp. and Michael A. Boylan.
*10.14   --   Executive Employment Agreement, dated June 29, 2001, between
              InSight Health Services Corp. and Thomas V. Croal.
*10.15   --   Executive Employment Agreement, dated June 29, 2001, between
              InSight Health Services Corp. and Brian G. Drazba.
*10.16   --   Executive Employment Agreement, dated June 29, 2001, between
              InSight Health Services Corp. and Michael S. Madler.
*10.17   --   Executive Employment Agreement, dated December 7, 2001,
              between InSight Health Services Corp. and Marilyn U.
              MacNiven-Young.
 10.18   --   Executive Employment Agreement, dated June 29, 2001, between
              InSight Health Services Corp. and Cecilia A. Guastaferro,
              filed herewith.
*10.19   --   Form of InSight Health Services Holdings Corp. Performance
              Based Option Agreement.
*12.1    --   Computation of ratio of earnings to fixed charges.
*21      --   Subsidiaries of InSight.
 23.1    --   Consent of Independent Public Accountants, filed herewith.
 23.2    --   Consent of Kaye Scholer LLP, included in Exhibit 5.1 hereto.
 23.3    --   Consent of Hunton & Williams, included in Exhibit 5.2
              hereto.
 25.1    --   Form T-1 Statement regarding eligibility of State Street
              Bank and Trust Company, N.A., as Trustee, filed herewith.
 99.1    --   Form of Letter of Transmittal, filed herewith.
 99.2    --   Form of Notice of Guaranteed Delivery, filed herewith.
 99.3    --   Broker Letter, filed herewith.
 99.4    --   Client Letter, filed herewith.


---------------


* Previously filed.

ITEM 22.  UNDERTAKINGS.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrants pursuant to the provisions described under Item 20 or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of a registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned Registrants hereby undertake:

          (1) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

          (2) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (A) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

             (B) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

             (C) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (3) That, for the purpose of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (4) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the exchange offer.

          (5) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form S-4, within one business day of the receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Newport Beach, State of California, on March 22, 2002.


                                          INSIGHT HEALTH SERVICES CORP.

                                          By:    /s/ STEVEN T. PLOCHOCKI
                                            ------------------------------------
                                              Name: Steven T. Plochocki
                                              Title:   President and Chief
                                                       Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this amended registration statement has been signed by the following persons in the capacities indicated on March 22, 2002.


                      SIGNATURE
                      ---------
               /s/ STEVEN T. PLOCHOCKI                  President and Chief Executive Officer
-----------------------------------------------------   (principal executive officer)
                 Steven T. Plochocki

                 /s/ THOMAS V. CROAL                    Executive Vice President and Chief Financial
-----------------------------------------------------   Officer (principal financial and accounting
                   Thomas V. Croal                      officer)

                 /s/ STEVEN G. SEGAL                    Director
-----------------------------------------------------
                   Steven G. Segal

                  /s/ EDWARD D. YUN                     Director
-----------------------------------------------------
                    Edward D. Yun

              /s/ MICHAEL N. CANNIZZARO                 Director
-----------------------------------------------------
                Michael N. Cannizzaro

                /s/ MARK J. TRICOLLI                    Director
-----------------------------------------------------
                  Mark J. Tricolli

                 /s/ DAVID W. DUPREE                    Director
-----------------------------------------------------
                   David W. Dupree

                /s/ KENNETH M. DOYLE                    Director
-----------------------------------------------------
                  Kenneth M. Doyle

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Newport Beach, State of California, on March 22, 2002.


                                          INSIGHT HEALTH SERVICES HOLDINGS CORP.


                                          By:    /s/ STEVEN T. PLOCHOCKI

                                            ------------------------------------

                                              Name: Steven T. Plochocki


                                              Title:   President and Chief
                                              Executive Officer



     Pursuant to the requirements of the Securities Act of 1933, this amended registration statement has been signed by the following persons in the capacities indicated on March 22, 2002.



                      SIGNATURE
                      ---------
               /s/ STEVEN T. PLOCHOCKI                  President and Chief Executive Officer
-----------------------------------------------------   (principal executive officer)
                 Steven T. Plochocki

                 /s/ THOMAS V. CROAL                    Executive Vice President and Chief Financial
-----------------------------------------------------   Officer (principal financial and accounting
                   Thomas V. Croal                      officer)

                /s/ MARK J. TRICOLLI                    Director
-----------------------------------------------------
                  Mark J. Tricolli

                 /s/ STEVEN G. SEGAL                    Director
-----------------------------------------------------
                   Steven G. Segal

              /s/ MICHAEL N. CANNIZZARO                 Director
-----------------------------------------------------
                Michael N. Cannizzaro

                  /s/ EDWARD D. YUN                     Director
-----------------------------------------------------
                    Edward D. Yun

                 /s/ DAVID W. DUPREE                    Director
-----------------------------------------------------
                   David W. Dupree

                /s/ KENNETH M. DOYLE                    Director
-----------------------------------------------------
                  Kenneth M. Doyle

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Newport Beach, State of California, on March 22, 2002.


                                          INSIGHT HEALTH CORP.

                                          By:    /s/ STEVEN T. PLOCHOCKI
                                            ------------------------------------
                                              Name: Steven T. Plochocki
                                              Title:   President and Chief
                                                       Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this amended registration statement has been signed by the following persons in the capacities indicated on March 22, 2002.


                      SIGNATURE
                      ---------
               /s/ STEVEN T. PLOCHOCKI
-----------------------------------------------------   President and Chief Executive Officer and
                 Steven T. Plochocki                    sole Director (principal executive officer)

                 /s/ THOMAS V. CROAL                    Executive Vice President and Chief Financial
-----------------------------------------------------   Officer (principal financial and accounting
                   Thomas V. Croal                      officer)

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Newport Beach, State of California, on March 22, 2002.


                                          SIGNAL MEDICAL SERVICES, INC.

                                          By:    /s/ STEVEN T. PLOCHOCKI
                                            ------------------------------------
                                          Name: Steven T. Plochocki
                                          Title: President and Chief Executive
                                          Officer


     Pursuant to the requirements of the Securities Act of 1933, this amended registration statement has been signed by the following persons in the capacities indicated on March 22, 2002.


                      SIGNATURE
                      ---------
               /s/ STEVEN T. PLOCHOCKI
-----------------------------------------------------   President and Chief Executive Officer and
                 Steven T. Plochocki                    sole Director (principal executive officer)

                 /s/ THOMAS V. CROAL                    Executive Vice President and Chief Financial
-----------------------------------------------------   Officer (principal financial and accounting
                   Thomas V. Croal                      officer)

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Newport Beach, State of California, on March 22, 2002.


                                          OPEN MRI, INC.

                                          By:    /s/ STEVEN T. PLOCHOCKI
                                            ------------------------------------
                                          Name: Steven T. Plochocki
                                          Title: President and Chief Executive
                                          Officer


     Pursuant to the requirements of the Securities Act of 1933, this amended registration statement has been signed by the following persons in the capacities indicated on March 22, 2002.


                      SIGNATURE
                      ---------
               /s/ STEVEN T. PLOCHOCKI
-----------------------------------------------------   President and Chief Executive Officer and
                 Steven T. Plochocki                    sole Director (principal executive officer)

                 /s/ THOMAS V. CROAL                    Executive Vice President and Chief Financial
-----------------------------------------------------   Officer (principal financial and accounting
                   Thomas V. Croal                      officer)

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Newport Beach, State of California, on March 22, 2002.


                                          MAXUM HEALTH CORP.

                                          By:    /s/ STEVEN T. PLOCHOCKI
                                            ------------------------------------
                                              Name: Steven T. Plochocki
                                              Title: President and Chief
                                              Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this amended registration statement has been signed by the following persons in the capacities indicated on March 22, 2002.


                      SIGNATURE
                      ---------
               /s/ STEVEN T. PLOCHOCKI
-----------------------------------------------------   President and Chief Executive Officer and
                 Steven T. Plochocki                    sole Director (principal executive officer)

                 /s/ THOMAS V. CROAL                    Executive Vice President and Chief Financial
-----------------------------------------------------   Officer (principal financial and accounting
                   Thomas V. Croal                      officer)

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Newport Beach, State of California, on March 22, 2002.


                                          RADIOSURGERY CENTERS, INC.

                                          By:    /s/ STEVEN T. PLOCHOCKI
                                            ------------------------------------
                                              Name: Steven T. Plochocki
                                              Title: President and Chief
                                              Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this amended registration statement has been signed by the following persons in the capacities indicated on March 22, 2002.



                      SIGNATURE
                      ---------




               /s/ STEVEN T. PLOCHOCKI                  President and Chief Executive Officer and
-----------------------------------------------------   sole Director (principal executive officer)
                 Steven T. Plochocki




                 /s/ THOMAS V. CROAL                    Executive Vice President and Chief Financial
-----------------------------------------------------   Officer (principal financial and accounting
                   Thomas V. Croal                      officer)

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Newport Beach, State of California, on March 22, 2002.


                                          MAXUM HEALTH SERVICES CORP.

                                          By:    /s/ STEVEN T. PLOCHOCKI
                                            ------------------------------------
                                              Name: Steven T. Plochocki
                                              Title: President and Chief
                                              Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this amended registration statement has been signed by the following persons in the capacities indicated on March 22, 2002.


                      SIGNATURE
                      ---------




               /s/ STEVEN T. PLOCHOCKI                  President and Chief Executive Officer and
-----------------------------------------------------   sole Director (principal executive officer)
                 Steven T. Plochocki




                 /s/ THOMAS V. CROAL                    Executive Vice President and Chief Financial
-----------------------------------------------------   Officer (principal financial and accounting
                   Thomas V. Croal                      officer)

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Newport Beach, State of California, on March 22, 2002.


                                          MRI ASSOCIATES, L.P.

                                          By: InSight Health Corp., its general
                                                         partner

                                          By:    /s/ STEVEN T. PLOCHOCKI
                                            ------------------------------------
                                              Name: Steven T. Plochocki
                                              Title: President and Chief
                                              Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this amended registration statement has been signed by the following persons in the capacities indicated on March 22, 2002.



                  SIGNATURE
                  ---------




           /s/ STEVEN T. PLOCHOCKI              President and Chief Executive Officer and
---------------------------------------------   sole Director of InSight Health Corp., its
             Steven T. Plochocki                general partner (principal executive officer)




             /s/ THOMAS V. CROAL                Executive Vice President and Chief Financial
---------------------------------------------   Officer of InSight Health Corp., its general
               Thomas V. Croal                  partner (principal financial and accounting
                                                officer)

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Newport Beach, State of California, on March 22, 2002.


                                          MAXUM HEALTH SERVICES OF NORTH
                                          TEXAS, INC.

                                          By:    /s/ STEVEN T. PLOCHOCKI
                                            ------------------------------------
                                              Name: Steven T. Plochocki
                                              Title: President and Chief
                                              Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this amended registration statement has been signed by the following persons in the capacities indicated on March 22, 2002.


                      SIGNATURE
                      ---------
               /s/ STEVEN T. PLOCHOCKI                  President and Chief Executive Officer and
-----------------------------------------------------   sole Director (principal executive officer)
                 Steven T. Plochocki

                 /s/ THOMAS V. CROAL                    Executive Vice President and Chief Financial
-----------------------------------------------------   Officer (principal financial and accounting
                   Thomas V. Croal                      officer)

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Newport Beach, State of California, on March 22, 2002.


                                          MAXUM HEALTH SERVICES OF DALLAS, INC.

                                          By:   /s/ STEVEN T. PLOCHOCKI
                                          --------------------------------------
                                          Name: Steven T. Plochocki
                                          Title: President and Chief Executive
                                          Officer


     Pursuant to the requirements of the Securities Act of 1933, this amended registration statement has been signed by the following persons in the capacities indicated on March 22, 2002.


                      SIGNATURE
                      ---------
               /s/ STEVEN T. PLOCHOCKI                  President and Chief Executive Officer and
-----------------------------------------------------   sole Director (principal executive officer)
                 Steven T. Plochocki

                 /s/ THOMAS V. CROAL                    Executive Vice President and Chief Financial
-----------------------------------------------------   Officer (principal financial and accounting
                   Thomas V. Croal                      officer)

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Newport Beach, State of California, on March 22, 2002.


                                          NDDC, INC.

                                          By:    /s/ STEVEN T. PLOCHOCKI
                                            ------------------------------------
                                              Name: Steven T. Plochocki
                                              Title: President and Chief
                                              Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this amended registration statement has been signed by the following persons in the capacities indicated on March 22, 2002.



                      SIGNATURE
                      ---------
               /s/ STEVEN T. PLOCHOCKI                  President and Chief Executive Officer and
-----------------------------------------------------   sole Director (principal executive officer)
                 Steven T. Plochocki

                 /s/ THOMAS V. CROAL                    Executive Vice President and Chief Financial
-----------------------------------------------------   Officer (principal financial and accounting
                   Thomas V. Croal                      officer)

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Newport Beach, State of California, on March 22, 2002.


                                          DIAGNOSTIC SOLUTIONS CORP.

                                          By:    /s/ STEVEN T. PLOCHOCKI
                                            ------------------------------------
                                              Name: Steven T. Plochocki
                                              Title: President and Chief
                                              Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this amended registration statement has been signed by the following persons in the capacities indicated on March 22, 2002.


                      SIGNATURE
                      ---------
               /s/ STEVEN T. PLOCHOCKI                  President and Chief Executive Officer and
-----------------------------------------------------   sole Director (principal executive officer)
                 Steven T. Plochocki

                 /s/ THOMAS V. CROAL                    Executive Vice President and Chief Financial
-----------------------------------------------------   Officer (principal financial and accounting
                   Thomas V. Croal                      officer)

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Newport Beach, State of California, on March 22, 2002.



                                          WILKES-BARRE IMAGING, L.L.C.



                                             By: InSight Health Corp., its sole
                                             member and sole manager



                                          By:    /s/ STEVEN T. PLOCHOCKI

                                            ------------------------------------

                                              Name: Steven T. Plochocki


                                              Title: President and Chief
                                              Executive Officer



     Pursuant to the requirements of the Securities Act of 1933, this amended registration statement has been signed by the following persons in the capacities indicated on March 22, 2002.



                      SIGNATURE
                      ---------
               /s/ STEVEN T. PLOCHOCKI                  President and Chief Executive Officer and
-----------------------------------------------------   sole Director of InSight Health Corp., its
                 Steven T. Plochocki                    sole member and sole manager (principal
                                                        executive officer)

                 /s/ THOMAS V. CROAL                    Executive Vice President and Chief Financial
-----------------------------------------------------   Officer of InSight Health Corp., its sole
                   Thomas V. Croal                      member and sole manager (principal financial
                                                        and accounting officer)

                                 EXHIBIT INDEX


  2.1    --   Agreement and Plan of Merger dated as of June 29, 2001, by and among InSight Health Services Holdings Corp., JWCH
              Merger Corp. and InSight, previously filed and incorporated herein by reference from InSight's Current Report on Form
              8-K, filed July 2, 2001.
  2.2    --   Amendment No. 1 to Agreement and Plan of Merger dated as of
              June 29, 2001, by and among InSight Health Services Holdings
              Corp., JWCH Merger Corp. and InSight, previously filed and incorporated by reference from InSight's Annual Report on
              Form 10-K, filed September 14, 2001.
  2.3    --   Amendment No. 2 to Agreement and Plan of Merger, dated as of
              October 9, 2001, by and among InSight Health Services
              Holdings Corp., InSight Health Services Acquisition Corp.
              and InSight Health Corp., previously filed and incorporated herein by reference from InSight's Current Report on Form
              8-K, filed October 9, 2001.
  2.4    --   Second Amended and Restated Stockholders Agreement, dated as of February 8, 2002, among InSight Health Services Holdings
              Corp., the JWC Holders (as defined therein), the Halifax
              Holders (as defined therein), the Management Holders (as
              defined therein) and the Additional Holders (as defined
              therein), filed herewith.
 *2.5    --   Management Agreement, dated as of October 17, 2001, by and among J.W. Childs Advisors II., L.P., Halifax Genpar, L.P.,
              InSight Health Services Holdings Corp. and InSight Health
              Services Corp.
 *3.1    --   Certificate of Incorporation of InSight, as amended.
 *3.2    --   Bylaws of InSight, as amended.
 *3.3    --   Certificate of Incorporation of InSight Health Services
              Holdings Corp., as amended.
 *3.4    --   Bylaws of InSight Health Services Holdings Corp.
 *3.5    --   Certificate of Incorporation of InSight Health Corp., as
              amended.
 *3.6    --   Bylaws of InSight Health Corp., as amended.
 *3.7    --   Certificate of Incorporation of Signal Medical Services,
              Inc., as amended.
 *3.8    --   Bylaws of Signal Medical Services, Inc., as amended.
 *3.9    --   Certificate of Incorporation of Open MRI, Inc., as amended.
 *3.10   --   Bylaws of Open MRI, Inc.
 *3.11   --   Certificate of Incorporation of Maxum Health Corp., as
              amended.
 *3.12   --   Bylaws of Maxum Health Corp., as amended.
 *3.13   --   Certificate of Incorporation of Radiosurgery Centers, Inc.
 *3.14   --   Bylaws of Radiosurgery Centers, Inc.
 *3.15   --   Certificate of Incorporation of Maxum Health Services Corp.,
              as amended.
 *3.16   --   Bylaws of Maxum Health Services Corp.
 *3.17   --   Certificate of Limited Partnership of MRI Associates, L.P.
 *3.18   --   Agreement of Limited Partnership of MRI Associates, L.P.
 *3.19   --   Certificate of Incorporation of Maxum Health Services of
              North Texas, Inc.
 *3.20   --   Bylaws of Maxum Health Services of North Texas, Inc.
 *3.21   --   Certificate of Incorporation of Maxum Health Services of
              Dallas, Inc.
 *3.22   --   Bylaws of Maxum Health Services of Dallas, Inc.
 *3.23   --   Certificate of Incorporation of NDDC, Inc.
 *3.24   --   Bylaws of NDDC, Inc.
 *3.25   --   Certificate of Incorporation of Diagnostic Solutions Corp.,
              as amended.
 *3.26   --   Bylaws of Diagnostic Solutions Corp.
  3.27   --   Certificate of Organization of Wilkes-Barre Imaging, L.L.C.,
              filed herewith.
  3.28   --   Operating Agreement of Wilkes-Barre Imaging, L.L.C., filed herewith.
 *4.1    --   Indenture with respect to 9 7/8% Senior Subordinated Notes due 2011 with State Street Bank and Trust Company, N.A., as
              Trustee, dated October 30, 2001.

     4.2          --  Supplemental Indenture with respect to Wilkes-Barre Imaging, L.L.C. with State Street Bank and Trust
                      Company, N.A., dated February 25, 2002, filed herewith.
    *4.3          --  Purchase Agreement, dated October 25, 2001 by and among InSight, Banc of America Securities LLC and
                      First Union Securities, LLC with respect to the 9 7/8% Senior Subordinated Notes due 2011.
    *4.4          --  Registration Rights Agreement, dated October 30, 2001, by and among InSight, Banc of America Securities
                      LLC and First Union Securities, LLC with respect to the 9 7/8% Senior Subordinated Notes due 2011.
     5.1          --  Opinion of Kaye Scholer LLP, filed herewith.
     5.2          --  Opinion of Hunton & Williams, filed herewith.
     8.1          --  Tax Opinion of Kaye Scholer LLP, filed herewith.
    10.1          --  Voting Agreement dated as of June 29, 2001, among InSight Health Services Holdings Corp., JWCH Merger
                      Corp., Carlyle Partners II, L.P., Carlyle Partners III, L.P., Carlyle International Partners II, L.P.,
                      Carlyle International Partners III, L.P., C/S International Partners, State Board of Administration of
                      Florida, Carlyle Investment Group, L.P., Carlyle-InSight International Partners, L.P., Carlyle-InSight
                      Partners L.P. and T.C. Group, LLC, previously filed and incorporated herein by reference from InSight's
                      Current Report on Form 8-K, filed July 2, 2001.
    10.2          --  Voting Agreement dated as of July 29, 2001, among InSight Health Services Holdings Corp., JWCH Merger
                      Corp. and General Electric Company, previously filed and incorporated herein by reference from InSight's
                      Current Report on Form 8-K, filed July 2, 2001.
    10.3          --  Voting Agreement, dated as of June 29, 2001, among InSight Health Services Holdings Corp., JWCH Merger
                      Corp. and GE Fund, previously filed and incorporated herein by reference from InSight's Current Report on Form 8-K, filed July 2, 2001.
   *10.4          --  Credit Agreement, dated October 17, 2001, by and among InSight, Banc of America Securities LLC and First
                      Union Securities, LLC.
   *10.5          --  Note Purchase Agreement, dated as of October 17, 2001, by and among InSight Health Services Acquisition
                      Corp., InSight Health Services Corp., InSight Health Services Holdings Corp., the Subsidiary Guarantors
                      (as defined therein), Banc of America Bridge LLC, and Banc of America Securities LLC.
   *10.6          --  InSight Health Services Holdings Corp. 2001 Stock Option Plan.
   *10.7          --  InSight Health Services Holdings Corp. 2001 Stock Option Plan Stock Option Agreement, dated June 29,
                      2001, by and between InSight Health Services Holdings Corp. and Steven T. Plochocki.
   *10.8          --  InSight Health Services Holdings Corp. 2001 Stock Option Plan Stock Option Agreement, dated June 29,
                      2001, by and between InSight Health Services Holdings Corp. and Michael A. Boylan.
   *10.9          --  InSight Health Services Holdings Corp. 2001 Stock Option Plan Stock Option Agreement, dated June 29,
                      2001, by and between InSight Health Services Holdings Corp. and Thomas V. Croal.
   *10.10         --  InSight Health Services Holdings Corp. 2001 Stock Option Plan Stock Option Agreement, dated June 29,
                      2001, by and between InSight Health Services Holdings Corp. and Michael S. Madler.
   *10.11         --  Executive Employment Agreement, dated June 29, 2001, between InSight Health Services Corp. and Steven T.
                      Plochocki.
   *10.12         --  Executive Employment Agreement, dated June 29, 2001, between InSight Health Services Corp. and Patricia
                      R. Blank.
   *10.13         --  Executive Employment Agreement, dated June 29, 2001, between InSight Health Services Corp. and Michael
                      A. Boylan.
   *10.14         --  Executive Employment Agreement, dated June 29, 2001, between InSight Health Services Corp. and Thomas V.
                      Croal.
   *10.15         --  Executive Employment Agreement, dated June 29, 2001, between InSight Health Services Corp. and Brian G.
                      Drazba.
   *10.16         --  Executive Employment Agreement, dated June 29, 2001, between InSight Health Services Corp. and Michael
                      S. Madler.

*10.17   --   Executive Employment Agreement, dated December 7, 2001,
              between InSight Health Services Corp. and Marilyn U.
              MacNiven-Young.
 10.18   --   Executive Employment Agreement, dated June 29, 2001, between
              InSight Health Services Corp. and Cecilia A. Guastaferro,
              filed herewith.
*10.19   --   Form of InSight Health Services Holdings Corp. Performance
              Based Option Agreement.
*12.1    --   Computation of ratio of earnings to fixed charges.
*21      --   Subsidiaries of InSight.
 23.1    --   Consent of Independent Public Accountants, filed herewith.
 23.2    --   Consent of Kaye Scholer LLP, included in Exhibit 5.1 hereto.
 23.3    --   Consent of Hunton & Williams, included in Exhibit 5.2
              hereto.
 25.1    --   Form T-1 Statement regarding eligibility of State Street
              Bank and Trust Company, N.A., as Trustee, filed herewith.
 99.1    --   Form of Letter of Transmittal, filed herewith.
 99.2    --   Form of Notice of Guaranteed Delivery, filed herewith.
 99.3    --   Broker Letter, filed herewith.
 99.4    --   Client Letter, filed herewith.


---------------


* Previously filed.